FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 2, 2022, may be amended or completed prior to time of sale.

$920,089,000 (Approximate)
BANK 2022-BNK43
(Central Index Key Number 0001937096)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2022-BNK43

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-BNK43 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2022-BNK43. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2022. The rated final distribution date for the certificates is the distribution date in August 2055.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$16,160,000		[_]%	(5)	May 2027
Class A-2	$46,018,000		[_]%	(5)	August 2027
Class A-3	$3,443,000		[_]%	(5)	July 2029
Class A-SB	$23,908,000		[_]%	(5)	March 2032
Class A-4(6)	(6)(7)		[_]%	(5)(6)	(7)
Class A-4-1(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-4-2(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-4-X1(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-4-X2(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-5(6)	(6)(7)		[_]%	(5)(6)	(7)
Class A-5-1(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-5-2(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-5-X1(6)	$0	(6)(7)	[_]%	(6)	(7)
Class A-5-X2(6)	$0	(6)(7)	[_]%	(6)	(7)
Class X-A	$724,683,000	(8)	[_]%	Variable(9)	NAP
Class X-B	$195,406,000	(10)	[_]%	Variable(11)	NAP
Class A-S(6)	$100,938,000	(6)	[_]%	(5)(6)	August 2032
Class A-S-1(6)	$0	(6)	[_]%	(6)	August 2032
Class A-S-2(6)	$0	(6)	[_]%	(6)	August 2032
Class A-S-X1(6)	$0	(6)	[_]%	(6)	NAP
Class A-S-X2(6)	$0	(6)	[_]%	(6)	NAP
Class B(6)	$50,469,000	(6)	[_]%	(5)(6)	August 2032
Class B-1(6)	$0	(6)	[_]%	(6)	August 2032
Class B-2(6)	$0	(6)	[_]%	(6)	August 2032
Class B-X1(6)	$0	(6)	[_]%	(6)	NAP
Class B-X2(6)	$0	(6)	[_]%	(6)	NAP
Class C(6)	$43,999,000	(6)	[_]%	(5)(6)	August 2032
Class C-1(6)	$0	(6)	[_]%	(6)	August 2032
Class C-2(6)	$0	(6)	[_]%	(6)	August 2032
Class C-X1(6)	$0	(6)	[_]%	(6)	NAP
Class C-X2(6)	$0	(6)	[_]%	(6)	NAP

(Footnotes on table on pages 3 through 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 50.7% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 35.4% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 14.0% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 25, 2022. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately    % of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2022, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$920,089,000	100%	$920,089,000	$85,292.25

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.
Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Securities Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

August , 2022

BANK 2022-BNK43

Commercial Mortgage Pass-Through Certificates, Series BANK 2022-BNK43
Geographic Overview of Mortgage Pool

Montana
1 property
$6,380,000
0.6% of total
Kansas
1 property
$2,577,350
0.2% of total
Missouri
1 property
$4,410,500
0.4% of total
Iowa
1 property
$565,735
0.1% of total
Wisconsin
1 property
$33,000,000
3.0% of total
Illinois
7 properties
$23,382,271
2.1% of total
Michigan
6 properties
$55,788,250
5.1% of total
Pennsylvania
1 property
$2,107,700
0.2% of total
New York
22 properties
$149,913,297
13.8% of total
Massachusetts
1 property
$1,557,250
0.1% of total
Ohio
6 properties
$13,754,900
1.3% of total
Connecticut
1 property
$1,117,900
0.1% of total
New Jersey
3 properties
$61,135,068
5.6% of total
Delaware
1 property
$7,250,000
0.7% of total
District of Columbia
1 property
$84,000,000
7.7% of total
Nevada
3 properties
$37,850,000
3.5% of total
California
8 properties
$134,168,707
12.3% of total
Utah
1 property
$5,900,000
0.5% of total
Arizona
2 properties
$174,930,466
16.1% of total
Oklahoma
3 properties
$13,455,500
1.2% of total
Texas
7 properties
$151,259,844
13.9% of total
Arkansas
2 properties
$14,698,750
1.3% of total
Louisiana
2 properties
$1,176,132
0.1% of total
Mississippi
1 property
$951,250
0.1% of total
Tennessee
4 properties
$11,288,060
1.0% of total
Alabama
4 properties
$7,664,961
0.7% of total
Florida
2 properties
$48,860,000
4.5% of total
Georgia
5 properties
$26,733,550
2.5% of total
North Carolina
3 properties
$10,656,791
1.0% of total
Virginia
1 property
$1,986,500
0.2% of total
Maryland
1 property
$1,229,000
0.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Self Storage 5.5%
Industrial 7.4%
Office 29.6%
Multifamily 7.9%
Mixed Use 9.2%
Hospitality 14.5%
Retail 26.0%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$16,160,000		30.000%	[__]%	(5)	May 2027	2.46	9/22 – 5/27
A-2	$46,018,000		30.000%	[__]%	(5)	August 2027	4.90	5/27 – 8/27
A-3	$3,443,000		30.000%	[__]%	(5)	July 2029	6.89	7/29 – 7/29
A-SB	$23,908,000		30.000%	[__]%	(5)	March 2032	7.35	8/27 – 3/32
A-4(6)	(6)(7)		30.000%	[__]%	(5)(6)	(7)	(7)	(7)
A-5(6)	(6)(7)		30.000%	[__]%	(5)(6)	(7)	(7)	(7)
X-A	$724,683,000	(8)	NAP	[__]%	Variable(9)	NAP	NAP	NAP
X-B	$195,406,000	(10)	NAP	[__]%	Variable(11)	NAP	NAP	NAP
A-S(6)	$100,938,000	(6)	20.250%	[__]%	(5)(6)	August 2032	9.91	7/32 – 8/32
B(6)	$50,469,000	(6)	15.375%	[__]%	(5)(6)	August 2032	9.97	8/32 – 8/32
C(6)	$43,999,000	(6)	11.125%	[__]%	(5)(6)	August 2032	9.97	8/32 – 8/32
Non-Offered Certificates
X-D	$50,469,000	(12)	NAP	[__]%	Variable(13)	NAP	NAP	NAP
D	$28,470,000		8.375%	[__]%	(5)	August 2032	9.97	8/32 – 8/32
E	$21,999,000		6.250%	[__]%	(5)	August 2032	9.97	8/32 – 8/32
F	$20,705,000		4.250%	[__]%	(5)	August 2032	9.97	8/32 – 8/32
G	$10,353,000		3.250%	[__]%	(5)	August 2032	9.97	8/32 – 8/32
H	$33,646,246		0.000%	[__]%	(5)	August 2032	9.97	8/32 – 8/32
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$54,487,486.65		NAP	[__]%	WAC(15)	August 2032	9.44	9/22 – 8/32

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class
3

C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(7)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $635,154,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $635,154,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $315,000,000	NAP – June 2032	NAP – 9.71	NAP / 3/32 – 6/32
Class A-5	$320,154,000 - $635,154,000	July 2032 – July 2032	9.79 – 9.88	3/32 – 7/32 / 6/32 – 7/32

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate
4

balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(15)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	73
Risks Relating to the Mortgage Loans	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Risks of Commercial and Multifamily Lending Generally	75
Sale-Leaseback Transactions Have Special Risks	76
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	78
General	78
A Tenant Concentration May Result in Increased Losses	79
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	80
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	80
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	80
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	81
Early Lease Termination Options May Reduce Cash Flow	81
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	83
Office Properties Have Special Risks	83
Retail Properties Have Special Risks	84
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	84
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	85
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	85
Hospitality Properties Have Special Risks	87
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Mixed Use Properties Have Special Risks	89
Multifamily Properties Have Special Risks	90
Residential Cooperative Properties Have Special Risks	93
Industrial Properties Have Special Risks	98
Self Storage Properties Have Special Risks	99
Master Leased Properties Have Special Risks	100
Mortgaged Properties Leased to Government Tenants Have Special Risks	101
Condominium Ownership May Limit Use and Improvements	101
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	103
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	103

6

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	105
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	109
Risks Relating to Inspections of Properties	111
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	111
Insurance May Not Be Available or Adequate	111
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	113
Terrorism Insurance May Not Be Available for All Mortgaged Properties	113
Risks Associated with Blanket Insurance Policies or Self-Insurance	114
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	115
Limited Information Causes Uncertainty	115
Historical Information	115
Ongoing Information	116
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	116
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	117
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	118
Static Pool Data Would Not Be Indicative of the Performance of this Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	122
The Borrower’s Form of Entity May Cause Special Risks	123
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	125
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	126
Other Financings or Ability to Incur Other Indebtedness Entails Risk	127
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	129
Risks Associated with One Action Rules	130
State Law Limitations on Assignments of Leases and Rents May Entail Risks	130
Various Other Laws Could Affect the Exercise of Lender’s Rights	130
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	131
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	131
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	133
Increases in Real Estate Taxes May Reduce Available Funds	133
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	134
Risks Related to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	134
7

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	137
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	139
Potential Conflicts of Interest of the Operating Advisor	142
Potential Conflicts of Interest of the Asset Representations Reviewer	143
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	143
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	146
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	147
Other Potential Conflicts of Interest May Affect Your Investment	148
Other Risks Relating to the Certificates	148
EU Securitization Regulation and UK Securitization Regulation	148
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	151
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	153
General	153
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	154
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	157
Losses and Shortfalls May Change Your Anticipated Yield	157
Risk of Early Termination	158
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	158
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	158
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	159
You Have Limited Voting Rights	159
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	160
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	162
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	163
Risks Relating to Modifications of the Mortgage Loans	164
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	165
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	166
Risks Relating to Interest on Advances and Special Servicing Compensation	166
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	167

8

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	167
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	168
Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	169
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	169
Tax Considerations Relating to Foreclosure	169
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	170
Loan Modifications Related to COVID-19	171
REMIC Status	171
Material Federal Tax Considerations Regarding Original Issue Discount	172
General Risks	172
The Certificates May Not Be a Suitable Investment for You	172
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	172
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	172
Other Events May Affect the Value and Liquidity of Your Investment	173
The Certificates Are Limited Obligations	173
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	173
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	174
Description of the Mortgage Pool	176
General	176
Co-Originated or Third-Party Originated Mortgage Loans	177
Certain Calculations and Definitions	178
Definitions	179
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	191
Mortgage Pool Characteristics	195
Overview	195
Property Types	197
Office Properties	197
Retail Properties	198
Hospitality Properties	198
Mixed Use Properties	199
Multifamily Properties	199
Industrial Properties	200
Self Storage Properties	201
Specialty Use Concentrations	201
Mortgage Loan Concentrations	202
Top Fifteen Mortgage Loans	202
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	202
Geographic Concentrations	204
Mortgaged Properties with Limited Prior Operating History	204
Tenancies-in-Common or Diversified Ownership	205
9

Delaware Statutory Trusts	205
Condominium and Other Shared Interests	206
Residential Cooperatives	206
Fee & Leasehold Estates; Ground Leases	207
Environmental Considerations	208
Redevelopment, Renovation and Expansion	213
Assessment of Property Value and Condition	214
Litigation and Other Considerations	215
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	216
Tenant Issues	218
Tenant Concentrations	218
Lease Expirations and Terminations	219
Expirations	219
Terminations	219
Other	221
Purchase Options and Rights of First Refusal	222
Affiliated Leases	223
Competition from Certain Nearby Properties	224
Insurance Considerations	224
Use Restrictions	227
Appraised Value	228
Non-Recourse Carveout Limitations	228
Real Estate and Other Tax Considerations	229
Delinquency Information	230
Certain Terms of the Mortgage Loans	230
Amortization of Principal	230
Payment Due Dates; Interest Rates; Calculations of Interest	231
Single Purpose Entity Covenants	232
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	232
Voluntary Prepayments	233
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	235
Defeasance	236
Releases; Partial Releases; Property Additions	237
Escrows	239
Mortgaged Property Accounts	239
Exceptions to Underwriting Guidelines	241
Additional Indebtedness	241
General	241
Whole Loans	242
Mezzanine Indebtedness	242
Other Secured Indebtedness	244
General	244
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	245
Preferred Equity	248
Other Unsecured Indebtedness	248
The Whole Loans	249
General	249
The Serviced Pari Passu Whole Loans	254
Intercreditor Agreement	254
Control Rights with respect to Serviced Pari Passu Whole Loans	255
Certain Rights of each Non-Controlling Holder	255
10

Sale of Defaulted Mortgage Loan	256
The Non-Serviced Pari Passu Whole Loans	256
Control Rights	257
Certain Rights of each Non-Controlling Holder	258
The Non-Serviced AB Whole Loans	260
The Constitution Center Pari Passu-A/B Whole Loan	260
Additional Information	269
Transaction Parties	270
The Sponsors and Mortgage Loan Sellers	270
Wells Fargo Bank, National Association	270
General	270
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	270
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	271
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	276
Compliance with Rule 15Ga-1 under the Exchange Act	279
Retained Interests in This Securitization	283
Morgan Stanley Mortgage Capital Holdings LLC	283
Morgan Stanley Group’s Commercial Mortgage Securitization Program	284
The Morgan Stanley Group’s Underwriting Standards	285
Repurchases and Replacements	294
Retained Interests in This Securitization	297
Bank of America, National Association	297
Bank of America’s Commercial Mortgage Loan Underwriting Standards	298
Review of Bank of America Mortgage Loans	305
Retained Interests in This Securitization	313
National Cooperative Bank, N.A.	313
General	313
National Cooperative Bank, N.A.’s Securitization Program	314
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	314
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	319
Compliance with Rule 15Ga-1 under the Exchange Act	321
Retained Interests in This Securitization	321
The Depositor	322
The Issuing Entity	322
The Trustee	323
The Certificate Administrator	324
The Master Servicers	326
Wells Fargo Bank, National Association	326
National Cooperative Bank, N.A.	331
The Special Servicers	335
Greystone Servicing Company LLC	335
National Cooperative Bank, N.A.	338
The Operating Advisor and Asset Representations Reviewer	342
Credit Risk Retention	343
General	343
RR Interest	345
Retained Certificate Available Funds	345
Priority of Distributions	345
Allocation of Retained Certificate Realized Losses	346
Yield Maintenance Charge or Prepayment Premium	346
Qualifying CRE Loans	346
11

Description of the Certificates	347
General	347
Distributions	350
Method, Timing and Amount	350
Available Funds	351
Priority of Distributions	353
Pass-Through Rates	357
Exchangeable Certificates	359
Exchange Limitations	362
Exchange Procedures	362
Interest Distribution Amount	363
Principal Distribution Amount	363
Certain Calculations with Respect to Individual Mortgage Loans	365
Application Priority of Mortgage Loan Collections or Whole Loan Collections	367
Allocation of Yield Maintenance Charges and Prepayment Premiums	370
Assumed Final Distribution Date; Rated Final Distribution Date	375
Prepayment Interest Shortfalls	375
Subordination; Allocation of Realized Losses	377
Reports to Certificateholders; Certain Available Information	380
Certificate Administrator Reports	380
Information Available Electronically	387
Voting Rights	393
Delivery, Form, Transfer and Denomination	393
Book-Entry Registration	393
Definitive Certificates	397
Certificateholder Communication	397
Access to Certificateholders’ Names and Addresses	397
Requests to Communicate	397
List of Certificateholders	398
Description of the Mortgage Loan Purchase Agreements	398
General	398
Dispute Resolution Provisions	408
Asset Review Obligations	408
Pooling and Servicing Agreement	408
General	408
Assignment of the Mortgage Loans	409
Servicing Standard	410
Subservicing	411
Advances	412
P&I Advances	412
Servicing Advances	413
Nonrecoverable Advances	414
Recovery of Advances	415
Accounts	417
Withdrawals from the Collection Accounts	419
Servicing and Other Compensation and Payment of Expenses	422
General	422
Master Servicing Compensation	427
Special Servicing Compensation	430
Disclosable Special Servicer Fees	435
Certificate Administrator and Trustee Compensation	436
Operating Advisor Compensation	436
Asset Representations Reviewer Compensation	437

12

CREFC® Intellectual Property Royalty License Fee	438
Appraisal Reduction Amounts	438
Maintenance of Insurance	446
Modifications, Waivers and Amendments	450
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	456
Inspections	459
Collection of Operating Information	459
Special Servicing Transfer Event	460
Asset Status Report	463
Realization Upon Mortgage Loans	466
Sale of Defaulted Loans and REO Properties	469
The Directing Certificateholder	472
General	472
Major Decisions	474
Asset Status Report	478
Replacement of a Special Servicer	479
Control Termination Event and Consultation Termination Event	479
Servicing Override	481
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	482
Rights of the Holders of Serviced Pari Passu Companion Loans	482
Limitation on Liability of Directing Certificateholder	482
The Operating Advisor	483
General	483
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	484
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	485
Recommendation of the Replacement of a Special Servicer	487
Eligibility of Operating Advisor	487
Other Obligations of Operating Advisor	488
Delegation of Operating Advisor’s Duties	489
Termination of the Operating Advisor With Cause	489
Rights Upon Operating Advisor Termination Event	490
Waiver of Operating Advisor Termination Event	491
Termination of the Operating Advisor Without Cause	491
Resignation of the Operating Advisor	491
Operating Advisor Compensation	492
The Asset Representations Reviewer	492
Asset Review	492
Asset Review Trigger	492
Asset Review Vote	494
Review Materials	494
Asset Review	496
Eligibility of Asset Representations Reviewer	498
Other Obligations of Asset Representations Reviewer	498
Delegation of Asset Representations Reviewer’s Duties	499
Asset Representations Reviewer Termination Events	499
Rights Upon Asset Representations Reviewer Termination Event	500
Termination of the Asset Representations Reviewer Without Cause	500
Resignation of Asset Representations Reviewer	501
Asset Representations Reviewer Compensation	501
Limitation on Liability of Risk Retention Consultation Party	501

13

Replacement of a Special Servicer Without Cause	502
Termination of a Master Servicer or Special Servicer for Cause	506
Servicer Termination Events	506
Rights Upon Servicer Termination Event	507
Waiver of Servicer Termination Event	509
Resignation of a Master Servicer or Special Servicer	509
Limitation on Liability; Indemnification	510
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	513
Dispute Resolution Provisions	514
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	514
Repurchase Request Delivered by a Party to the PSA	514
Resolution of a Repurchase Request	515
Mediation and Arbitration Provisions	518
Servicing of the Non-Serviced Mortgage Loans	520
Servicing of the Constitution Center Mortgage Loan	523
Servicing of the One Campus Martius Mortgage Loan	523
Servicing of the Hilton Sandestin Beach Resort Mortgage Loan and the 2355 and 2383 Utah Ave Mortgage Loan	524
Servicing of the 79 Fifth Avenue Mortgage Loan	525
Rating Agency Confirmations	526
Evidence as to Compliance	528
Limitation on Rights of Certificateholders to Institute a Proceeding	530
Termination; Retirement of Certificates	530
Amendment	532
Resignation and Removal of the Trustee and the Certificate Administrator	535
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	536
Certain Legal Aspects of Mortgage Loans	536
General	538
Types of Mortgage Instruments	539
Leases and Rents	539
Personalty	540
Foreclosure	540
General	540
Foreclosure Procedures Vary from State to State	540
Judicial Foreclosure	540
Equitable and Other Limitations on Enforceability of Certain Provisions	541
Nonjudicial Foreclosure/Power of Sale	541
Public Sale	541
Rights of Redemption	543
Anti-Deficiency Legislation	543
Leasehold Considerations	544
Cooperative Shares	544
Bankruptcy Laws	545
Environmental Considerations	552
General	552
Superlien Laws	552
CERCLA	553
Certain Other Federal and State Laws	553
Additional Considerations	554
Due-on-Sale and Due-on-Encumbrance Provisions	554
Subordinate Financing	554
Default Interest and Limitations on Prepayments	555
14

Applicability of Usury Laws	555
Americans with Disabilities Act	555
Servicemembers Civil Relief Act	556
Anti-Money Laundering, Economic Sanctions and Bribery	556
Potential Forfeiture of Assets	557
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	557
Pending Legal Proceedings Involving Transaction Parties	560
Use of Proceeds	560
Yield and Maturity Considerations	560
Yield Considerations	560
General	560
Rate and Timing of Principal Payments	560
Losses and Shortfalls	562
Certain Relevant Factors Affecting Loan Payments and Defaults	563
Delay in Payment of Distributions	564
Yield on the Certificates with Notional Amounts	564
Weighted Average Life	565
Pre-Tax Yield to Maturity Tables	570
Material Federal Income Tax Considerations	579
General	579
Qualification as a REMIC	580
Status of Offered Certificates	582
Exchangeable Certificates	582
Taxation of Regular Interests Underlying an Exchangeable Certificate	583
Taxation of Regular Interests	583
General	583
Original Issue Discount	583
Acquisition Premium	586
Market Discount	586
Premium	587
Election To Treat All Interest Under the Constant Yield Method	587
Treatment of Losses	588
Yield Maintenance Charges and Prepayment Premiums	589
Sale or Exchange of Regular Interests	589
Taxes That May Be Imposed on a REMIC	590
Prohibited Transactions	590
Contributions to a REMIC After the Startup Day	590
Net Income from Foreclosure Property	590
REMIC Partnership Representative	591
Taxation of Certain Foreign Investors	591
FATCA	592
Backup Withholding	593
Information Reporting	593
3.8% Medicare Tax on “Net Investment Income”	593
Reporting Requirements	593
Certain State and Local Tax Considerations	595
Method of Distribution (Conflicts of Interest)	595
Incorporation of Certain Information by Reference	599
Where You Can Find More Information	599
Financial Information	599
Certain ERISA Considerations	600
General	600
15

Plan Asset Regulations	601
Administrative Exemptions	601
Insurance Company General Accounts	604
Legal Investment	604
Legal Matters	605
Ratings	606
Index of Defined Terms	608

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15c2-11

17

UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged
18

properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK 2022-BNK43 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

19

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK

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DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE

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LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

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EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS

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PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN

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ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS

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REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY

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APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2022-BNK43.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK 2022-BNK43, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Bank of America, National Association, a national banking association
●	National Cooperative Bank, N.A., a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association

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●	Bank of America, National Association, a national banking association
●	National Consumer Cooperative Bank, a federally chartered corporation
●	National Cooperative Bank, N.A., a national banking association
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	21	$ 533,314,594	48.9%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	18	372,124,318	34.1
Bank of America, National Association	Bank of America, National Association	7	147,146,651	13.5
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	15	37,164,170	3.4
Total		61	$1,089,749,733	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	Thirteen (13) of the mortgage loans (2.8%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to forty-six (46) of the mortgage loans (96.6%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to fifteen (15) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (3.4%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or

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pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Special Servicers	Greystone Servicing Company LLC, a Delaware limited liability company, will act as initial special servicer with respect to forty-six (46) of the mortgage loans (96.6%). National Cooperative Bank, N.A. will act as the special servicer with respect to fifteen (15) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are sold to the depositor by National Cooperative Bank, N.A.) (3.4%). Greystone Servicing Company LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. Greystone Servicing Company LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant

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to the pooling and servicing agreement for this transaction. The principal special servicing offices of Greystone Servicing Company LLC are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

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Greystone Servicing Company LLC is expected to be appointed a special servicer by Greystone Investment Capital LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Greystone Investment Capital LLC, or an affiliate, is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to those mortgage loans secured by residential cooperative properties that are sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2022-BNK43. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The

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Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the
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controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G and Class H certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that on the closing date, one or more funds or accounts managed by Greystone Investment Capital LLC or its affiliates are expected to purchase the Class F, Class G and Class H certificates, and that Greystone Investment Capital LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).
Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the

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Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
As of the closing date, there will be no servicing shift whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.
With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Relevant Dates and Periods
Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in August 2022 (or, in the case of any mortgage loan that has its first payment due
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date after August 2022, the date that would have been its payment due date in August 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 25, 2022.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2022.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Texas, Maryland, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the

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assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	May 2027
Class A-2	August 2027
Class A-3	July 2029
Class A-SB	March 2032
Class A-4	NAP – June 2032(1)(2)
Class A-5	July 2032 – July 2032(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2032(2)
Class B	August 2032(2)
Class C	August 2032(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $0 to $315,000,000 and the initial certificate balance of the Class A-5 trust component ranging from $320,154,000 to $635,154,000. In the event that the Class A-5 trust component is issued with an initial certificate balance of $635,154,000, the Class A-4 trust component will not be issued.
(2)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in August 2055.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates
General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-BNK43:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-SB
●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2
●	Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2
●	Class X-A
●	Class X-B
●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

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●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2
●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2
The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class H and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$16,160,000		1.48%	30.000%
Class A-2	$46,018,000		4.22%	30.000%
Class A-3	$3,443,000		0.32%	30.000%
Class A-SB	$23,908,000		2.19%	30.000%
Class A-4	(2)(3)		(2)(3)	30.000%
Class A-5	(2)(3)		(2)(3)	30.000%
Class X-A	$724,683,000		NAP	NAP
Class X-B	$195,406,000		NAP	NAP
Class A-S	$100,938,000	(2)	9.26%(2)	20.250%
Class B	$50,469,000	(2)	4.63%(2)	15.375%
Class C	$43,999,000	(2)	4.04%(2)	11.125%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(3)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 trust component is expected to be within the range of $0 to $315,000,000 (0.00% - 28.91% of the Initial Pool Balance), and the initial certificate balance of the Class A-5
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trust component is expected to be within the range of $320,154,000 to $635,154,000 (29.38% - 58.28% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $635,154,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class A-SB	[__]%
Class A-4(2)	[__]%
Class A-5(2)	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S(2)	[__]%
Class B(2)	[__]%
Class C(2)	[__]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

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B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

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The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (i) with respect to Greystone Servicing Company LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $3,500 and (ii) with respect to National Cooperative Bank, N.A., the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $2,500 for the related month.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.
The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00730%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.
The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00120% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a

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fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts,

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from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Constitution Center	0.00250% per annum	0.25000%(2)
One Campus Martius	0.00250% per annum	0.25000%(2)
Hilton Sandestin Beach Resort	0.00250% per annum	0.25000%(2)
79 Fifth Avenue	0.00125% per annum	0.25000%(2)
2355 and 2383 Utah Ave	0.00250% per annum	0.25000%(2)

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

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B. Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (f) sixth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, and the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components remaining outstanding, pro rata, without regard to the distribution priorities described

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above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on

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that amount at the pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and any class of Exchangeable

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Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.
(2)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(3)	The Class X-D certificates and RR Interest are non-offered certificates.
(4)	Other than the Class X-D and Class R certificates and RR Interest.
Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

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The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;
●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and

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●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

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None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect

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to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

  The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-one (61) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in one hundred and three (103) commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,089,749,733.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-one (61) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage

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loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
High Street	$100,000,000	9.2%	$38,395,000	NAP	71.5%	71.5%	1.61x	1.61x
Katy Mills	$91,000,000	8.4%	$39,000,000	NAP	33.0%	33.0%	2.91x	2.91x
Constitution Center	$84,000,000	7.7%	$314,000,000	$ 52,000,000	43.5%	49.2%	4.30x	3.68x
The Boulders Resort	$74,930,466	6.9%	$24,976,822	NAP	42.9%	42.9%	2.66x	2.66x
One Campus Martius	$46,200,000	4.2%	$171,800,000	NAP	60.1%	60.1%	1.74x	1.74x
Hilton Sandestin Beach Resort	$44,000,000	4.0%	$76,000,000	NAP	36.3%	36.3%	3.66x	3.66x
79 Fifth Avenue	$25,000,000	2.3%	$215,000,000	NAP	60.8%	60.8%	1.61x	1.61x
2355 and 2383 Utah Ave	$14,000,000	1.3%	$71,000,000	NAP	57.4%	57.4%	1.51x	1.51x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
Each of the High Street whole loan, the Katy Mills whole loan and The Boulders Resort whole loan will be serviced by the general master servicer and the general special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related

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companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Constitution Center	MSC 2022-L8	7.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
One Campus Martius	BMARK 2022-B36(2)	4.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Hilton Sandestin Beach Resort	BANK 2022-BNK42	4.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
79 Fifth Avenue	CGCMT 2022-GC48	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wilmington Trust, National Association
2355 and 2383 Utah Ave	BANK 2022-BNK42	1.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Constitution Center	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	Third Party Holder(3)
One Campus Martius	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate
Hilton Sandestin Beach Resort	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	LD III Sub VIII, LLC
79 Fifth Avenue	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	LD III Sub IX, LLC
2355 and 2383 Utah Ave	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub VIII, LLC

(1)	As of the closing date of the related securitization.
(2)	The BMARK 2022-B36 transaction is expected to close on or prior to the Closing Date.
(3)	With respect to the Constitution Center whole loan, the initial directing holders are the holders of Note B-1, Note B-2 and Note B-3, collectively. During the continuance of a control appraisal event under the related co-lender agreement, Note A-5 will be the control note and the party designated under the MSC 2022-L8 pooling and servicing agreement will be entitled to exercise the rights of the control note holder. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in this prospectus.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off

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date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than

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one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,089,749,733
Number of mortgage loans	61
Number of mortgaged properties	103
Range of Cut-off Date Balances	$997,606 to $100,000,000
Average Cut-off Date Balance per mortgage loan	$17,864,750
Range of Interest Rates	3.0494% to 6.4110%
Weighted average Interest Rate	5.2506%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 480 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	299 months to 480 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	1.9% to 71.5%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	50.6%
Range of LTV Ratios as of the maturity date (3)(4)(5)	1.9% to 71.5%
Weighted average LTV Ratio as of the maturity date (3)(4)(5)	48.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.28x to 28.76x
Weighted average U/W NCF DSCR(4)(5)(6)	2.48x
Range of U/W NOI Debt Yields(4)(5)	8.1% to 135.7%
Weighted average U/W NOI Debt Yield(4)(5)	14.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	70.5%
Amortizing Balloon	23.5%
Interest Only, Amortizing Balloon	6.0%

(1)	Subject to a permitted variance of plus or minus 5%.
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(2)	Excludes thirty-five (35) mortgage loans (70.5%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of any mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Constitution Center mortgage loan (7.7%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 49.2%, 49.2%, 3.68x and 12.5%, respectively.
(5)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.
(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to forty (40) of the mortgaged properties (11.2%), such mortgaged properties (i) were

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constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable

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certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization
Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are

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subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the

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issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced

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mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

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Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount and that the [_] certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals for certain mortgaged properties may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

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With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable master servicer and the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of coronavirus infections and COVID-19 deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases;
●	retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;
●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;
●	multifamily, residential cooperative and manufactured housing community properties, which also have rental (and, in the case of residential cooperative properties, maintenance) payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities; and
●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of
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access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of mortgage loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

In addition, leases for certain of the tenants at the Mortgaged Properties, including single tenants or major tenants, include provisions which allow the tenants to abate or delay rent payments, or in certain circumstances, to terminate the related lease, if the tenant is required to suspends its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or other pandemic or epidemic.

Investors should understand that the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change. In addition, some federal, state and local administrative offices and courts were at one time closed due to the outbreak of the COVID-19 pandemic. Foreclosures,

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recordings of assignments and similar activities may be delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed.

The loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

In addition, although the mortgage loans generally require the borrowers to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. Increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or

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other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely

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affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans, which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such

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guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
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●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the City Brewery mortgaged property (3.0%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

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A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

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Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
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In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

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Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of

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Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
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●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

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Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following

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compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor

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tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and
“—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

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Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive

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to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
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●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the

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property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
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●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

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●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the

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tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a
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whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market and in certain cases without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per

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cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but in some cases taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly

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maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented or is shown same as the borrower in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties. See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank,

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N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See
“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or

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other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and

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large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property

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were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

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Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and

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restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and

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above-ground parcels. Such structures often have risks similar to those of condominium structures.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with

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larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.
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See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under

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environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be

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completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
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In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of

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dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to

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rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of

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the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and

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thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2022. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a

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terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

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Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

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See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make

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your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if

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losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a

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Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

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In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital

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improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if

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applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

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The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the

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funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not

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be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you

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that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property,
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or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

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For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge

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or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.
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In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease

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throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, a master servicer, the initial risk retention consultation party, and the holder of one or more companion loans relating to the High Street whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and

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permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank,

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National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Morgan Stanley Bank, N.A.’s or Bank of America, National Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will

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have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, each affiliates of an Underwriting Entity, takes in its capacity as a holder of the RR Interest or, in the case of Wells Fargo Bank, National Association, as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer and special servicer with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to

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be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the
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offered certificates or any particular class of certificates than to the BANK 2022-BNK43 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Greystone Servicing Company LLC is expected to act as a special servicer, and it or an affiliate assisted Greystone Investment Capital LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the holder of one or more companion loans relating to the High Street whole loan, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of

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receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Greystone Investment Capital LLC, or its affiliate, will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

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The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
Constitution Center	MSC 2022-L8	Collectively, Sun Life Assurance Company of Canada, Sun Life Insurance (Canada) Limited and Sun Life Hong Kong Limited	Collectively, Sun Life Assurance Company of Canada, Sun Life Insurance (Canada) Limited and Sun Life Hong Kong Limited
One Campus Martius	BMARK 2022-B36(2)	BMARK 2022-B36	KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate
Hilton Sandestin Beach Resort	BANK 2022-BNK42	BANK 2022-BNK42	LD III Sub VIII, LLC
79 Fifth Avenue	CGCMT 2022-GC48	CGCMT 2022-GC48	LD III Sub IX, LLC
2355 and 2383 Utah Ave	BANK 2022-BNK42	BANK 2022-BNK42	LD III Sub VIII, LLC

(1)	As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.
(2)	The BMARK 2022-B36 transaction is expected to close on or prior to the Closing Date.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the

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related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling

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noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s

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acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions,

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institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and, in certain cases, of such investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and the UK Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made

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available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

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Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely

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affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in

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accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
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●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any

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mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components were outstanding.

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Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates (other than the Class R Certificates), first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust

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component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-

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retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

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The Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described

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above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                 may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder may act solely in its own best interest;

(iii)               does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder does not have any duties to any other person;

(iv)               may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)                    will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

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In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or

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the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding)

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the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of

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certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In

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particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the Constitution Center mortgage loan (7.7%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not

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attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

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Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicers, any sub-servicer, the special servicers, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or any special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that any master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a

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non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the applicable master servicer or the applicable special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of Revenue Procedure 2020-26. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021. The time period covered by IRS Revenue Procedure 2020-26 (as extended by IRS Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of IRS Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021.

The applicable special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

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Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

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Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of

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one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse
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effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed

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securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-one (61) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,089,749,733 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in August 2022 (or, in the case of any Mortgage Loan that has its first payment due date after August 2022, the date that would have been its payment due date in August 2022 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (44.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	21	21	$533,314,594	48.9%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	18	60	372,124,318	34.1
Bank of America, National Association	Bank of America, National Association	7	7	147,146,651	13.5
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	15	15	37,164,170	3.4
Total		61	103	$1,089,749,733	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	Thirteen (13) of the Mortgage Loans (2.8%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Katy Mills Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Bank of America, National Association and JPMorgan Chase Bank, National Association.
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●	The One Campus Martius Mortgage Loan (4.2%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.
●	Thirteen (13) of the Mortgage Loans (2.8%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
●	The 79 Fifth Avenue Mortgage Loan (2.3%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 25, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the High Street Mortgage Loan or the High Street Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a High Street Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the High Street Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

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Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to the Mortgage Loans secured by residential cooperative properties (the “Co-op Mortgage Loans”), the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that

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would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

With respect to the One Campus Martius Mortgage Loan (4.2%), the appraisal for the Mortgaged Property included the extraordinary assumption that all tenant improvements and leasing commissions associated with tenants in place have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

With respect to the Homewood Suites - Oxnard, CA Mortgage Loan (2.6%), the "as-is" value includes an extraordinary assumption that the related Mortgaged Property's access easement to the non-collateral Hilton Garden Inn's kitchen facilities is transferrable to a new owner upon the sale of the Mortgaged Property.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan

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seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Constitution Center (1)	7.7%	43.5%	43.5%	$ 914,000,000	44.2%	44.2%	$ 900,000,000
Hilton Sandestin Beach Resort (2)	4.0%	36.3%	36.3%	$ 331,000,000	40.4%	40.4%	$ 297,000,000

(1)	The Appraised Value (Other than “As-Is”) represents the hypothetical as-is value as of December 29, 2021, which is based on the assumption that a capital reserve account is established to address the General Service Administration’s free rent under its lease agreement dated April 30, 2021, with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The appraisal also attributes $1,473,043 to the present value of a solar incentive, which has not yet been received.
(2)	The Appraised Value (Other than “As-Is”) represents the “Hypothetical As if Renovated/Stabilized” value, assuming the Mortgaged Property’s property improvement plan has been completed and is operating at a stabilized capacity as of the date
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of the value. The appraisal also provided an As-Is Appraised Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-Off Date LTV Ratio.

With respect to the One Campus Martius Mortgage Loan (4.2%), the appraisal for the Mortgaged Property included the extraordinary assumption that all tenant improvements and leasing commissions associated with tenants in place have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

With respect to the Homewood Suites - Oxnard, CA Mortgage Loan (2.6%), the "as-is" value includes an extraordinary assumption that the related Mortgaged Property's access easement to the non-collateral Hilton Garden Inn's kitchen facilities is transferrable to a new owner upon the sale of the Mortgaged Property.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan

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that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

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“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Underwritten Economic Occupancy is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a

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partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a
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Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain

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assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating

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statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar

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properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs

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and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI”, U/W Net Operating Income or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

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Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent

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stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

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In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow” or “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as and to the extent set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to the National Cooperative Bank, N.A. Mortgage Loans that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of July 22, 2022, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 22, 2022, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 22, 2022, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 22, 2022 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. In addition,

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with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,089,749,733
Number of Mortgage Loans	61
Number of Mortgaged Properties	103
Range of Cut-off Date Balances	$997,606 to $100,000,000
Average Cut-off Date Balance per Mortgage Loan	$17,864,750
Range of Interest Rates	3.0494% to 6.4110%
Weighted average Interest Rate	5.2506%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 480 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	299 months to 480 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)(5)(6)	1.9% to 71.5%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	50.6%
Range of LTV Ratios at Maturity(3)(4)(5)	1.9% to 71.5%
Weighted average LTV Ratio at Maturity (3)(4)(5)	48.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.28x to 28.76x
Weighted average U/W NCF DSCR(4)(5)(6)	2.48x
Range of U/W NOI Debt Yields(4)(5)	8.1% to 135.7%
Weighted average U/W NOI Debt Yield(4)(5)	14.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	70.5%
Amortizing Balloon	23.5%
Interest Only, Amortizing Balloon	6.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-five (35) Mortgage Loans (70.5%) that are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of any Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Constitution Center Mortgage Loan (7.7%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 49.2%, 49.2%, 3.68x and 12.5%, respectively.
(5)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks
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Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(6)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include two (2) Mortgage Loans (5.1%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	11	$322,073,830	29.6%
Suburban	7	162,580,123	14.9
CBD	3	155,200,000	14.2
Medical	1	4,293,707	0.4
Retail	41	$283,573,750	26.0%
Anchored	3	108,000,000	9.9
Super Regional Mall	1	91,000,000	8.4
Single Tenant	34	66,763,750	6.1
Unanchored	3	17,810,000	1.6
Hospitality	5	$157,633,410	14.5%
Full Service	2	118,930,466	10.9
Extended Stay	1	27,850,000	2.6
Limited Service	2	10,852,944	1.0
Mixed Use	1	$100,000,000	9.2%
Office/Retail/Multifamily	1	100,000,000	9.2
Multifamily	20	$85,999,238	7.9%
Cooperative	16	43,149,238	4.0
Low Rise	3	37,250,000	3.4
Garden	1	5,600,000	0.5
Industrial	5	$80,675,000	7.4%
Warehouse	3	34,925,000	3.2
Light Manufacturing	1	33,000,000	3.0
Flex	1	12,750,000	1.2
Self Storage	20	$59,794,505	5.5%
Self Storage	20	59,794,505	5.5
Total	103	$1,089,749,733	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

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●	With respect to the One Bridge Street Mortgage Loan (4.8%), (i) the largest tenant, Eileen Fisher, Inc., received $265,124 of rent relief in 2020 and $296,169 of rent relief in 2021 and (ii) two other tenants also received rent relief. No rent relief is currently outstanding.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Flatlands Shopping Center Mortgage Loan (0.7%), the Flatlands Shopping Center Mortgaged Property is 100% master leased to a single third party tenant, Flatlands Shopping Center Associates (“FSCA”), a New York partnership, pursuant to a master lease expiring in 2061. FSCA has operated the Flatlands Shopping Center Mortgaged Property and subleased it to the end-user subtenants that occupy space at the Mortgaged Property since 1989. The landlord under the master lease has no right to terminate the master lease, so long as the master tenant is not in default thereunder, and therefore neither the borrower nor the issuing entity (if it were to take title to the Mortgaged Property) has the right to operate the Mortgaged Property so long as the master lease is in effect. The master lessee has the right to mortgage its leasehold interest without limitation, and the leasehold interest is currently subject to a mortgage. Accordingly, the Mortgaged Property is subject to the risks described under “Risk Factors—Risks Relating to the Mortgage Loans—Master Leased Properties have Special Risks.” The Mortgage Loan is underwritten based on the master lease rent and not on the rents payable by the subtenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●       With respect to The Boulders Resort Mortgage Loan (6.9%), approximately 62.3% of the underwritten revenues with respect to such Mortgaged Property are golf, spa and resort fees.

●       With respect to the Hilton Sandestin Beach Resort Mortgage Loan (4.0%), approximately 38.7% of the underwritten revenues with respect to such Mortgaged Property are food, beverage and entertainment revenues.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
The Boulders Resort	$74,930,466	6.9%	04/30/2035	07/11/2032
Hilton Sandestin Beach Resort	$44,000,000	4.0%	12/31/2044	05/11/2032
Homewood Suites – Oxnard, CA	$27,850,000	2.6%	05/17/2027	08/01/2032
Best Western – Laredo, TX	$5,992,944	0.5%	01/29/2023(1)	07/01/2032
Comfort Suites – Dunnellon, FL	$4,860,000	0.4%	01/31/2036(2)	07/01/2032

(1)	The related Mortgaged Property is currently operated under a franchise agreement with Best Western International, Inc. that is in place for a one-year term (which expires 1/29/2023) which can be extended each year with the full payment of membership fees. The related Mortgage Loan documents provide for full recourse for cancellation, termination or expiration of the franchise agreement in each case without the lender’s prior written consent, until such time as the borrower has entered into a replacement franchise agreement.
(2)	The related Mortgaged Property is currently operated under a franchise agreement with Choice Hotels International, Inc., which commenced when the hotel opened in February 2016 for a 20-year term (which expires 1/31/2036). However, the franchise agreement can be terminated on the 15th anniversary (namely 1/31/2031) by either party with 12 months’ notice. The related Mortgage Loan documents provide for full recourse to the borrower in the event the franchise agreement is surrendered, terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, unless at such time the borrower has entered into a replacement franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the 4520 S Drexel Boulevard Mortgage Loan (1.4%), approximately 98.6% of the rent from tenants at the Mortgaged Property is derived from Section 8 vouchers issued pursuant to housing assistance payment contracts between the related borrower and the Chicago Housing Authority.
●	With respect to the Kensington Suites Mortgage Loan (1.1%) and the Aviator Suites Mortgage Loan (0.9%), the related low-rise properties provide substantially all units on a short-term basis (monthly or weekly rentals). Based on available property-level information, the average duration of a tenant’s stay is approximately 22.5 months for the Kensington Suites property, and 21.5 months for the Aviator Suites property.
●	With respect to the Kensington Suites Mortgage Loan (1.1%), the loan sponsor reported several recent incidents involving violent crime at the mortgaged property,
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specifically: (i) a January 2018 homicide of a non-resident arising out of a noise dispute; (ii) an August 2018 homicide of a resident arising from a mental health check and subsequent stand-off with Las Vegas, NV police; (iii) an August 2020 homicide involving non-residents arising out of a dispute at the property. Property management has responded by controlling entrances traffic after dark, installing upgraded lighting, engaging a new security services firm, and participating in a Las Vegas police-sponsored on-site training seminar.

●	With respect to the Teaneck Gardens Mortgage Loan (0.5%), the Mortgaged Property is a residential cooperative property. Teaneck Gardens Partners LLC, an affiliate of Time Equities, Inc., the original sponsor of the cooperative conversion in 1986-1987 (the “Teaneck Gardens Conversion Sponsor”), owns shares appurtenant to approximately 17 of the 204 units at the Teaneck Gardens Mortgaged Property (approximately 9.7% of the total outstanding shares). Two of the units owned by the Teaneck Gardens Conversion Sponsor are subject to a Teaneck, New Jersey rent leveling ordinance. Similarly, the related borrower, Teaneck Gardens Owners Corporation, retains direct ownership of 2 of the 204 units at the Teaneck Gardens Mortgaged Property. In addition, prior to the cooperative conversion of the Mortgaged Property, all of the units at the Mortgaged Property were subject to the Teaneck, New Jersey rent leveling ordinance, which limits rent increases, and at least 42 of the units were eligible for protected tenancy status, which limits rent increases and provides certain other tenant protections. Units that were previously subject to the rent leveling ordinance or protected tenancy status would likely again be subject to such ordinance and units may again be subject to protected tenancy status if the issuing entity were to foreclose on the Mortgaged Property and operate it as a multifamily rental property. However, the Coop Rental Value appraised value the Mortgaged Property assumes all units, other than the two units currently subject to rent regulation, would be market rate units. If additional units were to become subject to rent regulation following a foreclosure, which is expected to be the case, the actual value of the Mortgaged Property could be significantly lower than such appraised value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the City Brewery Mortgage Loan (3.0%), in connection with a sale-leaseback transaction between the related borrower and the sole tenant at the Mortgaged Property whereby the borrower purchased the Mortgaged Property from the sole tenant, City Brewery, all fixtures and equipment at the Mortgaged Property remain the property of City Brewery.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Movie Theater	2	12.9%
Gym, fitness center, spa or health club	2	8.3%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	4	6.5%
Bank branch	2	2.4%
Grocery store	4	1.9%
Restaurant	3	1.6%

With respect to the City Brewery Mortgage Loan (3.0%), the Mortgaged Property contains more than $119 million worth of specialized equipment and machinery used for brewing, aging, bottling, packaging, storage and shipping functions of the sole tenant, City Brewing Company, LLC.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
High Street	$100,000,000	9.2%	$220	1.61x	71.5%	Mixed Use
Katy Mills	$91,000,000	8.4%	$110	2.91x	33.0%	Retail
Constitution Center	$84,000,000	7.7%	$282	4.30x	43.5%	Office
The Boulders Resort	$74,930,466	6.9%	$624,421	2.66x	42.9%	Hospitality
ExchangeRight Net Leased Portfolio #56	$59,463,750	5.5%	$93	1.79x	50.5%	Retail
One Bridge Street	$52,000,000	4.8%	$259	2.19x	52.0%	Office
Clifton Commons	$50,000,000	4.6%	$266	1.51x	69.3%	Retail
One Campus Martius	$46,200,000	4.2%	$161	1.74x	60.1%	Office
Hilton Sandestin Beach Resort	$44,000,000	4.0%	$203,390	3.66x	36.3%	Hospitality
Plaza on Richmond	$44,000,000	4.0%	$230	1.89x	42.8%	Retail
Cerritos Center Court	$34,000,000	3.1%	$200	1.61x	67.5%	Office
City Brewery	$33,000,000	3.0%	$45	1.84x	55.4%	Industrial
Tisch Tower	$30,000,000	2.8%	$173	2.63x	39.4%	Office
Homewood Suites - Oxnard, CA	$27,850,000	2.6%	$215,891	2.61x	55.3%	Hospitality
79 Fifth Avenue	$25,000,000	2.3%	$694	1.61x	60.8%	Office
Top 3 Total/Weighted Average	$275,000,000	25.2%		2.86x	50.2%
Top 5 Total/Weighted Average	$409,394,216	37.6%		2.67x	48.9%
Top 15 Total/Weighted Average	$795,444,216	73.0%		2.41x	51.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Constitution Center Mortgage Loan (7.7%) based on the combined senior notes and subordinate notes are 3.68x and 49.2%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (6.7%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Net Leased Portfolio #56	$59,463,750	5.5%
Titan Self Storage Portfolio	7,560,000	0.7
Prestige Storage Portfolio	6,100,000	0.6
Total	$73,123,750	6.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the One Bridge Street Mortgage Loan (4.8%), the related Mortgaged Property is comprised of three (3) separate buildings located on multiple separate parcels that are owned by the same borrower.
●	With respect to the Treeborn & Cedar Gate Portfolio Mortgage Loan (0.5%), the related Mortgaged Property is comprised of two (2) separate buildings located on multiple separate parcels that are owned by the same borrower.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (4.7%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Melville Corporate Plaza	1	$8,980,123	0.8%
Omega Self Storage - Mineola	1	7,981,633	0.7
Omega Self Storage Island Park	1	5,487,372	0.5
Total for Group 1:	3	$22,449,128	2.1%
Group 2:
Kensington Suites	1	$11,850,000	1.1%
Aviator Suites	1	10,000,000	0.9
Total for Group 2:	2	$21,850,000	2.0%
Group 3:
Quality Plus Self Storage	1	$4,350,000	0.4%
Pioneer Stor N Lok	1	3,100,000	0.3
Total for Group 3:	2	$7,450,000	0.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
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Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Arizona	2	$174,930,466	16.1%
Texas	7	$151,259,844	13.9%
New York	22	$149,913,297	13.8%
California	8	$134,168,707	12.3%
District of Columbia	1	$84,000,000	7.7%
New Jersey	3	$61,135,068	5.6%
Michigan	6	$55,788,250	5.1%
Other	54	$278,554,100	25.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-four (24) other states with no more than 4.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eight (8) Mortgaged Properties (12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Three (3) Mortgaged Properties (4.6%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Forty (40) of the Mortgaged Properties (11.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date

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and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the High Street Mortgage Loan (9.2%), 79 Fifth Avenue Mortgage Loan (2.3%), Marnell Corporate Center 3 (1.5%), Alcoa Crossing Shopping Center Mortgage Loan (1.3%), Titan Self Storage Portfolio Mortgage Loan (0.7%), Montgomery Tech Center Mortgage Loan (0.6%) and 4330 Miraloma Avenue Medical Office Mortgage Loan (0.4%), the related borrowers own all or a portion of the related Mortgaged Properties as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), the borrower is a Delaware statutory trust. The related borrower, which permits up to 400 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #56 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than

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the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The High Street, One Campus Martius and 145 Upper Corp. Mortgaged Properties (13.5%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 145 Upper Corp. Mortgage Loan (0.1%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of five (5) residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part of the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of three (3) members appointed by the related borrower and two (2) members appointed by the commercial unit condominium owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner may be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Sixteen (16) Mortgage Loans (4.0%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	100	$905,749,733	83.1%
Leasehold	2	134,000,000	12.3
Fee/Leasehold	1	50,000,000	4.6
Total	103	$1,089,749,733	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the High Street Mortgage Loan (9.2%), the mortgaged property is comprised of borrower’s leasehold interest pursuant to two ground leases with the State of Arizona (one for the main parcel and one for the parking garage). The ground lease expires July 6, 2092 (July 11, 2032 loan maturity). The ground lease provides that: (i) upon each assignment of the leasehold mortgage, the leasehold mortgagee (or the lessee) shall promptly deliver to Lessor a true copy of such assignment thereof and shall notify Lessor of the address of the leasehold mortgage to which notices may be sent; (ii) if the leasehold mortgagee forecloses upon the leasehold, the leasehold mortgagee’s initial assignment of its interest does not require the ground lessor’s consent; however, any subsequent transfers of the leasehold interest require the ground lessor’s consent; and (iii) while there is no blanket new lease right upon termination of the ground lease for any reason, leasehold mortgagee has the right to enter into new lease with ground lessor upon rejection of the ground lease by lessee under the bankruptcy code, provided leasehold mortgagee cures defaults that are

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susceptible of being cured. Furthermore, the ground lease provides that a rejection of the ground lease by the lessee under the bankruptcy code shall not terminate the ground lease and Leasehold Mortgagee shall have the right to the issuance of an assignment of the ground lease, whereupon leasehold mortgagee shall immediately become and remain liable under the ground lease to the same extent as lessee. There are limited non-monetary obligations under the ground leases. The ground lessor is the State of Arizona, and lease cancellation is subject to procedures with lender protections: in the event of an uncured default where ground lessor issues a cancellation order, the order will not become final if, within 60 days of issuance, leasehold mortgagee files notice of its intent to proceed with a foreclosure action (including possession by a receiver), and if within 120 days of the date of the issuance of a cancellation order, leasehold mortgagee has commenced a foreclosure action in court (unless precluded by a court order) and has provided ground lessor with a certified copy of the complaint.

With respect to the Clifton Commons Mortgage Loan (4.6%), the mortgaged property is comprised of one co-borrower’s fee interest (approximately 21.8 acres), and another co-borrower’s leasehold interest (approximately 14.0 acres) from the abutting Target Corporation retail store (“Target”). The related ground lease expires in 2101 (with exercisable renewal options), and otherwise provides for de minimis rent (total rent of $10, which has been paid in advance) and pro rata sharing with Target of real estate taxes and CAM. The borrower’s shared expenses with Target relating to the leasehold parcel have been included in loan underwriting. The borrower has entered into sub-ground leases with two restaurants, The Shannon Rose and Spuntino Wine Bar, each having constructed their improvements. Besides the two pad sites, the borrower’s leasehold also includes additional parking.

With respect to the Clifton Commons Mortgage Loan (4.6%), the mortgaged property is comprised of one co-borrower’s fee interest (approximately 21.8 acres), and another co-borrower’s leasehold interest (approximately 14.0 acres (gross with Target)). There are two restaurant pads on the ground leased property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than seven (7) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), the related ESAs identified RECs and controlled recognized environmental conditions (“CRECs”) with respect to the CVS Pharmacy—Springfield OH, CVS Pharmacy—Christiansburg, VA, Walgreens—Wichita, KS and CVS Pharmacy—Springfield, IL Mortgaged Properties as follows:
o	With respect to the CVS Pharmacy—Springfield, OH Mortgaged Property (0.3%), a gas station operated at an adjacent parcel from 1967 until 1996. Free product associated with the former adjacent gas station was identified in groundwater at the Property in 2001 and has periodically been detected since 2011. According to a June 2020 letter from the responsible party to the Bureau of Underground Storage Tank Regulations (“BUSTR”), the responsible party planned to perform additional delineation activities, including quarterly groundwater monitoring and monthly free product recovery, in the area of the Property where free product was detected. Since 2011, a dual phase extraction system has been used to recover product from the onsite well. Between December 2021 and January 2022, 0.039 gallons of free product were recovered, and more than thirty-one gallons have been recovered since 2011. Given the identified onsite impacts and active regulatory status, the ESA characterized this issue as a REC.

With respect to the above Mortgaged Property and the CVS Pharmacy— Christiansburg, VA Mortgaged Property discussed below, the borrower obtained an Environmental Impairment Liability (“EIL”) insurance policy issued by Great American E&S Insurance Company, which names the lender and its successors and assigns as an additional named insured, with limits of $1,000,000 per incident and $2,000,000 in the aggregate, with a dedicated sublimit of $1,000,000 per incident and in the aggregate for each of the Mortgaged Properties, a self-insured retention of $50,000 and an expiration date of June 21, 2032 as to the borrower, and June 21, 2035 as to the lender.

o	With respect to the Walgreens—Wichita, KS Mortgaged Property (0.2%), the related ESA identified a REC related to prior dry cleaning operations at the Mortgaged Property. A Phase II subsurface investigation was conducted, and concluded that the investigation did not reveal evidence of a release in relation to the former on-site dry cleaner. Accordingly the consultant recommended no further investigation.
o	With respect to the CVS Pharmacy—Springfield, IL Mortgaged Property (0.2%), a gas station operated at the Mortgaged Property from 1964 until 1996. Five USTs containing gasoline, diesel and kerosene were formerly onsite, and releases were reported in 1990 and 1999, and approximately 3,900 yards of soil and 9,000 gallons of water were removed. Groundwater samples collected between 1989 and 1999 detected benzene in groundwater at concentrations exceeding Tier 1 Groundwater Remediation Objectives (“GROs”); however, the most recent sampling event in April 1999 detected benzene at concentrations above the Tier 1 GROs for Class II Groundwater in only two wells in the southcentral portion of the Mortgaged Property. In April 2001, the Illinois Environmental Protection Agency issued a No Further Remediation letter conditioned on prohibiting the use of groundwater for potable purposes, and a groundwater use restriction was recorded in May
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2001. The ESA characterized this issue as a CREC, and recommended continued implementation of the use restriction.

o	With respect to the CVS Pharmacy— Christiansburg, VA Mortgaged Property (0.2%), a gas station operated at the Mortgaged Property from the 1970s until 1993. According to the ESA, two 10,000-gallon and one 5,000-gallon gasoline underground storage tanks (“USTs”) were removed in 1993. Following removal, total petroleum hydrocarbons (“TPH”) were detected in soil and groundwater. Soil impacts were addressed through excavation and groundwater impacts via natural attenuation. In an August 1994 letter, the Virginia Department of Environmental Quality (“VDEQ”) determined no further action appeared warranted. Although the groundwater analytical results in 1993 were sufficient to obtain regulatory closure, the identified benzene, toluene, ethylbenzene, and xylene concentrations exceeded VDEQ’s current Industrial Groundwater Screening Levels. Based on the reported impacts above current standards, the lack of information regarding potential vapor intrusion, and the potential for orphaned USTs to be onsite, the ESA characterized this issue as a REC. In addition, from 1984 until 1999, a used car dealership with automotive repair activities operated onsite. The ESA observed that these operations potentially included using hydraulic lifts, oil/water separators, and automotive fluids, and generating used oil, with no previous subsurface investigations evaluating potential impacts. The ESA characterized this issue as a REC. Such Mortgaged Property is covered by the above-described EIL policy, which also covers the CVS Pharmacy—Springfield, OH Mortgaged Property, as described above.
●	With respect to the One Campus Martius Mortgage Loan (4.2%), the related ESA identified a REC at the Mortgaged Property relating to historic onsite activities of various commercial purposes, none of which has been specifically identified as a potential source of contamination. According to the related ESA, the most recent baseline environmental assessment (“BEA”) was conducted by the Michigan Department of Environment, Great Lakes, and Energy (“MEGLE”) and prepared for the Mortgaged Property in January 2015 (the “2015 BEA”). The 2015 BEA indicated that soil contamination identified in the fill materials exceeded MEGLE’s residential and nonresidential cleanup criteria. The ESA notes that while it is likely the contamination was mitigated or removed during the development of the current improvements at the Mortgaged Property, no soil sampling has been conducted for confirmation. The ESA concluded that the confirmed contamination at the Mortgaged Property exceeding regulatory cleanup criteria constitutes a REC at the Mortgaged Property; however, the ESA notes that the 2015 BEA provides innocent owner liability with MEGLE, which has jurisdictional oversight and has not required additional evaluation or assessment based on the findings of the prior subsurface investigation presented in the 2015 BEA. The ESA did not recommend any further action.
●	With respect to the City Brewery Mortgage Loan (3.0%), the Mortgaged Property was formerly equipped with two 1,111-gallon gasoline USTs that were installed at an unreported date and removed from the ground in December 1981; one 10,000-gallon and one 500-gallon fuel-oil USTs that were installed at an unreported date and removed from the ground in November 1993 and June 1996; two 30,000-gallon fuel oil USTs that were installed in 1981, one of which was removed from the ground in 2007 and one that was filled-in-place with inert material in October 2020. Although regulatory closure documents were not available for the first two generations of
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USTs, the ESA states that subsurface investigations related to the final generation of USTs would also be indicative of the potential for any release from the prior generations due to their location within the same general tank bed at the Mortgaged Property. A release of petroleum at the Mortgaged Property in June 1996 received regulatory closure from the Wisconsin Department of Natural Resources (“WDNR”) on June 17, 1998. Additionally, a second release of petroleum was discovered at the Mortgaged Property in December 1999 that was determined to be a result of the two former USTs that were removed in 1981. According to a No Further Action letter from the WDNR dated May 13, 2010, residual contamination to soil and groundwater was present at the time of closure and was allowed to remain in place in the area between the City Brewery main building and Annex #92 (east of the Kopper Building #99). Soil and groundwater in a delineated area were impacted with benzene and naphthalene. Closure from the WDNR required that a deed restriction be placed on the Mortgaged Property indicating that any future use of the area would be required to appropriately handle the media from the known impacted area. Based on the regulatory closure and residual contamination, the ESA concluded that the former releases associated with the historical USTs are considered a CREC.

●	With respect to the Evans Industrial Mortgage Loan (1.9%), the ESA obtained in connection with loan origination identified REC’s associated with historic printing operations at the Mortgaged Property, including toluene in soil above residential criteria and volatile organic compounds in groundwater above residential/ drinking water criteria. The Mortgaged Property was enrolled in the Georgia Brownfields Program and was subject to various site investigations, remedial actions and risk assessments performed under the regulatory oversight of the Georgia Department of Natural Resources Environmental Protection Division (“GEPD”). Regulatory closure was obtained, and in 2019 the GEPD issued a Liability Limit Letter providing innocent purchaser protection from state environmental liability for pre-existing conditions. Based on the GEPD’s Liability Limit Letter and there being no adjacent or surrounding sensitive receptors, the Phase I environmental consultant recommended no further action.
●	With respect to the Melville Corporate Plaza Mortgage Loan (0.8%), the ESA obtained in connection with loan origination identified a CREC associated with land use restrictions affecting the property from residual contamination. The property was in use by a drill bit manufacturer from 1966 to 1984 (including the cutting, milling, degreasing and washing of metal rods), and dense nonaqueous phase liquids (“DNAPL”) were identified at southeastern portions of the property. Soil gas samples were found to have elevated levels of solvents, and a vapor control system (sub-slab depressurization system) has been installed to eliminate vapor pathways. The former property owner has entered into a Voluntary Remediation Agreement with governmental authorities, including DNAPL recovery in response to the solvent plume and monitoring of groundwater, soil vapor and indoor air. The NY State Department of Environmental Conservation issued a No Further Investigation or Additional Remediation determination as to the property on October 29, 2013. The property is subject to a Site Management Plan that imposes response requirements, as well as engineering and institutional controls, including the property’s being restricted to commercial and industrial uses, and a prohibition on groundwater’s being used as a potable water source. The loan documents provide for springing recourse to the borrower and guarantor for breaches of covenants requiring ongoing compliance with the Site Management Plan.
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●	With respect to the Omega Self Storage - Mineola Mortgage Loan (0.7%), the ESA obtained in connection with loan origination identified REC’s associated with the removal of various underground and above-ground storage tanks on the property. Three underground tanks, presumably containing heating oil, were removed in 1987, and no soil or groundwater contamination data is available. Likewise, historical maps indicate a gasoline tank on a portion of the property from the 1930’s until an unknown time. The lack of closure assessment data represents a REC. The Phase I ESA consultant did not recommend further action with respect to the REC’s.
●	With respect to the 5500 South Hattie Mortgage Loan (0.7%), during an October 2012 subsurface investigation, tetrachloroethene (“PCE”) was detected in a groundwater sample at a concentration slightly above the United States Environmental Protection Agency maximum contaminant level (“MCL”). The exceedance was subsequently reported to the Oklahoma Department of Environmental Quality (“ODEQ”) in December 2012. In August 2018, the property was enrolled in the ODEQ voluntary cleanup plan. Upon enrollment, soil and groundwater impacts were further characterized for volatile organic compounds, semi-volatile organic compounds, TPH, and metals. TPH and benzo(a)pyrene were detected in soil at concentrations above the residential cleanup level but below the industrial cleanup level. PCE and related compounds were also detected in groundwater at concentrations above their respective MCLs; however, based on monitoring data collected over a two-year period, impact concentrations appear to be trending downward. In 2021, ODEQ granted the incident closure that was conditioned upon the implementation of land use restrictions and the recording of a deed restriction limiting the property to industrial use. In addition, post-closure monitoring wells are required to be sampled in 2024. The results of those samples will determine whether additional monitoring is warranted. The ESA characterized this issue as a CREC, and recommended continued implementation of the use restriction.
●	With respect to the Flatlands Shopping Center Mortgage Loan (0.7%), a dry cleaning facility was operated at the Mortgaged Property from at least 1965 to 2011. Several site investigations and remedial activities have been performed since PCE contamination was identified in the groundwater and soil vapor at the Mortgaged Property in 2001, including the Mortgaged Property being subject to a Voluntary Cleanup Agreement under the New York State Department of Environmental Conservation (“NYSDEC”) in 2002. A program of groundwater remediation including soil vapor extraction (“SVE”), air sparging and chemical oxidation has been implemented to address the PCE in groundwater and soil vapor below the improvements and the parking lot of the Mortgaged Property. An SVE system was installed and operated under the units, and the SVE system has since been converted to a sub-slab depressurization system. A Site Management Plan (“SMP”) was completed for the Mortgaged Property in December 2008 and revised in April 2011. A Declaration of Covenants and Restrictions was recorded for the Mortgaged Property in June 2011, and amended in April 2015, which included institutional control and engineering control for groundwater use restriction, land use restriction, implementation of SMP, vapor mitigation and cover system. The ESA stated that based on the remedial activities under the NYSDEC and recorded institutional and engineering controls, the presence of the restrictions for the residual contamination is considered a CREC, and recommended continued implementation of the institutional and engineering controls under NYSDEC oversight.
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●	With respect to the Prestige Storage Portfolio Mortgage Loan (0.6%), the related ESAs indicated there were RECs at both related Mortgaged Properties. With respect to the Prestige Storage Portfolio—Portage Budget Storage Mortgaged Property (0.4%), the ESA identified a REC due to a prior ESA having documented soil impact within the retention pond area from arsenic, total chromium, benzo(a)pyrene, fluoranthene, and phenanthrene exceeding applicable criteria, and the lack of any information regarding whether soil removal activities or additional investigation was conducted. With respect to the Prestige Storage Portfolio—North Huron Mortgaged Property (0.2%), the ESA identified RECs related to (1) past usage of the Mortgaged Property as a coal yard, railroad freight house, and for lumber yard purposes from at least 1888 through at least 1995 (which uses typically involve hazardous substances and/or petroleum products), (2) prior ESAs having stated the Mortgaged Property constitutes a “facility” under Part 213 of Michigan’s Natural Resources and Environmental Protection Act, (3) the identification of fill material (which has been known to contain heavy metals and other target analytes above applicable state criteria), (4) the potential for vapor intrusion to the Mortgaged Property based on detected concentrations of target analytes, and (5) potential impact from offsite sources migrating to the Mortgaged Property. At origination, the borrower obtained an EIL insurance policy issued by Great American E&S Insurance Company, which names the lender and its successors and assigns as an additional named insured, with limits of $2,000,000 per incident and $2,000,000 in the aggregate, with a dedicated sublimit of $1,000,000 per incident and in the aggregate for each of such two Mortgaged Properties, a self-insured retention of $50,000 and an expiration date of July 27, 2032 as to the borrower, and July 27, 2035 as to the lender.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Hilton Sandestin Beach Resort Mortgage Loan (4.0%), up- front PIP reserve in amount of $25,189,000 was collected at closing for required PIP work to commence in November 2022 and be completed over two off-season periods. PIP improvements include renovating guestrooms and suites and upgrades to the hotel’s meeting spaces, lobby, food and beverage outlets and spa. The related Mortgage Loan documents provide for springing full recourse for license agreement termination until the borrower has entered into an acceptable license agreement with a replacement franchisor satisfactory to the lender.
●	With respect to certain of the Mortgage Loans secured by residential cooperative properties that are expected to be sold to the Depositor by National Cooperative Bank, N.A., the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its
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own funds. For example, with respect to the Corner View Association, Inc. Mortgage Loan (0.1%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $350,000.00 (equating to 35.0% of the original amount of the Mortgage Loan), to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $350,000.00 escrowed amount, the borrower is obligated to pay such excess amount.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than seventeen (17) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

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See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the One Campus Martius Mortgage Loan (4.2%), Daniel Gilbert, the borrower sponsor’s controlling member, and Rocket Companies Inc. and Rock Holdings Inc, each of which is controlled by Daniel Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021. The consolidated lawsuit alleges, among other things, violations by the defendants of securities laws relating to alleged misstatements made during earnings calls, and were amended in 2022 to further allege insider trading by Daniel Gilbert and Rock Holdings, Inc. in connection with the sale by Rock Holdings Inc. of 20,200,000 shares of Rocket Companies Inc. Class A Common Stock in March 2021 for alleged proceeds of approximately $500 million. The plaintiffs are seeking, among other things, the following: (i) the defendants to pay damages sustained by the plaintiffs, (ii) awarding the plaintiffs prejudgment and post-judgment interest, as well as their attorneys’ fees, expert fees, and other costs; and (iii) compensatory damages for all damages sustained as a result of defendants’ wrongdoing in an amount to be proven at trial. Daniel Gilbert is also a named defendant in a complaint in a shareholder derivative action filed in Michigan state court on August 19, 2021, raising similar allegations and seeking, among other things, the amount of damages sustained by Rocket Companies, Inc. as a result of the defendants’ breaches.
●	With respect to the Hilton Sandestin Beach Resort Mortgage Loan (4.0%), the borrower is one of several landowner parties in litigation with Walton County, Florida (the “County”) regarding public access to beach areas that are currently privately owned. The County claims that, beyond access to “wet sand areas” and the water in front of privately owned areas, the public should have access for recreation to adjacent “dry sand areas” for recreational purposes. Based on the County’s claims, the borrower would continue to retain title to the beach property, and to restrict the public from using private beach access. The closest proposed public access to the Mortgaged Property is approximately one mile away. The case is not yet set for trial.
●	With respect to the Plaza on Richmond Mortgage Loan (4.0%), the loan’s carve-out guarantor (Anwar Barbouti) reported a threatened lawsuit arising out of the termination of a restaurant lease that he had guaranteed. No lawsuit has yet been filed, but potential exposure is expected to be less than $1 million. The guarantor’s stated liquidity is in excess of such expected exposure.
●	With respect to the 79 Fifth Avenue Mortgage Loan (2.3%), the borrower and The New School, the largest tenant, are in process of mediation concerning the required rent under the related lease. The borrower alleges that, between 2017 and 2021, an administrative error by the property’s prior bookkeeper resulted in The New School not being charged its contractual rental increases for several years; and, as a result, that The New School was underbilled by approximately $4.5 million in rent during that period. The New School is taking the position that future rent escalations be based on the rents actually paid, rather than as otherwise expressly stipulated by the
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lease. The New School has been paying full rent each month on everything other than compounded prior escalations, which unpaid amount is approximately $1.6 million per year for 2021 and 2022. Mediation between the parties concerning the back rent and rent escalations is expected to commence within the next two months. For loan underwriting purposes, the lender included the rent actually paid by The New School, rather than the amount the borrower alleges is required by the lease.

●	With respect to the Quality Plus Self Storage Mortgage Loan (0.4%) and the Pioneer Stor N Lok Mortgage Loan (0.3%), two of the three carveout guarantors for such Mortgage Loans, Lawrence Charles Kaplan and George Thacker, were named as defendants in a civil action filed in New York state court in December 2018 alleging that Mr. Kaplan and Mr. Thacker unjustly terminated the plaintiff, abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $50 million. The case was dismissed against Mr. Kaplan and Mr. Thacker in October 2020, however, the plaintiff filed an appeal of such dismissal, which was granted. In March 2022, Mr. Kaplan and Mr. Thacker filed answers to the amended complaint.

Additionally, Mr. Kaplan was named as a defendant in a civil action filed in New York state court in January 2021 by a former sales representative of an affiliated entity of Mr. Kaplan alleging claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment that in the aggregate amount to over one million dollars. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with the plaintiff, alleging misconduct by the plaintiff that resulted in damages exceeding one million dollars. Oral argument on motions to dismiss were heard in October 2021 and the verdict on such motions is still pending.

Additionally, Mr. Kaplan was named as a defendant in a civil action filed in federal court in the southern district of New York in July 2021 alleging Mr. Kaplan’s company, CSG BSH Partners III, LLC (“CSG”), committed fraudulent misrepresentation related to the plaintiff’s employee stock ownership plan (“ESOP”). The plaintiffs claim that CSG failed to disclose to the plaintiffs that it had an ownership or financial interest in companies related to the ESOP rollover program. The plaintiff seeks damages in an amount of approximately one million dollars. The parties have agreed to submit the dispute to arbitration, and the court entered an order staying the action.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-two (52) Mortgage Loans (76.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Eight (8) Mortgage Loans (21.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) Mortgage Loan (2.3%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
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Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the High Street, Katy Mills, The Boulders Resort, ExchangeRight Net Leased Portfolio #56, Clifton Commons, Tisch Tower, Kensington Suites, American Self-Storage Harrisburg, and Village Square Warren Mortgage Loans (collectively, 39.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the High Street Mortgage Loan (9.2%), affiliates of sponsor were involved in seven foreclosures, five deeds-in-lieu, a receiver sale and a discounted payoff in connection with portfolio and CMBS loans on five office properties, five flex properties, three retail properties, and one multifamily property between 2010-2014.
●	With respect to the Katy Mills Mortgage Loan (8.4%), a related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to The Boulders Resort Mortgage Loan (6.9%), the Mortgaged Property was the subject of a forbearance agreement with the servicer in June 2020 which (A) temporarily deferred all replacement reserve deposits from June – November 2020, (B) waived the commencement of a cash sweep event from July 2020 – June 2021, and (C) required the deferred replacement reserve. All deferred amounts have since been paid and the loan has always remained current, including throughout the Covid-19 period. In addition, the sponsor, CSC Holdings, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including seven COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu within the last 3 years; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the
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Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, NJ casino property.

●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), one of the three individual guarantors of such Mortgage Loan, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.
●	With respect to the Clifton Commons Mortgage Loan (4.6%), the sponsor, The Related Companies, L.P., disclosed 11 prior foreclosures and/or mortgage defaults arising primarily during or as a result of the global financial crisis of 2007-2009.
●	With respect to the Tisch Tower Mortgage Loan (2.8%), sponsors, Stephen J. Muller and Jon M. Muller, were involved in a prior maturity default on the Mortgaged Property in 2010. The borrower was unable to procure timely take-out financing, but ultimately obtained a bridge loan from the loan servicer. The borrower refinanced the property’s debt in 2013. In addition, the sponsors were minority operating partners in 10 other properties in Arizona and California that were acquired between 2005 and 2007, but experienced mortgage loan defaults in 2011-2012, resulting in various foreclosures or discounted payoffs.

In addition, with respect to the Village Square Warren Mortgage Loan (0.5%), the Mortgage Loan refinanced a prior mortgage loan secured by the Mortgaged Property as to which the borrower negotiated forbearance during the COVID-19 pandemic, including a deferral of the principal payments and 50% of the interest payments for two consecutive periods of six months each from April 2020 through March 2021.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Thirty-nine (39) Mortgaged Properties (12.1%) are each leased entirely to a single tenant.
●	One (1) Mortgaged Property (2.3%) is leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the High Street Mortgage Loan (9.2%), the largest tenant, Sprouts, has the right to terminate the lease on the final day of the 9th lease year (April 30, 2024) or the final day of the 12th lease year (April 30, 2027) with at least 1 year
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prior notice and payment of a termination fee equal to the unamortized portion of the Tenant Improvement/Leasing Commissions, and free rent plus two months of rent/common area maintenance (termination fee only due if terminating at the end of the 9th lease year, no termination fee due if terminating at the end of the 12th lease year).

●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), the sole tenant at the Walgreens - Wichita, KS Mortgaged Property has the right to terminate its lease with at least 6 months prior written notice to the landlord on each of December 31, 2028 and each five year anniversary of such date. The initial termination date has been treated as the lease expiration date for such tenant on Annex A-1.
●	With respect to the One Bridge Street Mortgage Loan (4.8%), the largest tenant, Eileen Fisher, Inc., has a right to terminate its lease at One Bridge Street, one of the two buildings at the Mortgaged Property where it leases space, which represents 5800 square feet of its total 43,038 square feet of space, upon 365 days prior written notice. Eileen Fisher, Inc. also leases space at a sponsor-owned building a few blocks from the Mortgaged Property and at a third party owned building across the street from the Mortgaged Property.
●	With respect to the Clifton Commons Mortgage Loan (4.6%), the largest tenant, AMC Theaters, has the right to terminate the lease by written notice to landlord at any time until the end of the next successive lease year (beginning November 1 of each year of the lease term) after any lease year during which tenant has negative cash flow (or two concurrent lease years with cash flow of less than $500,000 during each such lease year).
●	With respect to the Cerritos Center Court Mortgage Loan (3.1%), (i) the second largest tenant, Kabafusion, has a one-time termination right effective January 1, 2028 by delivering notice on or before February 1, 2027 subject to a $500,000 termination fee, and (ii) the fifth largest tenant, Prologis, L.P., has a one-time termination right effective March 31, 2023 by delivering notice by August 31, 2022 and subject to a $274,204.45 termination fee, reduced by any unused refurbishment allowance at $513.35 per $1,000 of refurb allowance. Prologis, L.P. completed a renovation of its space in December 2021 with borrower spending $106,680 and the tenant spending over $300,000.
●	With respect to the 79 Fifth Avenue Mortgage Loan (2.3%), the second largest tenant, CapGemini, has a one-time termination right for the second and third floors only after the first 7 years and 10 months of the lease term.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

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Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the High Street Mortgage Loan (9.2%), the third largest tenant, Navitus Health Solutions, LLC, is subleasing 2,730 SF (12.2% of its space and 0.4% of the Mortgaged Property’s net rentable area) to an affiliate.
●	With respect to the Constitution Center Mortgage Loan, (7.7%), the largest tenant at the Mortgaged Property, the United States Office of the Comptroller of the Currency (the “OCC”) (33.4% of the net rentable area), is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. The OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent has been reserved for. The fourth largest tenant, ASPR (United States Assistant Secretary for Preparedness and Response) (13.2% of net rentable area), has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. In addition, approximately $4,468,440 of straight line rent was underwritten for the Mortgage Loan. Further, due to the COVID-19 pandemic, it was estimated that as of origination only approximately 10% of the space at the Mortgaged Property was being utilized by tenants.
●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), approximately $38,812 of straight line rent was underwritten. In addition, $16,656 was reserved for free rent periods or other concessions to which the tenants at the Dollar Tree—Toledo, OH and Family Dollar—Port Arthur, TX ExchangeRight Properties are entitled.
●	With respect to the One Campus Martius Mortgage Loan (4.2%), approximately $35,475 of straight line rent was underwritten. In addition, the largest tenant, Rocket Mortgage, an affiliate of the related borrower, subleases approximately 29,684 square feet of its total 570,214 square feet of space to StockX LLC, another borrower affiliate, at a rent of $27.40 per square foot, compared to prime lease rent of $28.81 per square foot. The sublease expires prior to the prime lease. Such space was underwritten based on the rent under the prime lease.
●	With respect to the Cerritos Center Court Mortgage Loan (3.1%), the second largest tenant, Kabafusion, has free rent in August of each year from 2022 to 2028.
●	With respect to the Tisch Tower Mortgage Loan (2.8%), the third largest tenant, Balbix, Inc., has a lease term expiring January 2023. A proposal at closing contemplates an extension through May 2028 with free rent equal to 50% of monthly rent for the first 8 months of the renewal term. An upfront Balbix Reserve in an amount of $254,034 was required (sized on expected renewal terms) with release
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upon execution of the renewal lease. The fourth largest tenant, Tapclicks, is subleasing their smallest suite (1.7% of Tisch Tower’s total square footage). The sublease term is co-terminous with the Tapclicks lease.

●	With respect to the 79 Fifth Avenue Mortgage Loan (2.3%), the largest tenant, The New School, subleases 8,820 sf of its space to Gene Kaufman Architects pursuant to a sublease which expires December 31, 2022. The loan underwriting is based on lesser of sublease and prime lease rent. In addition, the underwritten rent for The New School and the second largest tenant, CapGemini, was underwritten on a straight-lined rent averaging basis.
●	With respect to the 2355 and 2383 Utah Ave Mortgage Loan (1.3%), the sole tenant at the Mortgaged Property, Kite Pharma, Inc., has free or abated rent during the months of May and September 2022, during the months of January, February, April and September of 2023, 2024, 2025 and 2026 and during the months of January, February and April 2027. At origination, approximately $1,895,915 was reserved in respect of such free rent.
●	With respect to the Montgomery Tech Center Mortgage Loan (0.6%), the rent for the sole tenant, Tesla, Inc., a Delaware corporation, was underwritten on a straight-lined rent averaging basis.
●	With respect to the 4330 Miraloma Avenue Medical Office Mortgage Loan (0.4%), underwritten rent includes average rent through the loan term for the sole tenant, Kaiser Foundation Health Plan, Inc.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes. Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #56, City Brewery, 2355 and 2383 Utah Ave, Alcoa Crossing Shopping Center, Flatlands Shopping Center, and 4330 Miraloma Avenue Medical Office (collectively, 12.1%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity
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Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	The related single tenant at each of the following eleven ExchangeRight Net Leased Portfolio #56 Mortgaged Properties has a ROFR to purchase the related Mortgaged Property: (i) CVS Pharmacy- Springfield, IL; (ii) Walgreens - Wichita, KS; (iii) CVS Pharmacy - Springfield, OH; (iv) CVS Pharmacy - Easton, PA; (v) CVS Pharmacy - Christiansburg, VA; (vi) CVS Pharmacy - New Baltimore, MI; (vii) CVS Pharmacy - Silverton, OH; (viii) CVS Pharmacy - Albertville, AL; (ix) CVS Pharmacy - New Boston, OH; (x) O’Reilly Auto Parts - Decatur, GA; and (xi) O’Reilly Auto Parts- Richmond, TX. With respect to all of such Mortgaged Properties except the Walgreens-Wichita, KS Mortgaged Property, the ROFR will apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
●	With respect to the City Brewery Mortgage Loan (3.0%), the sole tenant, City Brewing Company, LLC, which sold the City Brewery Mortgaged Property to the related borrower in a sale-leaseback transaction, has an ongoing option to repurchase the Mortgaged Property from the borrower, with a purchase price equal to (i) if a repurchase notice is delivered prior to April 8, 2027, a price calculated using a 4.85% capitalization rate applied to the following 12 months’ then current rate of base rent as of the date of the repurchase notice and (ii) if a purchase notice is delivered thereafter, a price calculated using a 5.35% capitalization rate applied to the following 12 months’ then current rate of base rent as of the date of the repurchase notice. City Brewery’s purchase option terminates on the later of (i) April 8, 2024, or (ii) the date on which there is either (a) a change in control of the related borrower or (b) one or more persons or entities that are not affiliates of the related borrower acquire, in the aggregate, 49% or more of the direct or indirect beneficial interests in the related borrower, or (c) a sale of the leased premises to a third party that is not an affiliate of the related borrower, subject in certain cases to a 30 day extension to allow repurchase. In addition, City Brewery has both a right of first refusal and a right of first offer to purchase all or any material portion of the related borrower’s interest in the Mortgaged Property. Further, the sole tenant’s lease prohibits a sale of the Mortgaged Property prior to April 8, 2024.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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●	With respect to the One Campus Martius Mortgage Loan (4.2%), borrower affiliated tenants represent approximately 55.7% of net rentable area and 63.1% of occupied underwritten rent, including but not limited to, each of the largest tenant (Rocket Mortgage (42.0% of net rentable area and 47.4% of underwritten rent), third largest tenant (Rock Ventures; 4.9% of net rentable area and 6.0% of underwritten rent) and fourth largest tenant (Building Amenities Wellness Center LLC; 3.7% of net rentable area and 4.0% of underwritten rent).
●	With respect to the 5500 South Hattie Mortgage Loan (0.7%), Western Industries Corporation, an affiliate of the borrower, is the sole tenant at the Mortgaged Property, pursuant to two separate leases. Western Industries Corporation is one of three borrower sponsors and non-recourse carveout guarantors with respect to the Mortgage Loan. In addition, the two other sponsors and carveout guarantors with respect to the Mortgage Loan, which own the borrower, are key principals of Western Industries Corporation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Katy Mills Mortgage Loan (8.4%), one of the related sponsors, Simon Property Group, L.P., owns the competitive Houston Premium Outlets mall.
●	With respect to the One Campus Martius Mortgage Loan (4.2%), affiliates of the borrower sponsor own two office buildings, known as First National Building and Ally Detroit Center, which are within the Mortgaged Property’s competitive set, as set forth in the related appraisal.
●	With respect to the Homewood Suites - Oxnard, CA Mortgage Loan (2.6%), the related sponsor is the owner of the adjacent Hilton Garden Inn Oxnard/Camarilo, which according to the appraisal is a competitive property. The appraisal also noted that there are 3 hotels including the Residence Inn Ventura Beach (125 rooms), Camarillo Conference Center Home 2 Suites by Hilton (122 rooms) and Camarillo Conference Center Embassy Suites by Hilton (155 rooms) that are under construction and which are anticipated to compete with the related Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or

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have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eight (8) of the Mortgaged Properties (12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), the borrower is permitted to rely on third party insurance provided by the single tenant at each Mortgaged Property, provided, in each case, that such insurance meets the requirements of the loan documents or the borrower provides additional insurance such that in total the insurance meets the requirements of the loan documents.
●	With respect to the One Campus Martius Mortgage Loan (4.2%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the condominium association to the extent that the borrower maintains a “master” or “blanket” policy (the “Condominium Policy”) on the improvements relating to the condominium units and/or the condominium common elements which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in the Mortgage Loan documents, including fire and hazards included within the term “extended coverage”, and is otherwise in form and
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substance reasonably satisfactory to the lender, in which case, the borrower’s obligation under the Mortgage Loan documents to maintain hazard insurance coverage on the condominium units (including, but not limited to all condominium common elements) will be deemed satisfied to the extent that the required coverage is provided by the Condominium Policy.

●	With respect to the City Brewery Mortgage Loan (3.0%), the borrower is permitted to rely on third party insurance provided by the single tenant at the Mortgaged Property, provided that such insurance meets the requirements of the loan documents or the borrower provides additional insurance such that in total the insurance meets the requirements of the loan documents.
●	In addition, with respect to the City Brewery Mortgage Loan (3.0%), terrorism insurance for the Mortgaged Property was not in place at origination. Pursuant to a post-closing agreement, the borrower is required, within 15 business days of the origination date, to deliver evidence satisfactory to the lender that terrorism insurance meeting the requirements of the loan agreement is included in the borrower’s certificate of property insurance. In addition, at origination, the insurance for the equipment at the Mortgaged Property did not name the borrower as an additional insured and did not name the lender as a mortgagee and loss payee. Pursuant to a post-closing agreement, the borrower is required, within five business days of the origination date, to deliver an updated certificate of insurance for the equipment breakdown policy listing the borrower as additional insured and the lender as mortgagee and loss payee.
●	With respect to the 2355 and 2383 Utah Avenue Mortgage Loan (1.3%), the borrower may rely on third party insurance obtained by the sole tenant provided that such insurance meets the requirements of the loan documents.
●	With respect to the Flatlands Shopping Center Mortgage Loan (0.7%), the borrower is permitted to rely on third party insurance provided by the master tenant, The Flatlands Shopping Center Associates, at the Mortgaged Property.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to Katy Mills Mortgage Loan (8.4%), the related loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-
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funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the One Bridge Street Mortgage Loan (4.8%), the title policy for the Mortgaged Property contains an exception for the right of the federal government to establish harbor, bulkhead or pierhead lines or to change or alter any such existing lines, and to remove, or complete the removal of fill and improvements thereon (including buildings or other structures) from land comprising the Mortgaged Property that now is or formerly was lying below the high-water mark of the Hudson River (as shown on the survey of the Mortgaged Property) without compensation to the borrower. The extent to which the land comprising the Mortgaged Property was formerly below the high-water mark of the Hudson River is unknown.
●	With respect to the 57 East 72nd Corporation Mortgage Loan (0.3%), the Ironclad Artists, Inc. Mortgage Loan (0.3%), the 145 Upper Corp. Mortgage Loan (0.1%) and the 71 East 77th Inc. A/K/A 71 East 77th, Inc. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.
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Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Katy Mills Mortgage Loan (8.4%), there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. In addition,
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for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a Simon “Key Principal” or an affiliate of Simon “Key Principal”, the non-recourse carveout guarantor's liability is limited to 20% of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys' fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender's rights under such guaranty.

●	With respect to the Constitution Center Mortgage Loan (7.7%), there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.
●	With respect to the Hilton Sandestin Beach Resort Mortgage Loan (4.0%), the carve-out guarantor, SH General Partner, Inc., does not have material assets other than its ownership interest in the special purpose entity borrower.
●	With respect to the Teaneck Gardens Mortgage Loan (0.5%), the related borrower is a cooperative housing corporation, therefore, there is no non-recourse carveout guarantor or separate environmental indemnitor with respect to such Mortgage Loan.

The Co-op Mortgage Loans originated by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Clifton Commons Mortgage Loan (4.6%), the mortgaged property is comprised of one co-borrower’s fee interest (approximately 21.8 acres), and another co-borrower’s leasehold interest (approximately 14 acres). There are 2 restaurant pads on the ground leased property. The leasehold portion of the mortgaged property is not a separate tax parcel; rather it is part of a larger tax parcel covering the ground lessor’s (Target’s) fee parcel (the “Target Parcel”). Pursuant to the terms of the ground lease, the borrower is required to pay its proportionate share of the taxes and the ground lessor (Target) is responsible for paying the taxes. There is a recourse carveout in the loan documents for any loss incurred as a result of the failure by the borrower or ground lessor to pay all or any portion of the real estate taxes and assessments levied or assessed or imposed against the Target Parcel.
●	With respect to the One Campus Martius Mortgage Loan (4.2%), in connection with the creation by the State of Michigan of a plan to enable the revitalization of certain brownfield properties, and the related developments of four projects located in the City of Detroit (the “Transformational Project Sites”), including the expansion of the
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Mortgaged Property which was completed in 2020, Bedrock Management Services, LLC, a sponsor affiliate, as the developer (the “Developer”), entered into a reimbursement agreement (the “Reimbursement Agreement”) with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The obligations under the Reimbursement Agreement are personal to the Developer and do not run with the land, nor are such obligations binding on the borrower (or the lender prior to or after foreclosure). As part of the Mortgage Loan documents, the sponsor delivered a waiver of claims in favor of the lender pursuant to which the Developer waives any claims relating to the Reimbursement Agreement and covenants not to bring any lawsuit against the lender in connection therewith. Additionally, the Mortgage Loan documents provide for loss recourse for any alleged claim against the lender or the Mortgaged Property in connection with the Reimbursement Agreement. The borrower does not receive, and the lender did not underwrite, any of the benefits afforded to the Developer pursuant to the Reimbursement Agreement.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-five (35) Mortgage Loans (70.5%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-one (21) Mortgage Loans (23.5%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Five (5) Mortgage Loans (6.0%) provide for an initial interest-only period that expires between forty-eight (48) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

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Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	35	$767,824,250	70.5%
Amortizing Balloon	21	256,065,483	23.5
Interest Only, Amortizing Balloon	5	65,860,000	6.0
Total	61	$1,089,749,733	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	38	$439,435,139	40.3%
6	1	25,000,000	2.3
7	1	33,000,000	3.0
9	1	84,000,000	7.7
11	20	508,314,594	46.6
Total	61	$1,089,749,733	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	26	$815,364,594	74.8%
4	4	24,002,944	2.2
5	16	213,218,025	19.6
10	15	37,164,170	3.4
Total	61	$1,089,749,733	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgage Loans are secured by first liens on, or security interests in, (except with respect to the High Street Mortgage Loan (9.2%) and the Cerritos Center Court Mortgage Loan (3.1%)) a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

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All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants and lack certain other bankruptcy remoteness protections. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the
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subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the National Cooperative Bank, N.A. Mortgage Loans, which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-six (36) Mortgage Loans (75.2%) each prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (7.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, thereafter, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of
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Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date on which the Mortgage Loan becomes freely prepayable, and thereafter such Mortgage Loan is freely prepayable.

●	Three (3) Mortgage Loans (5.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	Five (5) Mortgage Loans (4.7%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.
●	Fifteen (15) Mortgage Loans (3.4%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period commencing with the origination date, thereafter permit the related borrower to make voluntary principal prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (3.0%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period commencing with the origination date, then thereafter for a specified period of time permits the related borrower to make voluntary principal prepayments upon the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	44	59.2%
5	9	14.0
6	1	8.4
7	7	18.4
Total	61	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Co-op Mortgage Loans) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

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●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Defeasance

The terms of forty-one (41) Mortgage Loans (the “Defeasance Loans”) (collectively, 91.9%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of

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Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●	With respect to The Boulders Resort Mortgage Loan (6.9%), following the defeasance lockout period and prior to the open prepayment period, the loan documents permit the borrower to obtain the partial defeasance or, on or after the open prepayment period only, the partial prepayment of the Mortgage Loan as to certain retail portions of the Mortgaged Property in connection with the bona fide sale to an unrelated third party subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance or partial prepayment, as applicable, of the loan in an amount equal to greatest of: (A) ninety-five percent (95%) of the net proceeds of the sale of the release property, as reasonably determined by Lender; (B) $12,125,000.00 (125% of the allocated loan amount for the release property); (C) an amount that would result in the post-release debt yield for the remaining property’s being not less than the greater of (1) pre-release debt
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yield and (2) 14.0%; (D) an amount that would result in the post-release LTV of the remaining property’s being not greater than the lesser of (1) the pre-release LTV and (2) 60.0%; and (E) an amount sufficient to comply with related REMIC requirements; (iii) a rating agency confirmation; and (iv) an opinion of counsel that any partial defeasance or partial release complies with REMIC requirements.

●	With respect to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (5.5%), following the defeasance lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide arm’s length third party sale of such Mortgaged Property, upon defeasance of an amount equal to the greater of (a) 115% of the allocated loan amount of such individual Mortgaged Property and (b) 90% of the net sales proceeds of such individual property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will be not less than the greater of (a) the debt service coverage ratio of the Mortgaged Properties immediately preceding such release and (b) 1.79x; (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will be not less than the greater of (a) the debt yield of the Mortgaged Properties immediately preceding such release and (b) 9.75%; and (iii) satisfaction of REMIC related conditions.
●	With respect to the Titan Self Storage Portfolio Mortgage Loan (0.7%), following the defeasance lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide arm’s length third party sale of such Mortgaged Property, upon defeasance of an amount equal to 115% of the allocated loan amount of such individual Mortgaged Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will be not less than the greater of (a) the debt service coverage ratio of the Mortgaged Properties immediately preceding such release and (b) 1.61x; (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will be not less than the greater of (a) the debt yield of the Mortgaged Properties immediately preceding such release and (b) 10.09%; (iii) the loan-to-value ratio for the remaining Mortgaged Properties will be not greater than the lesser of (a) the loan-to-value ratio of the Mortgaged Properties immediately preceding such release and (b) 59.6%; and (iv) satisfaction of REMIC related conditions.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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Escrows

Nineteen (19) Mortgage Loans (86.1%) that are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Forty (40) Mortgage Loans (80.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-four (44) Mortgage Loans (75.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixteen (16) Mortgage Loans (24.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

With respect to the Katy Mills Mortgage Loan (8.4%), monthly reserves will be required upon the failure of a debt yield test. In lieu of such monthly reserves, under the related Mortgage Loan documents, the borrower is permitted to provide either a guaranty from the non-recourse carveout guarantor or a letter of credit in lieu of maintaining cash reserves for alterations, real estate taxes, insurance premiums, replacements and tenant rollover.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	11	$407,082,457	37.4%
Hard/In Place Cash Management	7	302,330,466	27.7
Springing	24	243,187,572	22.3
Soft/Springing Cash Management	3	94,000,000	8.6
None	16	43,149,238	4.0
Total	61	$1,089,749,733	100.0%
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The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable
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servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

With respect to the Constitution Center Mortgage Loan (7.7%), certain amenities at the building, including the cafeteria, fitness center and solar energy components of the building, are operated by taxable REIT subsidiaries of the borrower. Income from such amenities is not required to be deposited into the lockbox.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
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●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Co-op Mortgage Loans, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Other Secured Indebtedness” or “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and
●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum

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combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See
“—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Co-op Mortgage Loans permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to each of the Mortgaged Properties located in Florida (4.5%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property
●	With respect to the Katy Mills Mortgage Loan (8.4%), the related loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
●	With respect to the 5500 South Hattie Mortgage Loan (0.7%), the Mortgaged Property is encumbered by a subordinate mortgage that secures a subordinate A note in the original principal amount of $3,590,000 and a subordinate B note in the original principal amount of $1,410,000, each related to a New Markets Tax Credit financing on the Mortgaged Property. The subordinate notes have an annual interest rate of 1.4745%, payable quarterly, and a maturity date in November 4048. Additionally, a $50,000 payment is due on the subordinate B note in September 2025, which amount was reserved with the junior lender (the “Fee Reserve”) at origination of the subordinate mortgage. Quarterly principal payments based on a 23 year amortization schedule are due on both subordinate notes commencing in December 2025. Including the subordinate notes, the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield would be 100.4%, 100.4%, 1.34x and 6.1%, respectively. The investor which purchased the New Market Tax Credits has the right to put its interest in an indirect owner of the borrower to Western Industries Corporation (the recourse carveout guarantor, which is an affiliate of the borrower and is also the sole tenant at the Mortgaged Property), during a 180 day period commencing September 22, 2025, and Western Industries Corporation has a call option as to such interest if the put option is not exercised. Upon exercise of either option, the lender of the subordinate debt (the “5500 South Hattie Subordinate Lender”) would become controlled by Western Industries Corporation. There is no assurance that either option will be exercised. The 5500 South Hattie Subordinate Lender entered into an intercreditor agreement with the mortgage lender pursuant to which it agreed the subordinate notes will be subordinate to the Mortgage Loan, and that the 5550 South Hattie Subordinate Lender will not accelerate payment of the subordinate notes, take any enforcement action against the borrower or make a federal or state bankruptcy filing against the borrower until the date that is 91 days following the satisfaction in full of the Mortgage Loan. The intercreditor agreement permits the 5500 South Hattie Subordinate Lender to receive payments in accordance with the terms of the
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subordinate notes so long as no event of default or trigger event is continuing under the Mortgage Loan, to take action to enforce New Markets Tax Credits covenants against the borrower to the extent necessary to avoid or cure a recapture event, and to have sole rights to the funds in the Fee Reserve.

●	With respect to the Teaneck Gardens Mortgage Loan (0.5%), which is secured by a residential cooperative Mortgaged Property, the Mortgage Loan documents permit additional financing (including a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and satisfaction of conditions including, but not limited to, (i) such additional financing must be in a maximum principal amount not exceeding the lesser of (A) $1,000,000 and (B) an amount which, when added to the principal amount of the Teaneck Gardens Mortgage Loan, will not result in an aggregate loan to value ratio of the Teaneck Gardens Mortgage Loan and such subordinate debt in excess of 25%, (ii) the subordinate lender enters into a subordination and standstill agreement reasonably acceptable to the mortgage lender, (iii) the subordinate financing has a maturity date that is either coterminous with or extends beyond the term of the Teaneck Gardens Mortgage Loan, and (iv) if requested by the lender or any rating agency, the borrower will deliver a rating agency confirmation to the lender prior to entering into such subordinate financing.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

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Subordinate LOCs

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 7/22/2022 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Michelangelo Apts., Inc.	$4,494,944	$500,000	$0	$4,494,944	$4,994,944	28.2%	greater of 3.70% or the Prime Rate	3.98	x
Fontaine Apartment Owners Corp.	$3,990,146	$500,000	$0	$3,990,146	$4,490,146	7.7%	greater of 3.50% or the Prime Rate	7.95	x
Georgian House Owners Corp.	$3,782,000	$500,000	$0	$3,782,000	$4,282,000	11.1%	greater of 3.50% or the Prime Rate	4.01	x
57 East 72nd Corporation	$3,600,000	$600,000	$0	$3,600,000	$4,200,000	22.2%	greater of 3.75% or Prime Rate +0.25%	2.63	x
Ironclad Artists, Inc.	$3,500,000	$1,000,000	$0	$3,500,000	$4,500,000	4.0%	greater of 3.50% or the Prime Rate	15.26	x
255 Fieldston Buyers Corp.	$2,977,794	$750,000	$0	$2,977,794	$3,727,794	15.8%	greater of 3.50% or the Prime Rate	4.81	x
23830 Owners Corp.	$2,250,000	$750,000	$0	$2,250,000	$3,000,000	15.2%	greater of 3.70% or the Prime Rate	5.99	x
1175-85 East Broadway Owners, Inc.	$2,200,000	$500,000	$0	$2,200,000	$2,700,000	16.5%	greater of 3.70% or the Prime Rate	5.98	x
244-246 East 90th Street Residents, Inc.	$1,999,064	$500,000	$0	$1,999,064	$2,499,064	19.8%	greater of 3.75% or Prime Rate +0.25%	3.24	x
145 Upper Corp.	$1,348,562	$350,000	$0	$1,348,562	$1,698,562	8.7%	greater of 3.85% or Prime Rate +0.25%	6.17	x
71 East 77th Inc. A/K/A 71 East 77th, Inc.	$1,000,000	$200,000	$0	$1,000,000	$1,200,000	2.3%	greater of 3.50% or the Prime Rate	23.86	x
Corner View Association, Inc.	$1,000,000	$250,000	$0	$1,000,000	$1,250,000	6.5%	greater of 4.00% or Prime Rate +0.25%	7.05	x
Cragswold, Inc.	$997,606	$500,000	$0	$997,606	$1,497,606	6.3%	greater of 3.90% or the Prime Rate	10.41	x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of July 22, 2022.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 22, 2022 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Cragswold, Inc. Mortgage Loan (0.1%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the

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related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional subordinate debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is permitted to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur

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unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

With respect to the One Campus Martius Mortgage Loan (4.2%), the Mortgage Loan documents permit the direct or indirect owners of the borrower (other than any principal) to obtain one or more unsecured loans from affiliates of the borrower, provided each such loan is (a) unsecured, (b) payable only out of excess cash flow from the Mortgaged Property, (c) subordinate in all respects to the Mortgage Loan pursuant to a subordination and standstill agreement satisfactory to the lender in its sole discretion, and (d) without a maturity date. The aggregate amount of all unsecured loans that may be entered into without the lender’s consent may not exceed 10.0% of the aggregate unpaid principal amount of all of the Mortgage Loan at any one time.

With respect to the Hilton Sandestin Beach Resort Mortgage Loan (4.0%), loans from affiliates are permitted in an aggregate amount up to $5,000,000 for purposes benefiting the Mortgaged Property, and reasonably approved by the lender, subject to such affiliate’s entering into subordination and non-disturbance agreement in form and substance acceptable to the lender, among other things. Payments with respect to such debt may be made only from excess cash flow so long as no event of default has occurred.

With respect to the Industrial Center Building - Art Studios Mortgage Loan (1.2%), the loan document permit unsecured loans from direct or indirect owners of borrower are permitted in an aggregate amount up to $500,000, subject to certain conditions, including such member loans’ being subordinate to the mortgage loan, and customary standstill

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provisions as to enforcement of any unsecured lender claims. Payments with respect to such debt may be made only from excess cash flow so long as no event of default has occurred.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as High Street, Katy Mills, Constitution Center, The Boulders Resort, One Campus Martius, Hilton Sandestin Beach Resort, 79 Fifth Avenue and 2355 and 2383 Utah Ave is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2022-BNK42 PSA” means the pooling and servicing agreement that governs the servicing of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan.

“BMARK 2022-B36 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the One Campus Martius Whole Loan.

“CGCMT 2022-GC48 PSA” means the pooling and servicing agreement that governs the servicing of the 79 Fifth Avenue Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“MSC 2022-L8 PSA” means the pooling and servicing agreement that governs the servicing of the Constitution Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Constitution Center Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

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The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
High Street	Serviced	Note A-1	Control	$100,000,000	BANK 2022-BNK43
		Note A-2	Non-Control	$38,395,000	Wells Fargo Bank, National Association
Katy Mills	Serviced	Note A-1	Control	$91,000,000	BANK 2022-BNK43
		Note A-2	Non-Control	$39,000,000	JPMorgan Chase Bank, National Association
Constitution Center	Non-Serviced	Note A-1	Non-Control	$80,000,000	BANK 2022-BNK41
		Note A-2-1	Non-Control	$6,000,000	BANK 2022-BNK42
		Note A-2-2	Non-Control	$44,000,000	BANK 2022-BNK43
		Note A-2-3	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$50,000,000	BANK 2022-BNK42
		Note A-4	Non-Control	$40,000,000	BANK 2022-BNK43
		Note A-5	Non-Control	$40,000,000	MSC 2022-L8
		Note A-6	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
		Note A-7	Non-Control	$30,000,000	BANK 2022-BNK41
		Note A-8	Non-Control	$20,000,000	BANK 2022-BNK42
		Note A-9	Non-Control	$28,000,000	MSC 2022-L8
		Note B-1(3)	Control	$16,000,000	Sun Life Assurance Company of Canada
		Note B-2(3)	Control	$16,000,000	Sun Life Insurance (Canada) Limited
		Note B-3(3)	Control	$20,000,000	Sun Life Hong Kong Limited
The Boulders Resort	Serviced	Note A-1	Control	$75,000,000	BANK 2022-BNK43
		Note A-2	Non-Control	$25,000,000	Column Financial, Inc.
One Campus Martius	Non-Serviced	Note A-1	Control	$50,000,000	BMARK 2022-B36(4)
		Note A-2	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$25,000,000	JPMorgan Chase Bank, National Association
		Note A-4	Non-Control	$15,800,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
		Note A-6	Non-Control	$46,200,000	BANK 2022-BNK43
		Note A-7	Non-Control	$25,000,000	Morgan Stanley Bank, N.A.
		Note A-8	Non-Control	$16,000,000	Morgan Stanley Bank, N.A.
Hilton Sandestin Beach Resort	Non-Serviced	Note A-1	Control	$76,000,000	BANK 2022-BNK42
		Note A-2	Non-Control	$20,000,000	BANK 2022-BNK43
		Note A-3	Non-Control	$24,000,000	BANK 2022-BNK43
79 Fifth Avenue	Non-Serviced	Note A-1-1	Control	$50,000,000	CGCMT 2022-GC48
		Note A-1-2	Non-Control	$23,000,000	BMO 2022-C2
		Note A-1-3	Non-Control	$23,000,000	BMARK 2022-B36(4)
		Note A-2-1	Non-Control	$70,000,000	BANK 2022-BNK42
		Note A-2-2	Non-Control	$13,000,000	BANK 2022-BNK43
		Note A-2-3-1	Non-Control	$12,000,000	BANK 2022-BNK43
		Note A-2-3-2	Non-Control	$1,000,000	BANK 2022-BNK42
		Note A-3-1	Non-Control	$25,000,000	BMARK 2022-B36(4)
		Note A-3-2	Non-Control	$11,500,000	BMARK 2022-B36(4)
		Note A-3-3	Non-Control	$11,500,000	BMARK 2022-B36(4)
2355 and 2383 Utah Ave	Non-Serviced	Note A-1	Control	$71,000,000	BANK 2022-BNK42
		Note A-2	Non-Control	$14,000,000	BANK 2022-BNK43

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
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(2)	The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.
(3)	The controlling holder will be collectively the holders of Constitution Center note B-1, note B-2 and note B-3; provided that (i) a Constitution Center Control Appraisal Event has not occurred and (ii) no Constitution Center Note B holder is a Borrower Party with respect to the Constitution Center Whole Loan; provided, further, that if either of the conditions set forth in clauses (i) and (ii) above is not satisfied, the controlling holder will be the holder of Note A-5. See “—The Non-Serviced AB Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan”.
(4)	The BMARK 2022-B36 transaction is expected to close on or prior to the Closing Date.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale
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of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to

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protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu

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Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari

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Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or

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take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loans

The Constitution Center Pari Passu-A/B Whole Loan

General

The Constitution Center Mortgage Loan (7.7%) is part of a whole loan structure (the “Constitution Center Whole Loan”) comprised of 14 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Constitution Center Mortgage Loan is evidenced by promissory note A-2-2 and promissory note A-4, with an aggregate Cut-off Date Balance of $84,000,000 (together, the “Constitution Center Mortgage Loan”). The Constitution Center Whole Loan consists of (i) the Constitution Center Mortgage Loan, (ii) promissory note A-1, promissory note A-2-1, promissory note A-2-3, promissory note A-3, promissory note A-5, promissory note A-6, promissory note A-7, promissory note A-8 and promissory note A-9 (collectively, the “Constitution Center Pari Passu Companion Loans”, and, together with the Constitution Center Mortgage Loan, “Constitution Center Note A”, and each, a “Constitution Center Note A”), and (iii) promissory note B-1 (“Constitution Center Note B-1”), promissory note B-2 and promissory note B-3 (collectively, the “Constitution Center Subordinate Companion Loans” or “Constitution Center Note B”).

The Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans are generally pari passu in right of payment with each other. The Constitution Center Subordinate Companion Loans are generally subordinate in right of payment to the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans. Only the Constitution Center Mortgage Loan is included in the issuing entity. Promissory note A-5 and promissory note A-9 were contributed to the MSC 2022-L8 securitization. Promissory note A-1 and promissory note A-7 were contributed to the BANK 2022-BNK41 securitization. Promissory note A-2-1 and promissory note A-3 and promissory note A-8 were contributed to the BANK 2022-BNK42 securitization. The Constitution Center Subordinate Companion Loans are held by Sun Life Assurance Company of Canada, Sun Life Insurance (Canada) Limited and Sun Life Hong Kong Limited.

The promissory notes evidencing Constitution Center Whole Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans at a rate equal to 3.0494% per annum and on the Constitution Center Subordinate Companion Loans at a rate equal to 3.9200% per annum. For purposes of the information presented in this prospectus with respect to the Constitution Center Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Constitution Center Pari Passu Companion Loans and does not take into account the Constitution Center Subordinate Companion Loans.

The rights of the holders of the promissory notes evidencing the Constitution Center Whole Loan are subject to an Intercreditor Agreement (the “Constitution Center Intercreditor Agreement”). The following summaries describe certain provisions of the Constitution Center Intercreditor Agreement.

Servicing

The Constitution Center Whole Loan will be serviced pursuant to the terms of the MSC 2022-L8 PSA by Midland Loan Services, a Division of PNC Bank, National Association, as

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master servicer (the “Constitution Center Master Servicer”) and LNR Partners, LLC, as special servicer (the “Constitution Center Special Servicer”) and in accordance with the terms of the Constitution Center Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Constitution Center Mortgage Loan”. Wilmington Trust, National Association, as trustee under the MSC 2022-L8 PSA is referred to herein as the “Constitution Center Trustee”.

Application of Payments

Distributions. Generally, as long as no Constitution Center Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Constitution Center Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Constitution Center Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the holder of promissory note A-5 (or the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable), all unreimbursed costs and expenses paid by the Constitution Center promissory note A-5 holder (or paid or advanced by the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable) with respect to the Constitution Center Whole Loan, including unreimbursed advances made by the holders of the Constitution Center Mortgage Loan or the Constitution Center Pari Passu Companion Loans and interest thereon;
●	second, to the Constitution Center Master Servicer and the Constitution Center Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Constitution Center Whole Loan under the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;
●	third, pro rata, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);
●	fourth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on their respective initial principal balances), any principal payments received on the Constitution Center Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of the respective promissory notes;
●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the
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Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to Constitution Center Note A as described below under “—Workout”, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note A, and second, to the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Constitution Center Subordinate Companion Loans as described below under “—Workout”, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Constitution Center Subordinate Companion Loans;

●	sixth, to the Constitution Center Note B holders (or any persons acting on their behalf), up to the amount of any unreimbursed advances or cure payments made by the Constitution Center Note B holders and interest thereon at the advance rate and all unreimbursed costs and expenses paid by such holders (or any persons acting on their behalf), in each case, with respect to the Constitution Center Whole Loan pursuant to the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;
●	seventh, any interest accrued at the mortgage loan default rate on the Constitution Center Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Constitution Center Whole Loan at the non-default interest rate, first, to the Constitution Center Note A holders (subject to the allocation of such amount pursuant to the terms of the MSC 2022-L8 PSA) on a pro rata and pari passu basis, in an amount calculated on the principal balance of Constitution Center Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note A over the non-default interest rate for Constitution Center Note A; and second, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the applicable Constitution Center Note B principal balances prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note B over the non-default interest rate for Constitution Center Note B;
●	eighth, any prepayment premiums received on the Constitution Center Whole Loan will be applied (a) first, to payment of the prepayment premiums due on each Constitution Center Note A, on a pro rata basis according to the respective amounts due to them under the loan agreement; and (b) second, to payment of prepayment premiums due on each Constitution Center Note B, on a pro rata basis according to the respective amounts due to them under the loan agreement;
●	ninth, to the extent not payable to the Constitution Center Master Servicer or the Constitution Center Special Servicer as additional servicing compensation under the MSC 2022-L8 PSA, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and
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●	tenth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a Constitution Center Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Constitution Center Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Constitution Center Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the holder of promissory note A-5 (or the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable), all unreimbursed costs and expenses paid by the Constitution Center promissory note A-5 holder (or paid or advanced by the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable) with respect to the Constitution Center Whole Loan, including unreimbursed advances made by the holders of the Constitution Center Mortgage Loan or the Constitution Center Pari Passu Companion Loans and interest thereon;
●	second, to the Constitution Center Master Servicer and the Constitution Center Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Constitution Center Whole Loan under the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;
●	third, to the Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to their respective amounts of accrued and unpaid interest on the principal balance of Constitution Center Note A at the related interest rate (net of any applicable servicing fees), with respect to their respective notes;
●	fourth, to the Constitution Center Note A holders, in an amount equal to the outstanding principal balance of Constitution Center Note A, until such principal balance has been reduced to zero with respect to their respective notes on a pro rata and pari passu basis;
●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to Constitution Center Note A as described below under “—Workout”, plus interest thereon at the Constitution Center Note A interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note A;
●	sixth, to the Constitution Center Note B holders (or any persons acting on their behalf), up to the amount of any unreimbursed advances or cure payments made by
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the Constitution Center Note B holders and interest thereon at the advance rate and all unreimbursed costs and expenses paid by such holders (or any persons acting on their behalf), in each case, with respect to the Constitution Center Whole Loan pursuant to the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;

●	seventh, to the holders of the Constitution Center Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance of Constitution Center Note B at the related interest rate (net of any applicable servicing fees);
●	eighth, to the holders of the Constitution Center Subordinate Companion Loans, in an amount equal to the outstanding principal balance of Constitution Center Note B, until such principal balance has been reduced to zero;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Constitution Center Note B holders as described below under “—Workout”, plus interest thereon at the Constitution Center Note B interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note B;
●	tenth, any interest accrued at the mortgage loan default rate on the Constitution Center Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Constitution Center Whole Loan at the non-default interest rate, first, to the Constitution Center Note A holders (subject to the allocation of such amount pursuant to the terms of the MSC 2022-L8 PSA), on a pro rata and pari passu basis, in an amount calculated on the principal balance of Constitution Center Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note A over the non-default interest rate for Constitution Center Note A and second, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the applicable Constitution Center Note B principal balances prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note B over the non-default interest rate for Constitution Center Note B;
●	eleventh, any prepayment premiums received on the Constitution Center Whole Loan will be applied (a) first, to payment of the prepayment premiums due on each Constitution Center Note A, on a pro rata basis according to the respective amounts due to them under the loan agreement; and (b) second, to payment of prepayment premiums due on each Constitution Center Note B, on a pro rata basis according to the respective amounts due to them under the loan agreement;
●	twelfth, to the extent not payable to the Constitution Center Master Servicer or the Constitution Center Special Servicer as additional servicing compensation under the MSC 2022-L8 PSA, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash
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flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	thirteenth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

“Constitution Center Triggering Event of Default” means (i) any event of default with respect to an obligation of the Constitution Center Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the Constitution Center Whole Loan to become a specially serviced loan (other than any imminent event of default). A Constitution Center Triggering Event of Default will not exist to the extent the Constitution Center Note B holders are exercising their cure rights as described below and the applicable cure period has not expired.

Consultation and Control

Consent Rights of the Constitution Center Controlling Holder. Pursuant to the Constitution Center Intercreditor Agreement, the Constitution Center Controlling Holder (as defined below) is entitled to consent to the Constitution Center Master Servicer’s or the Constitution Center Special Servicer’s taking (as the case may be), subject to the applicable servicing standard, of major decisions under the MSC 2022-L8 PSA (“Constitution Center Major Decisions”).

Notwithstanding the foregoing, if the Constitution Center Master Servicer or the Constitution Center Special Servicer, as applicable, reasonably determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the Constitution Center Whole Loan (as a collective whole), the Constitution Center Master Servicer or the Constitution Center Special Servicer may take any such action without waiting for the Constitution Center Controlling Holder’s response. In addition, no advice, direction or objection from or by the Constitution Center Controlling Holder may (and the Constitution Center Master Servicer and the Constitution Center Special Servicer will be required to ignore and act without regard to any such advice, direction or objection that it has determined, in its reasonable, good faith judgment, will) require or cause it to violate any provision of the Constitution Center Intercreditor Agreement, the related mortgage loan documents or the MSC 2022-L8 PSA, including each of the Constitution Center Master Servicer’s and the Constitution Center Special Servicer’s obligation to act in accordance with the applicable servicing standard.

Consultation Rights of Non-Controlling Holders Following a Constitution Center Control Appraisal Event. If, due to the occurrence and continuance of a Constitution Center Control Appraisal Event, the MSC 2022-L8 securitization trust as holder of the Constitution Center promissory note A-5 is the Constitution Center Controlling Holder, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, will be required to (i) provide copies of any notice, information and report that it is required to provide to the MSC 2022-L8 directing certificateholder with respect to any Constitution Center Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Constitution Center Whole Loan, to each Constitution Center Note A holder (or its representative), within the same time frame it is required to provide to the MSC 2022-L8 directing certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the MSC 2022-L8 directing certificateholder due to the occurrence of a control termination event or a consultation termination event) and (ii) use reasonable efforts to consult each Constitution Center Note A holder (or its

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representative) on a strictly non-binding basis, to the extent that, having received such notices, information and reports, such holder (or its representative) requests consultation with respect to any such Constitution Center Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Constitution Center Whole Loan, and consider alternative actions recommended by such holder (or its representative); provided that after the expiration of a period of 10 business days from the delivery to such holder (or its representative) by the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the MSC 2022-L8 directing certificateholder, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, will no longer be obligated to consult such holder (or its representative), whether or not such holder (or its representative) has responded within such 10 business day period (unless, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Constitution Center Note A holder (or its representative) set forth in the immediately preceding sentence, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, may take any Constitution Center Major Decision or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect thereto is necessary to protect the interests of the note holders. The Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by a Constitution Center Note A holder (or its representative).

The Controlling Holder

The “Constitution Center Controlling Holder” will be the holders of Constitution Center Note B (collectively); provided that (i) a Constitution Center Control Appraisal Event has not occurred and (ii) no Constitution Center Note B holder is a Borrower Party with respect to the Constitution Center Whole Loan; provided, further, that if either of the conditions set forth in clauses (i) and (ii) above is not satisfied, the Constitution Center Controlling Holder will be the holder of the Constitution Center promissory note A-5. A “Constitution Center Control Appraisal Event” will exist with respect to Constitution Center Note B if and for so long as (A) the origination date principal balance of Constitution Center Note B, together with any Constitution Center Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to the Constitution Center Subordinate Companion Loans) is less than (B) 25% of the origination date principal balance of Constitution Center Note B (less payments of principal allocated to the Constitution Center Subordinate Companion Loans).

With respect to any right or option granted under the Constitution Center Intercreditor Agreement to the Constitution Center Note B holders or any group of Constitution Center Note B holders, the exercise of such right or option is required to be effected under the Constitution Center Intercreditor Agreement by delivery of a written notice of such exercise from the Constitution Center Note B-1 holder. Any notices or directions entitled to be given under the Constitution Center Intercreditor Agreement by the Constitution Center Note B holders or any group of Constitution Center Note B holders must be evidenced by a written notice from the Constitution Center Note B-1 holder.

Collateral Posting Rights. If a Constitution Center Control Appraisal Event would otherwise result in the holders of Constitution Center Note B losing their status as the

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Constitution Center Controlling Holder, such note holders will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit, in either case with the Constitution Center Trustee as the beneficiary and in a form that is acceptable to the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, held by or on behalf of the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, within 45 days after the receipt of the relevant appraisal (such collateral, “Constitution Center Threshold Event Collateral”). Constitution Center Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the Constitution Center Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the Constitution Center Whole Loan will be allocated, first to reduce principal balances of the Constitution Center Subordinate Companion Loans (on a pro rata and pari passu basis), and second to reduce the principal balances of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof. If at any time an appraisal reduction exists that would result in a Constitution Center Control Appraisal Event, or at any time after the delivery of Constitution Center Threshold Event Collateral, the Constitution Center Controlling Holder will be entitled, at its cost, to obtain and deliver, or direct the Constitution Center Master Servicer (or Constitution Center Special Servicer, as the case may be), to obtain and deliver, to the Constitution Center Master Servicer, the Constitution Center Controlling Holder and the Constitution Center Trustee (if applicable) an appraisal (a “Constitution Center Supplemental Appraisal”) that satisfies the appraisal requirements for any such appraisal as set forth in the MSC 2022-L8 PSA. After the first Constitution Center Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable appraisal reduction, the Constitution Center Controlling Holder will have the right, at its own cost, to request, in writing, that the Constitution Center Special Servicer obtain an additional Constitution Center Supplemental Appraisal, which request is required to set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one Constitution Center Supplemental Appraisal of the Mortgaged Property may be requested by the Constitution Center Controlling Holder within the same six-month period. Upon receipt of a Constitution Center Supplemental Appraisal, the Constitution Center Master Servicer (or Constitution Center Special Servicer, as the case may be) will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the Constitution Center Whole Loan. If, as a result of such calculation based on a Constitution Center Supplemental Appraisal, a Constitution Center Control Appraisal Event is no longer deemed to exist, then the Constitution Center Note B holders, collectively, will be reinstated as the Constitution Center Controlling Holder. Until the appraisal reduction is recalculated based on such Constitution Center Supplemental Appraisal, as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any Constitution Center Controlling Holder will be in addition to any appraisals that the Constitution Center Special Servicer may otherwise be required to obtain in accordance with the applicable servicing standard upon the occurrence of any material change or that the Constitution Center Special Servicer is otherwise required or permitted to order under the MSC 2022-L8 PSA without regard to any appraisal requests made by any Constitution Center Controlling Holder.

Rights of the Constitution Center Note B Holders.

The holders of Constitution Center Note B have certain rights under the Constitution Center Intercreditor Agreement, including, among others, the rights described below.

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Cure Rights. The Constitution Center Note B holders (other than any such holder that is the related borrower or an affiliate thereof), have the right to cure monetary events of default (within 10 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) with respect to the Constitution Center Whole Loan. No more than 12 events of default may be cured over the life of the Constitution Center Whole Loan, no more than 6 consecutive events of default may be cured, and no more than 6 events of defaults (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent scheduled payment, such cure will be deemed completed on the next loan payment date. So long as the Constitution Center Note B holders are exercising a cure right and the cure period has not expired, the Constitution Center Master Servicer, the Constitution Center Special Servicer and the Constitution Center Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Constitution Center Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Constitution Center Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments—Distributions.”

Purchase Option. At any time that the Constitution Center Whole Loan becomes and remains in default, upon written notice, the Constitution Center Note B holders have the right to purchase the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans, at a price generally equal to their aggregate unpaid principal balance, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed Advances made by the holders of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans, and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such purchased notes.

Such purchase option will terminate on the earliest date to occur of (i) the cure of the event or circumstance resulting in the related event of default, (ii) consummation of a foreclosure in respect of the Mortgaged Property, except that if the Constitution Center Special Servicer intends to accept a deed in lieu of foreclosure, the Constitution Center Note B holders will have 30 days from the date of notice thereof to exercise their purchase option and 10 business days from delivery of such purchase notice to consummate the purchase, and (iii) the modification of the Constitution Center mortgage loan documents effected in accordance with the Constitution Center Intercreditor Agreement in consummation of a workout of the Constitution Center Whole Loan and the MSC 2022-L8 PSA.

Workout

Notwithstanding anything to the contrary, if the Constitution Center Master Servicer or the Constitution Center Special Servicer, as applicable, in connection with a workout of the Constitution Center Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans or the Constitution Center Subordinate Companion Loans) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the Constitution Center Master Servicer or the Constitution Center Special Servicer pursuant to the terms of the MSC 2022-L8 PSA or (iv) any other adjustment is made to any of the payment terms of the Constitution Center Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the holders

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of the Constitution Center Subordinate Companion Loans (up to the principal balance of Constitution Center Note B, together with accrued interest thereon and any other amounts due such holders, which amounts will be applied to the holders of the Constitution Center Subordinate Companion Loans on a pro rata and pari passu basis) and second, by the holders of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans on a pro rata and pari passu basis (up to the principal balance of Constitution Center Note A, together with accrued interest thereon at the applicable interest rate and any other amounts due such holders), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the Constitution Center Whole Loan becomes a defaulted mortgage loan under the MSC 2022-L8 PSA, and if the Constitution Center Special Servicer decides to sell such defaulted mortgage loan, then the Constitution Center Special Servicer will be required to sell such defaulted mortgage loan in accordance with the procedures set forth in the MSC 2022-L8 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Constitution Center Mortgage Loan” in this prospectus. A sale of any Constitution Center Subordinate Companion Loan under such provisions would require the consent of the holder thereof.

Special Servicer Appointment Rights

The Constitution Center Controlling Holder may remove the existing special servicer for the Constitution Center Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the MSC 2022-L8 PSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2022 and ending on the hypothetical Determination Date in August 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

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together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A. on or about August 25, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately

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$81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2021, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $10.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,695 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $60.1 billion, which were included in 190 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have

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affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may

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originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily

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rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
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●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be
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required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 79 Fifth Avenue Mortgage Loan (2.3%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except

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that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence

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questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2019 to March 31, 2022 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.89	0	0.00	0.00	1	30,761,712.00	3.89
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.89	0	0.00	0.00	1	30,761,712.00	3.89

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(12)(13)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.94	0	0.00	0.00	4	7,228,000.00	1.94

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.94	0	0.00	0.00	4	7,228,000.00	1.94

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation (14)(15)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation (16)(17)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(18)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	4.80	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	4.80	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			833	3,396,680,684.74		10	86,647,072.00		0	0.00		1	32,100,000.00		9	50,292,215.00		0	0.00		9	50,292,215.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor)
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acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.
(12)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.
(13)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.
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(14)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.
(15)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.
(16)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.
(17)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.
(18)	Argentic Services Company LP, as special servicer for Loan No. 6 (350 East 52nd Street, the "Loan") claimed in a letter dated February 25, 2022, that Barclays Bank PLC ("Barclays", as the Mortgage Loan Seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to a Material Defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic repurchase request and noted it is reviewing the related circumstances to determine its course of action.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2022 through March 31, 2022 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 10, 2022, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 10, 2022, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $26,665,729.69 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (34.1%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

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MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2021.

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Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2022, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing mortgage loans in the aggregate original principal amount of approximately $102,490,068,932.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

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Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified
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environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental assessment with respect to a mortgaged property, a Phase II environmental assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical
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building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and

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attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms

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and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the One Campus Martius Whole Loan co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the One Campus Martius Whole Loan, co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.)in accordance with the Morgan Stanley Group’s origination procedures and

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underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2019 and ending March 31, 2022, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2022 through March 31, 2022 was set forth in a Form ABS-15G filed by MSMCH on May 13, 2022. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator (2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period) (5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
Aggregate Total			67	772,319,208		1	11,139,689		0	-		0	-		0	-		1	11,139,689		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2019 through March 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2019 through March 31, 2022.
(6)	Includes demands received during and prior to the reporting period from April 1, 2019 through March 31, 2022 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2019 through March 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
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(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2019 through March 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2022 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2022 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of March 31, 2022 was zero.
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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $18,606,215.92 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2018	2019	2020	2021	As of 6/30/2022
Multifamily	$398,925,000	$865,834,000	$412,820,000	$1,576,830,000	$223,565,000
Office	1,760,222,500	3,219,527,500	805,375,000	2,238,206,667	591,310,000
Retail	1,377,112,634	1,434,905,387	1,055,850,000	529,055,000	554,209,375
Industrial	1,317,920,000	2,670,170,250	292,725,000	4,255,654,000	1,375,156,229
Manufactured Housing	150,480,000	62,075,000	12,950,000	197,260,000	59,735,000
Self Storage	511,986,250	185,248,500	210,841,250	303,825,400	106,717,500
Lodging	2,076,288,000	2,387,905,000	270,500,000	970,000,000	877,060,000
Mixed Use	182,040,000	123,515,000	219,725,000	139,610,000	0
Other	192,300,000	0	7,500,000	402,510,992	0
Total	$7,967,274,384	$10,949,180,637	$3,288,286,250	$10,612,952,059	$3,787,753,104

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

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Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.
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In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A

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complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the
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annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will

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consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or
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state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or
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a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Katy Mills Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Bank of America and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Katy Mills Mortgage Loan (8.4%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

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●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related

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purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America

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and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2019, and ending March 31, 2022, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2022 through March 31, 2022 was set forth in a Form ABS-15G filed by Bank of America on May 11, 2022. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	16,985,342.93	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	72,898,886.60	85.92	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	8,220,279.30	9.69	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	9.67	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.39	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	343,081,644.56	49.42	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	237,294,226.17	34.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	113,863,298.56	16.40	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	846,229.966.00	100.00	1	149,999,944.00	17.73	0	0	0.00	0	0	0.00	1	149,999,944.00	17.73	0	0	0.00	0	0	0.00
Commercial Mortgages Total			665	1,642,299,364.85		1	149,999,944.00		0	0		0	0		4	158,220,273.30		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2019 to March 31, 2022. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2022, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2022, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2019 to March 31, 2022. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
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(4)	Includes assets for which any of the following situations apply as of March 31, 2022:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2022;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2019 to March 31, 2022.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2022.
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2022.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2022, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 11, 2022. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 11, 2022. The Central Index Key Number of BAMLCM is 0001005007.
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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $9,215,541.04 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with

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the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $20,762,884 (1.9%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 82nd commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2022, National Cooperative Bank, N.A. and its affiliates sold approximately $7.8 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2022, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.3 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Thirteen (13) of the Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (2.8%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no

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assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

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Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent

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regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

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In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

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Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information

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collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

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The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 14, 2022. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2019 to March 31, 2022, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

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The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2022-BNK43 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not

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deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2022, WTNA served as trustee on over 2,149 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $669 billion, of which approximately 882 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $615 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

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The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.096 billion (USD) in assets as of December 31, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

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On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2021, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,146 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $659 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2021, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 348,000 commercial mortgage loan files.

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Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast

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commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest and expected to be the initial Risk Retention Consultation Party, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iv) the general master servicer under the Bank 2022-BNK42 PSA, pursuant to which each of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan is serviced and (v) the current holder of one or more Companion Loans relating to the High Street Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 6/30/2022
By Approximate Number:	30,931	30,536	29,704	29,052
By Approximate Aggregate Unpaid Principal Balance (in billions):	$594.17	$601.82	$619.35	$618.96

Within this portfolio, as of June 30, 2022, are approximately 22,557 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $488.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2022, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

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The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
YTD Q2 2022	$454,772,958,606	$1,275,077,615	0.28%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

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Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

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A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $26,665,729.69 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transaction. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

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The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to fifteen (15) of the Mortgage Loans (3.4%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2022, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.506 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2022, National Cooperative Bank, N.A. had total assets of $3,228.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.24%.  For the quarter ended March 31, 2022, National Cooperative Bank, N.A. reported net income of $4.7 million (unaudited). As of December 31, 2021, National Cooperative Bank, N.A. had total assets of $3,166.6 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.45%. For the year ended December 31, 2021, National Cooperative Bank, N.A. reported net income of $53.8 million.

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National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2019(1)	2020(1)	2021(1)	2022(2)
By Approximate Number:	3,398	3,450	3,511	3,486
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.4 billion	$5.68 billion	$5.697 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2022.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2022, are approximately 1,328 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.506 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2022, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the

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processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2019	$2,237,012,724	$97,256.00	0.004%
Calendar Year 2020	$2,511,959,089	$417,969.00	0.017%
Calendar Year 2021	$2,945,929,361	$241,906.63	0.008%
Calendar Year 2022**	$3,134,392,390	$506,710.91	0.016%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of June 30, 2022.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.
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Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to

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time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”), is expected to initially be appointed as the general special servicer under the PSA, and in such capacity, Greystone Servicing will be responsible for the servicing and administration of the Specially Serviced Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, Non-Serviced Mortgage Loans and Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions relating to the Mortgage Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, any Non-Serviced Mortgage Loans and any Excluded Special Servicer Loans) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186 and the principal commercial mortgage special servicing offices

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of Greystone Servicing are located at 5221 N. O’Connor Boulevard Suite 800, Irving, Texas 75039.

Greystone Servicing, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is 51% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and 40% indirectly owned, through Cushman Wakefield Greystone LLC, by Cushman and Wakefield, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”). Greystone Servicing has a special servicer rating of CSS2+ from Fitch Ratings Inc. and a special servicer rating of MOR CS1 from DBRS Morningstar. Greystone Servicing is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “Strong” by S&P.

As of May 31, 2022, Greystone Servicing was the named special servicer for approximately 76 transactions representing approximately 1,833 first mortgage loans, with an aggregate stated principal balance of approximately $23.5 billion. Of those 76 transactions, 57 are commercial mortgage-backed securities transactions representing approximately 954 first mortgage loans, with an aggregate stated principal balance of approximately $17.3 billion. The remaining nineteen transactions are made up of three CLOs, two SASBs, twelve SBL Freddie Mac and two K-series Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing was administering approximately 62 active specially serviced assets with a stated principal balance of approximately $1.5 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002) and through May 31, 2022, Greystone Servicing (including C-III Asset Management LLC (“C-III”) and C-III’s predecessor entities’, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,688 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $58.5 billion.

Greystone Servicing has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the PSA for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Serviced Mortgage Loans or the Serviced Companion Loans. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Serviced Mortgage Loans, the Serviced Companion Loans, or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the servicing standard under the PSA.

There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets

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governed by the PSA, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone Servicing was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the certificates.

Greystone Servicing (including C-III as and C-III’s predecessor entities described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage backed securities transactions from 2019 through May 31, 2022.

Portfolio Size – CMBS Special Servicing	2019(1)	2020(1)	2021(1)	2022(2)
Total	$2.6 billion	$3.6 billion	$1.9 billion	$1.5 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of May 31, 2022.

Greystone Servicing may enter into one or more arrangements with a controlling class certificateholder, a directing certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as special servicer under the PSA and/or any related co-lender agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties under the PSA.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

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There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone, or an affiliate, assisted Greystone Investment Capital LLC, or an affiliate with due diligence with respect to the mortgage loan pool.

Except for (i) Greystone Investment Capital LLC or its affiliate, the entity that is expected to purchase 100% of the Class F, Class G and Class H Certificates, being an affiliate of Greystone Servicing and (ii) Greystone Investment Capital LLC or its affiliate, the entity that is expected to be appointed as the initial directing certificateholder, being an affiliate of Greystone Servicing, Greystone Servicing is not an affiliate of the depositor, either master servicer, the certificate administrator, the operating advisor, the asset representations reviewer, any originator or any other material party related to the transaction. As of the Closing Date, to Greystone Servicing’s knowledge, neither Greystone Servicing nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its related rights as special servicer under the PSA and the purchase of 100% of the Class F, Class G and Class H Certificates by Greystone Investment Capital LLC or its affiliate, an affiliate of Greystone Servicing.

The foregoing information regarding Greystone Servicing Company LLC under this heading “Transaction Parties—The Special Servicers—Greystone Servicing Company LLC” has been provided by Greystone Servicing Company LLC.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to fifteen (15) of the Mortgage Loans (3.4%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2022, National Cooperative Bank, N.A. had total assets of $3,228.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.24%.  For the quarter ended March 31, 2022, National Cooperative Bank, N.A. reported net income of $4.7 million (unaudited). As of December 31, 2021, National Cooperative Bank, N.A. had total assets of $3,166.6 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.45%. For the year ended December 31, 2021, National Cooperative Bank, N.A. reported net income of $53.8 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

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National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2019(1)	2020(1)	2021(1)	2022(2)
By Approximate Number:	3,398	3,450	3,511	3,486
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.4 billion	$5.68 billion	$5.697 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2022.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2022, are approximately 1,328 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.506 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2022, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2022, National Cooperative Bank, N.A. was named the special servicer in approximately 56 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.120 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2019 to June 30, 2022.

Portfolio Size – CMBS Special Servicing	2019(1)	2020(1)	2021(1)	2022(2)
Total	$8,157,140	$8,951,817	$3,166,072	$0

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of June 30, 2022.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and

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procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements. This remote working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to

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reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

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The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of June 30, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 264 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $259 billion. As of June 30, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 108 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $105 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction

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parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America, National Association is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, Morgan Stanley Bank, N.A. and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $54,487,486.65, representing at least 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Bank of America will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Morgan Stanley Bank, N.A. and Wells Fargo Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Bank of America, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $9,215,541.04 Certificate Balance of the RR Interest, representing approximately 16.9% of the aggregate Certificate Balance of all of the outstanding RR Interest.  Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, $26,665,729.69 Certificate Balance of the RR Interest, representing approximately 48.9% of the aggregate Certificate Balance of all of the outstanding RR Interest and representing at least 20% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 48.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal or greater than

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to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $18,606,215.92 Certificate Balance of the RR Interest, representing approximately 34.1% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., originated approximately 34.1% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America, National Association) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or Certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described in this “Credit Risk Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

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RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

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The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is

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equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-BNK43 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-

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X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Non-Retained Certificates (other than the Class X Certificates, the Class R certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$16,160,000
A-2	$46,018,000
A-3	$3,443,000
A-SB	$23,908,000
A-4(1)	(1)(2)
A-5(1)	(1)(2)
X-A	$724,683,000
X-B	$195,406,000
A-S(1)	$100,938,000 (1)
B(1)	$50,469,000 (1)
C(1)	$43,999,000 (1)
Non-Offered Certificates
X-D	$50,469,000
D	$28,470,000
E	$21,999,000
F	$20,705,000
G	$10,353,000
H	$33,646,246
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$54,487,486.65

(1)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(2)	The exact initial Certificate Balances or Notional Amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial Certificate Balances or Notional Amount of each class of Class A-4 Exchangeable Certificates and Class A-5
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Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial Certificate Balance of the Class A-4 and Class A-5 trust components is expected to be approximately $635,154,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-5 trust component.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $724,683,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $195,406,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $50,469,000.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

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The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Grantor Trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2022.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

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Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the
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extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates (other than the Class R certificates) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

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“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates (other than the Class R certificates) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)   to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in

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clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 Trust Component is reduced to zero;

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to

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an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Required Credit Risk Retention Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Required Credit Risk Retention Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates (other than the Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

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The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the

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Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

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On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (7) to the table under “Summary of Certificates”	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$100,938,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$50,469,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$43,999,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B”

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designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-4 Exchangeable Certificates	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
Class A-5 Exchangeable Certificates	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-5 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and Class A-5 Trust Components discussed in footnote (7) to the table under “Summary of Certificates”) are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

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Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

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Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

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provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by

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borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

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Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)        all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with

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respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the

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accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

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Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-D, Class F, Class G, Class H and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

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(2) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class

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A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

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(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and

(y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium;

provided, however, that after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E Certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components have been reduced to zero, the Non-Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated among the holders of the Class F, Class G and Class H Certificates as provided in the Pooling and Servicing Agreement.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
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●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	May 2027
Class A-2	August 2027
Class A-3	July 2029
Class A-SB	March 2032
Class A-4	NAP – June 2032(1)
Class A-5	July 2032 – July 2032(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2032
Class B	August 2032
Class C	August 2032

(1)	The range of assumed final distribution dates is based on the initial Certificate Balance of the Class A-4 Trust Component ranging from $0 to $315,000,000 and the initial Certificate Balance of the Class A-5 Trust Component ranging from $320,154,000 to $635,154,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2055. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge

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actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)      the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the

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Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates and the Class R certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and

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distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, sixth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

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The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—

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Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated first to each related Subordinate Companion Loan, if any, in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan (if any) is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Non-Retained Certificates (other than the Class R certificates), a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable

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Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)         a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)         a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)      a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any

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Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the general master servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to
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deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting

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Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged

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Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the

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avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as

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Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
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o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
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o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

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The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each master servicer and each special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate

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administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

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The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those

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persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)         2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)         in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will

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refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

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Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take

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conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC,

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Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a

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“Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2022-BNK43

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any

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Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                         the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                  an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                      an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)              the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                 any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

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(x)                    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)               the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)            other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)             the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)          the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)       the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable

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mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                  any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                   all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                   any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)             any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                 any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                    other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                 any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)              any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           all related environmental reports; and

(xiv)            all related environmental insurance policies;

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(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

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(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or
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(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

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If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during

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the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

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(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan

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documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion

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Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

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Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)          the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)          the obligation, if any, of the applicable master servicer to make advances;

(D)          the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

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(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the

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trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)         all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)         in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

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Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the

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trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable

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master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master

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servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not

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timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property

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acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates (other than the Class R certificates) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February,

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“Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Required Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the

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Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                         to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date;

(ii)                     to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                   to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                    to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                 to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)              to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                     to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the

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applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                  to recoup any amounts deposited in its Collection Account in error;

(xii)               to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)            to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)             to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)             to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)          to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)              to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)           to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot

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be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Specially Serviced Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
but not any Companion Loan) and REO Loan.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For (a) each Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers,	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicers or Trustee		Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000%. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

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●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the applicable master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

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With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate

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with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, National Cooperative Bank, N.A. will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer, notwithstanding any termination or resignation of such party as master servicer; provided that National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.
Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

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The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) with respect to Greystone Servicing Company LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 and (ii) with respect to National Cooperative Bank, N.A., the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $2,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time

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period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)       50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)      100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the applicable special servicer, and

(vii)    100% of any charges collected for checks intended for deposit in the applicable REO account maintained by such special servicer and returned for insufficient funds.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in

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any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

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“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00730% (0.73 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00120% (0.120 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available

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to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% (0.030 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review, the asset representations reviewer will be required to be paid a fee (any such fee, the “Asset Representations Reviewer Asset Review Fee”) equal to (a) with respect to each Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 and (b) with respect to each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, $10,000. The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of

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written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)             120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)               the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

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(3)              30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)              30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)              60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)              90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)              immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or
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at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

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The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a

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request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I

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Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates (other than the Class R certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with

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respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related

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Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the applicable special servicer will be entitled to conclusively rely on the applicable master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less

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than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any

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related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such

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insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

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“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. Each applicable master servicer (at its own expense) and each applicable special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is

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available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant

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modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s or the applicable master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)       grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Co-op Mortgage Loan or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

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(iii)     approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)       grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)        consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)       consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Co-op Mortgage Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)     approve annual operating budgets for Mortgage Loans;

(viii)     consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)     grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master

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servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)       any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)      any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)     approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)    with respect to National Cooperative Bank, N.A. Mortgage Loans, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)     grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

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In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to October 1,

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2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under the PSA and the requirements under the applicable provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5

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Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation

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Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will

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continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, upon the request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the National Cooperative Bank, N.A. Mortgage Loans, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

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Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Co-op Mortgage Loans, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2023 and the calendar year ending on December 31, 2023. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise

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performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note

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or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect

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the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through

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foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer and neither special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

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An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with

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respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the

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Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts

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environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor,

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however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or

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prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable,

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will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a

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Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no

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Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicers with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

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The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Greystone Investment Capital LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate

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administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

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(i)                    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                  any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to National Cooperative Bank, N.A. Mortgage Loans, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a Co-op Mortgage Loan to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)                    (a) other than in the case of a Co-op Mortgage Loan, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                   other than in the case of any Co-op Mortgage Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts,

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reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)                 any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                    other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                     other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)                  other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)                any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents, other than with respect to National Cooperative Bank, N.A. Mortgage Loans as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)                requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)                 other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

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(xv)                 agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)                 determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)               other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)       other than with respect to Co-op Mortgage Loans and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)          the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

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In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

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Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

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In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

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With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable

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judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

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(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer

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for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will

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be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the applicable special servicer’s possession or reasonably obtainable by the applicable special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

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(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 of such prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor

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with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                that can and will make the representations and warranties of the operating advisor set forth in the PSA;

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(iii)            that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)                that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)                   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other

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than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

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(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor

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operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO

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Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 122 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 122 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2017 and June 30, 2022, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 8.0%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.5%.

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“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

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(i)                 a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)              a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)            copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to

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the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable

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special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such

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documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset

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Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date

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written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)               any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)               a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations

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reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee

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of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

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Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is

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otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured

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and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then

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current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the

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termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer

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permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund

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expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan

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are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition,

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neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

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Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material

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Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action

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Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its

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intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA

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within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

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The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

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Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2022-BNK43 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced
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PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.
•	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the
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requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2022-BNK43 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers
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and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Constitution Center Mortgage Loan

The Constitution Center Mortgage Loan is being serviced pursuant to the MSC 2022-L8 PSA. The servicing terms of the MSC 2022-L8 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Constitution Center Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the Constitution Center Whole Loan becoming a specially serviced loan under the MSC 2022-L8 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Constitution Center Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
●	The related Non-Serviced Directing Certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer under the MSC 2022-L8 PSA without cause if LNR Securities Holdings, LLC or its affiliate (including STWD Liquid Holdings LLC) owns less than 15% of the certificate balance of the then controlling class of certificates.

Prospective investors are encouraged to review the full provisions of the MSC 2022-L8 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan”.

Servicing of the One Campus Martius Mortgage Loan

The One Campus Martius Mortgage Loan is expected to be serviced pursuant to the BMARK 2022-B36 PSA. The servicing terms of the BMARK 2022-B36 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected

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to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the One Campus Martius Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the One Campus Martius Whole Loan becoming a specially serviced loan under the BMARK 2022-B36 PSA, the related Non-Serviced Special Servicer is expected to earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the One Campus Martius Whole Loan, the related Non-Serviced Special Servicer is expected to be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is expected to be subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer is expected to be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is expected to be subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BMARK 2022-B36 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Hilton Sandestin Beach Resort Mortgage Loan and the 2355 and 2383 Utah Ave Mortgage Loan

The Hilton Sandestin Beach Resort Mortgage Loan and the 2355 and 2383 Utah Ave Mortgage Loan are being serviced pursuant to the BANK 2022-BNK42 PSA. The servicing terms of the BANK 2022-BNK42 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK 2022-BNK42 PSA earns a primary servicing fee with respect to such Mortgage Loans equal to 0.00250% per annum.
●	Upon either related Whole Loan becoming a specially serviced loan under the BANK 2022-BNK42 PSA, the related Non-Serviced Special Servicer thereunder earns a special servicing fee with respect to such Whole Loan payable monthly accruing at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500.
●	In general, the related Non-Serviced Special Servicer under the BANK 2022-BNK42 PSA is entitled to a workout fee equal to 1.00% of each payment of principal and
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interest (other than penalty charges) made by the related borrower after any workout of either such Mortgage Loan. Such fee is subject to a floor of $25,000.

●	In general, the related Non-Serviced Special Servicer under the BANK 2022-BNK42 PSA is entitled to a liquidation fee equal to 1.00% of any net liquidation proceeds received in connection with the liquidation of either related Whole Loan or the related Mortgaged Property. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Directing Certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer under the BANK 2022-BNK42 PSA without cause if LNR Securities Holdings, LLC and/or its affiliates own less than 15% of the certificate balance of the then controlling class of certificates.

Prospective investors are encouraged to review the full provisions of the BANK 2022-BNK42 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the 79 Fifth Avenue Mortgage Loan

The 79 Fifth Avenue Mortgage Loan is being serviced pursuant to the CGCMT 2022-GC48 PSA. The servicing terms of the CGCMT 2022-GC48 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the CGCMT 2022-GC48 PSA earns a primary servicing fee with respect to the 79 Fifth Avenue Mortgage Loan equal to 0.00125% per annum.
●	Upon the 79 Fifth Avenue Whole Loan becoming a specially serviced loan under the CGCMT 2022-GC48 PSA, the related Non-Serviced Special Servicer thereunder earns a special servicing fee payable monthly accruing at a rate equal to 0.25% per annum, subject to a minimum monthly fee of $3,500.
●	In general, the related Non-Serviced Special Servicer under the CGCMT 2022-GC48 PSA is entitled to a workout fee equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the 79 Fifth Avenue Whole Loan that would result in the total workout fees payable to the special servicer in respect of the 79 Fifth Avenue Whole Loan to be $25,000. In addition, notwithstanding the foregoing, the total amount of workout fees payable by the issuing entity with respect to the 79 Fifth Avenue Whole Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that the 79 Fifth Avenue Whole Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related offsetting modification fees received by the special servicer as additional servicing compensation relating to the 79 Fifth Avenue Whole Loan; provided that the special servicer will be entitled to
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collect such workout fees from the issuing entity until such time it has been fully paid such reduced amount.

●	In general, the related Non-Serviced Special Servicer under the CGCMT 2022-GC48 PSA is entitled to a liquidation fee equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a liquidation fee payable by the issuing entity with respect to the 79 Fifth Avenue Whole Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related offsetting modification fees received by the special servicer as additional servicing compensation relating to the 79 Fifth Avenue Whole Loan.

Prospective investors are encouraged to review the full provisions of the CGCMT 2022-GC48 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the

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applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

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The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a

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failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the

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17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

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On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with

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respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for

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this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

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Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) (x) in the case of the trustee, an institution (A) whose long-term senior unsecured debt is rated at least “A2” by Moody’s or a long- term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term unsecured debt rating or a long-term issuer credit rating of at least “Baa3” by Moody’s if the general master servicer maintains a long-term issuer credit rating of at least “A2” by Moody’s), (B) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as (I) it has a unsecured long-term debt or long-term issuer credit rating of at least “BBB-” by Fitch and (II) the general master servicer has a rating on its unsecured long-term debt of at least “A” by Fitch or a short-term rating of at least “F1” by Fitch) and (C) “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), and (y) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is rated, or issuer credit rating is, at least “Baa3” by Moody’s, or in the case of each of clause (ii)(x) and (ii)(y), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as

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applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Arizona. Mortgage loans in Arizona are generally secured by deeds of trust on the related real estate. A deed of trust is normally enforced in Arizona by exercise of the trustee’s power of sale through a non-judicial trustee’s sale. A non-judicial foreclosure sale is commenced by the recording of a notice of trustee’s sale setting a sale date not earlier than 90 days after the date the notice is recorded. After recording, the notice must be posted and copies sent to the borrower and other parties having an interest in the encumbered real property, all in the manner required by statute. No redemption rights are available after a non-judicial trustee’s foreclosure sale. If permitted by the loan documents, a deficiency may be recovered after a trustee’s sale by commencement of a judicial action within the time period required by statute. The amount of a deficiency judgment is limited to (1) the total debt owed to the lender as of the date of the trustee’s sale less (2) the greater of (i) the fair market value of the property on the date of sale as determined by the

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court or (ii) the sale price at the trustee’s sale. A deed of trust may also be foreclosed as a mortgage, but that procedure is not commonly utilized because of the additional time and cost involved and the redemption rights afforded the borrower and junior lienholders.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a

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final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded

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mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property,

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in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that

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physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from

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bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee

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becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days (note that, as of December 27, 2022, the 210-day and 300-day periods referenced in this paragraph will revert to the statutory 120-day and 210-day periods that were in place prior to the COVID pandemic). If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

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Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was

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whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its

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allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the

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opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

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CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the

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subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.

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The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money

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laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, and a holder of one or more Companion Loans relating to the High Street Whole Loan, is also a master servicer under this securitization, is expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the general master servicer under the Bank 2022-BNK42 PSA, which governs the servicing and administration of each of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator, a sponsor, the Retaining Sponsor and the holder of a portion of the RR Interest and is an affiliate of BofA Securities, Inc., one of the underwriters.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

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In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the contribution of those mortgage loans to this securitization sold to the depositor by National Cooperative Bank, N.A. transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain National Cooperative Bank, N.A. Mortgage Loans, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the Bank 2022-BNK42 PSA, which governs the servicing and administration of each of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with that securitization transaction; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Hilton Sandestin Beach Resort Whole Loan or the 2355 and 2383 Utah Ave Whole Loan.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

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Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Greystone Servicing Company LLC is an affiliate of (i) Greystone Investment Capital LLC or its affiliate, the entity that is expected to purchase 100% of the Class F, Class G and Class H Certificates and (ii) Greystone Investment Capital LLC or its affiliate, the entity that is expected to be appointed as the initial directing certificateholder. Greystone Servicing Company LLC is expected to act as a special servicer, and it or an affiliate assisted Greystone Investment Capital LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date. Greystone Servicing Company LLC is also the special servicer under the CGCMT 2022-GC48 PSA, which governs the servicing and administration of the 79 Fifth Avenue Whole Loan.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Computershare Trust Company, as successor to Wells Fargo Bank, is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Computershare Trust Company, the certificate administrator and custodian, is the certificate administrator and custodian under (i) the MSC 2022-L8 PSA, which governs the servicing and administration of the Constitution Center Whole Loan, (ii) the BANK 2022-BNK42 PSA, which governs the servicing and administration of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan, (iii) the CGCMT 2022-GC48 PSA, which governs the servicing and administration of the 79 Fifth Avenue Whole Loan and (iv) the BMARK 2022-B36 PSA, which governs the servicing and administration of the One Campus Martius Whole Loan.

Wilmington Trust, National Association, the trustee, is the trustee under (i) the MSC 2022-L8 PSA, which governs the servicing and administration of the Constitution Center Whole Loan, (ii) the BANK 2022-BNK42 PSA, which governs the servicing and administration of the Hilton Sandestin Beach Resort Whole Loan and the 2355 and 2383 Utah Ave Whole Loan, (iii) the CGCMT 2022-GC48 PSA, which governs the servicing and administration of the 79 Fifth Avenue Whole Loan and (iv) the BMARK 2022-B36 PSA, which governs the servicing and administration of the One Campus Martius Whole Loan.

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See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults.

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Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated

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rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$724,683,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$195,406,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

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Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$724,683,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$195,406,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these

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certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
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●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity
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and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2022; and
●	the Offered Certificates are settled with investors on August 25, 2022.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	81%	81%	81%	81%	81%
August 2024	61%	61%	61%	61%	61%
August 2025	39%	39%	39%	39%	39%
August 2026	16%	16%	16%	16%	16%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.46	2.45	2.45	2.45	2.45

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.87	4.83	4.77	4.49

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.89	6.87	6.84	6.81	6.56

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	80%	80%	80%	80%	80%
August 2029	58%	58%	58%	58%	58%
August 2030	36%	36%	36%	36%	36%
August 2031	12%	12%	12%	12%	12%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.35	7.35	7.35	7.35	7.35

Percent of the Maximum Initial Certificate Balance ($315,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.71	9.67	9.62	9.56	9.33

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

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Percent of the Maximum Initial Certificate Balance ($635,154,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.79	9.77	9.74	9.69	9.46

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($320,154,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.87	9.85	9.81	9.59

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.89	9.89	9.89	9.64

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.93	9.89	9.64

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.95	9.66

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

570

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

571

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

572

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

573

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

574

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

575

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

576

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

577

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

578

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class D, Class E, Class F, Class G and Class H certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any

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amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the arrangement for holding the Exchangeable Trust Components will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates. Under Section 671 of the Code, the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Exchangeable Trust Components underlying their particular Exchangeable Certificates.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

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Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular

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interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty (20) of the Mortgaged Properties securing twenty (20) Mortgage Loans representing 7.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

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Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID

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Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to

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take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral

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rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield

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method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder

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of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller: (i) increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and (ii) reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross

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income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar

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year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S.

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Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate

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administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

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Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the RR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

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Underwriter	Class A-4-X2	Class A-5	Class A-5-1	Class A-5-2
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class A-5-X1	Class A-5-X2	Class X-A	Class X-B
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class A-S	Class A-S-1	Class A-S-2	Class A-S-X1
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class A-S-X2	Class B	Class B-1	Class B-2
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class B-X1	Class B-X2	Class C	Class C-1
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class C-2	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase

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commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2022, before deducting expenses payable by the depositor (estimated at $[______], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization

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and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and an initial holder of the RR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)         the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)         the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and

(3)         the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

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Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-05)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

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Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

With respect to the Constitution Center Mortgage Loan (7.7%), the New York Common Retirement Fund, (“NYCRF”), which is a governmental plan, is a 50% owner of the related borrower. Persons who have an ongoing relationship with the NYCRF should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold any Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase

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under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for

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exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code

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Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in

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a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

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Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2055. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which

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such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	185
1
17g-5 Information Provider	392
1986 Act	582
1996 Act	553
2
2015 BEA	210
3
30/360 Basis	430
4
401(c) Regulations	604
5
5500 South Hattie Subordinate Lender	244
A
AB Modified Loan	444
Accelerated Mezzanine Loan Lender	384
Acceptable Insurance Default	449
Acting General Counsel’s Letter	168
Actual/360 Basis	232
Actual/360 Loans	418
ADA	555
Additional Exclusions	448
Administrative Fee Rate	358
ADR	179
Advances	413
Affirmative Asset Review Vote	494
Aggregate Available Funds	351
Aggregate Excess Prepayment Interest Shortfall	377
Aggregate Gain-on-Sale Entitlement Amount	352
Aggregate Principal Distribution Amount	363
Allocated Appraisal Reduction Amount	441

Allocated Cumulative Appraisal Reduction Amount	441
Annual Debt Service	179
Appraisal Institute	273
Appraisal Reduction Amount	439
Appraisal Reduction Event	438
Appraised Value	179
Appraised-Out Class	446
Assessment of Compliance	529
Asset Representations Reviewer Asset Review Fee	437
Asset Representations Reviewer Fee	437
Asset Representations Reviewer Fee Rate	437
Asset Representations Reviewer Termination Event	499
Asset Representations Reviewer Upfront Fee	437
Asset Review	496
Asset Review Notice	494
Asset Review Quorum	494
Asset Review Report	497
Asset Review Report Summary	497
Asset Review Standard	496
Asset Review Trigger	492
Asset Review Vote Election	494
Asset Status Report	463
Assumed Final Distribution Date	375
Assumed Scheduled Payment	365
Attestation Report	529
Available Funds	352
B
Balloon LTV Ratio	184
Balloon Payment	184
BAMLCM	312
BANA Qualification Criteria	307
BANK 2022-BNK42 PSA	249
Bank of America	297
Bank of America Data File	306
Bank of America Guidelines	299
Bank of America Securitization Database	305
Bankruptcy Code	545
Base Interest Fraction	373
BEA	210
BMARK 2022-B36 PSA	249
Borrower Party	384

608

Borrower Party Affiliate	384
Breach Notice	403
BUSTR	209
C
C(WUMP)O	24
Cash Flow Analysis	180
CDOs	336
CDTC	325
CERCLA	553
Certificate Administrator/Trustee Fee	436
Certificate Administrator/Trustee Fee Rate	436
Certificate Balance	349
Certificate Owners	395
Certificateholder	385
Certificateholder Quorum	503
Certificateholder Repurchase Request	514
Certifying Certificateholder	397
CGCMT 2022-GC48 PSA	249
C-III	336
Class A Certificates	347
Class A-4 Exchangeable Certificates	347
Class A-5 Exchangeable Certificates	347
Class A-S Exchangeable Certificates	347
Class A-SB Planned Principal Balance	365
Class B Exchangeable Certificates	348
Class C Exchangeable Certificates	348
Class Percentage Interest	360
Class X Certificates	347
Clearstream	393
Clearstream Participants	396
Closing Date	178, 270
CMBS	172
Code	579
Collateral Deficiency Amount	444
Collection Account	417
Collection Period	352
Communication Request	398
Companion Distribution Account	418
Companion Holder	249
Companion Holders	249
Companion Loan	54
Companion Loan Rating Agency	249
Companion Loans	176
Compensating Interest Payment	376

Computershare	325
Computershare Limited	324
Computershare Trust Company	324
Condominium Policy	225
Constant Prepayment Rate	565
Constitution Center Control Appraisal Event	266
Constitution Center Controlling Holder	266
Constitution Center Intercreditor Agreement	260
Constitution Center Major Decisions	265
Constitution Center Master Servicer	261
Constitution Center Mortgage Loan	260
Constitution Center Note A	260
Constitution Center Note B	260
Constitution Center Note B-1	260
Constitution Center Pari Passu Companion Loans	260
Constitution Center Special Servicer	261
Constitution Center Subordinate Companion Loans	260
Constitution Center Supplemental Appraisal	267
Constitution Center Threshold Event Collateral	267
Constitution Center Triggering Event of Default	265
Constitution Center Trustee	261
Constitution Center Whole Loan	260
Consultation Termination Event	480
Control Eligible Certificates	473
Control Note	249
Control Termination Event	480
Controlling Class	473
Controlling Class Certificateholder	473
Controlling Holder	249
Co-op Mortgage Loans	179
Corrected Loan	463
Corresponding Trust Components	360
County	215
COVID-19	69
CPP	565
CPR	565
CPY	565
CRE Loans	279, 294
CRECs	209
Credit Risk Retention Rules	343
CREFC®	381
CREFC® Intellectual Property Royalty License Fee	438

609

CREFC® Intellectual Property Royalty License Fee Rate	438
CREFC® Reports	381
Cross-Over Date	356
CSG	216
CTS	325
Cumulative Appraisal Reduction Amount	444, 445
Cure/Contest Period	497
Cut-off Date	176
Cut-off Date Balance	181
Cut-off Date Loan-to-Value Ratio	182
Cut-off Date LTV Ratio	182
D
D or @%(#)	185
D or YM(#)	185
D or YM@(#)	185
D(#)	185
DBRS Morningstar	498
Debt Service Coverage Ratio	183
Defaulted Loan	469
Defeasance Deposit	236
Defeasance Loans	236
Defeasance Lock-Out Period	236
Defeasance Option	236
Definitive Certificate	393
Delegated Directive	20
Delinquent Loan	494
Demand Entities	295, 311
Depositories	394
Determination Date	350
Developer	230
Diligence File	400
Directing Certificateholder	473
Disclosable Special Servicer Fees	435
Discount Rate	374
Dispute Resolution Consultation	517
Dispute Resolution Cut-off Date	516
Distribution Accounts	418
Distribution Date	350
Distribution Date Statement	381
DNAPL	211
Dodd-Frank Act	174
DOL	601
DSCR	183
DST	205
DTC	393
DTC Participants	394
DTC Rules	395

E
EDGAR	599
EEA	19
Effective Gross Income	180
EIL	209
Eligible Asset Representations Reviewer	498
Eligible Operating Advisor	487
Enforcing Party	514
Enforcing Servicer	514
ESA	208
ESOP	216
EU	148
EU Institutional Investor	149
EU Investor Requirements	148
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	148
EU SR Rules	148
Euroclear	393
Euroclear Operator	396
Euroclear Participants	396
EUWA	20, 148
Excess Modification Fee Amount	431
Excess Modification Fees	429
Excess Prepayment Interest Shortfall	377
Exchange Act	269
Exchangeable Certificates	347
Exchangeable IO Certificates	348
Exchangeable IO Trust Component	360
Exchangeable P&I Trust Component	360
Exchangeable Trust Components	579
Excluded Controlling Class Holder	383
Excluded Controlling Class Loan	384
Excluded Information	384
Excluded Loan	385
Excluded Plan	603
Excluded Special Servicer	503
Excluded Special Servicer Loan	503
Exemption	601
Exemption Rating Agency	602
F
FATCA	592
FDIA	167
FDIC	167
Fee Reserve	244

610

FIEL	25
Final Asset Status Report	484
Final Dispute Resolution Election Notice	517
Financial Promotion Order	21
FINRA	598
FIRREA	168
Fitch	498
FPO Persons	22
FSCA	198
FSMA	20, 149
G
Gain-on-Sale Remittance Amount	353
Gain-on-Sale Reserve Account	419
Garn Act	554
General Master Servicer	326
GEPD	211
GLA	183
Government Securities	233
Grantor Trust	580
Greystone Servicing	335
GRO	209
H
HSTP Act	92
I
In Place Cash Management	183
Indirect Participants	394
Initial Pool Balance	176
Initial Requesting Certificateholder	514
Institutional Investor	24
Insurance and Condemnation Proceeds	417
Intercreditor Agreement	249
Interest Accrual Amount	363
Interest Accrual Period	363
Interest Distribution Amount	363
Interest Rate	359
Interest Reserve Account	418
Interest Shortfall	363
Interested Person	471
Investor Certification	385
IRS	170
J
Japanese Retention Requirement	26
JFSA	26
JRR Rule	26

K
KBRA	498
L
L(#)	185
Liquidation Fee	432
Liquidation Fee Rate	432
Liquidation Proceeds	418
Loan Per Unit	183
Loan-to-Value Ratio at Maturity	184
Local Law 97	133
Lock-out Period	233
Loss of Value Payment	405
Lower-Tier Regular Interests	579
Lower-Tier REMIC	350, 579
LTV Ratio	181
LTV Ratio at Maturity	184
M
MAI	406
Major Decision	474
MAS	24
Master Servicer Decision	451
Master Servicer Proposed Course of Action Notice	515
Material Defect	403
Maturity Date Balloon Payment	184
MCL	212
MEGLE	210
MIFID II	19
MLPA	398
Modification Fees	429
Moody’s	498
Morgan Stanley Bank	283
Morgan Stanley Group	283
Morgan Stanley Origination Entity	285
Mortgage	177
Mortgage File	399
Mortgage Loan	53
Mortgage Note	177
Mortgage Pool	176
Mortgaged Property	177
MSC 2022-L8 PSA	250
MSMCH	283
MSMCH Data File	292
MSMCH Mortgage Loans	283
MSMCH Qualification Criteria	294
MSMCH Securitization Database	292

611

N
National Cooperative Bank, N.A. Data Tape	320
National Cooperative Bank, N.A. Deal Team	319
National Cooperative Bank, N.A. Mortgage Loans	314
Net Mortgage Rate	358
Net Operating Income	184
NFA	598
NFIP	112
NI 33-105	27
Non-Control Note	250
Non-Controlling Holder	250
Nonrecoverable Advance	414
Non-Retained Certificates	44, 347
Non-Retained Percentage	346
Non-Serviced AB Whole Loan	250
Non-Serviced Certificate Administrator	250
Non-Serviced Companion Loan	55, 250
Non-Serviced Companion Loans	55
Non-Serviced Custodian	250
Non-Serviced Directing Certificateholder	250
Non-Serviced Master Servicer	250
Non-Serviced Mortgage Loan	54, 250
Non-Serviced Pari Passu Companion Loan	250
Non-Serviced Pari Passu Mortgage Loan	250
Non-Serviced Pari Passu Whole Loan	250
Non-Serviced PSA	251
Non-Serviced Special Servicer	251
Non-Serviced Trustee	251
non-serviced whole loan	54
Non-Serviced Whole Loan	251
Non-Specially Serviced Loan	477
Non-U.S. Person	592
Notional Amount	349
NRA	184
NRSRO	383
NRSRO Certification	386
NYCRF	600
NYSDEC	212
O
O(#)	185
OCC	221, 270, 297
Occupancy As Of Date	184

ODEQ	212
OFFER	20
Offered Certificates	348
OID Regulations	583
OLA	168
Operating Advisor Consulting Fee	436
Operating Advisor Expenses	437
Operating Advisor Fee	436
Operating Advisor Fee Rate	436
Operating Advisor Standard	486
Operating Advisor Termination Event	489
Operating Advisor Upfront Fee	436
Other Master Servicer	251
Other PSA	251
Other Special Servicer	251
P
P&I	333
P&I Advance	412
P&I Advance Date	412
PACE	131, 244
Pads	190
Par Purchase Price	469
Pari Passu Companion Loan	54
Pari Passu Companion Loans	176
Pari Passu Mortgage Loan	251
Participants	393
Parties in Interest	600
partnership representative	591
Pass-Through Rate	357
Patriot Act	556
Payment Due Date	231, 353
PCE	212
Pentalpha Surveillance	342
Percentage Interest	350
Periodic Payments	351
Permitted Investments	351, 419
Permitted Special Servicer/Affiliate Fees	436
PL	274
Plans	600
PML	274
PRC	23
Preliminary Dispute Resolution Election Notice	516
Prepayment Assumption	585
Prepayment Interest Excess	376
Prepayment Interest Shortfall	376
Prepayment Premium	374
Prepayment Provisions	184
Prime Rate	417

612

Principal Balance Certificates	348
Principal Distribution Amount	364
Principal Shortfall	365
Privileged Information	488
Privileged Information Exception	488
Privileged Person	383
Professional Investors	24
Prohibited Prepayment	376
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	516
Proposed Course of Action Notice	516
Prospectus	24
PSA	347
PSA Party Repurchase Request	515
PTCE	604
PTE	601
Purchase Price	405
Q
Qualification Criteria	278
Qualified Replacement Special Servicer	504
Qualified Substitute Mortgage Loan	406
Qualifying CRE Loan Percentage	346
R
RAC No-Response Scenario	526
Rated Final Distribution Date	375
Rating Agencies	527
Rating Agency Confirmation	527
REA	86
Realized Loss	379
REC	208
Received Classes	359
Record Date	350
Registration Statement	599
Regular Certificates	347
Regular Interestholder	583
Regular Interests	579
Regulation AB	529
Reimbursement Agreement	230
Reimbursement Rate	417
Related Proceeds	415
Release Date	236
Relevant Investor	25
Relevant Persons	22
Relief Act	556
Remaining Term to Maturity	186
REMIC	579
REMIC Regulations	579

REO Account	419
REO Loan	367
REO Property	462
Repurchase Request	515
Requesting Certificateholder	517
Requesting Holders	446
Requesting Investor	397
Requesting Party	526
Required Credit Risk Retention Percentage	346
Required Deductible	226
Requirements	556
Residual Certificates	347
Resolution Failure	515
Resolved	515
Restricted Group	602
Restricted Party	489
Retained Certificate Available Funds	345
Retained Certificate Gain-on-Sale Remittance Amount	345
Retained Certificate Gain-on-Sale Reserve Account	419
Retained Certificate Interest Distribution Amount	346
Retained Certificate Principal Distribution Amount	346
Retained Certificate Realized Loss	346
Retaining Parties	343
Retaining Sponsor	343
Review Materials	494
RevPAR	186
Risk Retention Allocation Percentage	346
Risk Retention Consultation Party	384
ROFO	222
ROFR	222
RR Interest	347
Rule 15Ga-1 Reporting Period	279
Rule 17g-5	386
S
S&P	498
Scheduled Principal Distribution Amount	364
SEC	270
Securities Act	529
Securitization Accounts	347, 419
Securitization Regulations	149
SEL	274
Senior Certificates	347
Serviced Companion Loan	251

613

Serviced Companion Loans	54
Serviced Mortgage Loan	251
Serviced Mortgage Loans	54
Serviced Pari Passu Companion Loan	251
Serviced Pari Passu Companion Loan Securities	507
Serviced Pari Passu Mortgage Loan	251
Serviced Pari Passu Whole Loan	251
Serviced Whole Loan	251
Serviced Whole Loans	54
Servicer Termination Event	506
Servicing Advances	413
Servicing Fee	427
Servicing Fee Rate	427
Servicing Standard	411
SF	186
SFA	24
SFO	24
Similar Law	600
SIPC	598
SMMEA	604
SMP	212
Special Servicing Fee	431
Special Servicing Fee Rate	431
Specially Serviced Loans	460
Sq. Ft.	186
Square Feet	186
SR Institutional Investors	149
SR Investor Requirements	149
SR Rules	149
Startup Day	580
Stated Principal Balance	365
Structured Product	24
Structuring Assumptions	565
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	326
Subordinate Certificates	347
Subordinate Companion Loan	54, 251
Subordinate Companion Loans	176
Subordinate LOC	193
Sub-Servicing Agreement	411
Surrendered Classes	359
SVE	212
T
T-12	186
Target	208
Target Parcel	229
Teaneck Gardens Conversion Sponsor	200

Term to Maturity	186
Termination Purchase Amount	531
Terms and Conditions	396
Tests	496
third country	149
Title V	555
Total Operating Expenses	180
TPH	210
Transaction Parties	603
Transformational Project Sites	229
TRIPRA	113, 12
Trust	322
Trust Components	360
Trust REMICs	350, 579
Trustee	323
TTM	186
U
U.S. Person	592
U/W DSCR	183
U/W Expenses	186
U/W NCF	187
U/W NCF Debt Yield	189
U/W NCF DSCR	183
U/W Net Cash Flow	187
U/W Net Operating Income	189
U/W NOI	189
U/W NOI Debt Yield	190
U/W NOI DSCR	190
U/W Revenues	190
UCC	539
UK	20, 148
UK CRR	149
UK Institutional Investor	149
UK Investor Requirements	149
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	21
UK Prospectus Regulation	21
UK Qualified Investor	21
UK Retail Investor	20
UK Securitization Regulation	148
UK SR Rules	148
Uncovered Amount	421
Underwriter Entities	137
Underwriting Agreement	595
Underwritten Debt Service Coverage Ratio	183
Underwritten Economic Occupancy	186
Underwritten Expenses	186
Underwritten NCF	187
Underwritten NCF Debt Yield	189

614

Underwritten Net Cash Flow	187
Underwritten Net Cash Flow Debt Service Coverage Ratio	183
Underwritten Net Operating Income	189
Underwritten Net Operating Income Debt Service Coverage Ratio	190
Underwritten NOI	189
Underwritten NOI Debt Yield	190
Underwritten Revenues	190
Units	190
Unscheduled Principal Distribution Amount	364
Unsolicited Information	496
UPB	333
Upper-Tier REMIC	350, 579
UST	210
V
VDEQ	210
Volcker Rule	175
Voting Rights	393

W
WAC	5
WAC Rate	358
Wachovia Bank	270
WDNR	211
Weighted Average Interest Rate	190
weighted averages	191
Wells Fargo	325
Wells Fargo Bank	270, 325
Wells Fargo Bank Data Tape	277
Wells Fargo Bank Deal Team	276
WFDTC	325
Whole Loan	54, 176
Withheld Amounts	419
Workout Fee	431
Workout Fee Rate	431
Workout-Delayed Reimbursement Amount	417
WTNA	323
Y
Yield Maintenance Charge	374
YM(#)	185
YM@%(#)	185

615

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group
1	Loan	5	1	High Street	9.2%	100.0%	WFB	WFB	NAP	NAP
2	Loan	5	1	Katy Mills	8.4%	100.0%	BANA/JPMCB	BANA	NAP	NAP
3	Loan	5, 6	1	Constitution Center	7.7%	100.0%	MSMCH/MSBNA	MSMCH	NAP	NAP
4	Loan	5	1	The Boulders Resort	6.9%	100.0%	WFB	WFB	NAP	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	5.5%		MSBNA	MSMCH	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT	0.6%	10.7%
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	0.4%	7.4%
5.03	Property		1	Hobby Lobby – McAlester, OK	0.3%	6.4%
5.04	Property		1	Hobby Lobby – Jackson, TN	0.3%	5.7%
5.05	Property		1	CVS Pharmacy – Springfield, OH	0.3%	4.7%
5.06	Property		1	Food Lion – Gastonia, NC	0.2%	4.5%
5.07	Property		1	Walgreens – Wichita, KS	0.2%	4.3%
5.08	Property		1	CVS Pharmacy – Springfield, IL	0.2%	4.1%
5.09	Property		1	Hobby Lobby – Forsyth, IL	0.2%	4.0%
5.10	Property		1	CVS Pharmacy – Easton, PA	0.2%	3.5%
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	0.2%	3.3%
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	0.2%	3.3%
5.13	Property		1	CVS Pharmacy – Silverton, OH	0.2%	3.1%
5.14	Property		1	TJ-Maxx – McAlester, OK	0.2%	3.1%
5.15	Property		1	CVS Pharmacy - Albertville, AL	0.2%	3.0%
5.16	Property		1	CVS Pharmacy – New Boston, OH	0.1%	2.7%
5.17	Property		1	Family Dollar – Springfield, MA	0.1%	2.6%
5.18	Property		1	CVS Pharmacy – Bedford, OH	0.1%	2.1%
5.19	Property		1	Family Dollar – Glen Burnie, MD	0.1%	2.1%
5.20	Property		1	Dollar General - Plainfield, CT	0.1%	1.9%
5.21	Property		1	Family Dollar – Mesquite, TX	0.1%	1.8%
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	0.1%	1.7%
5.23	Property		1	Family Dollar – Milledgeville, GA	0.1%	1.7%
5.24	Property		1	Dollar General – Jackson, MS	0.1%	1.6%
5.25	Property		1	Family Dollar – Port Arthur, TX	0.1%	1.4%
5.26	Property		1	Dollar General – Dacula, GA	0.1%	1.4%
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	0.1%	1.4%
5.28	Property		1	PNC Bank – Lansing, MI	0.1%	1.3%
5.29	Property		1	Family Dollar – Redford, MI	0.1%	1.3%
5.30	Property		1	Family Dollar - Little Rock, AR	0.1%	1.2%
5.31	Property		1	Dollar Tree – Toledo, OH	0.1%	1.1%
5.32	Property		1	Sherwin Williams – Smyrna, TN	0.1%	1.0%
5.33	Property		1	Dollar General – Lincoln, IL	0.0%	0.8%
6	Loan		1	One Bridge Street	4.8%	100.0%	MSBNA	MSMCH	NAP	NAP
7	Loan		1	Clifton Commons	4.6%	100.0%	WFB	WFB	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	4.2%	100.0%	MSBNA/JPMCB	MSMCH	NAP	NAP
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	4.0%	100.0%	WFB	WFB	NAP	NAP
10	Loan		1	Plaza on Richmond	4.0%	100.0%	WFB	WFB	NAP	NAP
11	Loan		1	Cerritos Center Court	3.1%	100.0%	WFB	WFB	NAP	NAP
12	Loan		1	City Brewery	3.0%	100.0%	MSBNA	MSMCH	NAP	NAP
13	Loan		1	Tisch Tower	2.8%	100.0%	WFB	WFB	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	2.6%	100.0%	BANA	BANA	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	2.3%	100.0%	WFB/JPMCB/CREFI	WFB	NAP	NAP
16	Loan		1	Evans Industrial	1.9%	100.0%	WFB	WFB	NAP	NAP
17	Loan		1	Marnell Corporate Center 3	1.5%	100.0%	WFB	WFB	NAP	NAP
18	Loan		1	4520 S Drexel Boulevard	1.4%	100.0%	MSBNA	MSMCH	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	1.3%	100.0%	MSBNA	MSMCH	NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	1.3%	100.0%	WFB	WFB	NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios	1.2%	100.0%	WFB	WFB	NAP	NAP
22	Loan	16	1	Kensington Suites	1.1%	100.0%	WFB	WFB	Group 2	NAP
23	Loan	17	1	Aviator Suites	0.9%	100.0%	WFB	WFB	Group 2	NAP
24	Loan		1	Melville Corporate Plaza	0.8%	100.0%	WFB	WFB	Group 1	NAP
25	Loan	18	1	Omega Self Storage - Mineola	0.7%	100.0%	WFB	WFB	Group 1	NAP
26	Loan	19, 20	1	5500 South Hattie	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP
27	Loan		1	Montfort Park Office	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	0.7%		MSBNA	MSMCH	NAP	NAP

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group
28.01	Property		1	American SS (Oakwood Ave, Danville)	0.1%	14.6%
28.02	Property		1	Yorkville SS (Yorkville, IL)	0.1%	12.6%
28.03	Property		1	American Mini (Albertville, AL)	0.1%	12.2%
28.04	Property		1	Climate Controlled (Franklin, NC)	0.1%	12.2%
28.05	Property		1	American SS 2 (Henning Rd, Danville)	0.1%	8.7%
28.06	Property		1	Hampton Storage (Hampton, TN)	0.1%	8.7%
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	0.1%	8.0%
28.08	Property		1	Mansfield Mini (Mansfield, LA)	0.1%	7.9%
28.09	Property		1	Antra Mini (Monroe, LA)	0.1%	7.7%
28.10	Property		1	Wright Storage (Hiawatha, IA)	0.1%	7.5%
29	Loan	21	1	Flatlands Shopping Center	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP
30	Loan		1	All Climate Storage Center	0.7%	100.0%	BANA	BANA	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	0.6%	100.0%	WFB	WFB	NAP	NAP
33	Loan		1	Montgomery Tech Center	0.6%	100.0%	WFB	WFB	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	0.6%		MSBNA	MSMCH	NAP	NAP
34.01	Property		1	Portage Budget Storage	0.4%	71.4%
34.02	Property		1	North Huron Self Storage	0.2%	28.6%
35	Loan		1	241-11 Linden Blvd	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX	0.5%	100.0%	BANA	BANA	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP
38	Loan		1	Heber Self Storage	0.5%	100.0%	BANA	BANA	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	0.5%	100.0%	WFB	WFB	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	0.5%	100.0%	WFB	WFB	Group 1	NAP
41	Loan		1	Village Square Warren	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP
42	Loan	28	1	Self Storage Stockton	0.5%	100.0%	WFB	WFB	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	0.4%	100.0%	BANA	BANA	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	0.4%	100.0%	NCB	NCB	NAP	NAP
45	Loan		1	Quality Plus Self Storage	0.4%	100.0%	MSBNA	MSMCH	Group 3	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	0.4%	100.0%	BANA	BANA	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	0.3%	100.0%	NCCB	NCB	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	0.3%	100.0%	MSBNA	MSMCH	Group 3	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	0.2%	100.0%	NCB	NCB	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code	General Property Type
1	Loan	5	1	High Street	5310-5455 High Street	Phoenix	Maricopa	AZ	85054	Mixed Use
2	Loan	5	1	Katy Mills	5000 Katy Mills Circle	Katy	Harris	TX	77494	Retail
3	Loan	5, 6	1	Constitution Center	400 7th Street Southwest	Washington	District of Columbia	DC	20024	Office
4	Loan	5	1	The Boulders Resort	34631 North Tom Darlington Drive	Scottsdale	Maricopa	AZ	85266	Hospitality
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Various	Various	Various	Various	Various	Retail
5.01	Property		1	Scheel's All Sports – Great Falls, MT	1200 10th Avenue South	Great Falls	Cascade	MT	59405	Retail
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	13655 North State Highway 5	Sunrise Beach	Camden	MO	65079	Retail
5.03	Property		1	Hobby Lobby – McAlester, OK	1118 Tanglewood Drive	McAlester	Pittsburg	OK	74501	Retail
5.04	Property		1	Hobby Lobby – Jackson, TN	1160 Vann Drive	Jackson	Madison	TN	38305	Retail
5.05	Property		1	CVS Pharmacy – Springfield, OH	2565 East Main Street	Springfield	Clark	OH	45505	Retail
5.06	Property		1	Food Lion – Gastonia, NC	1024 West Hudson Boulevard	Gastonia	Gaston	NC	28052	Retail
5.07	Property		1	Walgreens – Wichita, KS	333 West 13th Street North	Wichita	Sedgwick	KS	67203	Retail
5.08	Property		1	CVS Pharmacy – Springfield, IL	2703 East Stevenson Drive	Springfield	Sangamon	IL	62703	Retail
5.09	Property		1	Hobby Lobby – Forsyth, IL	1146 Hickory Point Mall	Forsyth	Macon	IL	62535	Retail
5.10	Property		1	CVS Pharmacy – Easton, PA	1520 Northampton Street	Easton	Northampton	PA	18042	Retail
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	550 North Franklin Street	Christiansburg	Montgomery	VA	24073	Retail
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	37100 Green Street	New Baltimore	Macomb	MI	48047	Retail
5.13	Property		1	CVS Pharmacy – Silverton, OH	7314 Montgomery Road	Cincinnati	Hamilton	OH	45236	Retail
5.14	Property		1	TJ-Maxx – McAlester, OK	1116 Tanglewood Drive	McAlester	Pittsburg	OK	74501	Retail
5.15	Property		1	CVS Pharmacy - Albertville, AL	6181 US Highway 431	Albertville	Marshall	AL	35950	Retail
5.16	Property		1	CVS Pharmacy – New Boston, OH	4207 Gallia Street	New Boston	Scioto	OH	45662	Retail
5.17	Property		1	Family Dollar – Springfield, MA	1276 Saint James Avenue	Springfield	Hampden	MA	01104	Retail
5.18	Property		1	CVS Pharmacy – Bedford, OH	140 Solon Road	Bedford	Cuyahoga	OH	44146	Retail
5.19	Property		1	Family Dollar – Glen Burnie, MD	7419 Ritchie Highway	Glen Burnie	Anne Arundel	MD	21060	Retail
5.20	Property		1	Dollar General - Plainfield, CT	74 East Main Street	Moosup	Windham	CT	06354	Retail
5.21	Property		1	Family Dollar – Mesquite, TX	1300 Oates Drive	Mesquite	Dallas	TX	75150	Retail
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	2049 Candler Road	Decatur	DeKalb	GA	30032	Retail
5.23	Property		1	Family Dollar – Milledgeville, GA	641 South Wayne Street	Milledgeville	Baldwin	GA	31061	Retail
5.24	Property		1	Dollar General – Jackson, MS	4514 Terry Road	Jackson	Hinds	MS	39212	Retail
5.25	Property		1	Family Dollar – Port Arthur, TX	3701 Gulfway Drive	Port Arthur	Jefferson	TX	77642	Retail
5.26	Property		1	Dollar General – Dacula, GA	1210 Winder Highway	Dacula	Gwinnett	GA	30019	Retail
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	1021 East Highway 90A	Richmond	Fort Bend	TX	77406	Retail
5.28	Property		1	PNC Bank – Lansing, MI	6336 South Cedar Street	Lansing	Ingham	MI	48911	Retail
5.29	Property		1	Family Dollar – Redford, MI	18845 Beech Daly Road	Redford	Wayne	MI	48240	Retail
5.30	Property		1	Family Dollar - Little Rock, AR	15700 Arch Street	Little Rock	Pulaski	AR	72206	Retail
5.31	Property		1	Dollar Tree – Toledo, OH	4767 North Summit Street	Toledo	Lucas	OH	43611	Retail
5.32	Property		1	Sherwin Williams – Smyrna, TN	401 Smyrna Square Drive	Smyrna	Rutherford	TN	37167	Retail
5.33	Property		1	Dollar General – Lincoln, IL	415 Limit Street	Lincoln	Logan	IL	62656	Retail
6	Loan		1	One Bridge Street	1 Bridge Street	Irvington	Westchester	NY	10533	Office
7	Loan		1	Clifton Commons	405 Route 3	Clifton	Passaic	NJ	07014	Retail
8	Loan	5, 10, 11	1	One Campus Martius	1000 Woodward Avenue	Detroit	Wayne	MI	48226	Office
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	4000 South Sandestin Boulevard	Miramar Beach	Walton	FL	32550	Hospitality
10	Loan		1	Plaza on Richmond	5070-5176 Richmond Avenue and 3307 Sage Road	Houston	Harris	TX	77056	Retail
11	Loan		1	Cerritos Center Court	17777 Center Court Drive North	Cerritos	Los Angeles	CA	90703	Office
12	Loan		1	City Brewery	925 3rd Street South	La Crosse	La Crosse	WI	54601	Industrial
13	Loan		1	Tisch Tower	3031 Tisch Way	San Jose	Santa Clara	CA	95128	Office
14	Loan	13	1	Homewood Suites - Oxnard, CA	1950 and 1975 Solar Drive	Oxnard	Ventura	CA	93036	Hospitality
15	Loan	5	1	79 Fifth Avenue	79 Fifth Avenue	New York	New York	NY	10003	Office
16	Loan		1	Evans Industrial	4301 Evans to Locks Road	Evans	Columbia	GA	30809	Industrial
17	Loan		1	Marnell Corporate Center 3	6725 Via Austi Parkway	Las Vegas	Clark	NV	89119	Office
18	Loan		1	4520 S Drexel Boulevard	4520 South Drexel Boulevard	Chicago	Cook	IL	60653	Multifamily
19	Loan	5, 14	1	2355 and 2383 Utah Ave	2355 and 2383 Utah Avenue	El Segundo	Los Angeles	CA	90245	Office
20	Loan	15	1	Alcoa Crossing Shopping Center	7301-7409 Alcoa Road and 20725, 20815, and 20825 I-30 South	Various	Various	AR	Various	Retail
21	Loan		1	Industrial Center Building - Art Studios	480 Gate 5 Road	Sausalito	Marin	CA	94965	Industrial
22	Loan	16	1	Kensington Suites	2200 West Bonanza Road	Las Vegas	Clark	NV	89106	Multifamily
23	Loan	17	1	Aviator Suites	4244 North Las Vegas Boulevard	Las Vegas	Clark	NV	89115	Multifamily
24	Loan		1	Melville Corporate Plaza	25 Melville Park Road	Melville	Suffolk	NY	11747	Office
25	Loan	18	1	Omega Self Storage - Mineola	99 East 2nd Street	Mineola	Nassau	NY	11501	Self Storage
26	Loan	19, 20	1	5500 South Hattie	5500 South Hattie Avenue	Oklahoma City	Oklahoma	OK	73129	Industrial
27	Loan		1	Montfort Park Office	13747 Montfort Drive	Dallas	Dallas	TX	75240	Office
28	Loan	7, 8	10	Titan Self Storage Portfolio	Various	Various	Various	Various	Various	Self Storage

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code	General Property Type
28.01	Property		1	American SS (Oakwood Ave, Danville)	2200 Oakwood Avenue	Danville	Vermilion	IL	61832	Self Storage
28.02	Property		1	Yorkville SS (Yorkville, IL)	1602 North Bridge Street	Yorkville	Kendall	IL	60560	Self Storage
28.03	Property		1	American Mini (Albertville, AL)	912 Highland Avenue	Albertville	Marshall	AL	35951	Self Storage
28.04	Property		1	Climate Controlled (Franklin, NC)	5100 Georgia Road and 6413 Georgia Road	Franklin	Macon	NC	28734	Self Storage
28.05	Property		1	American SS 2 (Henning Rd, Danville)	505 North Henning Road	Danville	Vermilion	IL	61832	Self Storage
28.06	Property		1	Hampton Storage (Hampton, TN)	461 US Route 321	Hampton	Carter	TN	37658	Self Storage
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	156 45th Street Northeast	Fort Payne	DeKalb	AL	35967	Self Storage
28.08	Property		1	Mansfield Mini (Mansfield, LA)	126 Plaza Drive	Mansfield	De Soto	LA	71052	Self Storage
28.09	Property		1	Antra Mini (Monroe, LA)	3128 Armand Street	Monroe	Ouachita	LA	71201	Self Storage
28.10	Property		1	Wright Storage (Hiawatha, IA)	735 Ryan Avenue	Hiawatha	Linn	IA	52233	Self Storage
29	Loan	21	1	Flatlands Shopping Center	1890-1960 Ralph Avenue	Brooklyn	Kings	NY	11234	Retail
30	Loan		1	All Climate Storage Center	17485, 17515 and 17495 Shady Road	Lewes	Sussex	DE	19958	Self Storage
31	Loan		1	American Self-Storage Harrisburg	2942 North Carolina Highway 49	Harrisburg	Cabarrus	NC	28075	Self Storage
32	Loan		1	Crossings at Indian Lake Village	112 B and C Saundersville Road	Hendersonville	Sumner	TN	37075	Retail
33	Loan		1	Montgomery Tech Center	3888 Calle Fortunada	San Diego	San Diego	CA	92123	Industrial
34	Loan	8, 22	2	Prestige Storage Portfolio	Various	Various	Various	MI	Various	Self Storage
34.01	Property		1	Portage Budget Storage	6741 South Sprinkle Road	Portage	Kalamazoo	MI	49002	Self Storage
34.02	Property		1	North Huron Self Storage	626 North Huron Street	Ypsilanti	Washtenaw	MI	48197	Self Storage
35	Loan		1	241-11 Linden Blvd	241-11 Linden Boulevard	Elmont	Nassau	NY	11003	Retail
36	Loan	23	1	Best Western - Laredo, TX	1410 Hospitality Drive	Laredo	Webb	TX	78045	Hospitality
37	Loan	24, 25	1	Teaneck Gardens	1499 West Terrace Circle	Teaneck	Bergen	NJ	07666	Multifamily
38	Loan		1	Heber Self Storage	95 West 1580 South	Heber	Wasatch	UT	84032	Self Storage
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	460 East Dayton Yellow Springs Road, 860 Hunter Road, 20-40 Twin Lakes Drive and 100-106 East Sunny Brook Trail	Various	Various	OH	Various	Multifamily
40	Loan	27	1	Omega Self Storage Island Park	4178 Industrial Place & 4154 Austin Boulevard	Island Park	Nassau	NY	11558	Self Storage
41	Loan		1	Village Square Warren	41 Mountain Boulevard	Warren	Somerset	NJ	07059	Retail
42	Loan	28	1	Self Storage Stockton	3737 99 West Frontage Road	Stockton	San Joaquin	CA	95205	Self Storage
43	Loan	29	1	Comfort Suites - Dunnellon, FL	20052 Brooks Street	Dunnellon	Marion	FL	34432	Hospitality
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	687 Bronx River Road	Yonkers	Westchester	NY	10704	Multifamily
45	Loan		1	Quality Plus Self Storage	2709 and 2833 Andrews Avenue	Ozark	Dale	AL	36360	Self Storage
46	Loan		1	4330 Miraloma Avenue Medical Office	4330 East Miraloma Avenue	Anaheim	Orange	CA	92807	Office
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	100-11 67th Road	Forest Hills	Queens	NY	11375	Multifamily
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	118-11 84th Avenue	Kew Gardens	Queens	NY	11415	Multifamily
49	Loan	25, 30, 31	1	57 East 72nd Corporation	57 East 72nd Street	New York	New York	NY	10021	Multifamily
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	134-140 Grand Street a/k/a 25-29 Crosby Street a/k/a 136-140 Grand Street	New York	New York	NY	10013	Multifamily
51	Loan		1	Pioneer Stor N Lok	1444 Box Road	Columbus	Muscogee	GA	31907	Self Storage
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	255 Fieldston Terrace	Bronx	Bronx	NY	10471	Multifamily
53	Loan	25, 30, 31	1	23830 Owners Corp.	238-240 East 30th Street	New York	New York	NY	10016	Multifamily
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	525 West 235th Street	Bronx	Bronx	NY	10463	Multifamily
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	1175-1185 East Broadway	Hewlett	Nassau	NY	11557	Multifamily
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	244-246 East 90th Street	New York	New York	NY	10128	Multifamily
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	5730 Mosholu Avenue	Bronx	Bronx	NY	10471	Multifamily
58	Loan	25, 30, 31	1	145 Upper Corp.	143-147 West Broadway a/k/a 72 Thomas Street	New York	New York	NY	10013	Multifamily
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	71 East 77th Street a/k/a 69/73 East 77th Street	New York	New York	NY	10075	Multifamily
60	Loan	25, 30, 31	1	Corner View Association, Inc.	4401-4407 4th Avenue	Brooklyn	Kings	NY	11220	Multifamily
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	187 Garth Road	Scarsdale	Westchester	NY	10583	Multifamily

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
1	Loan	5	1	High Street	Office/Retail/Multifamily	2008	NAP	630,083	SF	219.65	100,000,000	100,000,000
2	Loan	5	1	Katy Mills	Super Regional Mall	1999	2019	1,181,987	SF	109.98	91,000,000	91,000,000
3	Loan	5, 6	1	Constitution Center	CBD	1968	2010	1,410,049	SF	282.26	84,000,000	84,000,000
4	Loan	5	1	The Boulders Resort	Full Service	1985	2016	160	Rooms	624,420.55	75,000,000	74,930,466
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Single Tenant	Various	Various	637,669	SF	93.25	59,463,750	59,463,750
5.01	Property		1	Scheel's All Sports – Great Falls, MT	Single Tenant	1963	2006	99,279	SF		6,380,000	6,380,000
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	Single Tenant	2013	NAP	56,509	SF		4,410,500	4,410,500
5.03	Property		1	Hobby Lobby – McAlester, OK	Single Tenant	2021	NAP	55,000	SF		3,787,500	3,787,500
5.04	Property		1	Hobby Lobby – Jackson, TN	Single Tenant	2005	NAP	56,447	SF		3,400,500	3,400,500
5.05	Property		1	CVS Pharmacy – Springfield, OH	Single Tenant	1999	2019	9,908	SF		2,819,750	2,819,750
5.06	Property		1	Food Lion – Gastonia, NC	Single Tenant	2005	NAP	33,764	SF		2,668,250	2,668,250
5.07	Property		1	Walgreens – Wichita, KS	Single Tenant	2001	NAP	16,325	SF		2,577,350	2,577,350
5.08	Property		1	CVS Pharmacy – Springfield, IL	Single Tenant	2000	NAP	10,125	SF		2,420,800	2,420,800
5.09	Property		1	Hobby Lobby – Forsyth, IL	Single Tenant	1977	2000	60,000	SF		2,375,350	2,375,350
5.10	Property		1	CVS Pharmacy – Easton, PA	Single Tenant	1958	2000	17,380	SF		2,107,700	2,107,700
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	Single Tenant	2000	NAP	11,455	SF		1,986,500	1,986,500
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	Single Tenant	2000	NAP	10,870	SF		1,936,000	1,936,000
5.13	Property		1	CVS Pharmacy – Silverton, OH	Single Tenant	2000	NAP	9,562	SF		1,835,000	1,835,000
5.14	Property		1	TJ-Maxx – McAlester, OK	Single Tenant	2021	NAP	21,000	SF		1,818,000	1,818,000
5.15	Property		1	CVS Pharmacy - Albertville, AL	Single Tenant	2000	NAP	10,336	SF		1,784,500	1,784,500
5.16	Property		1	CVS Pharmacy – New Boston, OH	Single Tenant	2000	NAP	8,200	SF		1,633,000	1,633,000
5.17	Property		1	Family Dollar – Springfield, MA	Single Tenant	2018	NAP	9,840	SF		1,557,250	1,557,250
5.18	Property		1	CVS Pharmacy – Bedford, OH	Single Tenant	1998	NAP	10,125	SF		1,229,000	1,229,000
5.19	Property		1	Family Dollar – Glen Burnie, MD	Single Tenant	1967	NAP	11,280	SF		1,229,000	1,229,000
5.20	Property		1	Dollar General - Plainfield, CT	Single Tenant	2014	NAP	9,066	SF		1,117,900	1,117,900
5.21	Property		1	Family Dollar – Mesquite, TX	Single Tenant	2011	NAP	8,400	SF		1,042,150	1,042,150
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	Single Tenant	2009	NAP	6,955	SF		1,027,000	1,027,000
5.23	Property		1	Family Dollar – Milledgeville, GA	Single Tenant	1994	NAP	11,208	SF		991,650	991,650
5.24	Property		1	Dollar General – Jackson, MS	Single Tenant	2017	NAP	8,784	SF		951,250	951,250
5.25	Property		1	Family Dollar – Port Arthur, TX	Single Tenant	1993	2021	8,640	SF		819,950	819,950
5.26	Property		1	Dollar General – Dacula, GA	Single Tenant	2013	NAP	9,352	SF		814,900	814,900
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	Single Tenant	2012	NAP	7,000	SF		804,800	804,800
5.28	Property		1	PNC Bank – Lansing, MI	Single Tenant	1973	2015	2,784	SF		777,750	777,750
5.29	Property		1	Family Dollar – Redford, MI	Single Tenant	2009	NAP	8,439	SF		774,500	774,500
5.30	Property		1	Family Dollar - Little Rock, AR	Single Tenant	2002	2021	16,000	SF		698,750	698,750
5.31	Property		1	Dollar Tree – Toledo, OH	Single Tenant	1967	2016	9,622	SF		638,150	638,150
5.32	Property		1	Sherwin Williams – Smyrna, TN	Single Tenant	1999	NAP	5,000	SF		572,500	572,500
5.33	Property		1	Dollar General – Lincoln, IL	Single Tenant	2005	NAP	9,014	SF		476,550	476,550
6	Loan		1	One Bridge Street	Suburban	1912	2003	200,397	SF	259.48	52,000,000	52,000,000
7	Loan		1	Clifton Commons	Anchored	1999; 2003	NAP	187,794	SF	266.25	50,000,000	50,000,000
8	Loan	5, 10, 11	1	One Campus Martius	CBD	2003	2019-2020	1,356,325	SF	160.73	46,200,000	46,200,000
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	Full Service	1984	2021	590	Rooms	203,389.83	44,000,000	44,000,000
10	Loan		1	Plaza on Richmond	Anchored	1960	2005; 2010	191,532	SF	229.73	44,000,000	44,000,000
11	Loan		1	Cerritos Center Court	Suburban	2002	2018	169,762	SF	200.28	34,000,000	34,000,000
12	Loan		1	City Brewery	Light Manufacturing	1914	2002	730,584	SF	45.17	33,000,000	33,000,000
13	Loan		1	Tisch Tower	Suburban	1970	2004	173,064	SF	173.35	30,000,000	30,000,000
14	Loan	13	1	Homewood Suites - Oxnard, CA	Extended Stay	2010	2020	129	Rooms	215,891.47	27,850,000	27,850,000
15	Loan	5	1	79 Fifth Avenue	CBD	1906	2016	345,751	SF	694.14	25,000,000	25,000,000
16	Loan		1	Evans Industrial	Warehouse	1982	2018; 2022	628,771	SF	33.08	20,800,000	20,800,000
17	Loan		1	Marnell Corporate Center 3	Suburban	2005	NAP	69,304	SF	230.87	16,000,000	16,000,000
18	Loan		1	4520 S Drexel Boulevard	Low Rise	1922	2021	68	Units	226,470.59	15,400,000	15,400,000
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Suburban	1968	2014	202,813	SF	419.11	14,000,000	14,000,000
20	Loan	15	1	Alcoa Crossing Shopping Center	Anchored	2006	NAP	137,351	SF	101.93	14,000,000	14,000,000
21	Loan		1	Industrial Center Building - Art Studios	Flex	1942	2002	98,601	SF	129.31	12,750,000	12,750,000
22	Loan	16	1	Kensington Suites	Low Rise	1998	NAP	192	Units	61,718.75	11,850,000	11,850,000
23	Loan	17	1	Aviator Suites	Low Rise	1997	NAP	188	Units	53,191.49	10,000,000	10,000,000
24	Loan		1	Melville Corporate Plaza	Suburban	1966	1988	98,624	SF	91.05	9,000,000	8,980,123
25	Loan	18	1	Omega Self Storage - Mineola	Self Storage	1958	1995	47,585	SF	167.73	8,000,000	7,981,633
26	Loan	19, 20	1	5500 South Hattie	Warehouse	1966	2019	221,512	SF	35.44	7,850,000	7,850,000
27	Loan		1	Montfort Park Office	Suburban	1980	2004; 2019	78,445	SF	96.88	7,600,000	7,600,000
28	Loan	7, 8	10	Titan Self Storage Portfolio	Self Storage	Various	Various	230,129	SF	32.85	7,560,000	7,560,000

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)	Self Storage	1980	NAP	30,434	SF		1,101,694	1,101,694
28.02	Property		1	Yorkville SS (Yorkville, IL)	Self Storage	1995	NAP	21,270	SF		952,816	952,816
28.03	Property		1	American Mini (Albertville, AL)	Self Storage	1998	2005	33,402	SF		923,041	923,041
28.04	Property		1	Climate Controlled (Franklin, NC)	Self Storage	1999	NAP	15,143	SF		923,041	923,041
28.05	Property		1	American SS 2 (Henning Rd, Danville)	Self Storage	1980	NAP	21,200	SF		655,061	655,061
28.06	Property		1	Hampton Storage (Hampton, TN)	Self Storage	1998	NAP	23,830	SF		655,060	655,060
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	Self Storage	1985	NAP	24,480	SF		607,420	607,420
28.08	Property		1	Mansfield Mini (Mansfield, LA)	Self Storage	1995	NAP	19,700	SF		595,510	595,510
28.09	Property		1	Antra Mini (Monroe, LA)	Self Storage	1977	NAP	21,250	SF		580,622	580,622
28.10	Property		1	Wright Storage (Hiawatha, IA)	Self Storage	1989; 1992; 1994	NAP	19,420	SF		565,735	565,735
29	Loan	21	1	Flatlands Shopping Center	Single Tenant	1961	2008	66,395	SF	109.95	7,300,000	7,300,000
30	Loan		1	All Climate Storage Center	Self Storage	2004, 2013	NAP	64,496	SF	112.41	7,250,000	7,250,000
31	Loan		1	American Self-Storage Harrisburg	Self Storage	2008	NAP	67,103	SF	105.29	7,065,500	7,065,500
32	Loan		1	Crossings at Indian Lake Village	Unanchored	2008	NAP	37,614	SF	177.06	6,660,000	6,660,000
33	Loan		1	Montgomery Tech Center	Warehouse	1981	2013	30,528	SF	205.55	6,275,000	6,275,000
34	Loan	8, 22	2	Prestige Storage Portfolio	Self Storage	Various	Various	73,224	SF	83.31	6,100,000	6,100,000
34.01	Property		1	Portage Budget Storage	Self Storage	1994	2003	55,694	SF		4,352,604	4,352,604
34.02	Property		1	North Huron Self Storage	Self Storage	1983	NAP	17,530	SF		1,747,396	1,747,396
35	Loan		1	241-11 Linden Blvd	Unanchored	1949	NAP	34,830	SF	172.27	6,000,000	6,000,000
36	Loan	23	1	Best Western - Laredo, TX	Limited Service	2006	NAP	80	Rooms	74,911.80	6,000,000	5,992,944
37	Loan	24, 25	1	Teaneck Gardens	Cooperative	1949	NAP	204	Units	29,338.57	6,000,000	5,985,068
38	Loan		1	Heber Self Storage	Self Storage	2019	NAP	64,085	SF	92.07	5,900,000	5,900,000
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Garden	1978	NAP	153	Units	36,601.31	5,600,000	5,600,000
40	Loan	27	1	Omega Self Storage Island Park	Self Storage	1987	NAP	38,720	SF	141.72	5,500,000	5,487,372
41	Loan		1	Village Square Warren	Unanchored	2003	NAP	24,600	SF	209.35	5,150,000	5,150,000
42	Loan	28	1	Self Storage Stockton	Self Storage	2000; 2003-2006; 2022	NAP	90,638	SF	55.16	5,000,000	5,000,000
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Limited Service	2016	NAP	71	Rooms	68,450.70	4,860,000	4,860,000
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	Cooperative	1974	2015	89	Units	50,504.99	4,500,000	4,494,944
45	Loan		1	Quality Plus Self Storage	Self Storage	2001	NAP	55,295	SF	78.67	4,350,000	4,350,000
46	Loan		1	4330 Miraloma Avenue Medical Office	Medical	1999	NAP	31,300	SF	137.18	4,300,000	4,293,707
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	Cooperative	1950	1996	155	Units	25,742.88	4,000,000	3,990,146
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	Cooperative	1942	2006	121	Units	31,256.20	3,782,000	3,782,000
49	Loan	25, 30, 31	1	57 East 72nd Corporation	Cooperative	1911	2001	17	Units	211,764.71	3,600,000	3,600,000
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	Cooperative	1890	2006	19	Units	184,210.53	3,500,000	3,500,000
51	Loan		1	Pioneer Stor N Lok	Self Storage	1978	NAP	41,020	SF	75.57	3,100,000	3,100,000
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	Cooperative	1961	1996	74	Units	40,240.46	2,985,000	2,977,794
53	Loan	25, 30, 31	1	23830 Owners Corp.	Cooperative	1870	2018	36	Units	62,500.00	2,250,000	2,250,000
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	Cooperative	1954	2017	37	Units	60,109.56	2,225,000	2,224,054
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	Cooperative	1926	2007	49	Units	44,897.96	2,200,000	2,200,000
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	Cooperative	1883	2008	40	Units	49,976.61	2,000,000	1,999,064
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	Cooperative	1961	2015	42	Units	42,857.14	1,800,000	1,800,000
58	Loan	25, 30, 31	1	145 Upper Corp.	Cooperative	1869	2016	5	Units	269,712.41	1,350,000	1,348,562
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	Cooperative	1928	2012	36	Units	27,777.78	1,000,000	1,000,000
60	Loan	25, 30, 31	1	Corner View Association, Inc.	Cooperative	1906	2001	36	Units	27,777.78	1,000,000	1,000,000
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	Cooperative	1927	2000	45	Units	22,169.01	1,000,000	997,606

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate % (2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
1	Loan	5	1	High Street	100,000,000	5.35200%	0.01430%	5.33770%	NAP	452,194.44	NAP	5,426,333.28
2	Loan	5	1	Katy Mills	76,801,229	5.76700%	0.01430%	5.75270%	532,034.46	NAP	6,384,413.52	NAP
3	Loan	5, 6	1	Constitution Center	84,000,000	3.04940%	0.01430%	3.03510%	NAP	216,422.69	NAP	2,597,072.28
4	Loan	5	1	The Boulders Resort	62,924,362	5.56300%	0.01430%	5.54870%	428,811.00	NAP	5,145,732.00	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	59,463,750	5.36800%	0.01430%	5.35370%	NAP	269,695.64	NAP	3,236,347.68
5.01	Property		1	Scheel's All Sports – Great Falls, MT	6,380,000
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	4,410,500
5.03	Property		1	Hobby Lobby – McAlester, OK	3,787,500
5.04	Property		1	Hobby Lobby – Jackson, TN	3,400,500
5.05	Property		1	CVS Pharmacy – Springfield, OH	2,819,750
5.06	Property		1	Food Lion – Gastonia, NC	2,668,250
5.07	Property		1	Walgreens – Wichita, KS	2,577,350
5.08	Property		1	CVS Pharmacy – Springfield, IL	2,420,800
5.09	Property		1	Hobby Lobby – Forsyth, IL	2,375,350
5.10	Property		1	CVS Pharmacy – Easton, PA	2,107,700
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	1,986,500
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	1,936,000
5.13	Property		1	CVS Pharmacy – Silverton, OH	1,835,000
5.14	Property		1	TJ-Maxx – McAlester, OK	1,818,000
5.15	Property		1	CVS Pharmacy - Albertville, AL	1,784,500
5.16	Property		1	CVS Pharmacy – New Boston, OH	1,633,000
5.17	Property		1	Family Dollar – Springfield, MA	1,557,250
5.18	Property		1	CVS Pharmacy – Bedford, OH	1,229,000
5.19	Property		1	Family Dollar – Glen Burnie, MD	1,229,000
5.20	Property		1	Dollar General - Plainfield, CT	1,117,900
5.21	Property		1	Family Dollar – Mesquite, TX	1,042,150
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	1,027,000
5.23	Property		1	Family Dollar – Milledgeville, GA	991,650
5.24	Property		1	Dollar General – Jackson, MS	951,250
5.25	Property		1	Family Dollar – Port Arthur, TX	819,950
5.26	Property		1	Dollar General – Dacula, GA	814,900
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	804,800
5.28	Property		1	PNC Bank – Lansing, MI	777,750
5.29	Property		1	Family Dollar – Redford, MI	774,500
5.30	Property		1	Family Dollar - Little Rock, AR	698,750
5.31	Property		1	Dollar Tree – Toledo, OH	638,150
5.32	Property		1	Sherwin Williams – Smyrna, TN	572,500
5.33	Property		1	Dollar General – Lincoln, IL	476,550
6	Loan		1	One Bridge Street	52,000,000	4.70000%	0.01430%	4.68570%	NAP	206,495.37	NAP	2,477,944.44
7	Loan		1	Clifton Commons	50,000,000	5.56900%	0.01430%	5.55470%	NAP	235,264.47	NAP	2,823,173.64
8	Loan	5, 10, 11	1	One Campus Martius	46,200,000	6.02000%	0.06180%	5.95820%	NAP	234,989.03	NAP	2,819,868.36
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	44,000,000	4.62000%	0.01430%	4.60570%	NAP	171,752.78	NAP	2,061,033.36
10	Loan		1	Plaza on Richmond	44,000,000	5.59500%	0.01430%	5.58070%	NAP	207,999.31	NAP	2,495,991.72
11	Loan		1	Cerritos Center Court	31,558,603	5.31400%	0.01430%	5.29970%	189,099.29	152,654.49	2,269,191.48	1,831,853.88
12	Loan		1	City Brewery	33,000,000	5.39000%	0.01430%	5.37570%	NAP	150,283.68	NAP	1,803,404.16
13	Loan		1	Tisch Tower	30,000,000	5.03500%	0.01430%	5.02070%	NAP	127,623.26	NAP	1,531,479.12
14	Loan	13	1	Homewood Suites - Oxnard, CA	27,850,000	5.84000%	0.01430%	5.82570%	NAP	137,419.12	NAP	1,649,029.44
15	Loan	5	1	79 Fifth Avenue	25,000,000	4.92000%	0.01305%	4.90695%	NAP	103,923.61	NAP	1,247,083.32
16	Loan		1	Evans Industrial	20,800,000	5.53000%	0.01430%	5.51570%	NAP	97,184.63	NAP	1,166,215.56
17	Loan		1	Marnell Corporate Center 3	13,344,213	5.37800%	0.01430%	5.36370%	89,625.32	NAP	1,075,503.84	NAP
18	Loan		1	4520 S Drexel Boulevard	15,400,000	6.15000%	0.01430%	6.13570%	NAP	80,021.18	NAP	960,254.16
19	Loan	5, 14	1	2355 and 2383 Utah Ave	14,000,000	5.64000%	0.01430%	5.62570%	NAP	66,713.89	NAP	800,566.68
20	Loan	15	1	Alcoa Crossing Shopping Center	14,000,000	5.28000%	0.01430%	5.26570%	NAP	62,455.56	NAP	749,466.72
21	Loan		1	Industrial Center Building - Art Studios	12,750,000	4.93900%	0.01430%	4.92470%	NAP	53,205.72	NAP	638,468.64
22	Loan	16	1	Kensington Suites	11,109,545	6.05900%	0.01430%	6.04470%	71,496.86	60,663.63	857,962.32	727,963.56
23	Loan	17	1	Aviator Suites	9,375,144	6.05900%	0.01430%	6.04470%	60,334.90	51,192.94	724,018.80	614,315.28
24	Loan		1	Melville Corporate Plaza	7,447,774	5.13000%	0.01430%	5.11570%	49,031.52	NAP	588,378.24	NAP
25	Loan	18	1	Omega Self Storage - Mineola	6,580,648	4.94400%	0.01430%	4.92970%	42,672.35	NAP	512,068.20	NAP
26	Loan	19, 20	1	5500 South Hattie	7,850,000	5.86000%	0.01430%	5.84570%	NAP	38,866.59	NAP	466,399.08
27	Loan		1	Montfort Park Office	7,600,000	6.31000%	0.07180%	6.23820%	NAP	40,518.38	NAP	486,220.56
28	Loan	7, 8	10	Titan Self Storage Portfolio	7,560,000	6.20000%	0.01430%	6.18570%	NAP	39,602.50	NAP	475,230.00

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate % (2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)	1,101,694
28.02	Property		1	Yorkville SS (Yorkville, IL)	952,816
28.03	Property		1	American Mini (Albertville, AL)	923,041
28.04	Property		1	Climate Controlled (Franklin, NC)	923,041
28.05	Property		1	American SS 2 (Henning Rd, Danville)	655,061
28.06	Property		1	Hampton Storage (Hampton, TN)	655,060
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	607,420
28.08	Property		1	Mansfield Mini (Mansfield, LA)	595,510
28.09	Property		1	Antra Mini (Monroe, LA)	580,622
28.10	Property		1	Wright Storage (Hiawatha, IA)	565,735
29	Loan	21	1	Flatlands Shopping Center	6,111,315	5.50000%	0.01430%	5.48570%	41,448.60	NAP	497,383.20	NAP
30	Loan		1	All Climate Storage Center	7,250,000	5.41500%	0.01430%	5.40070%	NAP	33,170.01	NAP	398,040.12
31	Loan		1	American Self-Storage Harrisburg	7,065,500	5.28000%	0.01430%	5.26570%	NAP	31,519.98	NAP	378,239.76
32	Loan		1	Crossings at Indian Lake Village	6,660,000	5.38100%	0.01430%	5.36670%	NAP	30,279.34	NAP	363,352.08
33	Loan		1	Montgomery Tech Center	6,275,000	5.53200%	0.01430%	5.51770%	NAP	29,329.52	NAP	351,954.24
34	Loan	8, 22	2	Prestige Storage Portfolio	6,100,000	5.86000%	0.07180%	5.78820%	NAP	30,202.06	NAP	362,424.72
34.01	Property		1	Portage Budget Storage	4,352,604
34.02	Property		1	North Huron Self Storage	1,747,396
35	Loan		1	241-11 Linden Blvd	6,000,000	5.42000%	0.01430%	5.40570%	NAP	27,476.39	NAP	329,716.68
36	Loan	23	1	Best Western - Laredo, TX	4,726,501	6.41100%	0.01430%	6.39670%	40,179.39	NAP	482,152.68	NAP
37	Loan	24, 25	1	Teaneck Gardens	4,871,294	4.55000%	0.01430%	4.53570%	30,579.63	NAP	366,955.56	NAP
38	Loan		1	Heber Self Storage	5,900,000	6.34300%	0.08180%	6.26120%	NAP	31,619.56	NAP	379,434.72
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	5,600,000	5.68100%	0.01430%	5.66670%	NAP	26,879.55	NAP	322,554.60
40	Loan	27	1	Omega Self Storage Island Park	4,524,195	4.94400%	0.01430%	4.92970%	29,337.24	NAP	352,046.88	NAP
41	Loan		1	Village Square Warren	4,801,257	5.64000%	0.01430%	5.62570%	29,695.10	24,541.18	356,341.20	294,494.16
42	Loan	28	1	Self Storage Stockton	5,000,000	5.25300%	0.06180%	5.19120%	NAP	22,191.49	NAP	266,297.88
43	Loan	29	1	Comfort Suites - Dunnellon, FL	4,488,959	6.14000%	0.01430%	6.12570%	29,577.03	25,212.38	354,924.36	302,548.56
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	3,679,989	4.76000%	0.08930%	4.67070%	23,501.26	NAP	282,015.12	NAP
45	Loan		1	Quality Plus Self Storage	4,350,000	5.65000%	0.01430%	5.63570%	NAP	20,765.71	NAP	249,188.52
46	Loan		1	4330 Miraloma Avenue Medical Office	3,634,557	5.28000%	0.01430%	5.26570%	25,843.81	NAP	310,125.72	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	3,253,025	4.60000%	0.08930%	4.51070%	20,505.77	NAP	246,069.24	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	3,154,435	5.38000%	0.08930%	5.29070%	21,189.90	NAP	254,278.80	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	3,600,000	5.35000%	0.08930%	5.26070%	NAP	16,272.92	NAP	195,275.04
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	2,883,293	4.99000%	0.08930%	4.90070%	18,767.37	NAP	225,208.44	NAP
51	Loan		1	Pioneer Stor N Lok	3,100,000	5.63000%	0.01430%	5.61570%	NAP	14,746.17	NAP	176,954.04
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	2,435,729	4.70000%	0.08930%	4.61070%	15,481.34	NAP	185,776.08	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	2,250,000	4.77000%	0.08930%	4.68070%	NAP	9,067.97	NAP	108,815.64
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	2,045,586	5.48000%	0.08930%	5.39070%	11,445.63	NAP	137,347.56	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	2,200,000	4.85000%	0.08930%	4.76070%	NAP	9,015.16	NAP	108,181.92
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	1,828,489	5.25000%	0.08930%	5.16070%	9,977.41	NAP	119,728.92	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	1,658,391	5.58000%	0.08930%	5.49070%	9,382.04	NAP	112,584.48	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	1,112,368	4.99000%	0.08930%	4.90070%	7,238.84	NAP	86,866.08	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	1,000,000	4.63000%	0.08930%	4.54070%	NAP	3,911.92	NAP	46,943.04
60	Loan	25, 30, 31	1	Corner View Association, Inc.	826,988	5.11000%	0.08930%	5.02070%	5,435.64	NAP	65,227.68	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	817,077	4.74000%	0.08930%	4.65070%	5,210.45	NAP	62,525.40	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
1	Loan	5	1	High Street	Interest Only	No	Actual/360	120	119	120	119	0
2	Loan	5	1	Katy Mills	Amortizing Balloon	No	Actual/360	0	0	120	120	360
3	Loan	5, 6	1	Constitution Center	Interest Only	No	Actual/360	120	115	120	115	0
4	Loan	5	1	The Boulders Resort	Amortizing Balloon	No	Actual/360	0	0	120	119	360
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Interest Only	No	Actual/360	120	119	120	119	0
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	Interest Only	No	Actual/360	120	118	120	118	0
7	Loan		1	Clifton Commons	Interest Only	No	Actual/360	120	117	120	117	0
8	Loan	5, 10, 11	1	One Campus Martius	Interest Only	No	Actual/360	120	119	120	119	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	Interest Only	No	Actual/360	120	117	120	117	0
10	Loan		1	Plaza on Richmond	Interest Only	No	Actual/360	120	120	120	120	0
11	Loan		1	Cerritos Center Court	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360
12	Loan		1	City Brewery	Interest Only	No	Actual/360	60	60	60	60	0
13	Loan		1	Tisch Tower	Interest Only	No	Actual/360	120	118	120	118	0
14	Loan	13	1	Homewood Suites - Oxnard, CA	Interest Only	No	Actual/360	120	120	120	120	0
15	Loan	5	1	79 Fifth Avenue	Interest Only	No	Actual/360	120	117	120	117	0
16	Loan		1	Evans Industrial	Interest Only	No	Actual/360	120	119	120	119	0
17	Loan		1	Marnell Corporate Center 3	Amortizing Balloon	No	Actual/360	0	0	120	120	360
18	Loan		1	4520 S Drexel Boulevard	Interest Only	No	Actual/360	120	118	120	118	0
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Interest Only	No	Actual/360	60	57	60	57	0
20	Loan	15	1	Alcoa Crossing Shopping Center	Interest Only	No	Actual/360	120	120	120	120	0
21	Loan		1	Industrial Center Building - Art Studios	Interest Only	No	Actual/360	120	118	120	118	0
22	Loan	16	1	Kensington Suites	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360
23	Loan	17	1	Aviator Suites	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360
24	Loan		1	Melville Corporate Plaza	Amortizing Balloon	No	Actual/360	0	0	120	118	360
25	Loan	18	1	Omega Self Storage - Mineola	Amortizing Balloon	No	Actual/360	0	0	120	118	360
26	Loan	19, 20	1	5500 South Hattie	Interest Only	No	Actual/360	120	118	120	118	0
27	Loan		1	Montfort Park Office	Interest Only	No	Actual/360	120	119	120	119	0
28	Loan	7, 8	10	Titan Self Storage Portfolio	Interest Only	No	Actual/360	120	119	120	119	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	Amortizing Balloon	No	Actual/360	0	0	120	120	360
30	Loan		1	All Climate Storage Center	Interest Only	No	Actual/360	120	120	120	120	0
31	Loan		1	American Self-Storage Harrisburg	Interest Only	No	Actual/360	120	120	120	120	0
32	Loan		1	Crossings at Indian Lake Village	Interest Only	No	Actual/360	120	117	120	117	0
33	Loan		1	Montgomery Tech Center	Interest Only	No	Actual/360	120	117	120	117	0
34	Loan	8, 22	2	Prestige Storage Portfolio	Interest Only	No	Actual/360	120	120	120	120	0
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	Interest Only	No	Actual/360	120	118	120	118	0
36	Loan	23	1	Best Western - Laredo, TX	Amortizing Balloon	No	Actual/360	0	0	120	119	300
37	Loan	24, 25	1	Teaneck Gardens	Amortizing Balloon	No	Actual/360	0	0	120	118	360
38	Loan		1	Heber Self Storage	Interest Only	No	Actual/360	120	119	120	119	0
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Interest Only	No	Actual/360	120	120	120	120	0
40	Loan	27	1	Omega Self Storage Island Park	Amortizing Balloon	No	Actual/360	0	0	120	118	360
41	Loan		1	Village Square Warren	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360
42	Loan	28	1	Self Storage Stockton	Interest Only	No	Actual/360	120	120	120	120	0
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Interest Only, Amortizing Balloon	No	Actual/360	48	47	120	119	360
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	Amortizing Balloon	No	Actual/360	0	0	120	119	360
45	Loan		1	Quality Plus Self Storage	Interest Only	No	Actual/360	120	119	120	119	0
46	Loan		1	4330 Miraloma Avenue Medical Office	Amortizing Balloon	No	Actual/360	0	0	84	83	300
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	118	360
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	360
49	Loan	25, 30, 31	1	57 East 72nd Corporation	Interest Only	No	Actual/360	120	119	120	119	0
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	120	360
51	Loan		1	Pioneer Stor N Lok	Interest Only	No	Actual/360	120	119	120	119	0
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	Amortizing Balloon	No	Actual/360	0	0	120	118	360
53	Loan	25, 30, 31	1	23830 Owners Corp.	Interest Only	No	Actual/360	120	118	120	118	0
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	119	480
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	Interest Only	No	Actual/360	120	119	120	119	0
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	119	480
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	480
58	Loan	25, 30, 31	1	145 Upper Corp.	Amortizing Balloon	No	Actual/360	0	0	120	119	360
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	Interest Only	No	Actual/360	120	117	120	117	0
60	Loan	25, 30, 31	1	Corner View Association, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	120	360
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	118	360

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
1	Loan	5	1	High Street	0	6/17/2022	1	11	8/11/2022	NAP	7/11/2032	NAP	0
2	Loan	5	1	Katy Mills	360	7/21/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	0
3	Loan	5, 6	1	Constitution Center	0	2/16/2022	5	9	4/9/2022	NAP	3/9/2032	NAP	0
4	Loan	5	1	The Boulders Resort	359	7/6/2022	1	11	8/11/2022	8/11/2022	7/11/2032	NAP	0
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	0	6/21/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	5
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	0	6/1/2022	2	1	7/1/2022	NAP	6/1/2032	NAP	0
7	Loan		1	Clifton Commons	0	5/6/2022	3	11	6/11/2022	NAP	5/11/2032	NAP	0
8	Loan	5, 10, 11	1	One Campus Martius	0	6/28/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	0	4/22/2022	3	11	6/11/2022	NAP	5/11/2032	NAP	5
10	Loan		1	Plaza on Richmond	0	7/15/2022	0	11	9/11/2022	NAP	8/11/2032	NAP	0
11	Loan		1	Cerritos Center Court	360	6/30/2022	1	11	8/11/2022	8/11/2027	7/11/2032	NAP	0
12	Loan		1	City Brewery	0	7/26/2022	0	7	9/7/2022	NAP	8/1/2027	NAP	0
13	Loan		1	Tisch Tower	0	6/3/2022	2	11	7/11/2022	NAP	6/11/2032	NAP	0
14	Loan	13	1	Homewood Suites - Oxnard, CA	0	7/15/2022	0	1	9/1/2022	NAP	8/1/2032	NAP	0
15	Loan	5	1	79 Fifth Avenue	0	4/29/2022	3	6	6/6/2022	NAP	5/6/2032	NAP	0
16	Loan		1	Evans Industrial	0	6/29/2022	1	11	8/11/2022	NAP	7/11/2032	NAP	0
17	Loan		1	Marnell Corporate Center 3	360	7/15/2022	0	11	9/11/2022	9/11/2022	8/11/2032	NAP	0
18	Loan		1	4520 S Drexel Boulevard	0	5/25/2022	2	1	7/1/2022	NAP	6/1/2032	NAP	5
19	Loan	5, 14	1	2355 and 2383 Utah Ave	0	4/18/2022	3	1	6/1/2022	NAP	5/1/2027	NAP	0
20	Loan	15	1	Alcoa Crossing Shopping Center	0	7/13/2022	0	11	9/11/2022	NAP	8/11/2032	NAP	5
21	Loan		1	Industrial Center Building - Art Studios	0	5/27/2022	2	11	7/11/2022	NAP	6/11/2032	NAP	0
22	Loan	16	1	Kensington Suites	360	7/25/2022	0	11	9/11/2022	9/11/2027	8/11/2032	NAP	0
23	Loan	17	1	Aviator Suites	360	7/25/2022	0	11	9/11/2022	9/11/2027	8/11/2032	NAP	0
24	Loan		1	Melville Corporate Plaza	358	5/26/2022	2	11	7/11/2022	7/11/2022	6/11/2032	NAP	0
25	Loan	18	1	Omega Self Storage - Mineola	358	5/19/2022	2	11	7/11/2022	7/11/2022	6/11/2032	NAP	0
26	Loan	19, 20	1	5500 South Hattie	0	5/5/2022	2	1	7/1/2022	NAP	6/1/2032	NAP	5
27	Loan		1	Montfort Park Office	0	6/14/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	0
28	Loan	7, 8	10	Titan Self Storage Portfolio	0	6/13/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	5

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	360	7/7/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	5
30	Loan		1	All Climate Storage Center	0	7/6/2022	0	1	9/1/2022	NAP	8/1/2032	NAP	5
31	Loan		1	American Self-Storage Harrisburg	0	7/6/2022	0	1	9/1/2022	NAP	8/1/2032	NAP	5
32	Loan		1	Crossings at Indian Lake Village	0	5/6/2022	3	11	6/11/2022	NAP	5/11/2032	NAP	0
33	Loan		1	Montgomery Tech Center	0	5/6/2022	3	11	6/11/2022	NAP	5/11/2032	NAP	0
34	Loan	8, 22	2	Prestige Storage Portfolio	0	7/27/2022	0	1	9/1/2022	NAP	8/1/2032	NAP	5
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	0	5/9/2022	2	1	7/1/2022	NAP	6/1/2032	NAP	5
36	Loan	23	1	Best Western - Laredo, TX	299	6/24/2022	1	1	8/1/2022	8/1/2022	7/1/2032	NAP	5
37	Loan	24, 25	1	Teaneck Gardens	358	5/11/2022	2	1	7/1/2022	7/1/2022	6/1/2032	NAP	5
38	Loan		1	Heber Self Storage	0	6/15/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	5
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	0	7/19/2022	0	11	9/11/2022	NAP	8/11/2032	NAP	0
40	Loan	27	1	Omega Self Storage Island Park	358	5/19/2022	2	11	7/11/2022	7/11/2022	6/11/2032	NAP	0
41	Loan		1	Village Square Warren	360	5/31/2022	2	1	7/1/2022	7/1/2027	6/1/2032	NAP	5
42	Loan	28	1	Self Storage Stockton	0	7/15/2022	0	11	9/11/2022	NAP	8/11/2032	NAP	0
43	Loan	29	1	Comfort Suites - Dunnellon, FL	360	6/17/2022	1	1	8/1/2022	8/1/2026	7/1/2032	NAP	5
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	359	6/29/2022	1	1	8/1/2022	8/1/2022	7/1/2032	NAP	10
45	Loan		1	Quality Plus Self Storage	0	6/2/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	5
46	Loan		1	4330 Miraloma Avenue Medical Office	299	6/3/2022	1	1	8/1/2022	8/1/2022	7/1/2029	NAP	5
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	358	5/26/2022	2	1	7/1/2022	7/1/2022	6/1/2032	NAP	10
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	360	7/22/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	10
49	Loan	25, 30, 31	1	57 East 72nd Corporation	0	6/30/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	10
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	360	7/21/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	10
51	Loan		1	Pioneer Stor N Lok	0	6/2/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	5
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	358	5/31/2022	2	1	7/1/2022	7/1/2022	6/1/2032	NAP	10
53	Loan	25, 30, 31	1	23830 Owners Corp.	0	5/26/2022	2	1	7/1/2022	NAP	6/1/2032	NAP	10
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	479	6/30/2022	1	1	8/1/2022	8/1/2022	7/1/2032	NAP	10
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	0	6/8/2022	1	1	8/1/2022	NAP	7/1/2032	NAP	10
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	479	6/29/2022	1	1	8/1/2022	8/1/2022	7/1/2032	NAP	10
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	480	7/22/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	10
58	Loan	25, 30, 31	1	145 Upper Corp.	359	6/30/2022	1	1	8/1/2022	8/1/2022	7/1/2032	NAP	10
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	0	4/28/2022	3	1	6/1/2022	NAP	5/1/2032	NAP	10
60	Loan	25, 30, 31	1	Corner View Association, Inc.	360	7/7/2022	0	1	9/1/2022	9/1/2022	8/1/2032	NAP	10
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	358	5/23/2022	2	1	7/1/2022	7/1/2022	6/1/2032	NAP	10

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
1	Loan	5	1	High Street	0	L(25),D(91),O(4)	16,686,219	7,384,504	9,301,715	5/31/2022	T-12	16,309,986
2	Loan	5	1	Katy Mills	0	L(24),D(90),O(6)	41,729,947	14,309,769	27,420,178	3/31/2022	T-12	40,936,621
3	Loan	5, 6	1	Constitution Center	0	L(24),YM1(5),DorYM1(84),O(7)	79,972,453	27,076,464	52,895,989	12/31/2021	T-12	77,660,677
4	Loan	5	1	The Boulders Resort	0	L(25),D(91),O(4)	50,961,864	30,635,503	20,326,361	4/30/2022	T-12	43,423,683
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	5	L(25),D(90),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
5.01	Property		1	Scheel's All Sports – Great Falls, MT			NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO			NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	Hobby Lobby – McAlester, OK			NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	Hobby Lobby – Jackson, TN			NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	CVS Pharmacy – Springfield, OH			NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	Food Lion – Gastonia, NC			NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	Walgreens – Wichita, KS			NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	CVS Pharmacy – Springfield, IL			NAV	NAV	NAV	NAV	NAV	NAV
5.09	Property		1	Hobby Lobby – Forsyth, IL			NAV	NAV	NAV	NAV	NAV	NAV
5.10	Property		1	CVS Pharmacy – Easton, PA			NAV	NAV	NAV	NAV	NAV	NAV
5.11	Property		1	CVS Pharmacy – Christiansburg, VA			NAV	NAV	NAV	NAV	NAV	NAV
5.12	Property		1	CVS Pharmacy – New Baltimore, MI			NAV	NAV	NAV	NAV	NAV	NAV
5.13	Property		1	CVS Pharmacy – Silverton, OH			NAV	NAV	NAV	NAV	NAV	NAV
5.14	Property		1	TJ-Maxx – McAlester, OK			NAV	NAV	NAV	NAV	NAV	NAV
5.15	Property		1	CVS Pharmacy - Albertville, AL			NAV	NAV	NAV	NAV	NAV	NAV
5.16	Property		1	CVS Pharmacy – New Boston, OH			NAV	NAV	NAV	NAV	NAV	NAV
5.17	Property		1	Family Dollar – Springfield, MA			NAV	NAV	NAV	NAV	NAV	NAV
5.18	Property		1	CVS Pharmacy – Bedford, OH			NAV	NAV	NAV	NAV	NAV	NAV
5.19	Property		1	Family Dollar – Glen Burnie, MD			NAV	NAV	NAV	NAV	NAV	NAV
5.20	Property		1	Dollar General - Plainfield, CT			NAV	NAV	NAV	NAV	NAV	NAV
5.21	Property		1	Family Dollar – Mesquite, TX			NAV	NAV	NAV	NAV	NAV	NAV
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA			NAV	NAV	NAV	NAV	NAV	NAV
5.23	Property		1	Family Dollar – Milledgeville, GA			NAV	NAV	NAV	NAV	NAV	NAV
5.24	Property		1	Dollar General – Jackson, MS			NAV	NAV	NAV	NAV	NAV	NAV
5.25	Property		1	Family Dollar – Port Arthur, TX			NAV	NAV	NAV	NAV	NAV	NAV
5.26	Property		1	Dollar General – Dacula, GA			NAV	NAV	NAV	NAV	NAV	NAV
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX			NAV	NAV	NAV	NAV	NAV	NAV
5.28	Property		1	PNC Bank – Lansing, MI			NAV	NAV	NAV	NAV	NAV	NAV
5.29	Property		1	Family Dollar – Redford, MI			NAV	NAV	NAV	NAV	NAV	NAV
5.30	Property		1	Family Dollar - Little Rock, AR			NAV	NAV	NAV	NAV	NAV	NAV
5.31	Property		1	Dollar Tree – Toledo, OH			NAV	NAV	NAV	NAV	NAV	NAV
5.32	Property		1	Sherwin Williams – Smyrna, TN			NAV	NAV	NAV	NAV	NAV	NAV
5.33	Property		1	Dollar General – Lincoln, IL			NAV	NAV	NAV	NAV	NAV	NAV
6	Loan		1	One Bridge Street	5	L(26),D(87),O(7)	8,869,569	3,198,362	5,671,206	3/30/2022	T-12	8,506,894
7	Loan		1	Clifton Commons	0	L(27),D(89),O(4)	8,468,969	3,995,819	4,473,150	4/30/2022	T-12	8,163,225
8	Loan	5, 10, 11	1	One Campus Martius	0	L(25),D(91),O(4)	45,619,900	20,065,815	25,554,085	3/31/2022	T-12	44,198,961
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	0	L(27),D(89),O(4)	75,104,336	52,820,529	22,283,807	3/31/2022	T-12	71,752,888
10	Loan		1	Plaza on Richmond	0	L(24),DorYM1(92),O(4)	7,087,646	3,253,728	3,833,918	5/31/2022	T-12	7,099,832
11	Loan		1	Cerritos Center Court	0	L(25),D(91),O(4)	6,249,344	2,664,220	3,585,124	4/30/2022	T-12	6,184,444
12	Loan		1	City Brewery	0	YM1(24),DorYM1(29),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan		1	Tisch Tower	0	L(26),D(90),O(4)	7,608,136	2,609,945	4,998,192	4/30/2022	T-12	7,655,066
14	Loan	13	1	Homewood Suites - Oxnard, CA	0	L(24),YM1(91),O(5)	10,466,627	4,075,085	6,391,542	5/31/2022	T-12	8,199,465
15	Loan	5	1	79 Fifth Avenue	0	L(27),D(88),O(5)	26,934,139	8,571,958	18,362,181	12/31/2021	T-12	25,677,751
16	Loan		1	Evans Industrial	0	L(25),D(91),O(4)	1,708,168	460,191	1,247,977	5/31/2022	T-12	1,707,850
17	Loan		1	Marnell Corporate Center 3	0	L(24),D(92),O(4)	1,985,958	573,413	1,412,546	5/31/2022	T-12	2,015,972
18	Loan		1	4520 S Drexel Boulevard	5	L(26),D(89),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	5, 14	1	2355 and 2383 Utah Ave	5	L(27),D(29),O(4)	8,593,454	1,517,495	7,075,958	12/31/2021	T-12	6,878,414
20	Loan	15	1	Alcoa Crossing Shopping Center	0	L(24),DorYM1(92),O(4)	2,818,939	631,777	2,187,162	3/31/2021	T-12	2,703,822
21	Loan		1	Industrial Center Building - Art Studios	0	L(26),D(87),O(7)	2,466,648	995,100	1,471,548	5/31/2022	T-12	2,436,246
22	Loan	16	1	Kensington Suites	0	L(24),D(92),O(4)	2,459,138	1,221,097	1,238,042	6/30/2022	T-12	2,170,113
23	Loan	17	1	Aviator Suites	0	L(24),D(92),O(4)	2,026,394	980,889	1,045,505	6/30/2022	T-12	1,866,972
24	Loan		1	Melville Corporate Plaza	0	L(26),D(90),O(4)	1,853,157	696,595	1,156,562	1/31/2022	T-12	1,820,359
25	Loan	18	1	Omega Self Storage - Mineola	0	L(26),D(90),O(4)	1,202,848	271,981	930,867	3/31/2022	T-12	1,070,818
26	Loan	19, 20	1	5500 South Hattie	5	L(26),D(90),O(4)	641,565	96,479	545,086	12/31/2021	T-12	485,602
27	Loan		1	Montfort Park Office	5	L(25),D(90),O(5)	1,087,649	458,392	629,257	3/31/2022	T-12	1,039,671
28	Loan	7, 8	10	Titan Self Storage Portfolio	5	L(25),D(91),O(4)	1,044,545	390,761	653,784	3/31/2022	T-12	973,083

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)			197,645	78,968	118,678	3/31/2022	T-12	187,120
28.02	Property		1	Yorkville SS (Yorkville, IL)			162,905	66,985	95,920	3/31/2022	T-12	146,675
28.03	Property		1	American Mini (Albertville, AL)			173,929	61,677	112,251	3/31/2022	T-12	163,450
28.04	Property		1	Climate Controlled (Franklin, NC)			161,948	61,382	100,567	3/31/2022	T-12	139,257
28.05	Property		1	American SS 2 (Henning Rd, Danville)			NAV	NAV	NAV	NAV	NAV	NAV
28.06	Property		1	Hampton Storage (Hampton, TN)			132,313	45,335	86,978	3/31/2022	T-12	128,972
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)			119,752	38,584	81,168	3/31/2022	T-12	114,888
28.08	Property		1	Mansfield Mini (Mansfield, LA)			74,188	19,987	54,202	3/31/2022	T-3 Annualized	NAV
28.09	Property		1	Antra Mini (Monroe, LA)			104,917	32,631	72,286	3/31/2022	T-3 Annualized	NAV
28.10	Property		1	Wright Storage (Hiawatha, IA)			96,052	37,830	58,222	3/31/2022	T-12	92,721
29	Loan	21	1	Flatlands Shopping Center	5	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan		1	All Climate Storage Center	4	L(24),D(92),O(4)	987,002	313,528	673,474	5/31/2022	T-12	943,812
31	Loan		1	American Self-Storage Harrisburg	5	L(24),D(92),O(4)	839,800	180,029	659,771	4/30/2022	T-12	774,780
32	Loan		1	Crossings at Indian Lake Village	0	L(27),DorYM1(86),O(7)	867,176	236,223	630,953	3/31/2022	T-12	882,053
33	Loan		1	Montgomery Tech Center	0	L(27),YM1(89),O(4)	774,149	158,574	615,576	2/28/2022	T-12	697,557
34	Loan	8, 22	2	Prestige Storage Portfolio	5	L(24),D(89),O(7)	971,782	493,802	477,980	6/30/2022	T-12	956,342
34.01	Property		1	Portage Budget Storage			681,521	386,108	295,413	6/30/2022	T-12	655,970
34.02	Property		1	North Huron Self Storage			290,261	107,694	182,567	6/30/2022	T-12	300,372
35	Loan		1	241-11 Linden Blvd	5	L(26),D(90),O(4)	1,027,044	275,209	751,834	12/31/2021	T-12	938,555
36	Loan	23	1	Best Western - Laredo, TX	4	L(25),D(90),O(5)	2,581,757	1,426,678	1,155,079	4/30/2022	T-12	2,408,184
37	Loan	24, 25	1	Teaneck Gardens	5	L(23),YM1(90),O(7)	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	4	L(25),YM1(91),O(4)	683,310	260,617	422,693	4/30/2022	T-12	579,874
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	0	L(24),D(92),O(4)	1,156,685	591,157	565,528	6/30/2022	T-12	1,123,245
40	Loan	27	1	Omega Self Storage Island Park	0	L(26),D(90),O(4)	993,156	269,158	723,998	3/31/2022	T-12	818,522
41	Loan		1	Village Square Warren	5	L(26),D(90),O(4)	747,140	125,575	621,565	3/31/2022	T-12	716,000
42	Loan	28	1	Self Storage Stockton	0	L(24),YM1(92),O(4)	826,301	295,798	530,503	4/30/2022	T-12	735,104
43	Loan	29	1	Comfort Suites - Dunnellon, FL	4	L(25),D(91),O(4)	2,501,200	1,685,474	815,726	3/31/2022	T-12	2,261,533
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	5	L(25),D(90),O(5)	521,850	154,406	367,444	4/30/2022	T-12	521,359
46	Loan		1	4330 Miraloma Avenue Medical Office	5	L(25),D(54),O(5)	815,025	125,947	689,078	3/31/2022	T-12	809,947
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	5	L(25),D(90),O(5)	442,509	135,430	307,079	3/31/2022	T-12	397,689
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
1	Loan	5	1	High Street	7,085,214	9,224,773	12/31/2021	T-12	14,550,236	6,789,677	7,760,559	12/31/2020	T-12
2	Loan	5	1	Katy Mills	14,024,074	26,912,547	12/31/2021	T-12	36,869,783	12,525,925	24,343,858	12/31/2020	T-12
3	Loan	5, 6	1	Constitution Center	26,226,920	51,433,757	12/31/2020	T-12	77,044,515	27,395,623	49,648,892	12/31/2019	T-12
4	Loan	5	1	The Boulders Resort	27,519,353	15,904,330	12/31/2021	T-12	27,900,644	20,201,885	7,698,759	12/31/2020	T-12
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	Hobby Lobby – McAlester, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	Hobby Lobby – Jackson, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	Food Lion – Gastonia, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	Walgreens – Wichita, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.10	Property		1	CVS Pharmacy – Easton, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.14	Property		1	TJ-Maxx – McAlester, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.17	Property		1	Family Dollar – Springfield, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.20	Property		1	Dollar General - Plainfield, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.21	Property		1	Family Dollar – Mesquite, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.23	Property		1	Family Dollar – Milledgeville, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.24	Property		1	Dollar General – Jackson, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.25	Property		1	Family Dollar – Port Arthur, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.26	Property		1	Dollar General – Dacula, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.28	Property		1	PNC Bank – Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.29	Property		1	Family Dollar – Redford, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.30	Property		1	Family Dollar - Little Rock, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.31	Property		1	Dollar Tree – Toledo, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.33	Property		1	Dollar General – Lincoln, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan		1	One Bridge Street	3,055,735	5,451,159	12/31/2021	T-12	8,024,192	2,859,499	5,164,692	12/31/2020	T-12
7	Loan		1	Clifton Commons	4,022,125	4,141,100	12/31/2021	T-12	8,289,300	3,348,409	4,940,891	12/31/2020	T-12
8	Loan	5, 10, 11	1	One Campus Martius	19,173,640	25,025,321	12/31/2021	T-12	36,845,931	18,308,085	18,537,846	12/31/2020	T-12
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	50,311,223	21,441,665	12/31/2021	T-12	39,220,621	36,998,218	2,222,403	12/31/2020	T-12
10	Loan		1	Plaza on Richmond	3,203,518	3,896,313	12/31/2021	T-12	6,837,510	3,058,120	3,779,390	12/31/2020	T-12
11	Loan		1	Cerritos Center Court	2,537,331	3,647,112	12/31/2021	T-12	6,100,453	2,206,814	3,893,639	12/31/2020	T-12
12	Loan		1	City Brewery	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan		1	Tisch Tower	2,622,421	5,032,645	12/31/2021	T-12	8,101,051	2,520,784	5,580,267	12/31/2020	T-12
14	Loan	13	1	Homewood Suites - Oxnard, CA	3,023,989	5,175,476	12/31/2021	T-12	5,539,888	2,854,092	2,685,796	12/31/2020	T-12
15	Loan	5	1	79 Fifth Avenue	8,516,941	17,160,810	12/31/2020	T-12	25,370,674	8,285,155	17,085,519	12/31/2019	T-12
16	Loan		1	Evans Industrial	423,123	1,284,727	12/31/2021	T-12	2,160,914	511,699	1,649,215	12/31/2020	T-12
17	Loan		1	Marnell Corporate Center 3	557,656	1,458,316	12/31/2021	T-12	1,923,710	566,477	1,357,233	12/31/2020	T-12
18	Loan		1	4520 S Drexel Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	5, 14	1	2355 and 2383 Utah Ave	1,495,168	5,383,246	12/31/2020	T-12	6,647,195	1,467,209	5,179,986	12/31/2019	T-12
20	Loan	15	1	Alcoa Crossing Shopping Center	632,050	2,071,773	12/31/2020	T-12	2,514,743	645,604	1,869,140	12/31/2019	T-12
21	Loan		1	Industrial Center Building - Art Studios	972,155	1,464,092	12/31/2021	T-12	2,428,279	944,567	1,483,712	12/31/2020	T-12
22	Loan	16	1	Kensington Suites	1,063,668	1,106,445	12/31/2021	T-12	1,783,192	1,051,457	731,736	12/31/2020	T-12
23	Loan	17	1	Aviator Suites	904,882	962,090	12/31/2021	T-12	1,620,581	862,103	758,478	12/31/2020	T-12
24	Loan		1	Melville Corporate Plaza	794,805	1,025,554	12/31/2020	T-12	1,980,868	758,953	1,221,915	12/31/2019	T-12
25	Loan	18	1	Omega Self Storage - Mineola	264,918	805,900	12/31/2021	T-12	957,585	283,284	674,301	12/31/2020	T-12
26	Loan	19, 20	1	5500 South Hattie	90,353	395,248	12/31/2020	T-12	327,825	56,746	271,080	12/31/2019	T-12
27	Loan		1	Montfort Park Office	453,205	586,466	12/31/2021	T-12	827,473	436,467	391,006	12/31/2020	T-12
28	Loan	7, 8	10	Titan Self Storage Portfolio	370,797	602,285	12/31/2021	T-12	671,554	278,462	393,093	12/31/2020	T-12

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
28.01	Property		1	American SS (Oakwood Ave, Danville)	75,463	111,657	12/31/2021	T-12	169,927	76,713	93,214	12/31/2020	NAV
28.02	Property		1	Yorkville SS (Yorkville, IL)	61,239	85,435	12/31/2021	T-12	143,756	70,422	73,334	12/31/2020	T-12
28.03	Property		1	American Mini (Albertville, AL)	57,666	105,785	12/31/2021	T-12	123,829	47,188	76,642	12/31/2020	T-12
28.04	Property		1	Climate Controlled (Franklin, NC)	58,642	80,615	12/31/2021	T-12	49,427	26,704	22,723	12/31/2020	T-12
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.06	Property		1	Hampton Storage (Hampton, TN)	45,192	83,780	12/31/2021	T-12	121,990	29,484	88,257	12/31/2020	T-12
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	35,122	79,766	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.09	Property		1	Antra Mini (Monroe, LA)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.10	Property		1	Wright Storage (Hiawatha, IA)	37,473	55,248	12/31/2021	T-12	62,626	23,703	38,923	12/31/2020	NAV
29	Loan	21	1	Flatlands Shopping Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan		1	All Climate Storage Center	292,228	651,584	12/31/2021	T-12	855,067	272,869	582,198	12/31/2020	T-12
31	Loan		1	American Self-Storage Harrisburg	183,170	591,610	12/31/2021	NAV	573,912	118,713	455,199	12/31/2020	NAV
32	Loan		1	Crossings at Indian Lake Village	222,344	659,709	12/31/2020	T-12	860,146	260,839	599,307	12/31/2019	T-12
33	Loan		1	Montgomery Tech Center	170,042	527,514	12/31/2020	T-12	702,755	193,566	509,189	12/31/2019	T-12
34	Loan	8, 22	2	Prestige Storage Portfolio	456,767	499,575	12/31/2021	T-12	842,839	464,291	378,548	12/31/2020	T-12
34.01	Property		1	Portage Budget Storage	343,038	312,932	12/31/2021	T-12	561,419	356,708	204,711	12/31/2020	T-12
34.02	Property		1	North Huron Self Storage	113,729	186,643	12/31/2021	T-12	281,420	107,583	173,837	12/31/2020	T-12
35	Loan		1	241-11 Linden Blvd	266,965	671,590	12/31/2020	T-12	982,889	261,868	721,021	12/31/2019	T-12
36	Loan	23	1	Best Western - Laredo, TX	1,369,724	1,038,460	12/31/2021	T-12	1,514,913	1,604,183	(89,270)	12/31/2020	T-12
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	247,490	332,384	12/31/2021	T-12	289,598	249,506	40,092	12/31/2020	T-12
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	603,061	520,184	12/31/2021	T-12	1,106,137	578,817	527,320	12/31/2020	T-12
40	Loan	27	1	Omega Self Storage Island Park	264,952	553,570	12/31/2021	T-12	691,255	228,912	462,343	12/31/2020	T-12
41	Loan		1	Village Square Warren	126,900	589,100	12/31/2021	T-12	575,200	130,765	444,435	12/31/2020	T-12
42	Loan	28	1	Self Storage Stockton	284,203	450,901	12/31/2021	T-12	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	1,547,845	713,688	12/31/2021	T-12	1,631,011	1,233,879	397,132	12/31/2020	T-12
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	151,701	369,657	12/31/2021	T-12	441,662	155,505	286,156	12/31/2020	T-12
46	Loan		1	4330 Miraloma Avenue Medical Office	126,983	682,964	12/31/2021	T-12	628,886	123,344	505,542	12/31/2020	T-12
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	149,020	248,669	12/31/2021	T-12	339,644	205,893	133,751	12/31/2020	T-12
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
1	Loan	5	1	High Street	90.5%	19,932,833	7,716,208	12,216,625	100,754	21,529	12,094,342	1.63	1.61
2	Loan	5	1	Katy Mills	84.9%	42,515,577	14,235,384	28,280,193	552,091	1,181,987	26,546,115	3.10	2.91
3	Loan	5, 6	1	Constitution Center	96.9%	85,939,687	29,664,589	56,275,098	352,512	3,006,585	52,916,001	4.57x	4.30x
4	Loan	5	1	The Boulders Resort	70.0%	50,961,864	30,697,492	20,264,372	2,038,475	0	18,225,898	2.95	2.66
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	95.4%	6,381,569	191,447	6,190,122	95,650	294,863	5,799,609	1.91	1.79
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	Hobby Lobby – McAlester, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	Hobby Lobby – Jackson, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	Food Lion – Gastonia, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	Walgreens – Wichita, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.10	Property		1	CVS Pharmacy – Easton, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.14	Property		1	TJ-Maxx – McAlester, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.17	Property		1	Family Dollar – Springfield, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.20	Property		1	Dollar General - Plainfield, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.21	Property		1	Family Dollar – Mesquite, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.23	Property		1	Family Dollar – Milledgeville, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.24	Property		1	Dollar General – Jackson, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.25	Property		1	Family Dollar – Port Arthur, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.26	Property		1	Dollar General – Dacula, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.28	Property		1	PNC Bank – Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.29	Property		1	Family Dollar – Redford, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.30	Property		1	Family Dollar - Little Rock, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.31	Property		1	Dollar Tree – Toledo, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.33	Property		1	Dollar General – Lincoln, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan		1	One Bridge Street	93.3%	9,171,758	3,308,726	5,863,032	40,079	390,834	5,432,119	2.37	2.19
7	Loan		1	Clifton Commons	95.0%	8,066,189	3,498,397	4,567,792	37,559	273,487	4,256,747	1.62	1.51
8	Loan	5, 10, 11	1	One Campus Martius	86.5%	46,224,574	21,145,889	25,078,685	188,765	1,703,467	23,186,453	1.88	1.74
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	67.8%	75,104,831	51,506,519	23,598,313	3,004,193	0	20,594,119	4.20	3.66
10	Loan		1	Plaza on Richmond	95.0%	7,977,526	3,177,842	4,799,684	38,306	54,347	4,707,030	1.92	1.89
11	Loan		1	Cerritos Center Court	95.0%	6,397,288	2,703,413	3,693,875	39,045	9,762	3,645,068	1.63	1.61
12	Loan		1	City Brewery	95.0%	3,642,432	109,437	3,532,995	73,058	137,145	3,322,791	1.96	1.84
13	Loan		1	Tisch Tower	77.4%	7,006,564	2,612,645	4,393,919	49,225	322,103	4,022,591	2.87	2.63
14	Loan	13	1	Homewood Suites - Oxnard, CA	86.8%	8,964,735	4,302,865	4,661,870	358,589	0	4,303,281	2.83	2.61
15	Loan	5	1	79 Fifth Avenue	95.0%	29,320,118	9,216,627	20,103,491	78,388	693,116	19,331,988	1.68	1.61
16	Loan		1	Evans Industrial	95.0%	2,842,956	584,930	2,258,025	94,316	-42,807	2,206,517	1.94	1.89
17	Loan		1	Marnell Corporate Center 3	88.2%	2,157,638	559,312	1,598,326	16,633	16,306	1,565,388	1.49	1.46
18	Loan		1	4520 S Drexel Boulevard	95.0%	1,563,749	319,292	1,244,457	17,000	0	1,227,457	1.30	1.28
19	Loan	5, 14	1	2355 and 2383 Utah Ave	95.0%	9,858,654	1,838,283	8,020,370	40,563	661,170	7,318,637	1.65	1.51
20	Loan	15	1	Alcoa Crossing Shopping Center	93.4%	2,920,891	574,895	2,345,996	37,085	116,836	2,192,075	3.13	2.92
21	Loan		1	Industrial Center Building - Art Studios	82.6%	2,487,294	973,156	1,514,138	14,790	74,619	1,424,729	2.37	2.23
22	Loan	16	1	Kensington Suites	95.0%	2,922,433	1,250,398	1,672,035	57,600	0	1,614,435	1.95	1.88
23	Loan	17	1	Aviator Suites	92.6%	2,429,219	995,048	1,434,170	56,400	0	1,377,770	1.98	1.90
24	Loan		1	Melville Corporate Plaza	95.0%	2,233,167	797,389	1,435,778	18,739	59,327	1,357,713	2.44	2.31
25	Loan	18	1	Omega Self Storage - Mineola	95.0%	1,385,214	319,733	1,065,481	4,759	0	1,060,722	2.08	2.07
26	Loan	19, 20	1	5500 South Hattie	95.0%	964,782	185,287	779,495	22,151	33,227	724,117	1.67	1.55
27	Loan		1	Montfort Park Office	90.0%	1,327,135	520,377	806,758	18,827	49,816	738,115	1.66	1.52
28	Loan	7, 8	10	Titan Self Storage Portfolio	85.9%	1,339,751	533,761	805,989	42,643	0	763,347	1.70	1.61

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
28.01	Property		1	American SS (Oakwood Ave, Danville)	93.9%	210,236	88,238	121,998	4,565	0	117,433
28.02	Property		1	Yorkville SS (Yorkville, IL)	95.0%	183,280	73,077	110,203	3,191	0	107,013
28.03	Property		1	American Mini (Albertville, AL)	82.5%	167,752	68,209	99,543	5,010	0	94,533
28.04	Property		1	Climate Controlled (Franklin, NC)	95.0%	165,650	69,016	96,634	2,279	0	94,355
28.05	Property		1	American SS 2 (Henning Rd, Danville)	60.5%	80,426	52,241	28,185	3,195	0	24,990
28.06	Property		1	Hampton Storage (Hampton, TN)	95.0%	127,641	35,281	92,360	6,183	0	86,177
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	95.0%	118,265	36,176	82,089	3,427	0	78,662
28.08	Property		1	Mansfield Mini (Mansfield, LA)	70.7%	87,721	25,358	62,363	2,955	0	59,408
28.09	Property		1	Antra Mini (Monroe, LA)	78.2%	101,088	33,714	67,374	8,925	0	58,449
28.10	Property		1	Wright Storage (Hiawatha, IA)	92.9%	97,692	52,452	45,240	2,913	0	42,327
29	Loan	21	1	Flatlands Shopping Center	95.0%	2,085,957	930,490	1,155,467	0	0	1,155,467	2.32	2.32
30	Loan		1	All Climate Storage Center	86.0%	1,020,114	278,927	741,187	9,674	0	731,513	1.86	1.84
31	Loan		1	American Self-Storage Harrisburg	76.3%	901,521	195,757	705,764	10,143	0	695,621	1.87	1.84
32	Loan		1	Crossings at Indian Lake Village	88.8%	929,277	230,047	699,230	3,761	37,171	658,297	1.92	1.81
33	Loan		1	Montgomery Tech Center	95.0%	725,141	179,296	545,845	0	10,560	535,284	1.55	1.52
34	Loan	8, 22	2	Prestige Storage Portfolio	91.2%	982,780	409,396	573,384	7,322	0	566,062	1.58	1.56
34.01	Property		1	Portage Budget Storage	89.8%	681,521	310,334	371,187	5,569	0	365,618
34.02	Property		1	North Huron Self Storage	94.8%	301,259	99,062	202,197	1,753	0	200,444
35	Loan		1	241-11 Linden Blvd	86.6%	998,919	304,283	694,636	5,553	46,324	642,759	2.11	1.95
36	Loan	23	1	Best Western - Laredo, TX	80.0%	2,489,181	1,572,074	917,107	99,567	0	817,540	1.90	1.70
37	Loan	24, 25	1	Teaneck Gardens	94.9%	4,008,367	1,421,898	2,586,469	51,000	0	2,535,469	7.05	6.91
38	Loan		1	Heber Self Storage	90.6%	801,342	247,346	553,996	9,613	0	544,383	1.46	1.43
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	95.0%	1,205,972	592,664	613,308	44,829	0	568,479	1.90	1.76
40	Loan	27	1	Omega Self Storage Island Park	95.0%	1,323,266	295,566	1,027,701	3,872	0	1,023,829	2.92	2.91
41	Loan		1	Village Square Warren	95.0%	713,196	177,196	536,000	4,920	20,587	510,493	1.50	1.43
42	Loan	28	1	Self Storage Stockton	89.9%	945,375	293,334	652,041	8,974	0	643,067	2.45	2.41
43	Loan	29	1	Comfort Suites - Dunnellon, FL	74.0%	2,501,200	1,656,365	844,835	100,048	0	744,787	2.38	2.10
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	96.0%	2,023,949	782,870	1,241,079	22,500	0	1,218,579	4.40	4.32
45	Loan		1	Quality Plus Self Storage	90.3%	527,877	145,555	382,322	5,530	0	376,793	1.53	1.51
46	Loan		1	4330 Miraloma Avenue Medical Office	95.0%	898,229	160,398	737,831	7,825	97,216	632,790	2.38	2.04
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	93.0%	3,578,975	1,390,964	2,188,011	39,000	0	2,149,011	8.89	8.73
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	95.1%	2,703,089	1,553,470	1,149,619	33,300	0	1,116,319	4.52	4.39
49	Loan	25, 30, 31	1	57 East 72nd Corporation	96.9%	1,072,459	474,420	598,039	3,400	0	594,639	3.06	3.05
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	93.0%	5,577,226	1,387,943	4,189,283	19,000	0	4,170,283	18.60	18.52
51	Loan		1	Pioneer Stor N Lok	92.6%	442,509	137,429	305,080	4,102	0	300,978	1.72	1.70
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	94.0%	1,917,504	819,618	1,097,886	30,400	0	1,067,486	5.91	5.75
53	Loan	25, 30, 31	1	23830 Owners Corp.	96.5%	1,331,008	453,454	877,554	9,500	0	868,054	8.06	7.98
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	98.1%	995,127	420,975	574,152	9,500	0	564,652	4.18	4.11
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	93.0%	1,464,536	658,363	806,173	15,000	0	791,173	7.45	7.31
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	97.0%	996,605	519,232	477,373	7,000	0	470,373	3.99	3.93
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	98.0%	945,445	435,261	510,184	8,600	0	501,584	4.53	4.46
58	Loan	25, 30, 31	1	145 Upper Corp.	96.5%	798,066	151,127	646,939	1,250	0	645,689	7.45	7.43
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	96.9%	2,967,847	1,610,709	1,357,138	7,200	0	1,349,938	28.91	28.76
60	Loan	25, 30, 31	1	Corner View Association, Inc.	95.0%	909,007	342,117	566,890	18,000	0	548,890	8.69	8.41
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	94.0%	1,874,830	950,178	924,652	23,000	0	901,652	14.79	14.42

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (3)	Occupancy Date
1	Loan	5	1	High Street	8.8%	8.7%	193,600,000	As Is	5/10/2022	71.5%	71.5%	90.4%	6/8/2022
2	Loan	5	1	Katy Mills	21.8%	20.4%	394,000,000	As Is	5/17/2022	33.0%	27.8%	86.3%	5/3/2022
3	Loan	5, 6	1	Constitution Center	14.1%	13.3%	914,000,000	As Is	12/29/2021	43.5%	43.5%	100.0%	12/1/2021
4	Loan	5	1	The Boulders Resort	20.3%	18.2%	232,800,000	As Is	6/7/2022	42.9%	36.0%	70.0%	4/30/2022
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	10.4%	9.8%	117,750,000	As Is	Various	50.5%	50.5%	100.0%	8/1/2022
5.01	Property		1	Scheel's All Sports – Great Falls, MT			12,600,000	As Is	5/19/2022			100.0%	8/1/2022
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO			8,700,000	As Is	3/12/2022			100.0%	8/1/2022
5.03	Property		1	Hobby Lobby – McAlester, OK			7,500,000	As Is	5/15/2022			100.0%	8/1/2022
5.04	Property		1	Hobby Lobby – Jackson, TN			6,700,000	As Is	4/1/2022			100.0%	8/1/2022
5.05	Property		1	CVS Pharmacy – Springfield, OH			5,550,000	As Is	4/30/2022			100.0%	8/1/2022
5.06	Property		1	Food Lion – Gastonia, NC			5,250,000	As Is	3/1/2022			100.0%	8/1/2022
5.07	Property		1	Walgreens – Wichita, KS			5,070,000	As Is	4/29/2022			100.0%	8/1/2022
5.08	Property		1	CVS Pharmacy – Springfield, IL			4,760,000	As Is	5/4/2022			100.0%	8/1/2022
5.09	Property		1	Hobby Lobby – Forsyth, IL			4,670,000	As Is	5/6/2022			100.0%	8/1/2022
5.10	Property		1	CVS Pharmacy – Easton, PA			4,140,000	As Is	5/6/2022			100.0%	8/1/2022
5.11	Property		1	CVS Pharmacy – Christiansburg, VA			3,900,000	As Is	5/7/2022			100.0%	8/1/2022
5.12	Property		1	CVS Pharmacy – New Baltimore, MI			3,800,000	As Is	5/3/2022			100.0%	8/1/2022
5.13	Property		1	CVS Pharmacy – Silverton, OH			3,600,000	As Is	5/7/2022			100.0%	8/1/2022
5.14	Property		1	TJ-Maxx – McAlester, OK			3,600,000	As Is	5/15/2022			100.0%	8/1/2022
5.15	Property		1	CVS Pharmacy - Albertville, AL			3,500,000	As Is	4/26/2022			100.0%	8/1/2022
5.16	Property		1	CVS Pharmacy – New Boston, OH			3,200,000	As Is	5/7/2022			100.0%	8/1/2022
5.17	Property		1	Family Dollar – Springfield, MA			3,050,000	As Is	5/9/2022			100.0%	8/1/2022
5.18	Property		1	CVS Pharmacy – Bedford, OH			2,400,000	As Is	4/21/2022			100.0%	8/1/2022
5.19	Property		1	Family Dollar – Glen Burnie, MD			2,400,000	As Is	4/28/2022			100.0%	8/1/2022
5.20	Property		1	Dollar General - Plainfield, CT			2,180,000	As Is	5/2/2022			100.0%	8/1/2022
5.21	Property		1	Family Dollar – Mesquite, TX			2,030,000	As Is	4/30/2022			100.0%	8/1/2022
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA			2,000,000	As Is	5/14/2022			100.0%	8/1/2022
5.23	Property		1	Family Dollar – Milledgeville, GA			1,930,000	As Is	5/7/2022			100.0%	8/1/2022
5.24	Property		1	Dollar General – Jackson, MS			1,850,000	As Is	5/16/2022			100.0%	8/1/2022
5.25	Property		1	Family Dollar – Port Arthur, TX			1,590,000	As Is	4/26/2022			100.0%	8/1/2022
5.26	Property		1	Dollar General – Dacula, GA			1,580,000	As Is	5/5/2022			100.0%	8/1/2022
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX			1,560,000	As Is	5/12/2022			100.0%	8/1/2022
5.28	Property		1	PNC Bank – Lansing, MI			2,550,000	As Is	5/3/2022			100.0%	8/1/2022
5.29	Property		1	Family Dollar – Redford, MI			1,500,000	As Is	3/2/2022			100.0%	8/1/2022
5.30	Property		1	Family Dollar - Little Rock, AR			1,350,000	As Is	5/18/2022			100.0%	8/1/2022
5.31	Property		1	Dollar Tree – Toledo, OH			1,230,000	As Is	5/4/2022			100.0%	8/1/2022
5.32	Property		1	Sherwin Williams – Smyrna, TN			1,100,000	As Is	5/16/2022			100.0%	8/1/2022
5.33	Property		1	Dollar General – Lincoln, IL			910,000	As Is	5/4/2022			100.0%	8/1/2022
6	Loan		1	One Bridge Street	11.3%	10.4%	100,000,000	As Is	4/27/2022	52.0%	52.0%	92.8%	5/2/2022
7	Loan		1	Clifton Commons	9.1%	8.5%	72,200,000	As Is	3/22/2022	69.3%	69.3%	100.0%	5/5/2022
8	Loan	5, 10, 11	1	One Campus Martius	11.5%	10.6%	362,500,000	As Is	5/4/2022	60.1%	60.1%	86.8%	6/27/2022
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	19.7%	17.2%	331,000,000	As if renovated/stabilized	3/8/2022	36.3%	36.3%	67.8%	3/31/2022
10	Loan		1	Plaza on Richmond	10.9%	10.7%	102,900,000	As Is	2/10/2022	42.8%	42.8%	98.0%	7/1/2022
11	Loan		1	Cerritos Center Court	10.9%	10.7%	50,400,000	As Is	5/3/2022	67.5%	62.6%	100.0%	6/28/2022
12	Loan		1	City Brewery	10.7%	10.1%	59,600,000	As Is	6/21/2022	55.4%	55.4%	100.0%	8/1/2022
13	Loan		1	Tisch Tower	14.6%	13.4%	76,200,000	As Is	4/27/2022	39.4%	39.4%	77.3%	6/1/2022
14	Loan	13	1	Homewood Suites - Oxnard, CA	16.7%	15.5%	50,400,000	As Is	4/21/2022	55.3%	55.3%	86.8%	5/31/2022
15	Loan	5	1	79 Fifth Avenue	8.4%	8.1%	395,000,000	As Is	2/24/2022	60.8%	60.8%	100.0%	2/15/2022
16	Loan		1	Evans Industrial	10.9%	10.6%	32,000,000	As Is	5/24/2022	65.0%	65.0%	100.0%	6/1/2022
17	Loan		1	Marnell Corporate Center 3	10.0%	9.8%	23,500,000	As Is	6/7/2022	68.1%	56.8%	88.0%	6/15/2022
18	Loan		1	4520 S Drexel Boulevard	8.1%	8.0%	23,600,000	As Is	5/3/2022	65.3%	65.3%	100.0%	5/1/2022
19	Loan	5, 14	1	2355 and 2383 Utah Ave	9.4%	8.6%	148,000,000	As Is	2/22/2022	57.4%	57.4%	100.0%	6/1/2022
20	Loan	15	1	Alcoa Crossing Shopping Center	16.8%	15.7%	31,500,000	As Is	4/26/2022	44.4%	44.4%	95.2%	4/22/2022
21	Loan		1	Industrial Center Building - Art Studios	11.9%	11.2%	29,900,000	As Is	4/14/2022	42.6%	42.6%	84.1%	4/19/2022
22	Loan	16	1	Kensington Suites	14.1%	13.6%	23,400,000	As Is	6/22/2022	50.6%	47.5%	94.3%	7/1/2022
23	Loan	17	1	Aviator Suites	14.3%	13.8%	21,700,000	As Is	6/22/2022	46.1%	43.2%	98.4%	7/1/2022
24	Loan		1	Melville Corporate Plaza	16.0%	15.1%	20,200,000	As Is	4/28/2022	44.5%	36.9%	100.0%	5/23/2022
25	Loan	18	1	Omega Self Storage - Mineola	13.3%	13.3%	18,050,000	As Is	4/8/2022	44.2%	36.5%	98.0%	3/31/2022
26	Loan	19, 20	1	5500 South Hattie	9.9%	9.2%	12,800,000	As Is	1/18/2022	61.3%	61.3%	100.0%	4/1/2022
27	Loan		1	Montfort Park Office	10.6%	9.7%	11,750,000	As Is	4/15/2022	64.7%	64.7%	89.6%	5/1/2022
28	Loan	7, 8	10	Titan Self Storage Portfolio	10.7%	10.1%	12,695,000	As Is	Various	59.6%	59.6%	94.7%	4/30/2022

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (3)	Occupancy Date
28.01	Property		1	American SS (Oakwood Ave, Danville)			1,850,000	As Is	4/20/2022			93.9%	4/30/2022
28.02	Property		1	Yorkville SS (Yorkville, IL)			1,600,000	As Is	4/20/2022			98.6%	4/30/2022
28.03	Property		1	American Mini (Albertville, AL)			1,550,000	As Is	4/23/2022			94.0%	4/30/2022
28.04	Property		1	Climate Controlled (Franklin, NC)			1,550,000	As Is	4/15/2022			98.5%	4/30/2022
28.05	Property		1	American SS 2 (Henning Rd, Danville)			1,100,000	As Is	4/20/2022			93.9%	4/30/2022
28.06	Property		1	Hampton Storage (Hampton, TN)			1,100,000	As Is	4/12/2022			99.1%	4/30/2022
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)			1,020,000	As Is	4/23/2022			100.0%	4/30/2022
28.08	Property		1	Mansfield Mini (Mansfield, LA)			1,000,000	As Is	4/19/2022			83.7%	4/30/2022
28.09	Property		1	Antra Mini (Monroe, LA)			975,000	As Is	4/19/2022			88.8%	4/30/2022
28.10	Property		1	Wright Storage (Hiawatha, IA)			950,000	As Is	4/15/2022			95.9%	4/30/2022
29	Loan	21	1	Flatlands Shopping Center	15.8%	15.8%	28,200,000	As Is	5/9/2022	25.9%	21.7%	100.0%	8/1/2022
30	Loan		1	All Climate Storage Center	10.2%	10.1%	14,140,000	As Is	5/27/2022	51.3%	51.3%	97.0%	5/31/2022
31	Loan		1	American Self-Storage Harrisburg	10.0%	9.8%	11,350,000	As Is	5/10/2022	62.3%	62.3%	82.5%	4/30/2022
32	Loan		1	Crossings at Indian Lake Village	10.5%	9.9%	12,225,000	As Is	4/1/2022	54.5%	54.5%	88.9%	5/1/2022
33	Loan		1	Montgomery Tech Center	8.7%	8.5%	10,980,000	As Is	3/2/2022	57.1%	57.1%	100.0%	8/1/2022
34	Loan	8, 22	2	Prestige Storage Portfolio	9.4%	9.3%	9,600,000	As Is	Various	63.5%	63.5%	93.8%	Various
34.01	Property		1	Portage Budget Storage			6,850,000	As Is	6/6/2022			90.9%	7/11/2022
34.02	Property		1	North Huron Self Storage			2,750,000	As Is	6/2/2022			99.2%	7/10/2022
35	Loan		1	241-11 Linden Blvd	11.6%	10.7%	12,000,000	As Is	4/5/2022	50.0%	50.0%	100.0%	4/5/2022
36	Loan	23	1	Best Western - Laredo, TX	15.3%	13.6%	9,900,000	As Is	4/7/2022	60.5%	47.7%	83.0%	4/30/2022
37	Loan	24, 25	1	Teaneck Gardens	43.2%	42.4%	42,500,000	As Is	4/13/2022	14.1%	11.5%	100.0%	4/13/2022
38	Loan		1	Heber Self Storage	9.4%	9.2%	11,170,000	As Is	5/18/2022	52.8%	52.8%	96.0%	4/30/2022
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	11.0%	10.2%	9,600,000	As Is	5/6/2022	58.3%	58.3%	96.1%	6/30/2022
40	Loan	27	1	Omega Self Storage Island Park	18.7%	18.7%	16,350,000	As Is	4/8/2022	33.6%	27.7%	97.9%	3/31/2022
41	Loan		1	Village Square Warren	10.4%	9.9%	7,700,000	As Is	3/31/2022	66.9%	62.4%	100.0%	3/25/2022
42	Loan	28	1	Self Storage Stockton	13.0%	12.9%	11,490,000	As Is	3/1/2022	43.5%	43.5%	88.2%	6/27/2022
43	Loan	29	1	Comfort Suites - Dunnellon, FL	17.4%	15.3%	8,100,000	As Is	3/18/2022	60.0%	55.4%	77.8%	3/31/2022
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	27.6%	27.1%	17,700,000	As Is	4/27/2022	25.4%	20.8%	96.0%	4/27/2022
45	Loan		1	Quality Plus Self Storage	8.8%	8.7%	7,700,000	As Is	5/4/2022	56.5%	56.5%	83.4%	5/18/2022
46	Loan		1	4330 Miraloma Avenue Medical Office	17.2%	14.7%	10,900,000	As Is	1/25/2022	39.4%	33.3%	100.0%	8/1/2022
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	54.8%	53.9%	58,600,000	As Is	3/21/2022	6.8%	5.6%	93.0%	3/21/2022
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	30.4%	29.5%	38,500,000	As Is	5/19/2022	9.8%	8.2%	95.1%	5/19/2022
49	Loan	25, 30, 31	1	57 East 72nd Corporation	16.6%	16.5%	18,900,000	As Is	5/10/2022	19.0%	19.0%	96.9%	5/10/2022
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	119.7%	119.2%	113,240,000	As Is	4/25/2022	3.1%	2.5%	93.0%	4/25/2022
51	Loan		1	Pioneer Stor N Lok	9.8%	9.7%	4,750,000	As Is	5/4/2022	65.3%	65.3%	91.6%	3/31/2022
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	36.9%	35.8%	23,650,000	As Is	3/18/2022	12.6%	10.3%	94.0%	3/18/2022
53	Loan	25, 30, 31	1	23830 Owners Corp.	39.0%	38.6%	19,700,000	As Is	3/24/2022	11.4%	11.4%	96.5%	3/24/2022
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	25.8%	25.4%	13,200,000	As Is	5/20/2022	16.8%	15.5%	98.1%	5/20/2022
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	36.6%	36.0%	16,400,000	As Is	2/1/2022	13.4%	13.4%	93.0%	2/1/2022
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	23.9%	23.5%	12,600,000	As Is	5/26/2022	15.9%	14.5%	97.0%	5/26/2022
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	28.3%	27.9%	8,600,000	As Is	4/25/2022	20.9%	19.3%	98.0%	4/25/2022
58	Loan	25, 30, 31	1	145 Upper Corp.	48.0%	47.9%	19,580,000	As Is	5/17/2022	6.9%	5.7%	96.5%	5/17/2022
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	135.7%	135.0%	51,400,000	As Is	3/29/2022	1.9%	1.9%	96.9%	3/29/2022
60	Loan	25, 30, 31	1	Corner View Association, Inc.	56.7%	54.9%	19,100,000	As Is	4/28/2022	5.2%	4.3%	95.0%	4/28/2022
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	92.7%	90.4%	23,800,000	As Is	3/9/2022	4.2%	3.4%	94.0%	3/9/2022

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (4)
1	Loan	5	1	High Street	No	Sprouts Farmers Market	95,832	15.2%	4/30/2029
2	Loan	5	1	Katy Mills	No	Bass Pro Shops Outdoor	144,702	12.2%	10/25/2024
3	Loan	5, 6	1	Constitution Center	No	OCC	471,499	33.4%	10/31/2038
4	Loan	5	1	The Boulders Resort	NAP	NAP	NAP	NAP	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56
5.01	Property		1	Scheel's All Sports – Great Falls, MT	Yes	Scheels All Sports	99,279	100.0%	1/31/2037
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	Yes	Woods Supermarket	56,509	100.0%	6/30/2033
5.03	Property		1	Hobby Lobby – McAlester, OK	Yes	Hobby Lobby	55,000	100.0%	4/30/2037
5.04	Property		1	Hobby Lobby – Jackson, TN	Yes	Hobby Lobby	56,447	100.0%	1/31/2031
5.05	Property		1	CVS Pharmacy – Springfield, OH	Yes	CVS Pharmacy	9,908	100.0%	3/31/2037
5.06	Property		1	Food Lion – Gastonia, NC	Yes	Food Lion	33,764	100.0%	11/15/2025
5.07	Property		1	Walgreens – Wichita, KS	Yes	Walgreens	16,325	100.0%	12/31/2028
5.08	Property		1	CVS Pharmacy – Springfield, IL	Yes	CVS Pharmacy	10,125	100.0%	3/31/2037
5.09	Property		1	Hobby Lobby – Forsyth, IL	Yes	Hobby Lobby	60,000	100.0%	1/31/2032
5.10	Property		1	CVS Pharmacy – Easton, PA	Yes	CVS Pharmacy	17,380	100.0%	3/31/2037
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	Yes	CVS Pharmacy	11,455	100.0%	3/31/2037
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	Yes	CVS Pharmacy	10,870	100.0%	3/31/2032
5.13	Property		1	CVS Pharmacy – Silverton, OH	Yes	CVS Pharmacy	9,562	100.0%	3/31/2037
5.14	Property		1	TJ-Maxx – McAlester, OK	Yes	TJ Maxx	21,000	100.0%	3/1/2032
5.15	Property		1	CVS Pharmacy - Albertville, AL	Yes	CVS Pharmacy	10,336	100.0%	3/31/2032
5.16	Property		1	CVS Pharmacy – New Boston, OH	Yes	CVS Pharmacy	8,200	100.0%	3/31/2037
5.17	Property		1	Family Dollar – Springfield, MA	Yes	Family Dollar	9,840	100.0%	9/30/2033
5.18	Property		1	CVS Pharmacy – Bedford, OH	Yes	CVS Pharmacy	10,125	100.0%	1/31/2029
5.19	Property		1	Family Dollar – Glen Burnie, MD	Yes	Family Dollar	11,280	100.0%	1/31/2031
5.20	Property		1	Dollar General - Plainfield, CT	Yes	Dollar General	9,066	100.0%	4/30/2029
5.21	Property		1	Family Dollar – Mesquite, TX	Yes	Family Dollar	8,400	100.0%	6/30/2027
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	Yes	O'Reilly Auto Parts	6,955	100.0%	1/31/2029
5.23	Property		1	Family Dollar – Milledgeville, GA	Yes	Family Dollar	11,208	100.0%	6/30/2028
5.24	Property		1	Dollar General – Jackson, MS	Yes	Dollar General	8,784	100.0%	4/30/2032
5.25	Property		1	Family Dollar – Port Arthur, TX	Yes	Family Dollar	8,640	100.0%	1/31/2029
5.26	Property		1	Dollar General – Dacula, GA	Yes	Dollar General	9,352	100.0%	11/30/2028
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	Yes	O'Reilly Auto Parts	7,000	100.0%	6/22/2032
5.28	Property		1	PNC Bank – Lansing, MI	Yes	PNC Bank, N.A.	2,784	100.0%	9/30/2027
5.29	Property		1	Family Dollar – Redford, MI	Yes	Family Dollar	8,439	100.0%	6/30/2027
5.30	Property		1	Family Dollar - Little Rock, AR	Yes	Family Dollar/ Dollar Tree	16,000	100.0%	4/30/2032
5.31	Property		1	Dollar Tree – Toledo, OH	Yes	Dollar Tree	9,622	100.0%	9/30/2029
5.32	Property		1	Sherwin Williams – Smyrna, TN	Yes	Sherwin Williams	5,000	100.0%	12/31/2031
5.33	Property		1	Dollar General – Lincoln, IL	Yes	Dollar General	9,014	100.0%	6/30/2030
6	Loan		1	One Bridge Street	No	Eileen Fisher, Inc.	43,038	21.5%	5,800 SF expiring 11/30/2025; 37,238 SF 12/31/2027
7	Loan		1	Clifton Commons	No	AMC Theaters	65,043	34.6%	5/31/2024
8	Loan	5, 10, 11	1	One Campus Martius	No	Rocket Mortgage	570,214	42.0%	12/31/2028
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	NAP	NAP	NAP
10	Loan		1	Plaza on Richmond	No	24 Hour Fitness	36,937	19.3%	10/31/2024
11	Loan		1	Cerritos Center Court	No	Spectrum Pacific West, LLC	52,506	30.9%	3/31/2024
12	Loan		1	City Brewery	Yes	City Brewing Company, LLC	730,584	100.0%	4/30/2047
13	Loan		1	Tisch Tower	No	RGN-San Jose V, LLC (Regus)	29,456	17.0%	5/24/2027
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	No	The New School	212,800	61.5%	6/30/2030
16	Loan		1	Evans Industrial	No	Bennett Distribution	280,721	44.6%	180,704 SF expiring 2/28/2023; 100,017 SF expiring 3/31/2023
17	Loan		1	Marnell Corporate Center 3	No	Commerce Crg of Nevada LLC	10,000	14.4%	12/31/2024
18	Loan		1	4520 S Drexel Boulevard	No	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Yes	Kite Pharma, Inc.	202,813	100.0%	9/1/2029
20	Loan	15	1	Alcoa Crossing Shopping Center	No	Burlington	30,134	21.9%	2/28/2030
21	Loan		1	Industrial Center Building - Art Studios	No	Trigen & Tellason, LLC	3,298	3.3%	5/31/2023
22	Loan	16	1	Kensington Suites	No	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	No	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	No	United Mortgage	17,891	18.1%	3/31/2023
25	Loan	18	1	Omega Self Storage - Mineola	No	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	Yes	Western Industries Corporation	221,512	100.0%	86,400 SF expiring 4/30/2035; 135,112 SF expiring 7/31/2049
27	Loan		1	Montfort Park Office	No	Information Processing Corp	6,207	7.9%	8/31/2023
28	Loan	7, 8	10	Titan Self Storage Portfolio

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (4)
28.01	Property		1	American SS (Oakwood Ave, Danville)	No	NAP	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	No	NAP	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	No	NAP	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	No	NAP	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	No	NAP	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	No	NAP	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	No	NAP	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	No	NAP	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	No	NAP	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	No	NAP	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	Yes	Flatlands Shopping Center Associates	66,395	100.0%	12/31/2061
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	No	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	No	Chinese Buffet & Grill	5,007	13.3%	12/31/2025
33	Loan		1	Montgomery Tech Center	Yes	Tesla, Inc., a Delaware corporation	30,528	100.0%	6/30/2031
34	Loan	8, 22	2	Prestige Storage Portfolio
34.01	Property		1	Portage Budget Storage	No	NAP	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	No	NAP	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	No	Associated Supermarket (Linden Food Corp)	8,250	23.7%	12/1/2034
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	No	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	No	JEI Learning Center	3,500	14.2%	7/31/2025
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	No	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	No	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	Yes	Kaiser Foundation Health Plan, Inc.	31,300	100.0%	6/30/2029
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	No	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	No	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	No	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	No	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	No	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	No	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	No	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	No	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	No	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	No	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	No	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	No	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	No	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	No	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	No	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (4)	Third Largest Tenant	Third Largest Tenant SF
1	Loan	5	1	High Street	Life Insurance Company of North America	23,562	3.7%	7/31/2023	Navitus Health Solutions, LLC	22,405
2	Loan	5	1	Katy Mills	Burlington	100,083	8.5%	1/31/2025	AMC Theatres	76,671
3	Loan	5, 6	1	Constitution Center	FHFA	377,092	26.7%	1/31/2027	GSA	375,260
4	Loan	5	1	The Boulders Resort	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA	NAP	NAP	NAP	NAP	NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS	NAP	NAP	NAP	NAP	NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX	NAP	NAP	NAP	NAP	NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA	NAP	NAP	NAP	NAP	NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAP	NAP	NAP	NAP	NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI	NAP	NAP	NAP	NAP	NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH	NAP	NAP	NAP	NAP	NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAP	NAP	NAP	NAP	NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	One Bridge Street	Lockard & Wechsler, LLC	23,928	11.9%	4/30/2028	Healthcare Navigator, LLC	12,100
7	Loan		1	Clifton Commons	Burlington	44,506	23.7%	2/29/2028	Barnes & Noble	35,658
8	Loan	5, 10, 11	1	One Campus Martius	Meridian Health	266,001	19.6%	12/31/2024	Rock Ventures	66,059
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	Plaza on Richmond	T.J. Maxx	29,273	15.3%	1/31/2028	Office Depot	17,566
11	Loan		1	Cerritos Center Court	Kabafusion	42,416	25.0%	2/28/2030	CCC Information Services, Inc.	22,031
12	Loan		1	City Brewery	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Tisch Tower	William Jessup University	11,955	6.9%	8/31/2026	Balbix, Inc.	11,547
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	CapGemini America, Inc.	64,500	18.7%	21,500 SF expiring 1/31/2027; 43,000 SF expiring 9/30/2027	Hulu LLC	40,106
16	Loan		1	Evans Industrial	RecTeq	266,797	42.4%	5/31/2023	Durty Gurl	41,253
17	Loan		1	Marnell Corporate Center 3	First Foundation Inc	9,982	14.4%	1/31/2027	Everythingbranded Inc	6,171
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	Petco	13,750	10.0%	12/31/2029	Shoe Carnival	10,152
21	Loan		1	Industrial Center Building - Art Studios	Backen & Backen	2,037	2.1%	8/31/2026	Art2Life, LLC	1,907
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	Desi Décor	13,655	13.8%	9/30/2027	East Coast Capital	12,112
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	Glazer Financial Network	5,988	7.6%	7/31/2024	SE3 LLC	4,055
28	Loan	7, 8	10	Titan Self Storage Portfolio

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (4)	Third Largest Tenant	Third Largest Tenant SF
28.01	Property		1	American SS (Oakwood Ave, Danville)	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	Paramount Family Den	2,680	7.1%	4/30/2024	Blue Coast Burrito	2,500
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio
34.01	Property		1	Portage Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	Liquor Warehouse NY Inc	3,150	9.0%	12/31/2030	Hush Restaurant & Lounge	3,000
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	Silk Road Cuisine	3,000	12.2%	5/31/2027	Ye's Asian Bistro	2,500
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (4)	Fifth Largest Tenant
1	Loan	5	1	High Street	3.6%	10/31/2023	RT Specialty	20,946	3.3%	10/31/2027	Healthiest You Teledoc
2	Loan	5	1	Katy Mills	6.5%	10/31/2029	Marshalls	32,126	2.7%	1/31/2030	Sun & Ski Sports
3	Loan	5, 6	1	Constitution Center	26.6%	2/29/2024	ASPR	186,198	13.2%	10/31/2037	NAP
4	Loan	5	1	The Boulders Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	One Bridge Street	6.0%	11/30/2030	Weleda, Inc.	8,700	4.3%	6/30/2025	Novis Renewables LLC
7	Loan		1	Clifton Commons	19.0%	5/31/2034	Party City	11,071	5.9%	4/30/2029	The Shannon Rose
8	Loan	5, 10, 11	1	One Campus Martius	4.9%	12/31/2028	Building Amenities Wellness Center LLC	50,116	3.7%	12/31/2035	Microsoft Corporation
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	Plaza on Richmond	9.2%	8/31/2024	Golf Galaxy	15,078	7.9%	5/31/2025	Ulta Salon
11	Loan		1	Cerritos Center Court	13.0%	12/31/2027	RGN-Cerritos I, LLC	14,830	8.7%	9/30/2025	Prologis, L.P.
12	Loan		1	City Brewery	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Tisch Tower	6.7%	5/14/2028	TAPCLICKS	7,865	4.5%	1/31/2024	Deep Valley Labs, LLC
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	11.6%	5/31/2025	Citibank, N.A.	14,872	4.3%	4/30/2028	Coach Inc
16	Loan		1	Evans Industrial	6.6%	8/31/2026	ENS Mining LLC	40,000	6.4%	1/31/2025	NAP
17	Loan		1	Marnell Corporate Center 3	8.9%	7/31/2025	CU Answers, Inc.	5,940	8.6%	1/31/2026	IA American Warranty, L.P.
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	7.4%	9/30/2031	Five Below	9,000	6.6%	1/31/2029	Kirklands
21	Loan		1	Industrial Center Building - Art Studios	1.9%	11/30/2022	Daren Joy	1,799	1.8%	583 SF expiring 03/31/2022; 1,216 SF expiring 12/31/2023	Wo Schiffman
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	12.3%	8/31/2028	New Hyde Work Force Inc	11,994	12.2%	5/31/2032	G J Construction
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	5.2%	9/30/2026	Innovative TCS LLC	3,444	4.4%	3/31/2025	Law Offices of James Vasilas
28	Loan	7, 8	10	Titan Self Storage Portfolio

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (4)	Fifth Largest Tenant
28.01	Property		1	American SS (Oakwood Ave, Danville)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	6.6%	6/30/2024	Huntington Learning	2,500	6.6%	12/31/2028	The Smokey Cigar Com
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio
34.01	Property		1	Portage Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	8.6%	9/30/2032	NuSpecies Corporation	2,200	6.3%	4/30/2025	Barbees Restaurant & Lounge Inc
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	10.2%	7/31/2025	Turkish Restaurant	2,500	10.2%	4/30/2026	4 Brothers Chicken & Waffles
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
1	Loan	5	1	High Street	19,179	3.0%	9/30/2023	3/25/2022	NAP	3/22/2022	NAP	NAP	No
2	Loan	5	1	Katy Mills	30,002	2.5%	3/31/2026	5/24/2022	NAP	7/12/2022	NAP	NAP	No
3	Loan	5, 6	1	Constitution Center	NAP	NAP	NAP	1/19/2022	NAP	1/18/2022	NAP	NAP	No
4	Loan	5	1	The Boulders Resort	NAP	NAP	NAP	6/3/2022	NAP	6/6/2022	NAP	NAP	No
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAP	NAP	NAP	5/9/2022	NAP	4/21/2022	NAP	NAP	No
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAP	NAP	NAP	2/4/2022	NAP	2/4/2022	NAP	NAP	No
5.03	Property		1	Hobby Lobby – McAlester, OK	NAP	NAP	NAP	4/19/2022	NAP	4/19/2022	NAP	NAP	No
5.04	Property		1	Hobby Lobby – Jackson, TN	NAP	NAP	NAP	2/14/2022	NAP	2/14/2022	NAP	NAP	No
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAP	NAP	NAP	5/13/2022	NAP	5/13/2022	NAP	NAP	No
5.06	Property		1	Food Lion – Gastonia, NC	NAP	NAP	NAP	1/21/2022	NAP	1/21/2022	NAP	NAP	No
5.07	Property		1	Walgreens – Wichita, KS	NAP	NAP	NAP	2/4/2022	5/11/2022	2/4/2022	NAP	NAP	No
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAP	NAP	NAP	5/19/2022	NAP	5/16/2022	NAP	NAP	No
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAP	NAP	NAP	3/23/2022	NAP	3/18/2022	NAP	NAP	No
5.10	Property		1	CVS Pharmacy – Easton, PA	NAP	NAP	NAP	5/10/2022	NAP	5/10/2022	NAP	NAP	No
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAP	NAP	NAP	5/11/2022	NAP	5/11/2022	NAP	NAP	No
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAP	NAP	NAP	5/11/2022	NAP	5/11/2022	NAP	NAP	No
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAP	NAP	NAP	5/12/2022	NAP	5/12/2022	NAP	NAP	No
5.14	Property		1	TJ-Maxx – McAlester, OK	NAP	NAP	NAP	5/10/2022	NAP	5/10/2022	NAP	NAP	No
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAP	NAP	NAP	5/10/2022	NAP	5/10/2022	NAP	NAP	No
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAP	NAP	NAP	5/16/2022	NAP	5/11/2022	NAP	NAP	No
5.17	Property		1	Family Dollar – Springfield, MA	NAP	NAP	NAP	3/31/2022	NAP	4/11/2022	NAP	NAP	No
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAP	NAP	NAP	3/25/2022	NAP	3/25/2022	NAP	NAP	No
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAP	NAP	NAP	5/2/2022	NAP	5/2/2022	NAP	NAP	No
5.20	Property		1	Dollar General - Plainfield, CT	NAP	NAP	NAP	4/18/2022	NAP	4/18/2022	NAP	NAP	No
5.21	Property		1	Family Dollar – Mesquite, TX	NAP	NAP	NAP	4/14/2022	NAP	4/14/2022	NAP	NAP	No
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAP	NAP	NAP	5/3/2022	NAP	5/17/2022	NAP	NAP	No
5.23	Property		1	Family Dollar – Milledgeville, GA	NAP	NAP	NAP	4/20/2022	NAP	4/21/2022	NAP	NAP	No
5.24	Property		1	Dollar General – Jackson, MS	NAP	NAP	NAP	3/30/2022	NAP	3/30/2022	NAP	NAP	No
5.25	Property		1	Family Dollar – Port Arthur, TX	NAP	NAP	NAP	3/25/2022	NAP	3/25/2022	NAP	NAP	No
5.26	Property		1	Dollar General – Dacula, GA	NAP	NAP	NAP	4/1/2022	NAP	4/4/2022	NAP	NAP	No
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAP	NAP	NAP	4/18/2022	NAP	4/18/2022	NAP	NAP	Yes - AE
5.28	Property		1	PNC Bank – Lansing, MI	NAP	NAP	NAP	3/31/2022	NAP	3/31/2022	NAP	NAP	No
5.29	Property		1	Family Dollar – Redford, MI	NAP	NAP	NAP	3/2/2022	NAP	3/22/2022	NAP	NAP	No
5.30	Property		1	Family Dollar - Little Rock, AR	NAP	NAP	NAP	3/28/2022	NAP	3/28/2022	NAP	NAP	No
5.31	Property		1	Dollar Tree – Toledo, OH	NAP	NAP	NAP	3/30/2022	NAP	4/6/2022	NAP	NAP	No
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAP	NAP	NAP	4/25/2022	NAP	4/29/2022	NAP	NAP	No
5.33	Property		1	Dollar General – Lincoln, IL	NAP	NAP	NAP	5/5/2022	NAP	5/16/2022	NAP	NAP	No
6	Loan		1	One Bridge Street	6,015	3.0%	12/31/2023	5/5/2022	NAP	5/5/2022	NAP	NAP	Yes - AE
7	Loan		1	Clifton Commons	7,980	4.2%	11/30/2033	3/14/2022	NAP	3/14/2022	NAP	NAP	Yes - AE
8	Loan	5, 10, 11	1	One Campus Martius	43,795	3.2%	7/31/2025	5/27/2022	NAP	5/27/2022	NAP	NAP	No
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	NAP	3/8/2022	NAP	3/8/2022	NAP	NAP	No
10	Loan		1	Plaza on Richmond	11,871	6.2%	1/31/2026	2/9/2022	NAP	2/8/2022	NAP	NAP	No
11	Loan		1	Cerritos Center Court	10,668	6.3%	5/31/2025	5/11/2022	NAP	5/11/2022	5/11/2022	10%	No
12	Loan		1	City Brewery	NAP	NAP	NAP	2/24/2022	NAP	2/24/2022	NAP	NAP	No
13	Loan		1	Tisch Tower	5,216	3.0%	5/31/2024	5/3/2022	NAP	4/27/2022	5/3/2022	19%	Yes - D
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	5/31/2022	NAP	6/2/2022	5/31/2022	7%	No
15	Loan	5	1	79 Fifth Avenue	7,073	2.0%	1/31/2024	3/1/2022	NAP	3/4/2022	NAP	NAP	No
16	Loan		1	Evans Industrial	NAP	NAP	NAP	5/31/2022	NAP	5/20/2022	NAP	NAP	No
17	Loan		1	Marnell Corporate Center 3	5,466	7.9%	9/30/2027	6/14/2022	NAP	6/9/2022	NAP	NAP	No
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	5/23/2022	NAP	5/13/2022	NAP	NAP	No
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP	3/4/2022	NAP	3/4/2022	3/4/2022	10%	No
20	Loan	15	1	Alcoa Crossing Shopping Center	6,500	4.7%	1/31/2025	5/2/2022	NAP	4/29/2022	NAP	NAP	No
21	Loan		1	Industrial Center Building - Art Studios	1,532	1.6%	8/31/2024	4/25/2022	NAP	4/25/2022	4/21/2022	18%	Yes - AE
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	6/23/2022	NAP	6/23/2022	NAP	NAP	No
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	6/22/2022	NAP	6/23/2022	NAP	NAP	No
24	Loan		1	Melville Corporate Plaza	11,497	11.7%	9/30/2027	4/22/2022	NAP	4/22/2022	NAP	NAP	No
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	4/20/2022	NAP	4/20/2022	NAP	NAP	No
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	1/25/2022	NAP	1/25/2022	NAP	NAP	No
27	Loan		1	Montfort Park Office	3,377	4.3%	1/31/2027	4/29/2022	NAP	4/29/2022	NAP	NAP	No
28	Loan	7, 8	10	Titan Self Storage Portfolio

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
28.01	Property		1	American SS (Oakwood Ave, Danville)	NAP	NAP	NAP	4/22/2022	NAP	4/22/2022	NAP	NAP	No
28.02	Property		1	Yorkville SS (Yorkville, IL)	NAP	NAP	NAP	4/22/2022	NAP	4/19/2022	NAP	NAP	No
28.03	Property		1	American Mini (Albertville, AL)	NAP	NAP	NAP	4/22/2022	NAP	4/22/2022	NAP	NAP	No
28.04	Property		1	Climate Controlled (Franklin, NC)	NAP	NAP	NAP	4/22/2022	NAP	4/21/2022	NAP	NAP	No
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAP	NAP	NAP	4/22/2022	NAP	4/22/2022	NAP	NAP	No
28.06	Property		1	Hampton Storage (Hampton, TN)	NAP	NAP	NAP	4/22/2022	NAP	4/22/2022	NAP	NAP	No
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	NAP	NAP	NAP	4/20/2022	NAP	4/20/2021	NAP	NAP	No
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAP	NAP	NAP	4/27/2022	NAP	4/26/2022	NAP	NAP	No
28.09	Property		1	Antra Mini (Monroe, LA)	NAP	NAP	NAP	4/27/2022	NAP	4/27/2022	NAP	NAP	Yes - AO
28.10	Property		1	Wright Storage (Hiawatha, IA)	NAP	NAP	NAP	4/20/2022	NAP	4/22/2021	NAP	NAP	No
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	5/19/2022	NAP	6/7/2022	NAP	NAP	No
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	5/24/2022	NAP	5/24/2022	NAP	NAP	No
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	5/10/2022	NAP	5/10/2022	NAP	NAP	Yes - AE
32	Loan		1	Crossings at Indian Lake Village	2,280	6.1%	12/31/2026	4/6/2022	NAP	4/6/2022	NAP	NAP	No
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	10%	No
34	Loan	8, 22	2	Prestige Storage Portfolio
34.01	Property		1	Portage Budget Storage	NAP	NAP	NAP	5/25/2022	NAP	6/21/2022	NAP	NAP	No
34.02	Property		1	North Huron Self Storage	NAP	NAP	NAP	6/7/2022	NAP	6/21/2022	NAP	NAP	No
35	Loan		1	241-11 Linden Blvd	1,700	4.9%	6/30/2027	1/28/2022	NAP	1/28/2022	NAP	NAP	No
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	5/24/2022	NAP	6/1/2022	NAP	NAP	No
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	4/12/2022	NAP	4/12/2022	NAP	NAP	No
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	5/20/2022	NAP	5/23/2022	NAP	NAP	No
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	5/23/2022	NAP	Various	NAP	NAP	Yes - AE
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	4/20/2022	NAP	4/20/2022	NAP	NAP	Yes - AE
41	Loan		1	Village Square Warren	2,000	8.1%	10/31/2025	5/2/2022	NAP	5/3/2022	NAP	NAP	No
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	3/21/2022	NAP	6/14/2022	6/27/2022	4%	No
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	3/31/2022	NAP	3/31/2022	NAP	NAP	No
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	5/2/2022	NAP	5/3/2022	NAP	NAP	No
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	4/19/2022	NAP	4/20/2022	NAP	NAP	No
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	2/10/2022	NAP	2/10/2022	2/10/2022	12%	No
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	3/23/2022	NAP	3/25/2022	NAP	NAP	No
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	5/18/2022	NAP	5/26/2022	NAP	NAP	No
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	5/17/2022	NAP	5/19/2022	NAP	NAP	No
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	5/5/2022	NAP	5/10/2022	NAP	NAP	No
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	4/25/2022	NAP	4/25/2022	NAP	NAP	No
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	3/28/2022	NAP	3/29/2022	NAP	NAP	No
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	3/29/2022	NAP	4/4/2022	NAP	NAP	No
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	5/31/2022	NAP	5/31/2022	NAP	NAP	No
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	2/8/2022	NAP	2/8/2022	NAP	NAP	No
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	5/26/2022	NAP	5/31/2022	NAP	NAP	No
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	4/29/2022	NAP	4/29/2022	NAP	NAP	No
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	5/20/2022	NAP	5/23/2022	NAP	NAP	No
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	4/4/2022	NAP	4/5/2022	NAP	NAP	No
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	5/6/2022	NAP	5/11/2022	NAP	NAP	No
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	3/24/2022	NAP	3/23/2022	NAP	NAP	No

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1	Loan	5	1	High Street	Leasehold	7/6/2092	1, 10-year	9/14/2843	Yes	436,773	145,591	0
2	Loan	5	1	Katy Mills	Fee	NAP	NAP	NAP	NAP	0	Springing	0
3	Loan	5, 6	1	Constitution Center	Fee	NAP	NAP	NAP	NAP	0	Springing	0
4	Loan	5	1	The Boulders Resort	Fee	NAP	NAP	NAP	NAP	187,374	62,459	0
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56						229,379	34,615	806
5.01	Property		1	Scheel's All Sports – Great Falls, MT	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH	Fee	NAP	NAP	NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC	Fee	NAP	NAP	NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS	Fee	NAP	NAP	NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL	Fee	NAP	NAP	NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL	Fee	NAP	NAP	NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA	Fee	NAP	NAP	NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	Fee	NAP	NAP	NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	Fee	NAP	NAP	NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH	Fee	NAP	NAP	NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK	Fee	NAP	NAP	NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL	Fee	NAP	NAP	NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH	Fee	NAP	NAP	NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA	Fee	NAP	NAP	NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH	Fee	NAP	NAP	NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD	Fee	NAP	NAP	NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT	Fee	NAP	NAP	NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX	Fee	NAP	NAP	NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	Fee	NAP	NAP	NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA	Fee	NAP	NAP	NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS	Fee	NAP	NAP	NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX	Fee	NAP	NAP	NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA	Fee	NAP	NAP	NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	Fee	NAP	NAP	NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI	Fee	NAP	NAP	NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI	Fee	NAP	NAP	NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR	Fee	NAP	NAP	NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH	Fee	NAP	NAP	NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN	Fee	NAP	NAP	NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL	Fee	NAP	NAP	NAP	NAP
6	Loan		1	One Bridge Street	Fee	NAP	NAP	NAP	NAP	382,192	95,548	0
7	Loan		1	Clifton Commons	Fee/Leasehold	1/6/2101	1, 98-year	0	No	131,284	131,284	0
8	Loan	5, 10, 11	1	One Campus Martius	Fee	NAP	NAP	NAP	NAP	3,926,163	560,880	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	Fee	NAP	NAP	NAP	NAP	148,475	49,489	286,032
10	Loan		1	Plaza on Richmond	Fee	NAP	NAP	NAP	NAP	996,960	124,620	147,952
11	Loan		1	Cerritos Center Court	Leasehold	3/8/2087	NAP	450,936	Yes	221,600	55,401	0
12	Loan		1	City Brewery	Fee	NAP	NAP	NAP	NAP	0	Springing	0
13	Loan		1	Tisch Tower	Fee	NAP	NAP	NAP	NAP	0	Springing	0
14	Loan	13	1	Homewood Suites - Oxnard, CA	Fee	NAP	NAP	NAP	NAP	66,813	16,703	0
15	Loan	5	1	79 Fifth Avenue	Fee	NAP	NAP	NAP	NAP	2,815,969	469,328	0
16	Loan		1	Evans Industrial	Fee	NAP	NAP	NAP	NAP	38,709	4,301	53,568
17	Loan		1	Marnell Corporate Center 3	Fee	NAP	NAP	NAP	NAP	24,402	12,201	4,496
18	Loan		1	4520 S Drexel Boulevard	Fee	NAP	NAP	NAP	NAP	31,086	7,771	12,318
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Fee	NAP	NAP	NAP	NAP	119,754	59,877	0
20	Loan	15	1	Alcoa Crossing Shopping Center	Fee	NAP	NAP	NAP	NAP	88,212	22,053	0
21	Loan		1	Industrial Center Building - Art Studios	Fee	NAP	NAP	NAP	NAP	52,404	13,101	0
22	Loan	16	1	Kensington Suites	Fee	NAP	NAP	NAP	NAP	19,497	6,498	119,211
23	Loan	17	1	Aviator Suites	Fee	NAP	NAP	NAP	NAP	7,833	3,047	0
24	Loan		1	Melville Corporate Plaza	Fee	NAP	NAP	NAP	NAP	37,960	18,980	19,327
25	Loan	18	1	Omega Self Storage - Mineola	Fee	NAP	NAP	NAP	NAP	24,388	12,194	15,433
26	Loan	19, 20	1	5500 South Hattie	Fee	NAP	NAP	NAP	NAP	20,657	2,951	0
27	Loan		1	Montfort Park Office	Fee	NAP	NAP	NAP	NAP	71,330	10,190	0
28	Loan	7, 8	10	Titan Self Storage Portfolio						43,534	8,976	4,326

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	Fee	NAP	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	Fee	NAP	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	Fee	NAP	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	Fee	NAP	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	Fee	NAP	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	Fee	NAP	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	Fee	NAP	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	Fee	NAP	NAP	NAP	NAP	155,082	77,541	0
30	Loan		1	All Climate Storage Center	Fee	NAP	NAP	NAP	NAP	28,322	2,360	0
31	Loan		1	American Self-Storage Harrisburg	Fee	NAP	NAP	NAP	NAP	28,683	2,462	5,202
32	Loan		1	Crossings at Indian Lake Village	Fee	NAP	NAP	NAP	NAP	23,636	5,909	0
33	Loan		1	Montgomery Tech Center	Fee	NAP	NAP	NAP	NAP	0	4,227	0
34	Loan	8, 22	2	Prestige Storage Portfolio						26,570	13,285	0
34.01	Property		1	Portage Budget Storage	Fee	NAP	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	Fee	NAP	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	Fee	NAP	NAP	NAP	NAP	16,954	16,954	0
36	Loan	23	1	Best Western - Laredo, TX	Fee	NAP	NAP	NAP	NAP	78,796	8,755	18,805
37	Loan	24, 25	1	Teaneck Gardens	Fee	NAP	NAP	NAP	NAP	96,457	48,229	13,770
38	Loan		1	Heber Self Storage	Fee	NAP	NAP	NAP	NAP	36,929	4,103	0
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Fee	NAP	NAP	NAP	NAP	16,864	8,432	0
40	Loan	27	1	Omega Self Storage Island Park	Fee	NAP	NAP	NAP	NAP	8,190	8,190	23,639
41	Loan		1	Village Square Warren	Fee	NAP	NAP	NAP	NAP	13,519	6,759	3,884
42	Loan	28	1	Self Storage Stockton	Fee	NAP	NAP	NAP	NAP	20,135	4,027	0
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Fee	NAP	NAP	NAP	NAP	6,449	6,449	0
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
45	Loan		1	Quality Plus Self Storage	Fee	NAP	NAP	NAP	NAP	8,109	901	0
46	Loan		1	4330 Miraloma Avenue Medical Office	Fee	NAP	NAP	NAP	NAP	30,868	10,289	8,642
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
49	Loan	25, 30, 31	1	57 East 72nd Corporation	Fee	NAP	NAP	NAP	NAP	0	Springing	0
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
51	Loan		1	Pioneer Stor N Lok	Fee	NAP	NAP	NAP	NAP	13,698	1,713	0
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
53	Loan	25, 30, 31	1	23830 Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	Fee	NAP	NAP	NAP	NAP	51,351	25,676	0
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
58	Loan	25, 30, 31	1	145 Upper Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0
60	Loan	25, 30, 31	1	Corner View Association, Inc.	Fee	NAP	NAP	NAP	NAP	25,466	8,489	0
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
1	Loan	5	1	High Street	Springing	5,905,000	Springing	302,262	8,992,000	Springing	1,520,073	0
2	Loan	5	1	Katy Mills	Springing	0	46,008	1,104,183	0	98,487	2,363,678	0
3	Loan	5, 6	1	Constitution Center	Springing	0	0	0	416,036	Springing	0	0
4	Loan	5	1	The Boulders Resort	Springing	0	169,873	0	0	0	0	0
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	269	1,209,561	0	0	500,000	Springing	0	0
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	Springing	0	3,376	40,510	300,000	25,319	500,000	0
7	Loan		1	Clifton Commons	Springing	0	3,130	187,794	0	27,387	328,640	0
8	Loan	5, 10, 11	1	One Campus Martius	Springing	28,230	28,230	677,530	1,500,000	169,541	4,000,000	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	286,038	0	239,176	0	0	0	0	0
10	Loan		1	Plaza on Richmond	36,988	0	3,192	114,915	2,250,000	Springing	1,000,000	0
11	Loan		1	Cerritos Center Court	Springing	0	3,254	117,136	1,600,000	Springing	1,600,000	0
12	Loan		1	City Brewery	Springing	0	0	0	0	0	0	0
13	Loan		1	Tisch Tower	Springing	0	0	0	0	0	0	0
14	Loan	13	1	Homewood Suites - Oxnard, CA	Springing	0	43,611	0	0	0	0	0
15	Loan	5	1	79 Fifth Avenue	Springing	0	5,763	207,468	1,000,000	57,760	3,500,000	0
16	Loan		1	Evans Industrial	6,696	0	7,860	0	2,000,000	Springing	2,000,000	0
17	Loan		1	Marnell Corporate Center 3	2,248	0	1,387	0	700,000	5,776	0	0
18	Loan		1	4520 S Drexel Boulevard	2,464	0	1,417	0	0	0	0	0
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Springing	0	3,380	0	0	0	0	0
20	Loan	15	1	Alcoa Crossing Shopping Center	Springing	0	3,091	0	0	10,416	624,947	0
21	Loan		1	Industrial Center Building - Art Studios	Springing	0	Springing	0	0	Springing	0	0
22	Loan	16	1	Kensington Suites	13,246	0	4,800	172,800	0	0	0	0
23	Loan	17	1	Aviator Suites	Springing	0	4,700	169,200	0	0	0	0
24	Loan		1	Melville Corporate Plaza	2,761	0	1,644	0	300,000	12,328	500,000	0
25	Loan	18	1	Omega Self Storage - Mineola	1,403	0	397	0	0	0	0	0
26	Loan	19, 20	1	5500 South Hattie	Springing	0	3,692	0	0	0	0	0
27	Loan		1	Montfort Park Office	Springing	0	1,569	0	200,000	Springing	200,000	0
28	Loan	7, 8	10	Titan Self Storage Portfolio	2,163	0	3,554	85,286	0	0	0	0

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	Springing	0	Springing	0	0	Springing	0	237,979
30	Loan		1	All Climate Storage Center	Springing	0	806	0	0	0	0	0
31	Loan		1	American Self-Storage Harrisburg	Springing	0	845	0	0	0	0	0
32	Loan		1	Crossings at Indian Lake Village	Springing	0	627	0	112,842	Springing	112,842	0
33	Loan		1	Montgomery Tech Center	Springing	202,516	255	9,180	0	2,544	0	0
34	Loan	8, 22	2	Prestige Storage Portfolio	Springing	175,058	610	0	0	0	0	0
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	Springing	0	463	11,107	0	5,747	137,927	0
36	Loan	23	1	Best Western - Laredo, TX	3,134	0	8,297	0	0	0	0	0
37	Loan	24, 25	1	Teaneck Gardens	6,885	0	4,250	0	0	0	0	0
38	Loan		1	Heber Self Storage	Springing	0	801	0	0	0	0	0
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Springing	0	3,736	0	0	0	0	0
40	Loan	27	1	Omega Self Storage Island Park	2,149	0	323	0	0	0	0	0
41	Loan		1	Village Square Warren	971	0	410	0	150,000	Springing	150,000	0
42	Loan	28	1	Self Storage Stockton	Springing	0	748	0	0	0	0	0
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Springing	0	8,337	0	0	0	0	0
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	Springing	0	0	0	0	0	0	0
45	Loan		1	Quality Plus Self Storage	Springing	0	461	0	0	0	0	0
46	Loan		1	4330 Miraloma Avenue Medical Office	1,322	0	0	0	0	0	0	0
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	Springing	0	0	0	0	0	0	0
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	Springing	0	0	0	0	0	0	0
49	Loan	25, 30, 31	1	57 East 72nd Corporation	Springing	0	0	0	0	0	0	0
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	Springing	0	0	0	0	0	0	0
51	Loan		1	Pioneer Stor N Lok	Springing	187,545	342	0	0	0	0	0
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	Springing	0	0	0	0	0	0	0
53	Loan	25, 30, 31	1	23830 Owners Corp.	Springing	0	0	0	0	0	0	0
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	Springing	0	0	0	0	0	0	0
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	Springing	0	0	0	0	0	0	0
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	Springing	0	0	0	0	0	0	0
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	Springing	0	0	0	0	0	0	0
58	Loan	25, 30, 31	1	145 Upper Corp.	Springing	0	0	0	0	0	0	0
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	Springing	0	0	0	0	0	0	0
60	Loan	25, 30, 31	1	Corner View Association, Inc.	Springing	0	0	0	0	0	0	0
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	Springing	0	0	0	0	0	0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5	1	High Street	0	0	0	2,686,455	30,583
2	Loan	5	1	Katy Mills	0	0	0	1,013,945	0
3	Loan	5, 6	1	Constitution Center	0	0	0	14,343,252	0
4	Loan	5	1	The Boulders Resort	0	0	0	1,800,000	Springing
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	0	0	280,629	16,656	0
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	0	0	0	0	0
7	Loan		1	Clifton Commons	0	0	0	110,000	0
8	Loan	5, 10, 11	1	One Campus Martius	0	0	0	3,851,373	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	0	0	0	25,189,000	0
10	Loan		1	Plaza on Richmond	0	0	0	430,000	0
11	Loan		1	Cerritos Center Court	0	0	0	2,453,272	41,000
12	Loan		1	City Brewery	0	0	0	0	0
13	Loan		1	Tisch Tower	0	0	0	254,034	0
14	Loan	13	1	Homewood Suites - Oxnard, CA	0	0	0	460,710	0
15	Loan	5	1	79 Fifth Avenue	0	0	0	0	0
16	Loan		1	Evans Industrial	0	0	0	1,850,000	0
17	Loan		1	Marnell Corporate Center 3	0	0	0	141,803	0
18	Loan		1	4520 S Drexel Boulevard	0	0	0	0	0
19	Loan	5, 14	1	2355 and 2383 Utah Ave	0	0	3,125	9,221,405	0
20	Loan	15	1	Alcoa Crossing Shopping Center	0	0	0	0	0
21	Loan		1	Industrial Center Building - Art Studios	0	0	0	0	0
22	Loan	16	1	Kensington Suites	0	0	0	0	0
23	Loan	17	1	Aviator Suites	0	0	49,375	0	0
24	Loan		1	Melville Corporate Plaza	0	0	0	0	0
25	Loan	18	1	Omega Self Storage - Mineola	0	0	0	0	0
26	Loan	19, 20	1	5500 South Hattie	0	0	0	0	0
27	Loan		1	Montfort Park Office	0	0	16,375	54,710	0
28	Loan	7, 8	10	Titan Self Storage Portfolio	0	0	50,126	0	0

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	0	0	53,212	0	0
30	Loan		1	All Climate Storage Center	0	0	0	0	0
31	Loan		1	American Self-Storage Harrisburg	0	0	0	0	0
32	Loan		1	Crossings at Indian Lake Village	0	0	0	152,522	0
33	Loan		1	Montgomery Tech Center	0	0	0	801,360	0
34	Loan	8, 22	2	Prestige Storage Portfolio	0	0	24,943	0	0
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	0	0	1,875	0	0
36	Loan	23	1	Best Western - Laredo, TX	0	0	22,500	0	2,074
37	Loan	24, 25	1	Teaneck Gardens	0	0	16,000	0	0
38	Loan		1	Heber Self Storage	0	0	0	0	0
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	0	0	76,094	101,173	Springing
40	Loan	27	1	Omega Self Storage Island Park	0	0	0	0	0
41	Loan		1	Village Square Warren	0	0	24,625	16,096	0
42	Loan	28	1	Self Storage Stockton	0	0	37,782	0	0
43	Loan	29	1	Comfort Suites - Dunnellon, FL	0	0	0	Springing	0
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	0	0	0	450,000	0
45	Loan		1	Quality Plus Self Storage	0	0	0	0	0
46	Loan		1	4330 Miraloma Avenue Medical Office	0	0	0	0	0
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	0	0	0	0	0
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	0	0	0	350,000	0
49	Loan	25, 30, 31	1	57 East 72nd Corporation	0	0	0	0	0
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	0	0	0	6,250	0
51	Loan		1	Pioneer Stor N Lok	0	0	4,688	0	0
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	0	0	0	12,500	0
53	Loan	25, 30, 31	1	23830 Owners Corp.	0	0	0	400,000	0
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	0	0	0	55,000	0
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	0	0	0	95,000	0
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	0	0	0	0	0
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	0	0	0	10,000	0
58	Loan	25, 30, 31	1	145 Upper Corp.	0	0	0	0	0
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	0	0	0	0	0
60	Loan	25, 30, 31	1	Corner View Association, Inc.	0	0	0	$350,000, $67,000	0
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	0	0	0	0	0

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
1	Loan	5	1	High Street	Ground Rent ($30,583); Rent Concession ($708,593.26); Existing TI/LC ($1,873,516); Prepaid Rent ($73,762.46)	0	0	NAP	Hard
2	Loan	5	1	Katy Mills	Outstanding TI/LC Reserve	0	0	NAP	Hard
3	Loan	5, 6	1	Constitution Center	Free Rent Reserve	0	0	NAP	Hard
4	Loan	5	1	The Boulders Resort	Seasonality Reserve ($1,800,000), PIP (Springing)	1,800,000	0	NAP	Hard
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Free Rent Reserve	0	0	NAP	Hard
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	NAP	0	0	NAP	Hard
7	Loan		1	Clifton Commons	Existing TI/LC Obligations Reserve	0	0	NAP	Hard
8	Loan	5, 10, 11	1	One Campus Martius	Outstanding TI/LC	0	0	NAP	Hard
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	PIP Reserve Funds	0	0	NAP	Springing
10	Loan		1	Plaza on Richmond	Outstanding TI/LC Reserve	0	0	NAP	Soft
11	Loan		1	Cerritos Center Court	Existing TI/LC Reserve ($1,469,740); Rent Concession Reserve ($942,531.86); Ground Rent Reserve ($41,000)	0	0	NAP	Soft
12	Loan		1	City Brewery	NAP	0	0	NAP	Hard
13	Loan		1	Tisch Tower	Balbix Reserve Funds	0	0	NAP	Springing
14	Loan	13	1	Homewood Suites - Oxnard, CA	PIP Reserve	0	0	NAP	Hard
15	Loan	5	1	79 Fifth Avenue	NAP	0	0	NAP	Hard
16	Loan		1	Evans Industrial	Recteq Reserve Funds	0	0	NAP	Hard
17	Loan		1	Marnell Corporate Center 3	Rent Concession Reserve	0	0	NAP	Soft
18	Loan		1	4520 S Drexel Boulevard	NAP	0	0	NAP	Springing
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Free Rent ($1,895,914.74), Outstanding Tenant Allowance ($7,325,490)	0	0	NAP	Hard
20	Loan	15	1	Alcoa Crossing Shopping Center	NAP	0	0	NAP	Springing
21	Loan		1	Industrial Center Building - Art Studios	NAP	0	0	NAP	Springing
22	Loan	16	1	Kensington Suites	NAP	0	0	NAP	Springing
23	Loan	17	1	Aviator Suites	NAP	0	0	NAP	Springing
24	Loan		1	Melville Corporate Plaza	NAP	0	0	NAP	Springing
25	Loan	18	1	Omega Self Storage - Mineola	NAP	0	0	NAP	Springing
26	Loan	19, 20	1	5500 South Hattie	NAP	0	0	NAP	Hard
27	Loan		1	Montfort Park Office	Free Rent Reserve ($14,369.00); Suite 320/Outstanding Leasing Costs Reserve ($40,341.00)	0	0	NAP	Hard
28	Loan	7, 8	10	Titan Self Storage Portfolio	NAP	0	0	NAP	Springing

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	NAP	0	0	NAP	Springing
30	Loan		1	All Climate Storage Center	NAP	0	0	NAP	Springing
31	Loan		1	American Self-Storage Harrisburg	NAP	0	0	NAP	Springing
32	Loan		1	Crossings at Indian Lake Village	Gap Rent Reserves	0	0	NAP	Springing
33	Loan		1	Montgomery Tech Center	Existing TI/LC Reserve Funds	0	0	NAP	Hard
34	Loan	8, 22	2	Prestige Storage Portfolio	NAP	0	0	NAP	Springing
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	NAP	0	0	NAP	Springing
36	Loan	23	1	Best Western - Laredo, TX	PIP Reserve	0	0	NAP	Springing
37	Loan	24, 25	1	Teaneck Gardens	NAP	0	0	NAP	None
38	Loan		1	Heber Self Storage	NAP	0	0	NAP	Springing
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Personal Tax Reserve Funds ($55,978); Enviornmental Reserve Funds ($45,195)	0	0	NAP	Springing
40	Loan	27	1	Omega Self Storage Island Park	NAP	0	0	NAP	Springing
41	Loan		1	Village Square Warren	Arrearage Repayment Reserve	0	0	NAP	Hard
42	Loan	28	1	Self Storage Stockton	NAP	0	0	NAP	Springing
43	Loan	29	1	Comfort Suites - Dunnellon, FL	PIP Reserve	0	0	NAP	Springing
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
45	Loan		1	Quality Plus Self Storage	NAP	0	0	NAP	Springing
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	0	0	NAP	Hard
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	0	0	NAP	None
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	0	0	NAP	None
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
51	Loan		1	Pioneer Stor N Lok	NAP	0	0	NAP	Springing
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
53	Loan	25, 30, 31	1	23830 Owners Corp.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	Collateral Security Agreement Re: Maintenance Arrears	0	0	NAP	None
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	0	0	NAP	None
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	0	0	NAP	None
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	0	0	NAP	None
60	Loan	25, 30, 31	1	Corner View Association, Inc.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears	0	0	NAP	None
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	0	0	NAP	None

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1	Loan	5	1	High Street	In Place	Yes	No	Yes	Yes	100,000,000	38,395,000	173,620.06	625,814.50
2	Loan	5	1	Katy Mills	Springing	Yes	Yes	Yes	Yes	91,000,000	39,000,000	228,014.77	760,049.23
3	Loan	5, 6	1	Constitution Center	Springing	Yes	No	Yes	No	84,000,000	314,000,000	809,008.65	1,025,431.34
4	Loan	5	1	The Boulders Resort	In Place	Yes	No	Yes	Yes	74,930,466	24,976,822	142,937.00	571,748.00
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Clifton Commons	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	Springing	Yes	Yes	Yes	No	46,200,000	171,800,000	873,833.66	1,108,822.69
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	Springing	Yes	No	Yes	No	44,000,000	76,000,000	296,663.89	468,416.67
10	Loan		1	Plaza on Richmond	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Cerritos Center Court	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
12	Loan		1	City Brewery	In Place	No	Yes	No	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Tisch Tower	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	Springing	Yes	Yes	Yes	No	25,000,000	215,000,000	893,743.06	997,666.67
16	Loan		1	Evans Industrial	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Marnell Corporate Center 3	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
18	Loan		1	4520 S Drexel Boulevard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	In Place	Yes	Yes	Yes	No	14,000,000	71,000,000	338,334.72	405,048.61
20	Loan	15	1	Alcoa Crossing Shopping Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Kensington Suites	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
25	Loan	18	1	Omega Self Storage - Mineola	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	In Place	Yes	No	No	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Montgomery Tech Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	None	No	No	No	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Self Storage Stockton	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	None	No	No	No		NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	None	No	No	No		NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	None	No	No	No		NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	None	No	No	No		NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	None	No	No	No		NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	None	No	No	No		NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	None	No	No	No		NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	None	No	No	No		NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	None	No	No	No		NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	None	No	No	No		NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
1	Loan	5	1	High Street	NAP	NAP	138,395,000	625,814.50	71.5%	1.61	8.8%
2	Loan	5	1	Katy Mills	NAP	NAP	130,000,000	760,049	0	3	0
3	Loan	5, 6	1	Constitution Center	52,000,000	0	450,000,000	1,197,657	0	4	0
4	Loan	5	1	The Boulders Resort	NAP	NAP	99,907,288	571,748	0	3	0
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Clifton Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	NAP	NAP	218,000,000	1,108,823	1	2	0
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	120,000,000	468,417	0	4	0
10	Loan		1	Plaza on Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Cerritos Center Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	City Brewery	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Tisch Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	79 Fifth Avenue	NAP	NAP	240,000,000	997,666.67	60.8%	1.61	8.4%
16	Loan		1	Evans Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Marnell Corporate Center 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	85,000,000	405,048.61	57.4%	1.51	9.4%
20	Loan	15	1	Alcoa Crossing Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	0	greater of 3.70% or the Prime Rate	4,994,944	25,508	0	4	0
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	0	greater of 3.50% or the Prime Rate	4,490,146	22,512	0	8	0
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	0	greater of 3.50% or the Prime Rate	4,282,000	23,197	0	4	0
49	Loan	25, 30, 31	1	57 East 72nd Corporation	0	greater of 3.75% or Prime Rate +0.25%	4,200,000	18,808	0	3	0
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	0	greater of 3.50% or the Prime Rate	4,500,000	22,781	0	15	1
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	0	greater of 3.50% or the Prime Rate	3,727,794	18,491	0	5	0
53	Loan	25, 30, 31	1	23830 Owners Corp.	0	greater of 3.70% or the Prime Rate	3,000,000	12,078	0	6	0
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	0	greater of 3.70% or the Prime Rate	2,700,000	11,022	0	6	0
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	0	greater of 3.75% or Prime Rate +0.25%	2,499,064	12,090	0	3	0
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	0	greater of 3.85% or Prime Rate +0.25%	1,698,562	8,717	0	6	0
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	0	greater of 3.50% or the Prime Rate	1,200,000	4,715	0	24	1
60	Loan	25, 30, 31	1	Corner View Association, Inc.	0	greater of 4.00% or Prime Rate +0.25%	1,250,000	6,492	0	7	0
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	0	greater of 3.90% or the Prime Rate	1,497,606	7,217	0	10	1

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance ($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	5	1	High Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	5	1	Katy Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	5, 6	1	Constitution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	5	1	The Boulders Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan		1	Clifton Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	5, 10, 11	1	One Campus Martius	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan		1	Plaza on Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan		1	Cerritos Center Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan		1	City Brewery	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan		1	Tisch Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	5	1	79 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan		1	Evans Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan		1	Marnell Corporate Center 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan		1	Industrial Center Building - Art Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Melville Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan		1	Montfort Park Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance ($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan		1	Crossings at Indian Lake Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	23	1	Best Western - Laredo, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate Financing
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan		1	Village Square Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Secured; Unsecured

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1	Loan	5	1	High Street	Scanlankemperbard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as Co-Trustees of the Rood Family Trust U/T/A Dated September 8, 2005
2	Loan	5	1	Katy Mills	Simon Property Group, L.P. and The KanAm Group
3	Loan	5, 6	1	Constitution Center	MetLife, Inc. and New York Common Retirement Fund
4	Loan	5	1	The Boulders Resort	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	William J. Thompson and Jeffrey P. Reich
7	Loan		1	Clifton Commons	The Related Companies, L.P.
8	Loan	5, 10, 11	1	One Campus Martius	Bedrock Detroit
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	SH General Partner, Inc.
10	Loan		1	Plaza on Richmond	Anwar Barbouti
11	Loan		1	Cerritos Center Court	Rohit Kumar and Jayaprasad Vejendla
12	Loan		1	City Brewery	GIC Private Limited, Ancora Investors, Blue Owl Capital and Oak Street Real Estate Capital
13	Loan		1	Tisch Tower	Jon M. Muller and Stephen J. Muller
14	Loan	13	1	Homewood Suites - Oxnard, CA	T.M. Mian
15	Loan	5	1	79 Fifth Avenue	Albert Kalimian
16	Loan		1	Evans Industrial	Charles W. Hock, Jr. and John H. Burriss, Sr.
17	Loan		1	Marnell Corporate Center 3	Keith Kantrowitz, Ryan Tedder and RBT Preservation Trust
18	Loan		1	4520 S Drexel Boulevard	John Lowenstein and Raphael Lowenstein
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NSB Associates, Inc.
20	Loan	15	1	Alcoa Crossing Shopping Center	Mark D. Hall and Mark D. Hall Revocable Trust, F/K/A Mark Hall Family Revocable Trust Dated January 31, 2007
21	Loan		1	Industrial Center Building - Art Studios	Peter B. Sullivan
22	Loan	16	1	Kensington Suites	Milton M. Mabry Jr., Wendy J. Romano, The 1999 Milton and Michelle Mabry Family Trust and The Wendy J. Romano Trust
23	Loan	17	1	Aviator Suites	Milton M. Mabry Jr., Wendy J. Romano, The 1999 Milton and Michelle Mabry Family Trust and The Wendy J. Romano Trust
24	Loan		1	Melville Corporate Plaza	Vimal K. Goyal
25	Loan	18	1	Omega Self Storage - Mineola	Vimal K. Goyal
26	Loan	19, 20	1	5500 South Hattie	James P. Robertson, Chris A. Bruehl and Western Industries Corporation
27	Loan		1	Montfort Park Office	Gene Kern, Cash Kern and James Hill
28	Loan	7, 8	10	Titan Self Storage Portfolio	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	Burt A. Lewis
30	Loan		1	All Climate Storage Center	Brian Lessard
31	Loan		1	American Self-Storage Harrisburg	Robert J. Kapp
32	Loan		1	Crossings at Indian Lake Village	Jeffrey Seltzer
33	Loan		1	Montgomery Tech Center	E. Tyler Miller, III, Grant Mathew Miller, E. Tyler Miller, III 2011 Revocable Trust, and Grant Matthew Miller 2011 Revocable Trust
34	Loan	8, 22	2	Prestige Storage Portfolio	Brett Hatcher and Cory Bonda
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	Iosif Abramov and Rudolf Abramov
36	Loan	23	1	Best Western - Laredo, TX	Ronald R. Trujillo
37	Loan	24, 25	1	Teaneck Gardens	NAP
38	Loan		1	Heber Self Storage	Cirrus Group
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Ernest E. Tschannen and Tschannen Revocable Living Trust Dated April 19, 2007, as amended by that certain amendment eight dated October 22, 2021
40	Loan	27	1	Omega Self Storage Island Park	Vimal K. Goyal
41	Loan		1	Village Square Warren	Sun Y. Kim and Suann Taplin
42	Loan	28	1	Self Storage Stockton	Lenay Milford
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Hotel Development and Management Group, LLC
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP
45	Loan		1	Quality Plus Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz
46	Loan		1	4330 Miraloma Avenue Medical Office	Paul Moon
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP
51	Loan		1	Pioneer Stor N Lok	George Thacker, Lawrence Charles Kaplan and Richard Schontz
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
1	Loan	5	1	High Street	Scanlankemperbard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as Co-Trustees of the Rood Family Trust U/T/A Dated September 8, 2005
2	Loan	5	1	Katy Mills	Simon Property Group, L.P.
3	Loan	5, 6	1	Constitution Center	NAP
4	Loan	5	1	The Boulders Resort	CSC Holdings, LLC
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	William J. Thompson and Jeffrey P. Reich
7	Loan		1	Clifton Commons	The Related Companies, L.P.
8	Loan	5, 10, 11	1	One Campus Martius	Rock Backer LLC
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	SH General Partner, Inc.
10	Loan		1	Plaza on Richmond	Anwar Barbouti
11	Loan		1	Cerritos Center Court	Rohit Kumar and Jayaprasad Vejendla
12	Loan		1	City Brewery	Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP
13	Loan		1	Tisch Tower	Jon M. Muller and Stephen J. Muller
14	Loan	13	1	Homewood Suites - Oxnard, CA	T.M. Mian
15	Loan	5	1	79 Fifth Avenue	Albert Kalimian
16	Loan		1	Evans Industrial	Charles W. Hock, Jr. and John H. Burriss, Sr.
17	Loan		1	Marnell Corporate Center 3	Keith Kantrowitz, Ryan Tedder and RBT Preservation Trust
18	Loan		1	4520 S Drexel Boulevard	John Lowenstein and Raphael Lowenstein
19	Loan	5, 14	1	2355 and 2383 Utah Ave	Robyn Lee Field and Lisa Suzanne Field
20	Loan	15	1	Alcoa Crossing Shopping Center	Mark D. Hall and Mark D. Hall Revocable Trust, F/K/A Mark Hall Family Revocable Trust Dated January 31, 2007
21	Loan		1	Industrial Center Building - Art Studios	Peter B. Sullivan
22	Loan	16	1	Kensington Suites	Milton M. Mabry Jr., Wendy J. Romano, The 1999 Milton and Michelle Mabry Family Trust and The Wendy J. Romano Trust
23	Loan	17	1	Aviator Suites	Milton M. Mabry Jr., Wendy J. Romano, The 1999 Milton and Michelle Mabry Family Trust and The Wendy J. Romano Trust
24	Loan		1	Melville Corporate Plaza	Vimal K. Goyal
25	Loan	18	1	Omega Self Storage - Mineola	Vimal K. Goyal
26	Loan	19, 20	1	5500 South Hattie	James P. Robertson, Chris A. Bruehl and Western Industries Corporation
27	Loan		1	Montfort Park Office	Gene Kern, Cash Kern and James Hill
28	Loan	7, 8	10	Titan Self Storage Portfolio	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	Burt A. Lewis
30	Loan		1	All Climate Storage Center	Brian Lessard
31	Loan		1	American Self-Storage Harrisburg	Robert J. Kapp
32	Loan		1	Crossings at Indian Lake Village	Jeffrey Seltzer
33	Loan		1	Montgomery Tech Center	E. Tyler Miller, III, Grant Mathew Miller, E. Tyler Miller, III 2011 Revocable Trust, and Grant Matthew Miller 2011 Revocable Trust
34	Loan	8, 22	2	Prestige Storage Portfolio	Brett Hatcher and Cory Bonda
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	Iosif Abramov and Rudolf Abramov
36	Loan	23	1	Best Western - Laredo, TX	Ronald R. Trujillo
37	Loan	24, 25	1	Teaneck Gardens	NAP
38	Loan		1	Heber Self Storage	TA Holdings LLC
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	Ernest E. Tschannen and Tschannen Revocable Living Trust Dated April 19, 2007, as amended by that certain amendment eight dated October 22, 2021
40	Loan	27	1	Omega Self Storage Island Park	Vimal K. Goyal
41	Loan		1	Village Square Warren	Sun Y. Kim and Suann Taplin
42	Loan	28	1	Self Storage Stockton	Lenay Milford
43	Loan	29	1	Comfort Suites - Dunnellon, FL	Azim F. Saju and Navroz F. Saju
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP
45	Loan		1	Quality Plus Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz
46	Loan		1	4330 Miraloma Avenue Medical Office	Paul Moon
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP
51	Loan		1	Pioneer Stor N Lok	George Thacker, Lawrence Charles Kaplan and Richard Schontz
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1	Loan	5	1	High Street	No	Yes	Acquisition		138,395,000	70,165,911	0	3,140,548	211,701,459	0
2	Loan	5	1	Katy Mills	No	No	Refinance		130,000,000	12,562,007	0	0	142,562,007	140,430,426
3	Loan	5, 6	1	Constitution Center	No	No	Refinance		398,000,000	0	52,000,000	0	450,000,000	372,749,794
4	Loan	5	1	The Boulders Resort	No	No	Refinance		100,000,000	0	0	0	100,000,000	68,398,713
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	Yes	No	Acquisition		59,463,750	60,923,048	0	0	120,386,798	0
5.01	Property		1	Scheel's All Sports – Great Falls, MT
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO
5.03	Property		1	Hobby Lobby – McAlester, OK
5.04	Property		1	Hobby Lobby – Jackson, TN
5.05	Property		1	CVS Pharmacy – Springfield, OH
5.06	Property		1	Food Lion – Gastonia, NC
5.07	Property		1	Walgreens – Wichita, KS
5.08	Property		1	CVS Pharmacy – Springfield, IL
5.09	Property		1	Hobby Lobby – Forsyth, IL
5.10	Property		1	CVS Pharmacy – Easton, PA
5.11	Property		1	CVS Pharmacy – Christiansburg, VA
5.12	Property		1	CVS Pharmacy – New Baltimore, MI
5.13	Property		1	CVS Pharmacy – Silverton, OH
5.14	Property		1	TJ-Maxx – McAlester, OK
5.15	Property		1	CVS Pharmacy - Albertville, AL
5.16	Property		1	CVS Pharmacy – New Boston, OH
5.17	Property		1	Family Dollar – Springfield, MA
5.18	Property		1	CVS Pharmacy – Bedford, OH
5.19	Property		1	Family Dollar – Glen Burnie, MD
5.20	Property		1	Dollar General - Plainfield, CT
5.21	Property		1	Family Dollar – Mesquite, TX
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA
5.23	Property		1	Family Dollar – Milledgeville, GA
5.24	Property		1	Dollar General – Jackson, MS
5.25	Property		1	Family Dollar – Port Arthur, TX
5.26	Property		1	Dollar General – Dacula, GA
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX
5.28	Property		1	PNC Bank – Lansing, MI
5.29	Property		1	Family Dollar – Redford, MI
5.30	Property		1	Family Dollar - Little Rock, AR
5.31	Property		1	Dollar Tree – Toledo, OH
5.32	Property		1	Sherwin Williams – Smyrna, TN
5.33	Property		1	Dollar General – Lincoln, IL
6	Loan		1	One Bridge Street	No	No	Refinance		52,000,000	0	0	0	52,000,000	45,907,809
7	Loan		1	Clifton Commons	No	No	Refinance		50,000,000	802,606	0	0	50,802,606	49,973,817
8	Loan	5, 10, 11	1	One Campus Martius	No	No	Refinance		218,000,000	0	0	0	218,000,000	187,609,949
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	No	No	Refinance		120,000,000	0	0	0	120,000,000	82,341,405
10	Loan		1	Plaza on Richmond	No	No	Refinance		44,000,000	0	0	0	44,000,000	38,002,740
11	Loan		1	Cerritos Center Court	No	No	Refinance		34,000,000	0	0	0	34,000,000	26,259,661
12	Loan		1	City Brewery	No	No	Acquisition		33,000,000	27,257,243	0	0	60,257,243	0
13	Loan		1	Tisch Tower	No	No	Refinance		30,000,000	0	0	0	30,000,000	22,957,970
14	Loan	13	1	Homewood Suites - Oxnard, CA	No	No	Refinance		27,850,000	0	0	0	27,850,000	8,828,124
15	Loan	5	1	79 Fifth Avenue	No	Yes	Recapitalization		240,000,000	140,421,540	0	0	380,421,540	0
16	Loan		1	Evans Industrial	No	No	Refinance
17	Loan		1	Marnell Corporate Center 3	No	Yes	Acquisition
18	Loan		1	4520 S Drexel Boulevard	No	No	Refinance
19	Loan	5, 14	1	2355 and 2383 Utah Ave	No	No	Refinance
20	Loan	15	1	Alcoa Crossing Shopping Center	No	Yes	Refinance
21	Loan		1	Industrial Center Building - Art Studios	No	No	Refinance
22	Loan	16	1	Kensington Suites	No	No	Refinance
23	Loan	17	1	Aviator Suites	No	No	Refinance
24	Loan		1	Melville Corporate Plaza	No	No	Refinance
25	Loan	18	1	Omega Self Storage - Mineola	No	No	Refinance
26	Loan	19, 20	1	5500 South Hattie	No	No	Refinance
27	Loan		1	Montfort Park Office	No	No	Refinance
28	Loan	7, 8	10	Titan Self Storage Portfolio	No	Yes	Acquisition

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)
28.02	Property		1	Yorkville SS (Yorkville, IL)
28.03	Property		1	American Mini (Albertville, AL)
28.04	Property		1	Climate Controlled (Franklin, NC)
28.05	Property		1	American SS 2 (Henning Rd, Danville)
28.06	Property		1	Hampton Storage (Hampton, TN)
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)
28.08	Property		1	Mansfield Mini (Mansfield, LA)
28.09	Property		1	Antra Mini (Monroe, LA)
28.10	Property		1	Wright Storage (Hiawatha, IA)
29	Loan	21	1	Flatlands Shopping Center	No	No	Refinance
30	Loan		1	All Climate Storage Center	No	No	Refinance
31	Loan		1	American Self-Storage Harrisburg	No	No	Refinance
32	Loan		1	Crossings at Indian Lake Village	No	No	Refinance
33	Loan		1	Montgomery Tech Center	No	Yes	Refinance
34	Loan	8, 22	2	Prestige Storage Portfolio	No	No	Acquisition
34.01	Property		1	Portage Budget Storage
34.02	Property		1	North Huron Self Storage
35	Loan		1	241-11 Linden Blvd	No	No	Refinance
36	Loan	23	1	Best Western - Laredo, TX	No	No	Refinance
37	Loan	24, 25	1	Teaneck Gardens	No	No	Refinance
38	Loan		1	Heber Self Storage	No	No	Refinance
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	No	No	Refinance
40	Loan	27	1	Omega Self Storage Island Park	No	No	Refinance
41	Loan		1	Village Square Warren	No	No	Refinance
42	Loan	28	1	Self Storage Stockton	No	No	Refinance
43	Loan	29	1	Comfort Suites - Dunnellon, FL	No	No	Refinance
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	No	No	Refinance
45	Loan		1	Quality Plus Self Storage	No	No	Acquisition
46	Loan		1	4330 Miraloma Avenue Medical Office	No	Yes	Refinance
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	No	No	Refinance
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	No	No	Refinance
49	Loan	25, 30, 31	1	57 East 72nd Corporation	No	No	Refinance
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	No	No	Refinance
51	Loan		1	Pioneer Stor N Lok	No	No	Acquisition
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	No	No	Refinance
53	Loan	25, 30, 31	1	23830 Owners Corp.	No	No	Refinance
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	No	No	Refinance
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	No	No	Refinance
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	No	No	Refinance
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	No	No	Refinance
58	Loan	25, 30, 31	1	145 Upper Corp.	No	No	Refinance
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	No	No	Refinance
60	Loan	25, 30, 31	1	Corner View Association, Inc.	No	No	Refinance
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	No	No	Refinance

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
1	Loan	5	1	High Street	192,103,940	1,577,292	18,020,228	0	0	211,701,459	NAP	NAP
2	Loan	5	1	Katy Mills	0	1,117,635	1,013,945	0	0	142,562,007	NAP	NAP
3	Loan	5, 6	1	Constitution Center	0	3,078,877	14,759,288	59,412,042	0	450,000,000	NAP	NAP
4	Loan	5	1	The Boulders Resort	0	562,039	1,987,374	29,051,874	0	100,000,000	4/30/2035	385.14
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	116,615,539	1,534,229	2,237,030	0	0	120,386,798	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT							NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO							NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK							NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN							NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH							NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC							NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS							NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL							NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL							NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA							NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA							NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI							NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH							NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK							NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL							NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH							NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA							NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH							NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD							NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT							NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX							NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA							NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA							NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS							NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX							NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA							NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX							NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI							NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI							NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR							NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH							NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN							NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL							NAP	NAP
6	Loan		1	One Bridge Street	0	1,109,172	682,192	4,300,826	0	52,000,000	NAP	NAP
7	Loan		1	Clifton Commons	0	587,505	241,284	0	0	50,802,606	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	0	1,363,413	9,305,766	19,720,871	0	218,000,000	NAP	NAP
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	0	1,933,692	25,623,507	10,101,396	0	120,000,000	12/31/2044	315.11
10	Loan		1	Plaza on Richmond	0	795,350	3,824,912	1,376,998	0	44,000,000	NAP	NAP
11	Loan		1	Cerritos Center Court	0	407,729	4,274,872	3,057,739	0	34,000,000	NAP	NAP
12	Loan		1	City Brewery	58,656,720	1,600,523	0	0	0	60,257,243	NAP	NAP
13	Loan		1	Tisch Tower	0	523,982	254,034	6,264,015	0	30,000,000	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	0	206,197	527,523	18,288,156	0	27,850,000	5/17/2027	192.43
15	Loan	5	1	79 Fifth Avenue	369,000,000	7,605,571	3,815,969	0	0	380,421,540	NAP	NAP
16	Loan		1	Evans Industrial							NAP	NAP
17	Loan		1	Marnell Corporate Center 3							NAP	NAP
18	Loan		1	4520 S Drexel Boulevard							NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave							NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center							NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios							NAP	NAP
22	Loan	16	1	Kensington Suites							NAP	NAP
23	Loan	17	1	Aviator Suites							NAP	NAP
24	Loan		1	Melville Corporate Plaza							NAP	NAP
25	Loan	18	1	Omega Self Storage - Mineola							NAP	NAP
26	Loan	19, 20	1	5500 South Hattie							NAP	NAP
27	Loan		1	Montfort Park Office							NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio							NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
28.01	Property		1	American SS (Oakwood Ave, Danville)							NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)							NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)							NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)							NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)							NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)							NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)							NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)							NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)							NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)							NAP	NAP
29	Loan	21	1	Flatlands Shopping Center							NAP	NAP
30	Loan		1	All Climate Storage Center							NAP	NAP
31	Loan		1	American Self-Storage Harrisburg							NAP	NAP
32	Loan		1	Crossings at Indian Lake Village							NAP	NAP
33	Loan		1	Montgomery Tech Center							NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio							NAP	NAP
34.01	Property		1	Portage Budget Storage							NAP	NAP
34.02	Property		1	North Huron Self Storage							NAP	NAP
35	Loan		1	241-11 Linden Blvd							NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX							1/29/2023	104.93
37	Loan	24, 25	1	Teaneck Gardens							NAP	NAP
38	Loan		1	Heber Self Storage							NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio							NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park							NAP	NAP
41	Loan		1	Village Square Warren							NAP	NAP
42	Loan	28	1	Self Storage Stockton							NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL							1/31/2036	117.62
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.							NAP	NAP
45	Loan		1	Quality Plus Self Storage							NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office							NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.							NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.							NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation							NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.							NAP	NAP
51	Loan		1	Pioneer Stor N Lok							NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.							NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.							NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.							NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.							NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.							NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.							NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.							NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.							NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.							NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.							NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)
1	Loan	5	1	High Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5	1	Katy Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 6	1	Constitution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5	1	The Boulders Resort	269.48	70.0%	385.14	269.48	70.0%	336.55	231.59	68.8%
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	One Bridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Clifton Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	213.76	67.8%	315.11	213.76	67.8%	317.20	206.45	65.1%
10	Loan		1	Plaza on Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Cerritos Center Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	City Brewery	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Tisch Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	167.01	86.8%	192.43	167.03	86.8%	184.70	158.08	85.6%
15	Loan	5	1	79 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Evans Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Marnell Corporate Center 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)
28.01	Property		1	American SS (Oakwood Ave, Danville)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Portage Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX	83.94	80.0%	104.93	87.12	83.0%	104.53	81.48	78.0%
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Heber Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Village Square Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	87.04	74.0%	121.81	94.82	77.8%	114.51	85.16	74.4%
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	5	1	High Street	NAP	NAP	NAP
2	Loan	5	1	Katy Mills	NAP	NAP	NAP
3	Loan	5, 6	1	Constitution Center	NAP	NAP	NAP
4	Loan	5	1	The Boulders Resort	281.15	130.12	46.3%
5	Loan	7, 8, 9	33	ExchangeRight Net Leased Portfolio #56	NAP	NAP	NAP
5.01	Property		1	Scheel's All Sports – Great Falls, MT	NAP	NAP	NAP
5.02	Property		1	Woods Supermarket – Sunrise Beach, MO	NAP	NAP	NAP
5.03	Property		1	Hobby Lobby – McAlester, OK	NAP	NAP	NAP
5.04	Property		1	Hobby Lobby – Jackson, TN	NAP	NAP	NAP
5.05	Property		1	CVS Pharmacy – Springfield, OH	NAP	NAP	NAP
5.06	Property		1	Food Lion – Gastonia, NC	NAP	NAP	NAP
5.07	Property		1	Walgreens – Wichita, KS	NAP	NAP	NAP
5.08	Property		1	CVS Pharmacy – Springfield, IL	NAP	NAP	NAP
5.09	Property		1	Hobby Lobby – Forsyth, IL	NAP	NAP	NAP
5.10	Property		1	CVS Pharmacy – Easton, PA	NAP	NAP	NAP
5.11	Property		1	CVS Pharmacy – Christiansburg, VA	NAP	NAP	NAP
5.12	Property		1	CVS Pharmacy – New Baltimore, MI	NAP	NAP	NAP
5.13	Property		1	CVS Pharmacy – Silverton, OH	NAP	NAP	NAP
5.14	Property		1	TJ-Maxx – McAlester, OK	NAP	NAP	NAP
5.15	Property		1	CVS Pharmacy - Albertville, AL	NAP	NAP	NAP
5.16	Property		1	CVS Pharmacy – New Boston, OH	NAP	NAP	NAP
5.17	Property		1	Family Dollar – Springfield, MA	NAP	NAP	NAP
5.18	Property		1	CVS Pharmacy – Bedford, OH	NAP	NAP	NAP
5.19	Property		1	Family Dollar – Glen Burnie, MD	NAP	NAP	NAP
5.20	Property		1	Dollar General - Plainfield, CT	NAP	NAP	NAP
5.21	Property		1	Family Dollar – Mesquite, TX	NAP	NAP	NAP
5.22	Property		1	O'Reilly Auto Parts – Decatur, GA	NAP	NAP	NAP
5.23	Property		1	Family Dollar – Milledgeville, GA	NAP	NAP	NAP
5.24	Property		1	Dollar General – Jackson, MS	NAP	NAP	NAP
5.25	Property		1	Family Dollar – Port Arthur, TX	NAP	NAP	NAP
5.26	Property		1	Dollar General – Dacula, GA	NAP	NAP	NAP
5.27	Property		1	O'Reilly Auto Parts – Richmond, TX	NAP	NAP	NAP
5.28	Property		1	PNC Bank – Lansing, MI	NAP	NAP	NAP
5.29	Property		1	Family Dollar – Redford, MI	NAP	NAP	NAP
5.30	Property		1	Family Dollar - Little Rock, AR	NAP	NAP	NAP
5.31	Property		1	Dollar Tree – Toledo, OH	NAP	NAP	NAP
5.32	Property		1	Sherwin Williams – Smyrna, TN	NAP	NAP	NAP
5.33	Property		1	Dollar General – Lincoln, IL	NAP	NAP	NAP
6	Loan		1	One Bridge Street	NAP	NAP	NAP
7	Loan		1	Clifton Commons	NAP	NAP	NAP
8	Loan	5, 10, 11	1	One Campus Martius	NAP	NAP	NAP
9	Loan	5, 12	1	Hilton Sandestin Beach Resort	259.31	116.60	45.0%
10	Loan		1	Plaza on Richmond	NAP	NAP	NAP
11	Loan		1	Cerritos Center Court	NAP	NAP	NAP
12	Loan		1	City Brewery	NAP	NAP	NAP
13	Loan		1	Tisch Tower	NAP	NAP	NAP
14	Loan	13	1	Homewood Suites - Oxnard, CA	165.17	106.58	64.5%
15	Loan	5	1	79 Fifth Avenue	NAP	NAP	NAP
16	Loan		1	Evans Industrial	NAP	NAP	NAP
17	Loan		1	Marnell Corporate Center 3	NAP	NAP	NAP
18	Loan		1	4520 S Drexel Boulevard	NAP	NAP	NAP
19	Loan	5, 14	1	2355 and 2383 Utah Ave	NAP	NAP	NAP
20	Loan	15	1	Alcoa Crossing Shopping Center	NAP	NAP	NAP
21	Loan		1	Industrial Center Building - Art Studios	NAP	NAP	NAP
22	Loan	16	1	Kensington Suites	NAP	NAP	NAP
23	Loan	17	1	Aviator Suites	NAP	NAP	NAP
24	Loan		1	Melville Corporate Plaza	NAP	NAP	NAP
25	Loan	18	1	Omega Self Storage - Mineola	NAP	NAP	NAP
26	Loan	19, 20	1	5500 South Hattie	NAP	NAP	NAP
27	Loan		1	Montfort Park Office	NAP	NAP	NAP
28	Loan	7, 8	10	Titan Self Storage Portfolio	NAP	NAP	NAP

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
28.01	Property		1	American SS (Oakwood Ave, Danville)	NAP	NAP	NAP
28.02	Property		1	Yorkville SS (Yorkville, IL)	NAP	NAP	NAP
28.03	Property		1	American Mini (Albertville, AL)	NAP	NAP	NAP
28.04	Property		1	Climate Controlled (Franklin, NC)	NAP	NAP	NAP
28.05	Property		1	American SS 2 (Henning Rd, Danville)	NAP	NAP	NAP
28.06	Property		1	Hampton Storage (Hampton, TN)	NAP	NAP	NAP
28.07	Property		1	Fort Payne Mini (Fort Payne, AL)	NAP	NAP	NAP
28.08	Property		1	Mansfield Mini (Mansfield, LA)	NAP	NAP	NAP
28.09	Property		1	Antra Mini (Monroe, LA)	NAP	NAP	NAP
28.10	Property		1	Wright Storage (Hiawatha, IA)	NAP	NAP	NAP
29	Loan	21	1	Flatlands Shopping Center	NAP	NAP	NAP
30	Loan		1	All Climate Storage Center	NAP	NAP	NAP
31	Loan		1	American Self-Storage Harrisburg	NAP	NAP	NAP
32	Loan		1	Crossings at Indian Lake Village	NAP	NAP	NAP
33	Loan		1	Montgomery Tech Center	NAP	NAP	NAP
34	Loan	8, 22	2	Prestige Storage Portfolio	NAP	NAP	NAP
34.01	Property		1	Portage Budget Storage	NAP	NAP	NAP
34.02	Property		1	North Huron Self Storage	NAP	NAP	NAP
35	Loan		1	241-11 Linden Blvd	NAP	NAP	NAP
36	Loan	23	1	Best Western - Laredo, TX	101.61	51.09	50.3%
37	Loan	24, 25	1	Teaneck Gardens	NAP	NAP	NAP		50,700,000	11.8%	8.3%	17	0	0	NAV
38	Loan		1	Heber Self Storage	NAP	NAP	NAP
39	Loan	26	1	Treeborn & Cedar Gate Portfolio	NAP	NAP	NAP
40	Loan	27	1	Omega Self Storage Island Park	NAP	NAP	NAP
41	Loan		1	Village Square Warren	NAP	NAP	NAP
42	Loan	28	1	Self Storage Stockton	NAP	NAP	NAP
43	Loan	29	1	Comfort Suites - Dunnellon, FL	98.17	61.21	62.4%
44	Loan	25, 30, 31	1	Michelangelo Apts., Inc.	NAP	NAP	NAP	500,000	21,200,000	21.2%	39.3%	35	0	0	313,728
45	Loan		1	Quality Plus Self Storage	NAP	NAP	NAP
46	Loan		1	4330 Miraloma Avenue Medical Office	NAP	NAP	NAP
47	Loan	25, 30, 31	1	Fontaine Apartment Owners Corp.	NAP	NAP	NAP	500,000	40,900,000	9.8%	32.3%	50	0	0	484,799
48	Loan	25, 30, 31	1	Georgian House Owners Corp.	NAP	NAP	NAP	500,000	21,300,000	17.8%	9.1%	11	0	0	92,707
49	Loan	25, 30, 31	1	57 East 72nd Corporation	NAP	NAP	NAP	600,000	13,200,000	27.3%	0.0%	0	0	0	NAP
50	Loan	25, 30, 31	1	Ironclad Artists, Inc.	NAP	NAP	NAP	1,000,000	75,800,000	4.6%	0.0%	0	0	0	NAP
51	Loan		1	Pioneer Stor N Lok	NAP	NAP	NAP
52	Loan	25, 30, 31	1	255 Fieldston Buyers Corp.	NAP	NAP	NAP	750,000	17,800,000	16.7%	0.0%	0	0	0	NAP
53	Loan	25, 30, 31	1	23830 Owners Corp.	NAP	NAP	NAP	750,000	19,290,000	11.7%	8.3%	0	3	0	61,870
54	Loan	25, 30, 31	1	Stuart House Owners, Inc.	NAP	NAP	NAP	NAP	10,800,000	20.6%	21.6%	8	0	0	40,226
55	Loan	25, 30, 31	1	1175-85 East Broadway Owners, Inc.	NAP	NAP	NAP	500,000	14,400,000	15.3%	0.0%	0	0	0	NAP
56	Loan	25, 30, 31	1	244-246 East 90th Street Residents, Inc.	NAP	NAP	NAP	500,000	10,500,000	19.0%	10.0%	4	0	0	42,123
57	Loan	25, 30, 31	1	5730 Mosholu Owners Corp.	NAP	NAP	NAP	NAP	9,100,000	19.8%	0.0%	0	0	0	NAP
58	Loan	25, 30, 31	1	145 Upper Corp.	NAP	NAP	NAP	350,000	16,140,000	8.4%	20.0%	1	0	0	0
59	Loan	25, 30, 31	1	71 East 77th Inc. A/K/A 71 East 77th, Inc.	NAP	NAP	NAP	200,000	31,800,000	3.1%	0.0%	0	0	0	NAP
60	Loan	25, 30, 31	1	Corner View Association, Inc.	NAP	NAP	NAP	250,000	10,000,000	10.0%	0.0%	0	0	0	NAP
61	Loan	24, 25, 30, 31	1	Cragswold, Inc.	NAP	NAP	NAP	500,000	15,000,000	6.7%	0.0%	0	0	0	NAP

A-1-54

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "CREFI" denotes Citi Real Estate Funding Inc., "MSBNA" denotes Morgan Stanley Bank, N.A., "MSMCH" denotes Morgan Stanley Mortgage Capital Holdings LLC, "NCB" denotes National Cooperative Bank, N.A., "NCCB" denotes National Consumer Cooperative Bank, "JPMCB" denotes JPMorgan Chase Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1 (High Street), Mortgage Loan No. 2 (Katy Mills), Mortgage Loan No. 3 (Constitution Center), Mortgage Loan No. 4 (The Boulders Resort), Mortgage Loan No. 8 (One Campus Martius), Mortgage Loan No. 9 (Hilton Sandestin Beach Resort), Mortgage Loan No. 15 (79 Fifth Avenue) and Mortgage Loan No. 19 (2355 and 2383 Utah Ave), each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and "Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans."

(6)	With respect to Mortgage Loan No. 3 (Constitution Center), the Appraised Value constitutes the hypothetical "As-Is" value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the General Service Administration's free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the “As-Is” value, without the assumption that such capital reserve account is established, of $900,000,000 as of December 29, 2021, for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

(7)

With respect to Mortgage Loan No. 5 (ExchangeRight Net Leased Portfolio #56) and Mortgage Loan No. 28 (Titan Self Storage Portfolio) the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

A-1-55

(8)	With respect to Mortgage Loan No. 5 (ExchangeRight Net Leased Portfolio #56), Mortgage Loan No. 28 (Titan Self Storage Portfolio) and Mortgage Loan No. 34 (Prestige Storage Portfolio), each such Mortgage Loan is secured by multiple mortgaged properties. For purposes of the statistical information set forth in this preliminary prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(9)	With respect to Mortgage Loan No. 5 (ExchangeRight Net Leased Portfolio #56), a separate NFIP flood policy was purchased and paid for at closing for the CVS Pharmacy - Springfield, OH and CVS Pharmacy - Christiansburg, VA mortgaged properties. $805.72 was paid up front at closing, with the borrower paying to the lender $268.57 per month for the renewal of the coverage afforded by the policy.

(10)	With respect to Mortgage Loan No. 8 (One Campus Martius), the appraisal for the Mortgaged Property included the extraordinary assumption that all tenant improvements and leasing commissions associated with tenants in place have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

(11)	With respect to Mortgage Loan No. 8 (One Campus Martius), the largest tenant, Rocket Mortgage, which represents approximately 47.4% of underwritten rent, the 3rd largest tenant, Rocket Ventures, which represents approximately 6.0% of underwritten rent, and the 4th largest tenant, Building Amenities Wellness Center, which represents approximately 4.0% of underwritten rent, are borrower-affiliated tenants.

(12)	With respect to Mortgage Loan No. 9 (Hilton Sandestin Beach Resort), the Appraised Value represents the As if Renovated/Stabilized, which assumes that the property improvement plan has been completed and is operating at a stabilized capacity as of the date of the value. The estimated cost of all property renovation work was reserved at loan origination.

(13)	With respect to Mortgage Loan No. 14 (Homewood Suites - Oxnard, CA), the "as-is" value includes an extraordinary assumption that the related Mortgaged Property's access easement to the non-collateral Hilton Garden Inn's kitchen facilities is transferrable to a new owner upon the sale of the Mortgaged Property.

(14)	With respect to Mortgage Loan No. 19 (2355 and 2383 Utah Ave), the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(15)	With respect to Mortgage Loan No. 20 (Alcoa Crossing Shopping Center), the Assumption/Fee may be as low as the greater of (i) 0.33% and (ii) $15,000 with respect to the first transfer only in the event that the transferee is a either an affiliate of the borrower or is controlled by an affiliate of the borrower.

(16)	With respect to Mortgage Loan No. 22 (Kensington Suites), the Appraised Value represents the As Is value - Including FF&E. The FF&E Allocation is $654,400. Using the Real Property Allocation of $22,700,000 (which does not give credit to the FF&E allocation), the Cut-Off Date LTV is 52.2% and the Maturity Date LTV is 48.9%.

(17)	With respect to Mortgage Loan No. 23 (Aviator Suites), the Appraised Value represents the As Is value - Including FF&E. The FF&E Allocation is $641,600. Using the Real Property Allocation of $21,100,000 (which does not give credit to the FF&E allocation), the Cut-Off Date LTV is 47.4% and the Maturity Date LTV is 44.4%.

(18)	With respect to Mortgage Loan No. 25 (Omega Self Storage - Mineola), 12 of the 573 units are RV/boat parking spaces.

A-1-56

(19)	With respect to Mortgage Loan No. 26 (5500 South Hattie), the sole tenant, Western Industries Corporation, is a borrower-affiliated tenant.

(20)	With respect to Mortgage Loan No. 26 (5500 South Hattie), the Mortgaged Property is encumbered by a subordinate mortgage that secures a subordinate A note in the original principal amount of $3,590,000 and a subordinate B note in the original principal amount of $1,410,000, each related to a New Markets Tax Credit financing on the Mortgaged Property. The subordinate notes have an annual interest rate of 1.4745%, payable quarterly, and a maturity date in November 4048. Additionally, a $50,000 payment is due on the subordinate B note in September 2025, which amount was reserved with the junior lender (the “Fee Reserve”) at origination of the subordinate mortgage. Quarterly principal payments based on a 23 year amortization schedule are due on both subordinate notes commencing in December 2025. Including the subordinate notes, the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield would be 100.4%, 100.4%, 1.34x and 6.1%, respectively. The investor which purchased the New Market Tax Credits has the right to put its interest in an indirect owner of the borrower to Western Industries Corporation (the recourse carveout guarantor, which is an affiliate of the borrower and is also the sole tenant at the Mortgaged Property), during a 180 day period commencing September 22, 2025, and Western Industries Corporation has a call option as to such interest if the put option is not exercised. Upon exercise of either option, the lender of the subordinate debt (the “5500 South Hattie Subordinate Lender”) would become controlled by Western Industries Corporation. There is no assurance that either option will be exercised. The 5500 South Hattie Subordinate Lender entered into an intercreditor agreement with the mortgage lender pursuant to which it agreed the subordinate notes will be subordinate to the mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Other Secured Indebtedness.”

(21)	With respect to Mortgage Loan No. 29 (Flatlands Shopping Center), the property is fully master leased to Flatlands Shopping Center Associates, which operates and leases the property to subtenants which occupy space at the property. The borrower receives only the rents from the master lease, and not from the subtenants. The mortgage loan is underwritten based on the master lease, and not based on the subtenants which are the ultimate occupants. See "Risk Factors—Risks Relating to the Mortgage Loans—Master Leased Properties Have Special Risks."

(22)	With respect to Mortgage Loan No. 34 (Prestige Storage Portfolio), percent leased is based on the number of units.

(23)	With respect to Mortgage Loan No. 36 (Best Western - Laredo, TX), the Mortgaged Property is currently operated under a franchise agreement with Best Western International Inc. that is in place for a one-year term (which expires 1/29/2023) which can be extended each year with the full payment of membership fees.

(24)	With respect to Mortgage Loan No. 37 (Teaneck Gardens) and Mortgage Loan No. 61 (Cragswold, Inc.), the related loan documents permit future subordinate secured financing or mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness”

(25)	With respect to Mortgage Loan No. 37 (Teaneck Gardens) and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank , N.A., including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the

A-1-57

cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(26)	With respect to Mortgage Loan No. 39 (Treeborn & Cedar Gate Portfolio), the mortgaged property consists of two sites located at 860 Hunter Road, 20-40 Twin Lakes Drive and 100-106 E Sunny Brook Trail and 460 East Dayton-Yellow Spring Road, Enon and Fairborn, Ohio 45323 and 45324. The two site are leased and marketed jointly by the same manager, Anderson Birkla Management, Inc., an Indiana corporation, d/b/a Denizen Management.

(27)	With respect to Mortgage Loan No. 40 (Omega Self Storage Island Park), 25 of the 489 units are RV/boat parking spaces.

(28)	With respect to Mortgage Loan No. 42 (Self Storage Stockton), the Appraisal was completed in conjunction with the requirements and guidelines of the current Uniform Standards of Professional Appraisal Practice (USPAP).

(29)	With respect to Mortgage Loan No. 43 (Comfort Suites – Dunnellon, FL), the Mortgaged Property is currently operated under a franchise agreement with Choice Hotels International, Inc., which commenced when the hotel opened in February 2016 for a 20-year term (which expires 1/31/2036). However, the franchise agreement can be terminated on the 15th anniversary (namely 1/31/2031) by either party with 12 months’ notice.

(30)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors — Other Secured Indebtedness — Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

(31)	With respect to the residential cooperative Mortgage Loans, National Cooperative Bank, N.A., does not generally track whether a borrower has obtained a Small Business Association Paycheck Protection Program Loan. Accordingly, with respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., none of the information presented in Annex-A1 accounts for whether the related borrower may have obtained such a loan.

A-1-58

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Mortgaged Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	21	$533,314,594	48.9%	5.3370%	119	359	2.11	x	13.0%	12.1%	54.7%	52.7%
Morgan Stanley Mortgage Capital Holdings LLC	18	372,124,318	34.1	4.9292	110	359	2.45		12.0	11.3	52.1	51.9
Bank of America, National Association	7	147,146,651	13.5	5.8109	119	354	2.64		19.2	17.9	41.1	37.0
National Cooperative Bank, N.A.	15	37,164,170	3.4	5.0087	119	385	7.65		46.3	45.6	12.9	11.4
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	11	$322,073,830	29.6%	4.7042%	114	356	2.53	x	12.1%	11.4%	53.0%	51.7%
Suburban	7	162,580,123	14.9	5.1369	113	360	1.99		11.8	11.0	55.1	52.6
CBD	3	155,200,000	14.2	4.2350	117	0	3.10		12.4	11.7	51.2	51.2
Medical	1	4,293,707	0.4	5.2800	83	299	2.04		17.2	14.7	39.4	33.3
Retail	41	283,573,750	26.0	5.5721	119	360	2.18		14.4	13.6	46.5	44.6
Anchored	3	108,000,000	9.9	5.5421	119	0	1.85		10.8	10.3	55.3	55.3
Super Regional Mall	1	91,000,000	8.4	5.7670	120	360	2.91		21.8	20.4	33.0	27.8
Single Tenant	34	66,763,750	6.1	5.3824	119	360	1.85		11.0	10.5	47.8	47.4
Unanchored	3	17,810,000	1.6	5.4690	118	360	1.75		10.8	10.2	56.6	55.3
Hospitality	5	157,633,410	14.5	5.3987	119	355	2.88		19.2	17.2	44.4	40.5
Full Service	2	118,930,466	10.9	5.2141	118	359	3.03		20.1	17.8	40.5	36.1
Extended Stay	1	27,850,000	2.6	5.8400	120	0	2.61		16.7	15.5	55.3	55.3
Limited Service	2	10,852,944	1.0	6.2896	119	326	1.88		16.2	14.4	60.3	51.1
Mixed Use	1	100,000,000	9.2	5.3520	119	0	1.61		8.8	8.7	71.5	71.5
Office/Retail/Multifamily	1	100,000,000	9.2	5.3520	119	0	1.61		8.8	8.7	71.5	71.5
Multifamily	20	85,999,238	7.9	5.4918	119	372	4.61		28.8	28.2	34.4	32.8
Cooperative	16	43,149,238	4.0	4.9451	119	380	7.55		45.9	45.2	13.0	11.5
Low Rise	3	37,250,000	3.4	6.0966	119	360	1.64		11.7	11.3	55.5	53.7
Garden	1	5,600,000	0.5	5.6810	120	0	1.76		11.0	10.2	58.3	58.3
Industrial	5	80,675,000	7.4	5.4116	94	0	1.86		10.7	10.2	56.6	56.6
Warehouse	3	34,925,000	3.2	5.6045	118	0	1.75		10.3	9.9	62.7	62.7
Light Manufacturing	1	33,000,000	3.0	5.3900	60	0	1.84		10.7	10.1	55.4	55.4
Flex	1	12,750,000	1.2	4.9390	118	0	2.23		11.9	11.2	42.6	42.6
Self Storage	20	59,794,505	5.5	5.5439	119	358	1.89		11.4	11.2	52.9	51.4
Self Storage	20	59,794,505	5.5	5.5439	119	358	1.89		11.4	11.2	52.9	51.4
Total/Weighted Average:	103	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Arizona	2	$174,930,466	16.1%	5.4424%	119	359	2.06	x	13.7%	12.8%	59.2%	56.3%
Texas	7	151,259,844	13.9	5.7627	120	356	2.48		17.6	16.6	38.8	35.2
New York	22	149,913,297	13.8	4.9287	118	371	3.47		20.4	19.8	40.9	39.2
California	8	134,168,707	12.3	5.3660	111	353	2.13		13.0	12.2	53.0	51.5
Southern	5	86,418,707	7.9	5.5505	107	353	1.93		12.7	11.9	59.8	57.5
Northern	3	47,750,000	4.4	5.0322	118	0	2.50		13.7	12.8	40.7	40.7
District of Columbia	1	84,000,000	7.7	3.0494	115	0	4.30		14.1	13.3	43.5	43.5
New Jersey	3	61,135,068	5.6	5.4752	117	359	2.03		12.5	11.9	63.7	63.1
Michigan	6	55,788,250	5.1	5.9617	119	0	1.72		11.2	10.4	59.9	59.9
Florida	2	48,860,000	4.5	4.7712	117	360	3.50		19.5	17.0	38.7	38.2
Nevada	3	37,850,000	3.5	5.7711	120	360	1.71		12.4	12.0	56.8	50.3
Wisconsin	1	33,000,000	3.0	5.3900	60	0	1.84		10.7	10.1	55.4	55.4
Georgia	5	26,733,550	2.5	5.5244	119	0	1.86		10.7	10.4	63.5	63.5
Illinois	7	23,382,271	2.1	5.9795	118	0	1.43		8.9	8.6	61.3	61.3
Arkansas	2	14,698,750	1.3	5.2842	120	0	2.87		16.5	15.4	44.7	44.7
Ohio	6	13,754,900	1.3	5.4954	119	0	1.78		10.6	10.0	53.7	53.7
Oklahoma	3	13,455,500	1.2	5.6550	118	0	1.65		10.1	9.4	56.8	56.8
Tennessee	4	11,288,060	1.0	5.4240	118	0	1.79		10.5	9.9	53.4	53.4
North Carolina	3	10,656,791	1.0	5.3817	120	0	1.81		10.2	9.8	59.1	59.1
Alabama	4	7,664,961	0.7	5.6942	119	0	1.60		9.6	9.2	55.7	55.7
Delaware	1	7,250,000	0.7	5.4150	120	0	1.84		10.2	10.1	51.3	51.3
Montana	1	6,380,000	0.6	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Utah	1	5,900,000	0.5	6.3430	119	0	1.43		9.4	9.2	52.8	52.8
Missouri	1	4,410,500	0.4	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Kansas	1	2,577,350	0.2	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Pennsylvania	1	2,107,700	0.2	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Virginia	1	1,986,500	0.2	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Massachusetts	1	1,557,250	0.1	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Maryland	1	1,229,000	0.1	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Louisiana	2	1,176,132	0.1	6.2000	119	0	1.61		10.7	10.1	59.6	59.6
Connecticut	1	1,117,900	0.1	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Mississippi	1	951,250	0.1	5.3680	119	0	1.79		10.4	9.8	50.5	50.5
Iowa	1	565,735	0.1	6.2000	119	0	1.61		10.7	10.1	59.6	59.6
Total/Weighted Average:	103	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
997,606 - 1,000,000	3	$2,997,606	0.3%	4.8267%	118	359	17.20	x	95.0%	93.4%	3.8%	3.2%
1,000,001 - 2,000,000	3	5,147,626	0.5	5.2973	119	448	5.03		31.8	31.4	15.3	13.9
2,000,001 - 3,000,000	4	9,651,848	0.9	4.9302	118	410	6.25		34.8	34.1	13.5	12.5
3,000,001 - 4,000,000	5	17,972,146	1.6	5.1680	119	359	7.37		46.9	46.4	19.2	18.5
4,000,001 - 5,000,000	5	22,998,651	2.1	5.4242	112	340	2.48		16.8	15.7	45.1	42.1
5,000,001 - 6,000,000	7	40,115,385	3.7	5.5736	119	343	2.61		17.3	16.6	47.7	44.0
6,000,001 - 7,000,000	3	19,035,000	1.7	5.5843	118	0	1.63		9.6	9.2	58.2	58.2
7,000,001 - 8,000,000	7	52,607,133	4.8	5.6457	119	359	1.82		11.5	11.1	52.8	51.0
8,000,001 - 9,000,000	1	8,980,123	0.8	5.1300	118	358	2.31		16.0	15.1	44.5	36.9
9,000,001 - 10,000,000	1	10,000,000	0.9	6.0590	120	360	1.90		14.3	13.8	46.1	43.2
10,000,001 - 15,000,000	4	52,600,000	4.8	5.4687	103	360	2.14		13.0	12.2	48.8	48.1
15,000,001 - 20,000,000	2	31,400,000	2.9	5.7566	119	360	1.37		9.1	8.9	66.7	61.0
20,000,001 - 30,000,000	4	103,650,000	9.5	5.3229	118	0	2.23		12.9	12.1	54.0	54.0
30,000,001 - 50,000,000	6	251,200,000	23.1	5.4322	111	360	2.05		12.2	11.3	55.1	54.5
50,000,001 - 70,000,000	2	111,463,750	10.2	5.0564	119	0	1.98		10.8	10.1	51.2	51.2
70,000,001 - 80,000,000	1	74,930,466	6.9	5.5630	119	359	2.66		20.3	18.2	42.9	36.0
80,000,001 - 90,000,000	1	84,000,000	7.7	3.0494	115	0	4.30		14.1	13.3	43.5	43.5
90,000,001 - 100,000,000	2	191,000,000	17.5	5.5497	119	360	2.23		15.0	14.3	53.2	50.7
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.28	1	$15,400,000	1.4%	6.1500%	118	0	1.28	x	8.1%	8.0%	65.3%	65.3%
1.43 - 1.50	3	27,050,000	2.5	5.6384	119	360	1.45		9.9	9.7	64.5	57.0
1.51 - 1.60	7	96,175,000	8.8	5.6813	109	0	1.52		9.3	8.7	64.8	64.8
1.61 - 1.70	6	175,652,944	16.1	5.3607	119	351	1.61		9.5	9.2	68.2	66.8
1.71 - 1.80	3	111,263,750	10.2	5.6545	119	0	1.77		10.9	10.2	54.9	54.9
1.81 - 1.90	8	140,625,500	12.9	5.5741	106	360	1.87		11.3	10.9	51.9	51.4
1.91 - 2.00	1	6,000,000	0.6	5.4200	118	0	1.95		11.6	10.7	50.0	50.0
2.01 - 2.25	5	81,885,339	7.5	4.8769	116	344	2.17		12.3	11.3	49.6	48.2
2.26 - 2.50	3	21,280,123	2.0	5.2858	119	359	2.34		15.2	14.8	37.9	33.2
2.51 - 2.75	3	132,780,466	12.2	5.5018	119	359	2.64		18.3	16.5	44.7	40.8
2.76 - 3.00	3	110,487,372	10.1	5.6644	120	360	2.91		21.0	19.7	34.5	29.9
3.01 - 3.50	1	3,600,000	0.3	5.3500	119	0	3.05		16.6	16.5	19.0	19.0
3.51 - 4.00	2	45,999,064	4.2	4.6474	117	479	3.67		19.9	17.5	35.4	35.4
4.01 - 6.00	6	99,278,792	9.1	3.3655	116	391	4.35		16.5	15.8	39.5	39.1
6.01 - 8.00	4	11,783,630	1.1	4.6984	118	358	7.25		41.7	41.1	12.6	11.2
8.01 - 10.00	2	4,990,146	0.5	4.7022	118	358	8.67		55.2	54.1	6.5	5.3
10.01 - 18.52	2	4,497,606	0.4	4.9345	120	360	17.61		113.7	112.8	3.3	2.7
28.76	1	1,000,000	0.1	4.6300	117	0	28.76		135.7	135.0	1.9	1.9
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.1 - 9.0	5	$151,025,000	13.9%	5.3779%	118	0	1.57	x	8.7%	8.5%	68.1%	68.1%
9.1 - 10.0	8	110,015,500	10.1	5.6118	110	360	1.53		9.4	9.0	65.3	63.6
10.1 - 11.0	11	231,083,750	21.2	5.4947	111	360	1.78		10.7	10.2	55.0	54.2
11.1 - 12.0	4	116,950,000	10.7	5.2844	118	0	2.00		11.5	10.6	54.1	54.1
12.1 - 13.0	1	5,000,000	0.5	5.2530	120	0	2.41		13.0	12.9	43.5	43.5
13.1 - 14.0	1	7,981,633	0.7	4.9440	118	358	2.07		13.3	13.3	44.2	36.5
14.1 - 15.0	4	135,850,000	12.5	3.9719	116	360	3.54		14.2	13.4	43.4	42.9
15.1 - 20.0	10	126,364,146	11.6	5.2498	117	342	2.92		17.7	16.1	42.9	40.9
20.1 - 135.7	17	205,479,704	18.9	5.5273	119	363	3.79		26.4	24.9	32.7	27.5
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

A-2-3

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.0	1	$15,400,000	1.4%	6.1500%	118	0	1.28	x	8.1%	8.0%	65.3%	65.3%
8.1 - 9.0	6	199,625,000	18.3	5.3846	114	0	1.57		8.9	8.6	67.8	67.8
9.1 - 10.0	10	124,889,250	11.5	5.5411	119	360	1.67		10.2	9.7	57.0	55.3
10.1 - 11.0	10	256,410,000	23.5	5.4317	111	360	1.87		11.1	10.5	55.7	55.1
11.1 - 12.0	1	12,750,000	1.2	4.9390	118	0	2.23		11.9	11.2	42.6	42.6
12.1 - 13.0	1	5,000,000	0.5	5.2530	120	0	2.41		13.0	12.9	43.5	43.5
13.1 - 14.0	6	149,824,577	13.7	4.1213	117	349	3.39		14.2	13.4	44.1	42.8
14.1 - 15.0	1	4,293,707	0.4	5.2800	83	299	2.04		17.2	14.7	39.4	33.3
15.1 - 20.0	9	191,007,961	17.5	5.3355	119	359	2.87		18.8	17.1	42.4	38.9
20.1 - 135.0	16	130,549,238	12.0	5.5068	120	365	4.44		29.9	28.7	26.8	22.6
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.9 - 20.0	14	$36,854,294	3.4%	4.9367%	119	377	8.09	x	48.9%	48.2%	11.1%	9.9%
20.1 - 25.0	1	1,800,000	0.2	5.5800	120	480	4.46		28.3	27.9	20.9	19.3
25.1 - 30.0	2	11,794,944	1.1	5.2180	120	360	3.08		20.3	20.1	25.7	21.4
30.1 - 35.0	2	96,487,372	8.9	5.7202	120	360	2.91		21.6	20.3	33.0	27.8
35.1 - 40.0	3	78,293,707	7.2	4.8152	116	299	3.18		17.6	15.6	37.7	37.3
40.1 - 45.0	8	251,642,222	23.1	4.6409	118	359	3.03		15.4	14.4	43.3	40.7
45.1 - 50.0	2	16,000,000	1.5	5.8194	119	360	1.92		13.3	12.6	47.6	45.8
50.1 - 55.0	6	143,123,750	13.1	5.2257	119	360	1.93		11.0	10.3	51.4	51.1
55.1 - 60.0	8	103,495,000	9.5	5.6746	92	360	1.96		12.3	11.4	56.5	56.3
60.1 - 65.0	8	126,608,444	11.6	5.6993	119	299	1.71		10.6	10.0	61.7	61.1
65.1 - 69.3	6	123,650,000	11.3	5.5510	118	360	1.50		9.7	9.3	68.0	65.0
71.5	1	100,000,000	9.2	5.3520	119	0	1.61		8.8	8.7	71.5	71.5
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.9 - 20.0	15	$38,654,294	3.5%	4.9666%	119	383	7.93	x	48.0%	47.3%	11.6%	10.4%
20.1 - 25.0	2	11,794,944	1.1	5.2180	120	360	3.08		20.3	20.1	25.7	21.4
25.1 - 30.0	2	96,487,372	8.9	5.7202	120	360	2.91		21.6	20.3	33.0	27.8
30.1 - 35.0	1	4,293,707	0.4	5.2800	83	299	2.04		17.2	14.7	39.4	33.3
35.1 - 40.0	5	165,892,222	15.2	5.1642	118	359	2.87		18.5	16.7	40.7	36.8
40.1 - 45.0	6	169,750,000	15.6	4.2773	117	360	3.21		13.3	12.7	43.5	43.3
45.1 - 50.0	3	23,842,944	2.2	5.9867	119	340	1.85		13.8	12.9	52.9	48.2
50.1 - 55.0	5	131,273,750	12.0	5.1505	119	0	1.94		10.7	10.0	51.4	51.4
55.1 - 60.0	9	119,495,000	11.0	5.6349	96	360	1.89		12.0	11.2	58.0	56.3
60.1 - 65.0	9	159,765,500	14.7	5.5887	119	360	1.68		10.5	10.0	63.1	62.0
65.1 - 71.5	4	168,500,000	15.5	5.4944	118	0	1.55		8.8	8.6	70.2	70.2
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

A-2-4

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.0494	1	$84,000,000	7.7%	3.0494%	115	0	4.30	x	14.1%	13.3%	43.5%	43.5%
4.5500 - 4.7500	7	110,950,614	10.2	4.6563	118	358	3.71		20.5	18.9	40.2	39.9
4.7501 - 5.0000	9	65,012,511	6.0	4.9153	118	359	3.53		20.7	20.4	42.9	41.1
5.0001 - 5.2500	4	41,979,187	3.9	5.0673	118	378	2.76		16.3	15.2	38.6	36.8
5.2501 - 5.5000	16	309,639,011	28.4	5.3569	112	360	1.85		10.9	10.6	58.7	57.4
5.5001 - 5.7500	11	230,005,466	21.1	5.5786	115	362	2.02		13.5	12.5	53.2	50.8
5.7501 - 6.0000	4	132,800,000	12.2	5.7921	120	360	2.70		19.5	18.2	40.8	37.2
6.0001 - 6.2500	6	95,870,000	8.8	6.0700	119	360	1.71		11.8	11.1	58.3	57.3
6.2501 - 6.4110	3	19,492,944	1.8	6.3510	119	299	1.55		11.7	10.7	59.8	55.9
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	2	$47,000,000	4.3%	5.4645%	59	0	1.74	x	10.3%	9.7%	56.0%	56.0%
84	1	4,293,707	0.4	5.2800	83	299	2.04		17.2	14.7	39.4	33.3
120	58	1,038,456,026	95.3	5.2408	119	361	2.52		14.8	14.0	50.4	48.6
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	2	$47,000,000	4.3%	5.4645%	59	0	1.74	x	10.3%	9.7%	56.0%	56.0%
83	1	4,293,707	0.4	5.2800	83	299	2.04		17.2	14.7	39.4	33.3
115 - 120	58	1,038,456,026	95.3	5.2408	119	361	2.52		14.8	14.0	50.4	48.6
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	35	$767,824,250	70.5%	5.1316%	115	0	2.30	x	12.0%	11.3%	54.3%	54.3%
300	2	10,286,651	0.9	5.9389	104	299	1.8	4	16.1	14.1	51.7	41.7
360	21	305,615,714	28.0	5.5226	119	359	2.9	4	21.0	19.8	41.7	36.2
480	3	6,023,118	0.6	5.4335	119	479	4.1	5	25.9	25.5	17.7	16.3
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

A-2-5

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	35	$767,824,250	70.5%	5.1316%	115	0	2.30	x	12.0%	11.3%	54.3%	54.3%
299	2	10,286,651	0.9	5.9389	104	299	1.84		16.1	14.1	51.7	41.7
358 - 360	21	305,615,714	28.0	5.5226	119	359	2.94		21.0	19.8	41.7	36.2
479 - 480	3	6,023,118	0.6	5.4335	119	479	4.15		25.9	25.5	17.7	16.3
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	35	$767,824,250	70.5%	5.1316%	115	0	2.30	x	12.0%	11.3%	54.3%	54.3%
Amortizing Balloon	21	256,065,483	23.5	5.5051	119	360	3.24		23.1	21.8	36.7	30.7
Interest Only, Amortizing Balloon	5	65,860,000	6.0	5.6476	119	360	1.72		12.4	12.0	60.6	56.4
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	52	$835,175,983	76.6%	5.2155%	117	360	2.73	x	16.2%	15.2%	47.0%	45.0%
Acquisition	8	229,573,750	21.1	5.4142	111	360	1.68		9.7	9.3	62.5	61.7
Recapitalization	1	25,000,000	2.3	4.9200	117	0	1.61		8.4	8.1	60.8	60.8
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/ Springing Cash Management	11	$407,082,457	37.4%	5.0967%	118	357	2.55	x	14.0%	13.1%	49.9%	48.6%
Hard/ In Place Cash Management	7	302,330,466	27.7	5.3460	110	359	2.01		12.5	11.7	58.0	56.3
Springing	24	243,187,572	22.3	5.3640	119	353	2.36		14.2	13.2	46.9	45.4
Soft/ Springing Cash Management	3	94,000,000	8.6	5.4564	120	360	1.72		10.7	10.5	56.0	52.3
None	16	43,149,238	4.0	4.9451	119	380	7.55		45.9	45.2	13.0	11.5
Total/Weighted Average:	61	$1,089,749,733	100.0%	5.2506%	116	360	2.48	x	14.6%	13.8%	50.6%	48.9%

A-2-6

BANK 2022-BNK43

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	43	$811,309,628	74.4%	44	$817,584,628	75.0%	17	$272,165,105	25.0%
Insurance Escrow	16	$270,010,097	24.8%	15	$262,944,597	24.1%	46	$826,805,136	75.9%
Replacement Reserve	6	$221,138,750	20.3%	38	$721,778,106	66.2%	3	$120,050,000	11.0%
TI/LC Reserve(1)	14	$509,853,873	64.8%	10	$315,455,123	40.1%	11	$381,723,750	48.5%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

A-3-1

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

A-3-2

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

High Street
5310-5455 High Street
Phoenix, AZ 85054
Cave Buttes Recreation Area
Jomax Rd
Tatum Blvd
Cave Creek Rd
N. 56th St
Pinnacle Peak Rd
N. 40th St
Deer Valley Dr
JW Marriott Phoenix
Desert Ridge
West Reach 11 Sports Complex
Desert Ridge Marketplace
Pima Frwy
101
Musical Instrument Museum
Sagewood
51
N 32nd St
American Express
Mayo Clinic Hospital
Mayo Blvd
Choice Hotels Intl.
Scottsdale 101
Union Hills Dr
Superior Court of AZ/Maricopa Co.- NE Regional Ctr.
Paradise Valley Community College
Paradise Valley Park
Chauncey Ranch
Fairmont Scottsdale Princess
Tournament Players Club GC
Princess Dr
Bell Rd
Plaza de Campana
Paradise Valley Hospital
Tatum Point
Scottsdale Liberty Hospital
Frank Lloyd Wright Blvd
Paradise Ln
The Promenade
Greenway Park Plaza
Paradise Valley
The Shops at Zocallo
Sonora Village
Scottsdale Towne Center
WestWorld of Scottsdale
Greenway Rd
Kierland Commons
Scottsdale Quarter
SCOTTSDALE AIRPARK CORP. CENTER
PHOENIX
Scottsdale Towne Square
Scottsdale Airport
The Vanguard Group
Thunderbird Rd
Sweetwater Ave
N. 40th St
Village Center
Paradise Valley Mall
Paradise Plaza
N. 64th St
Scottsdale Rd
Scottsdale
N. 94th St
N. 96th St
Cactus Rd
Piestewa Frwy
Paradise Valley Plaza
Orange Tree Golf Resort
MARICOPA COUNTY
Scottsdale CC
Paradise Hills Shopping Center
Shea Blvd
Shea Scottsdale Center
Pima Crossing
HonorHealth Scottsdale Shea Medical Center
Scottsdale Fiesta Shopping Center
Hayden Rd
E. Via Linda
Doubletree Ranch Rd
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
The Shops Gainey Village
Downtown Phoenix 11 miles
Phoenix Mountains Preserve
Phoenix Sky Harbor Intl. Airport 15 miles
SALT RIVER INDIAN RESERVATION
Scottsdale Grayhawk Center
Grayhawk GC
Pima Rd
Country Club at DC Ranch
Market Street
North Scottsdale
DC Ranch Crossing
New River
Anthem
Cave Creek
Carefree
Desert Ridge
Peoria
Surprise
El Mirage
Glendale
Paradise Valley
Scottsdale
PHOENIX
Goodyear
Avondale
Tolleson
Tempe
MESA
Liberty

A-3-3

No. 1 – High Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed Use – Office/Retail/Multifamily
Original Principal Balance(1):		$100,000,000		Location:	Phoenix, AZ
Cut-off Date Balance(1):		$100,000,000		Size:	630,083 SF
% of Initial Pool Balance:		9.2%		Cut-off Date Balance Per SF(1):	$219.65
Loan Purpose:		Acquisition		Maturity Date Balance Per SF(1):	$219.65
Borrower Sponsors:		(2)		Year Built/Renovated:	2008/NAP
Guarantors:		(2)		Title Vesting:	Leasehold
Mortgage Rate:		5.3520%		Property Manager:	SKB PM I, LLC and GREP Southwest, LLC
Note Date:		June 17, 2022		Current Occupancy (As of)(5):	90.4% (6/8/2022)
Seasoning:		1 month		3/31/2022 TTM Occupancy(5):	86.1%
Maturity Date:		July 11, 2032		YE 2021 Occupancy(5):	85.1%
IO Period:		120 months		YE 2020 Occupancy(5):	85.3%
Loan Term (Original):		120 months		YE 2019 Occupancy(5):	84.1%
Amortization Term (Original):		NAP		As-Is/As Stabilized Appraised Value(6):	$193,600,000 / $210,000,000
Loan Amortization Type:		Interest Only		As-Is/As Stabilized Appraised Value Per SF(6):	$307.26 / $333.29
Call Protection(3):		L(25),D(91),O(4)		As-Is/As Stabilized Appraisal Valuation Date(6):	May 10, 2022 / June 1, 2023
Lockbox Type:		Hard/In Place Cash Management		Underwriting and Financial Information(7)
Additional Debt(1):		Yes		TTM NOI (5/31/2022)(8):	$9,301,715
Additional Debt Type (Balance)(1):		Pari Passu ($38,395,000)		YE 2021 NOI(9):	$9,224,773
				YE 2020 NOI(9):	$7,760,559
Escrows and Reserves(4)				YE 2019 NOI(9):	$6,788,355
	Initial	Monthly	Cap	U/W Revenues:	$19,932,833
Taxes	$436,773	$145,591	NAP	U/W Expenses:	$7,716,208
Insurance	$0	Springing	NAP	U/W NOI(8):	$12,216,625
Replacement Reserve	$5,905,000	Springing	$302,262	U/W NCF:	$12,094,342
TI/LC Reserve	$8,992,000	Springing	$1,520,073	U/W DSCR based on NOI/NCF(1):	1.63x / 1.61x
Ground Rent Reserve	$30,583	$30,583	NAP	U/W Debt Yield based on NOI/NCF(1):	8.8% / 8.7%
Rent Concession Reserve	$708,593	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.8% / 8.7%
Existing TI/LC Reserve	$1,873,516	$0	NAP	As-Is/As Stabilized Cut-off Date LTV Ratio(1)(6):	71.5% / 65.9%
Prepaid Rent Reserve	$73,762	$0	NAP	As-Is/As Stabilized LTV Ratio at Maturity(1)(6):	71.5% / 65.9%

Sources and Uses
Sources			Uses
Whole loan amount	$138,395,000	65.4%	Purchase Price(10)	$192,103,940	90.7%
Sponsor Equity	70,165,911	33.1	Upfront Reserves	18,020,228	8.5%
Seller Credits(11)	3,140,548	1.5	Closing Costs	1,577,292	0.7%

Total Sources	$211,701,459	100.0%	Total Uses	$211,701,459	100.0%
(1)	The High Street Mortgage Loan (as defined below) is part of the High Street Whole Loan (as defined below) with an original aggregate principal balance of $138,395,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield based on NOI/NCF at Maturity, U/W DSCR based on NOI/NCF, As-Is/As Stabilized Cut-off Date LTV Ratio and As-Is/As Stabilized LTV Ratio at Maturity numbers presented above are based on the High Street Whole Loan.
(2)	The Borrower Sponsors and Guarantors are ScanlanKemperBard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust U/T/A dated September 8, 2005
(3)	Defeasance of the High Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the High Street Whole Loan to be securitized and (b) August 11, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2022.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	Occupancy is based on the total NRSF of 630,083 comprising both the Commercial Component and Multifamily Component of the High Street Property (as defined below).
(6)	The appraiser also concluded to an “As stabilized” appraised value of $210,000,000 ($333.29 per SF, 65.9% Cut-off Date LTV Ratio and 65.9% LTV Ratio at Maturity) as of June 1, 2023, which assumes the retail space is 90.0% occupied and that there is an approximately 20.7% increase in post renovation multifamily market rent. At origination, the lender reserved $8,992,000 for TI/LCs and $5,905,000 for replacements.
(7)	The novel coronavirus pandemic is an evolving situation and could impact the High Street Whole Loan more severely than assumed in the underwriting of the High Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above

A-3-4

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%
and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.
(8)	The increase in Net Operating Income between TTM 5/31/2022 and U/W is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component NRA and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023 and (ii) Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.
(9)	The increase in Net Operating Income between 2019 and 2020 and, subsequently, between 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component NRA and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.
(10)	SKB (as defined below) previously owned 15% of the High Street Property and, at origination, retained 10% ownership in the High Street Property.
(11)	Includes seller credits for outstanding TI/LCs and rent concessions.

The Mortgage Loan. The largest mortgage loan (the “High Street Mortgage Loan”) is part of a whole loan (the “High Street Whole Loan”) secured by the leasehold interests in a 630,083 square foot mixed use property comprising office, retail, and multifamily components located in Phoenix, Arizona (the “High Street Property”). The High Street Whole Loan has an original aggregate principal balance of $138,395,000 and is comprised of two pari passu notes. The High Street Mortgage Loan, with an aggregate original principal balance of $100,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2, with an aggregate original principal balance of $38,395,000, is currently held by WFB. The High Street Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2022-BNK43	Yes
A-2	$38,395,000	$38,395,000	WFB	No
Total (Whole Loan)	$138,395,000	$138,395,000

The Borrower and Borrower Sponsors. The borrowers comprise four tenants in common, RI East County HS Owner, LLC, RI Glenwood Lofts HS Owner, LLC, RI Glenwood Place HS Owner, LLC, and SKB-HS Owner LLC, each a Delaware limited liability company and single-purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are ScanlanKemperBard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust U/T/A Dated September 8, 2005.

ScanlanKemperBard Companies, LLC (“SKB”) is a real estate investor, operator, and developer specializing in urban industrial and suburban mixed use commercial properties. SKB has over 25 years of experience and currently has a team of over 80 professionals. Headquartered in Portland, Oregon, SKB’s portfolio comprises 5.5 million square feet valued at approximately $1.4 billion. For additional information on the borrower sponsor and guarantors please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Gary Rood and Christine Rood are CEO and President, respectively, and co-owners of Rood Investments. Founded in 2007, Rood Investments is a privately held asset management and real estate investment company located in Vancouver, Washington. Today, Rood Investments oversees the management of a 25 property portfolio of senior housing, retail, industrial, and multifamily holdings located across nine states valued at approximately $640 million.

The Property. The High Street Property is comprised of the borrowers’ leasehold interests in a 630,038 square foot mixed use office, retail and multifamily development as well as a six- and a three-level parking garage located in Phoenix, Arizona. Built in 2008 and situated on a 20.0-acre site, the High Street Property includes nine, three- and four-story buildings. The property features 506,691 square feet of commercial space (333,128 square feet of office and 173,563 square feet of retail) and 99 multifamily units (123,392 square feet). The property contains 2,090 garage and surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF of rentable area. As of June 8, 2022, the property was 90.4% leased.

Office

The High Street Property includes 333,128 square feet of office space (the “Office Component”) comprising 52.9% of net rentable area and 62.9% of underwritten base rent. Tenant suites range in size from 225 square feet to 89,220 square feet. As of June 8, 2022, the Office Component is 93.2% leased to 27 tenants and has averaged 86.6% occupancy since 2016. Since January 2020, there have been 19 new and renewal leases comprising 28.5% of commercial net rentable area and 38.2% of underwritten commercial base rent.

Retail

The High Street Property includes 173,563 square feet of retail space (the “Retail Component” and, together with the Office Component, the “Commercial Component”) comprising 27.5% of net rentable area and 19.7% of underwritten base rent. The largest tenants include Sprouts Farmers Market (“Sprouts”), Desert Ridge Pediatric Dentist, Ocean Prime, Nori Sushi, and Mellow Mushroom. As of June 8, 2022, the Retail Component is 80.1% leased to 39 tenants and has averaged 71.5% occupancy since 2016. The as-stabilized appraised value as of June 1, 2023 assumes the retail space is 90.0% occupied. At origination, the lender reserved $8,992,000 for TI/LCs.

Multifamily

The High Street Property includes 99 multifamily units totaling 123,392 square feet (the “Multifamily Component”) comprising 19.6% of net rentable area and 17.4% of underwritten base rent. The Multifamily Component amenities include a courtyard with a heated pool, two areas with gas BBQs with adjacent granite countertops, outdoor gas fireplace, pet area, fitness center, and EV charging

A-3-5

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

stations. Units feature a private patio or balcony, granite countertops, stainless steel appliances, inclusive of GE refrigerator, range, microwave and dishwasher. In total, there are 24 one-bedrooms, 66 two-bedrooms and 9 three-bedrooms, with unit sizes ranging from 753 square feet to 1,855 square feet. There are 188 parking spaces designated to the Multifamily Component (this equates to a parking ratio of 1.90 per unit). As of June 8, 2022, the Multifamily Component was 97.0% leased (by units) and has averaged 96.1% occupancy since 2014.

According to the appraisal, the borrowers plan to renovate certain portions of the Multifamily Component, including unit interiors and portions on the common areas, between 2022 and 2023 (as units turn) for an approximate cost of $2,500,000. At origination, the lender reserved $5,905,000 for replacements.

Major Tenants.

Sprouts (95,832 square feet, 18.9% commercial net rentable area, 19.6% underwritten commercial base rent, April 30, 2029 expiration). Sprouts, which currently has more than 370 stores, was founded in 2002 and focuses on farm fresh produce and other healthy, affordable items. Sprouts occupies 89,220 square feet of office space and 6,612 square feet of retail space at the property, which serves as its headquarters. Sprouts has been a tenant at the property since 2015 and has a lease expiring in April 2029 with two, 5-year renewal options remaining. Sprouts has the option to terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements. Sprouts is not required to report sales.

Life Insurance Company of North America (23,562 square feet, 4.7% of commercial net rentable area; 6.4% of underwritten commercial base rent, July 31, 2023 expiration). Life Insurance Company of North America was acquired by New York Life in December 2020. New York Life is a top five insurer across group life, accident and disability insurance. Life Insurance Company of North America has been an office tenant at the property since 2012 and is on a lease expiring on July 31, 2023 with one, 5-year renewal option and no termination options.

Navitus Health Solutions, LLC (22,405 square feet; 4.4% of commercial net rentable area; 6.0% of underwritten commercial base rent, October 31, 2023 expiration). Navitus Health Solutions, LLC (“Navitus”), which is a subsidiary of SSM Health and Costco Wholesale Corporation (Fitch/Moody’s/S&P: NR/Aa3/NR), is a pass-through pharmacy benefit manager and industry alternative to traditional models. Navitus is focused on making prescriptions more affordable for plan sponsors and members. Navitus has been an office tenant at the property since 2015 and is on a lease expiring on October 31, 2023 with one, 5-year renewal option and no termination options.

The following table presents certain information relating to the tenancy of the Commercial Component at the High Street Property:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Sprouts	NR/NR/NR	95,832	18.9%	$28.65(4)	$2,746,026	19.6%	4/30/2029	2, 5 year	Y(5)
Life Insurance Company of North America	AAA/Aaa/NR	23,562	4.7%	$38.00	$895,356	6.4%	7/31/2023	1, 5 year	N
Navitus	NR/Aa3/NR	22,405	4.4%	$37.25	$834,586	6.0%	10/31/2023	1, 5 year	N
RT Specialty	NR/NR/NR	20,946	4.1%	$36.75	$769,766	5.5%	10/31/2027	2, 5 year	N
Healthiest You Teledoc	NR/NR/NR	19,179	3.8%	$34.35	$658,799	4.7%	9/30/2023	1, 5 year	N
Total Major Tenants		181,924	35.9%	$32.46	$5,904,532	42.2%

Non-Major Tenant		267,533	52.8%	$30.24	$8,090,008	57.8%

Occupied Collateral Total		449,457	88.7%	$31.14	$13,994,540	100.0%

Vacant Space		57,234	11.3%

Collateral Total		506,691(2)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of NRSF based on the total net rental area for the Commercial Component of 506,691 and the % of Total Annual U/W Base Rent for the Commercial Component of $13,994,540.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2023 totaling $290,878
(4)	Sprouts pays $27.50 PSF on 77,391 SF of space and $33.50 PSF on 18,441 SF of space.
(5)	Sprouts may terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements.

A-3-6

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at the High Street Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	829	0.2%	829	0.2%	$21,140	0.2%	$25.50
2023	11	107,736	21.3%	108,565	21.4%	$3,536,117	25.3%	$32.82
2024	9	28,682	5.7%	137,247	27.1%	$972,855	7.0%	$33.92
2025	9	30,116	5.9%	167,363	33.0%	$938,926	6.7%	$31.18
2026	10	45,817	9.0%	213,180	42.1%	$1,627,033	11.6%	$35.51
2027	5	41,551	8.2%	254,731	50.3%	$1,471,173	10.5%	$35.41
2028	4	26,028	5.1%	280,759	55.4%	$819,956	5.9%	$31.50
2029	7	98,813	19.5%	379,572	74.9%	$2,842,189	20.3%	$28.76
2030	5	24,290	4.8%	403,862	79.7%	$768,471	5.5%	$31.64
2031	4	15,338	3.0%	419,200	82.7%	$402,238	2.9%	$26.22
2032	5	17,593	3.5%	436,793	86.2%	$468,507	3.3%	$26.63
Thereafter	4	12,664(5)	2.5%(5)	449,457	88.7%	$125,936	0.9%	$9.94
Vacant	0	57,234	11.3%	506,691	100.0%	$0	0.0%	$0.00
Total/Weighted Average	74	506,691	100.0%			$13,994,540	100.0%	$31.14
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component at the High Street Property and excludes the Multifamily Component, which comprises 123,392 square feet and $2,952,497 of Annual U/W Base Rent
(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(5)	Includes 7,339 square feet of space occupied by management with no rent attributed to the space.

The following table presents certain information relating to the unit mix of the Multifamily Component at the High Street Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom, 1 Bathroom	24	23	24.2%	95.8%	876	$1,951
2 Bedrooms, 2 Bathrooms	60	58	60.6%	96.7%	1,263	$2,570
2 Bedrooms, 2.5 Bathrooms	6	6	6.1%	100.0%	1,696	$3,374
3 Bedrooms, 2.5 Bathrooms	9	9	9.1%	100.0%	1,822	$3,540
Total/Weighted Average	99	96	100.0%	97.0%	1,246	$2,563

The following table presents historical occupancy percentages at the High Street Property:

Combined Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	TTM 3/31/2022(1)	6/8/2022(2)
84.1%	85.3%	85.1%	86.1%	90.4%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-7

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the High Street Property:

Cash Flow Analysis

	2019	2020	2021	TTM 5/31/2022	U/W	%(1)	U/W $ per SF(2)
Commercial Base Rent	$10,313,704	$10,866,962	$11,799,778	$12,346,127	$13,994,540(3)	64.5%	$27.62
Percentage Rent	455,003	335,077	673,113	750,934	518,745	2.4	1.02
Grossed Up Vacant Space	0	0	0	0	1,698,796	7.8	3.35
Commercial Gross Potential Rent	$10,768,707	$11,202,039	$12,472,891	$13,097,061	$16,212,081	74.7%	$32.00
Multifamily Base Rent	2,355,590	2,344,540	2,616,933	2,800,614	2,952,497	13.6	23.93
Grossed Up Vacant Space	283,584	371,976	215,444	26,327	78,396	0.4	0.64
Multifamily Gross Potential Rent	$2,639,174	$2,716,516	$2,832,376	$2,826,941	$3,030,893	14.0%	$24.56
Gross Potential Rent	$13,407,881	$13,918,554	$15,305,268	$15,924,002	$19,242,974	88.6%	$30.54
Other Income	592,043	486,163	521,636	499,675	499,675	2.3	0.79
Parking Income	590,017	579,291	616,455	626,442	626,442	2.9	0.99
Expense Reimbursements	915,410	954,847	1,031,677	1,006,902	1,340,934	6.2	2.13
Net Rental Income	$15,505,351	$15,938,856	$17,475,035	$18,057,021	$21,710,025	100.0%	$34.46
(Commercial Vacancy)	0	0	0	0	(1,698,796)	(10.5)(4)	(3.35)
(Multifamily Vacancy)	(283,584)	(371,976)	(215,444)	(26,327)	(78,396)	(2.6)(5)	(0.64)
(Concessions & Collection Loss)	(1,586,084)	(1,016,644)	(949,605)	(1,344,475)	0	0.0	(0.00)
Effective Gross Income	$13,635,683	$14,550,236	$16,309,986	$16,686,219	$19,932,833	91.8%	$31.64

Real Estate Taxes	1,617,241	1,613,128	1,664,368	1,695,466	1,762,950	8.8	2.80
Insurance	128,281	161,446	179,204	194,752	250,444	1.3	0.40
Ground Rent	297,976	330,728	346,383	348,418	439,267	2.2	0.70
Management Fee	521,734	532,425	606,601	637,870	755,550	3.8	1.20
Other Operating Expenses	4,282,096	4,151,949	4,288,658	4,507,998	4,507,998	22.6	7.15
Total Operating Expenses	$6,847,328	$6,789,677	$7,085,214	$7,384,504	$7,716,208	38.7%	$12.25

Net Operating Income	$6,788,355(6)	$7,760,559(6)	$9,224,773(6)	$9,301,715(7)	$12,216,625(7)	61.3%	$19.39
Replacement Reserves	0	0	0	0	100,754	0.5	0.16
TI/LC	0	0	0	0	21,529(8)	0.1	0.03
Net Cash Flow	$6,788,355	$7,760,559	$9,224,773	$9,301,715	$12,094,342	60.7%	$19.19

NOI DSCR(9)	0.90x	1.03x	1.23x	1.24x	1.63x
NCF DSCR(9)	0.90x	1.03x	1.23x	1.24x	1.61x
NOI Debt Yield(9)	4.9%	5.6%	6.7%	6.7%	8.8%
NCF Debt Yield(9)	4.9%	5.6%	6.7%	6.7%	8.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Commercial Gross Potential Rent for Commercial Vacancy, (iii) percent of Multifamily Gross Potential Rent for Multifamily Vacancy, and (iv) percent of Effective Gross Income for all other fields.
(2)	Represents (i) U/W $ PSF based on the commercial NRSF for commercial revenue and vacancy fields, (ii) U/W $ PSF based on the multifamily NRSF for multifamily revenue and vacancy fields, and (iii) U/W $ PSF based on the total NRSF for all other fields.
(3)	Includes contractual rent steps through August 2023 totaling $290,878.
(4)	The underwritten economic vacancy is 10.5%. The Commercial Component of the High Street Property was 88.7% leased as of June 8, 2022.
(5)	The underwritten economic vacancy is 2.6%. The Multifamily Component of the High Street Property was 97.0% leased as of June 8, 2022.
(6)	The increase in Net Operating Income between 2019 and 2020 and 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component NRA and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.
(7)	The increase in Net Operating Income between TTM 5/31/2022 and U/W is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component NRA and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023, (ii) TTM 5/31/2022 includes rent concessions totaling $1,086,530, and (iii) U/W Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.
(8)	Includes a credit totaling $899,200, which represents 10% of the upfront TI/LC reserve.
(9)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the High Street Whole Loan.

A-3-8

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Appraisal. According to the appraisal, the High Street Property had an “As Is” appraised value of $193,600,000 as of May 10, 2022. The appraisal concluded to an “As stabilized” appraised value of $210,000,000 ($333.29 per SF, 65.9% cut-off date LTV) as of June 1, 2023, which assumes the Retail Component is 90.0% occupied (80.1% occupied as of June 8, 2022) and that there is an approximately 20.7% increase in post-renovation multifamily market rent. According to the appraisal, the borrowers plan to renovate certain portions of the Multifamily Component, including unit interiors and portions on the common areas, between 2022 and 2023 (as units turn) for an approximate cost of $2,500,000. At origination, the lender reserved $8,992,000 for TI/LCs and $5,905,000 for replacements.

Environmental Matters. According to the Phase I environmental site assessment dated March 25, 2022, there was no evidence of any recognized environmental conditions at the High Street Property.

Market Overview and Competition. The High Street Property is located in the Desert Ridge master-planned community in northeast Phoenix, approximately 17 miles from the central business district. Desert Ridge is a 5,700 acre master-planned community located to both the north and south of the Loop 101. Development of Desert Ridge began in 1997 and now includes the 1.1 million square foot Desert Ridge Marketplace power retail center, the 950-room JW Marriott Desert Ridge Resort and Spa, two 18-hole golf courses, and three schools. Desert Ridge is home to Mayo Clinic Hospital and an American Express regional office. According to the appraisal, the population’s average annual growth rate between 2010 and 2022 within a one-, three, and five-mile radius was 6.2%, 2.7%, and 2.0%, respectively. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was approximately 5,882, 65,634, and 199,129, respectively, and the average household income within the same radii was $120,361, $126,319 and $115,545, respectively.

According to a third party market research report, the Office Component is situated within the Paradise Valley submarket of the Phoenix office market. As of July 2022, the Paradise Valley submarket reported inventory of approximately 5.4 million SF with an 11.0% vacancy rate (and a 12.2% availability rate) and average asking rents of $27.75 PSF. The appraisal concluded to market rents ranging from $36.00 to $37.00 per square foot, modified gross, for the various floors of office space at the High Street Property (see table below).

According to a third party market research report, the Retail Component is located within the North Scottsdale submarket of the Phoenix retail market. As of July 2022, the North Scottsdale submarket reported total inventory of approximately 13.9 million SF with a 4.6% vacancy rate and average asking rent of $26.22 PSF. The appraisal concluded to market rents ranging from $21.00 to $29.00 per square foot, triple net, for the retail spaces at the High Street Property (see table below).

According to a third party market research report, the Multifamily Component is located within the North Phoenix submarket of the Phoenix multifamily market. As of July 2022, the North Phoenix multifamily submarket reported total inventory of 41,441 units with a 5.6% vacancy rate and average asking rents of $1,404 per unit (per month). The appraisal concluded to market rents ranging from $1,941 per unit (per month) to $3,625 per unit (per month) for various multifamily unit types at the High Street Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Office Component at the High Street Property:

Office Component Market Rent Summary(1)

	>5,000 square feet	<5,000 square feet	Sprouts
Market Rent (PSF)	$36.50	$37.00	$36.00

Lease Term (Years)	5.4	5.4	5.4

Lease Type (Reimbursements)	BY Stop	BY Stop	BY Stop

Rent Increase Projection	$0.75 PSF annually	$0.75 PSF annually	$0.75 PSF annually

Tenant Improvements (New/Renewal)	$50/$20	$50/$20	$50/$20
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%
(1)	Information obtained from the appraisal.

A-3-9

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Retail Component at the High Street Property:

Retail Component Market Rent Summary(1)

	Large Restaurants	Small Restaurants	Other
Market Rent (PSF)(2)	$25.00	$25.00	$25.00

Lease Term (Years)	10	5	5

Lease Type (Reimbursements)	NNN	NNN	NNN

Rent Increase Projection	3.0% annually	3.0% annually	3.0% annually

Tenant Improvements (New/Renewal)	$60/$20	$60/$20	$40/$10
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%
(1)	Information obtained from the appraisal.
(2)	The appraiser did not include market rents for the market rent categories above but concluded to market rents ranging from $21.00 to $29.00 for the individual tenant suites at the property with an average of $25.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Multifamily Component at the High Street Property:

Multifamily Component Market Rent Summary

Market Rent Summary
Unit Mix / Type	Units(1))	Average Unit Size (square feet)(1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF (1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)	Avg. Monthly Market Rent per Unit (Renovated)(2)	Avg. Monthly Market Rent PSF(Renovated)(2)
1 Bedroom, 1 Bathroom	24	876	$1,951	$2.23	$1,941	$2.22	$2,410	$2.75
2 Bedrooms, 2 Bathrooms	60	1,263	$2,570	$2.03	$2,462	$1.95	$2,987	$2.36
2 Bedrooms, 2.5 Bathrooms	6	1,696	$3,374	$1.99	$3,555	$2.10	$4,131	$2.44
3 Bedrooms, 2.5 Bathrooms	9	1,822	$3,540	$1.94	$3,625	$1.99	$4,207	$2.31
(1)	Based on the borrower rent roll dated June 8, 2022.
(2)	Based on the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the Office Component of the High Street Property identified by the appraiser:

Comparable Office Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Office Component	Phoenix, AZ	2008/NAP	333,128(2)	93.2%(2)

Camelback Esplanade	Phoenix, AZ	1989-2002/NAP	980,041	86.0%	Mar-2022	$385,000,000	$392.84

Block 23 at Cityscape	Phoenix, AZ	2019/NAP	307,030	94.0%	Dec-2021	$150,000,000	$488.55

Kierland Corporate Center	Scottsdale, AZ	2000/NAP	109,811	93.0%	Dec-2021	$37,750,000	$343.77

Allred Park Place (1650 & 1700)	Chandler, AZ	2020/NAP	271,359	100.0%	Dec-2021	$106,000,000	$390.63

CASA	Phoenix, AZ	1990/2019	181,142	92.0%	Aug-2021	$56,500,000	$311.91

Anchor Centre	Phoenix, AZ	1984-1986/NAP	333,014	95.0%	Jan-2021	$103,500,000	$310.80
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-10

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable retail sales pertaining to the Retail Component at the High Street Property identified by the appraiser:

Comparable Retail Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Retail Component	Phoenix, AZ	2008/NAP	173,563(2)	80.1%(2)
Mountain Vista Marketplace	Mesa, AZ	2019/NAP	52,807	93.0%	Feb-2022	$19,867,169	$376.22
Arcadia Crossing	Phoenix, AZ	1995/NAP	454,389	85.0%	Nov-2021	$65,800,000	$144.81
Gilbert Gateway Towne Center	Gilbert, AZ	2005/NAP	265,878	85.0%	Nov-2021	$50,200,000	$188.81
Camelback Colonnade	Phoenix, AZ	1993-2005/NAP	643,000	99.0%	Jun-2021	$165,816,327	$257.88
Longbow Marketplace	Mesa, AZ	2017-2020/NAP	58,507	100.0%	May-2021	$26,000,000	$444.39
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

The table below presents certain information relating to comparable multifamily sales pertaining to the Multifamily Component at the High Street Property identified by the appraiser:

Comparable Multifamily Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Multifamily Component	Phoenix, AZ	2008/NAP	123,392(2)	97.0%(2)
Ascent at Papago	Phoenix, AZ	2007/NAP	247,052	95.0%	Mar-2022	$107,500,000	$435.13
Roadrunner on McDowell	Scottsdale, AZ	2021/NAP	296,904	95.0%	Feb-2022	$193,500,000	$651.73
Slate Scottsdale	Scottsdale, AZ	2016/NAP	256,016	96.0%	Dec-2021	$114,000,000	$445.28
Scottsdale Grand	Scottsdale, AZ	2021/NAP	251,737	NAV	Dec-2021	$130,000,000	$516.41
District at Scottsdale	Scottsdale, AZ	2018/NAP	307,123	94.0%	Jul-2021	$150,500,000	$490.03
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $436,773 and ongoing monthly deposits of $145,591 for real estate taxes.

Insurance - The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the lender is provided with evidence of renewal of the insurance policies, and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve - The loan documents require an upfront deposit of $5,905,000. The loan documents require springing monthly deposits of $8,396 for replacements if the balance in the reserve falls below the cap of $302,262.

TI/LC Reserve - The loan documents require an upfront deposit of $8,992,000. The loan documents require springing monthly deposits of $21,112 for tenant improvements and leasing commissions if the balance in the reserve falls below the cap of $1,520,073.

Ground Rent Reserve – The loan documents require an upfront deposit of $30,583, and ongoing monthly reserves in an amount equal to 1/12th of the ground rent that lender reasonably estimates to be payable during the next twelve months in order to accumulate sufficient funds to pay the annual ground rent at least 30 days prior to the annual due date, initially estimated at $30,583.

Tenant Specific TI/LC Reserve – The loan documents require an upfront deposit of $1,873,516 for outstanding tenant improvements and leasing commissions related to Humble Bistro ($59,730), Cook & Craft ($26,853), Desert Ridge Veterinary Clinic ($238,877), Gallery Bar ($64,052), RT Specialty ($696,313), Blue Martini Lounge ($225,000), Patio 54 ($3,470), KeHe Distributors ($21,338), Transtar Insurance Brokers ($425,813), M3V Nail Bar ($4,026), State Farm ($6,374), and United Surgical Partners ($101,670).

A-3-11

Mixed Use – Office/Retail/Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Free Rent Reserve – The loan documents require an upfront deposit of $708,593 for certain future rent credits or abatements related to Transtar Insurance Brokers ($306,880), RT Specialty ($223,493), Desert Ridge Veterinary Clinic ($50,213), Gallery Bar ($41,012), United Surgical Partners ($39,655), Blue Martini Lounge ($25,219), Cook & Craft ($16,104), and State Farm ($6,017).

Prepaid Rent Reserve – The loan documents require an upfront deposit of $73,762 for one month of prepaid rent related to each of the following tenants: Cook & Craft ($3,523), Desert Ridge Veterinary Clinic ($7,402), and RT Specialty ($62,838).

Lockbox and Cash Management. The High Street Whole Loan requires a hard lockbox and in-place cash management. The borrowers are required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. Funds in the deposit account will be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow waterfall will be transferred to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the High Street Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the High Street Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) for the High Street Whole Loan falling below 1.10x at the end of any calendar quarter (based on a hypothetical 30 year amortization schedule).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above:

(a) the NCF DSCR for the High Street Whole Loan being greater than or equal to 1.15x for two consecutive calendar quarters; or

(b) the borrowers delivering to the lender as additional collateral and security for the payment of the debt, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the High Street Whole Loan, would cause the NCF DSCR to be at least 1.15x (the “Cash Management Sweep Cure Amount”), or (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount.

Property Management. The High Street Property is self-managed by SKB PM I, LLC and GREP Southwest, LLC, each an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The High Street Property is subject to two long-term ground leases with the State of Arizona. The ground leases have 70 years remaining and both expire in July 2092 with one, 10-year renewal option. The ground lease payment is equal to the greater of: (i) the stipulated base rent per acre (currently $156,573 ($8,100 per acre)) increasing at an average rate of 7.4% every five years as outlined in the ground lease documents and (ii) 0.35% of the full cash value of the improvements as assessed annually by the Maricopa County Assessor (the “Alternative Rent”). For the lease period beginning in July 2022 and ending in July 2023, the Alternative Rent is $344,682, which is higher than the base rent per acre and used for underwriting purposes.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” provided the aggregate amount of any letters of credit do not at any time exceed 10.0% of the outstanding principal balance of the High Street Whole Loan.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the High Street Property contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity.

A-3-12

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

KATY MILLS
A SIMON CENTER

Outdoor World
REDHEAD

PAVILION

J.CREW

COACH
FACTORY

amc

MICHAEL KORS

A-3-13

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

TEXMATI DRIVE
KATY MILLS CIRCLE
KATY MILLS BOULEVARD
BASS PRO DRIVE
KATY MILLS DRIVE
BELL PANTA DRIVE
KATY MILLS PARKWAY
STAR LANE
PRAIRIE PARKWAY
HERITAGE LANE
AMC DRIVE
KINGSLAND BOULEVARD
RED LOBSTER
FRIDAYS
Los Cucos MEXICAN CAFE
Residence Inn Marriott
LA QUINTA INNS & SUITES
aloft
PEDLAR DENTISTRY
TYPHOON TEXAS WATERPARK
Bass Pro Shops
Burlington
Marshalls
XXI
OLD NAVY
H&M
LOFT
EXPRESS
ALDO
ROSS
amc
N
Anchor
Major / In-line
Vacant
Under Redevelopment
Unowned

A-3-14

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

George Bush Intl. Airport 46 miles
Freeman Rd
Fry Rd
Stockdick School Rd
Katy Hockley Cut Off Rd
Clay Rd
Porter Rd
Peek Rd
Grand Pkwy
HARRIS COUNTY
Morton Rd
Katy Park
Green Meadows Country Club
Avenue D
HOUSTON
WALKER COUNTY
Franz Rd
Saums Rd
Park Row
Univ. of Houston-Victoria at Katy Campus
Academy Sports + Outdoors Corporate HQ
Katy
Katyland Dr
Memorial Hermann Katy Hospital
Shoppes at ParkWest
Crossing at Fry Road
GEICO Corp. HQ
Price Plaza
Hwy Blvd
WEST TEN BUSINESS PARK
Leonard E. Merrell Center
Katy Ranch Crossing
Katy Grand
Katy Frwy
Typhoon Texas
Mason Park
Greentree Shopping Center
Houston Methodist Continuing Care Hospital
Kingsland Blvd
Pin Oak Blvd
Mason Center
Club at Falcon Point
Westgreen Blvd
Katy Flewellen Rd
Spring Green Blvd
Roesner Rd
Katy Mills
5000 Katy Mills Circle
Katy, TX 77494
Jordan Crossing Blvd
Texas Heritage Pkwy
Tamarron Crossing
Gaston Rd
Elks Dr
Falcon Landing Blvd
The Golf Club at Cinco Ranch
Great Southwest Equestrian Ctr.
Mason Rd
Silver Ranch
LaCenterra at Cinco Ranch
Cinco Ranch
Cinco Ranch at Market Center
Willow Fork Country Club
Westheimer Pkwy
George Bush Park
Roesner Rd
Cross Creek Bend Ln
Cinco Ranch Blvd
Fry Rd
Meadow Brook Golf Course
Katy-Gaston Rd
Downtown Houston 25 miles
Cross Creek Ranch
Fulshear
Cross Creek Mall
Southpark at Cinco Ranch
Westpark Tollway
Bellaire Blvd
The Shops of Bella Terra
Canal Rd
FORT BEND COUNTY
Richmond
Harlem Rd
Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Richmond

A-3-15

No. 2 – Katy Mills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):		$91,000,000		Location:	Katy, TX
Cut-off Date Balance(1):		$91,000,000		Size:	1,181,987 SF
% of Initial Pool Balance:		8.4%		Cut-off Date Balance Per SF(1):	$109.98
Loan Purpose:		Refinance		Maturity Date Balance Per SF(1):	$92.82
Borrower Sponsors:		Simon Property Group, L.P. and The KanAm Group		Year Built/Renovated:	1999/2019
Guarantor:		Simon Property Group, L.P.		Title Vesting:	Fee
Mortgage Rate:		5.7670%		Property Manager:	Simon Management Associates II, LLC (borrower-related)
Note Date:		July 21, 2022		Current Occupancy (As of)(4):	86.3% (5/3/2022)
Seasoning:		0 months		12/31/2021 Occupancy(4):	92.3%
Maturity Date:		August 1, 2032		12/31/2020 Occupancy(4):	91.9%
IO Period:		0 months		12/31/2019 Occupancy(4):	94.7%
Loan Term (Original):		120 months		12/31/2018 Occupancy(4):	97.3%
Amortization Term (Original):		360 months		As-Is Appraised Value(5):	$394,000,000
Loan Amortization Type:		Amortizing Balloon		As-Is Appraised Value Per SF(5):	$333.34
Call Protection(2):		L(24),D(90),O(6)		As-Is Appraisal Valuation Date:	May 17, 2022
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information(5)
Additional Debt(1):		Yes		TTM 3/31/2022 NOI:	$27,420,178
Additional Debt Type (Balance)(1):		Pari Passu ($39,000,000)		12/31/2021 NOI:	$26,912,547
				12/31/2020 NOI(6):	$24,343,858
				12/31/2019 NOI:	$29,158,868
				U/W Revenues:	$42,515,577
				U/W Expenses:	$14,235,384
Escrows and Reserves(3)				U/W NOI:	$28,280,193
	Initial	Monthly	Cap	U/W NCF:	$26,546,115
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.10x / 2.91x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	21.8% / 20.4%
Replacement Reserve	$0	$46,008	$1,104,183	U/W Debt Yield at Maturity based on NOI/NCF(1):	25.8% / 24.2%
TI/LC Reserve	$0	$98,487	$2,363,678	Cut-off Date LTV Ratio(1):	33.0%
Outstanding TI/LC Reserve(7)	$1,013,945	$0	NAP	LTV Ratio at Maturity(1):	27.8%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$130,000,000	91.2%	Loan Payoff	$140,430,426	98.5%
Sponsor Equity	12,562,007	8.8	Closing Costs	1,117,635	0.8
			Upfront Reserves(7)	1,013,945	0.7
Total Sources	$142,562,007	100.0%	Total Uses	$142,562,007	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Katy Mills Whole Loan (as defined below).
(2)	Defeasance of the Katy Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Katy Mills Whole Loan to be securitized and (b) February 1, 2026. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in August 2022.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	As of May 3, 2022, the Katy Mills Property (as defined below) was 94.7% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the Katy Mills Whole Loan more severely than assumed in the underwriting of the Katy Mills Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(6)	The Katy Mills Property was closed between March 18, 2020 and April 30, 2020 due to COVID-19 restrictions.
(7)	Upfront Reserves include outstanding tenant improvement allowances and leasing commissions for eight tenants including the Cheesecake Factory. The borrower sponsor has deposited an additional $1,947,500 with the Chicago Title Insurance Company in order to fund certain tenant improvement cost allowances owed to the Cheesecake Factory which are being held outside the BANK 2022-BNK43 securitization trust.

A-3-16

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The Mortgage Loan. The mortgage loan (the “Katy Mills Mortgage Loan”) is part of a whole loan, evidenced by two pari passu promissory notes, with an aggregate original principal balance of $130,000,000 (together, the “Katy Mills Whole Loan”) that was co-originated by Bank of America, N.A. and JPMorgan Chase Bank, National Association. The Katy Mills Whole Loan is secured by a first priority fee mortgage encumbering a 1,181,987 square foot super regional mall located in Katy, Texas (the “Katy Mills Property”). The Katy Mills Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $91,000,000. The remaining promissory note is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future transactions. The Katy Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$91,000,000	$91,000,000	BANK 2022-BNK43	Yes
A-2	$39,000,000	$39,000,000	JPMorgan Chase Bank, National Association	No
Total	$130,000,000	$130,000,000

The Borrower and Borrower Sponsors. The borrower is Mall at Katy Mills, L.P. (the “Katy Mills Borrower”), a Delaware limited partnership and single purpose entity with two independent directors. The borrower sponsors are a joint venture between Simon Property Group, L.P. (62.5%) and The KanAm Group (37.5%). The non-recourse carveout guarantor is Simon Property Group, L.P. Simon Property Group, L.P.’s liability as the non-recourse carveout guarantor is limited to 20% ($26,000,000) of the original principal amount of the Katy Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Katy Mills Whole Loan.

Simon Property Group, L.P. (“Simon”) is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moodys:A3, S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2021, Simon owned or had an interest in 232 properties comprising 186 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2021, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2022, Simon has an equity market capitalization of over $33.6 billion. See “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The KanAm Group ("KanAm"), with its main offices in Munich, Frankfurt and Atlanta, is one of Germany's leading sponsors of international real estate funds. Since its founding in 1978, KanAm has initiated forty-four real estate funds and private placements for private and institutional investors, including twenty-five closed-end funds in the United States. KanAm currently owns interests in 178 properties worldwide, including six Mills centers managed by Simon Property Group. As of March 2022, KanAm managed approximately $12.2 billion in assets.

The Property. The Katy Mills Property is a 1,181,987 square foot super regional mall located in Katy, Texas. The Katy Mills Property was constructed in 1999 by the Mills Corporation and was acquired by Simon in 2007. The borrower sponsor spent approximately $21.5 million between 2018 and 2019 on interior and exterior renovations to modernize the Katy Mills Property. The interior remodel included updating the food court and color palette, as well as installing a new movie theater courtyard and interactive play area. Exterior improvements included adding light towers with oversized, illuminated mall entry information, installing LED lighting, a new monument, directional signs, concrete walkways and applying new paint and décor.

Historical occupancy at the Katy Mills Property has averaged 95.2% over the last five years (2017-2021). As of May 3, 2022, the Katy Mills Property was 86.3% occupied by a granular rent roll consisting of 132 unique tenants (94.7% occupied including 23 RDP tenants), with no single tenant occupying more than 12.2% of net rentable area or contributing more than 9.1% of underwritten rent. The 10 largest tenants at the Katy Mills Property account for less than 25% of the underwritten rent. The Katy Mills Property is home to many national brands including Bass Pro Shops Outdoor, Burlington, Marshalls, Sun & Ski Sports, Saks Fifth Avenue Off 5th and Ross Dress for Less, and several entertainment and dining options including AMC Theatres, Rainforest Café, Tilt and Cheesecake Factory. The Katy Mills Property features non-collateral tenants including Walmart, Red Lobster, T.G.I. Fridays, Denny’s, Taco Bell, Jack in the Box, and Popeyes. There are several hotels surrounding the property, including a Hilton Garden Inn, Country Inn & Suites, Residence Inn, Marriott Courtyard, Holiday Inn, and La Quinta Inn.

Over the trailing-12 months ending March 31, 2022, the Katy Mills Property generated total sales of approximately $324 million, which is approximately 1.3% higher than 2021 sales and 33.4% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 square feet) generated sales of approximately $515 per SF (at an occupancy cost of 12.6%).

A-3-17

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The following table contains sales history for the Katy Mills Property:

Tenant Sales

	2017	2018	2019	2020(1)	2021	3/31/2022 TTM(2)
Gross Mall Sales	$308,258,146	$308,143,698	$307,604,057	$243,217,327	$320,186,705	$324,431,353
Sales PSF (Inline < 10,000 SF)	$421	$423	$432	$335	$502	$515
Occupancy Cost (Inline < 10,000 SF)	13.6%	14.1%	14.1%	18.0%	12.9%	12.6%

(1)	The Katy Mills Property was closed between March 18 and April 30, 2020 due to COVID-19 restrictions.
(2)	Information is as of March 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Over the trailing-12 months ending March 31, 2022, several tenants with greater than 10,000 square feet generated higher sales figures compared to 2019 sales including Bass Pro Shops Outdoor ($258 per SF, 33.7% increase), XXI Forever ($241 per SF, 26.7% increase), Books-A-Million ($192 per SF, 27.7% increase), Abercrombie & Fitch Outlet ($459 per SF, 36.9% increase), and Nike Factory Store ($980 per SF, 36.3% increase), among others.

Major Tenant Sales

Tenant Name	2017	2018	2019	2020(1)	2021	TTM March 2022(2)	Sales PSF/Screen	2019 vs 2022
Bass Pro Shops Outdoor	$26,985,476	$28,520,764	$27,907,228	$38,453,109	$35,718,242	$37,309,964	$258	33.7%
Burlington	$18,849,632	$22,203,414	$23,231,266	$18,769,566	$25,162,868	$25,761,364	$257	10.9%
AMC Theatres	$8,725,160	$8,558,017	$9,024,943	$2,634,416	$3,003,203	$3,003,203	$150,160	-66.7%
Marshalls	$10,222,052	$10,155,157	$10,162,554	$9,357,886	$7,477,111	$7,477,111	$233	-26.4%
Sun & Ski Sports	$4,653,310	$4,855,524	$4,646,110	$4,968,031	$5,204,747	$5,277,052	$176	13.6%
Saks Fifth Avenue Off 5th	$5,819,296	$5,745,796	$5,158,062	$2,594,491	$5,544,008	$6,206,327	$229	20.3%
H&M	$6,072,855	$4,893,038	$6,073,082	$4,081,886	$5,947,923	$6,128,053	$264	0.9%
XXI Forever	$4,360,564	$4,412,657	$3,981,057	$2,947,978	$4,984,847	$5,043,425	$241	26.7%
Off Broadway Shoes	$3,326,583	$3,792,362	$3,686,186	$2,553,776	$4,210,496	$4,334,745	$211	17.6%
Books-A-Million	$3,536,104	$3,455,594	$3,076,134	$2,258,366	$3,744,939	$3,928,232	$192	27.7%

(1)	The Katy Mills Property was closed between March 18 and April 30, 2020 due to COVID-19 restrictions.
(2)	Information is as of March 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Major Tenants.

Bass Pro Shops Outdoor (144,702 square feet, 12.2% of net rentable area, 0.6% of underwritten base rent). Bass Pro Shops Outdoor was founded in 1972 and is headquartered in Springfield, Missouri. Bass Pro Shops Outdoor is an outdoor equipment retailer that provides specialized gear and apparel for hunting, fishing, and camping. Bass Pro Shops Outdoor operates 177 stores across America and Canada that serve roughly 120 million sports enthusiasts annually and can draw customers from over 50 miles away. Bass Pro Shops Outdoor occupies 144,702 square feet at the Katy Mills Property under a lease expiring on October 25, 2024, with five, five-year extension options remaining. Bass Pro Shops Outdoor has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. Bass Pro Shops Outdoor is currently paying percent in lieu rent, per its originally structured lease, currently equal to 2.0% of sales over a $30.0 million ($207 per square foot) sales breakpoint. Bass Pro Shops Outdoor reported sales at the Katy Mills Property of $258 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $247, $266 and $193 for 2021, 2020 and 2019, respectively.

Burlington (100,083 square feet, 8.5% of net rentable area, 2.7% of underwritten base rent). Burlington (NYSE: BURL) is an off-price apparel and home product retailer that offers coats, apparel, shoes, baby clothing, furniture, travel gear, toys, and home decor items. Founded in 1924 as Burlington Coat Factory Warehouse Corporation, the company opened its first outlet store in 1972 in Burlington, New Jersey. As of November 2021, the company operated 832 stores in 45 states and Puerto Rico. Burlington is currently rated “BB+” by S&P. Burlington occupies 100,083 square feet at the Katy Mills Property under a lease expiring on January 31, 2025, with one, five-year extension option remaining. Burlington has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. The lease provides for a rental rate of $6.00 per square foot, which increases to $6.25 per square foot during the renewal term. Burlington also pays percentage rent equal to 1.50% over an $18,765,562 ($187.50 per square foot) sales breakpoint. Burlington reported sales at the Katy Mills Property of $257 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $251, $188 and $232 for 2021, 2020 and 2019, respectively.

AMC Theatres (76,671 square feet, 6.5% of net rentable area, 9.1% of underwritten base rent). AMC Theatres (NYSE: AMC) is one of the world's largest theatrical exhibition companies and owns, partially owns, or operates approximately 950 theaters with over 10,500 screens worldwide, most of which are in megaplexes (units with more than 10 screens and stadium seating). AMC Theatres owns approximately 185 (3D enabled) IMAX screens and has around 55% IMAX market share, and more than 4,520 3D screens in the United States. AMC Theatres is currently rated “Caa2” by Moody’s and “CCC+” by S&P. AMC Theatres occupies 76,671 square feet (20 screens) at the Katy Mills Property under a lease expiring on October 31, 2029, with three, five-year extension options remaining. AMC Theatres

A-3-18

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. In 2018, in conjunction with the broader renovation at the Katy Mills Property, the borrower sponsor provided $3.5 million to AMC Theaters to remodel its space with AMC subsequently extending its lease through 2029. The lease provides for a rental rate of $31.52 per square foot, increasing to $34.87 per square foot effective November 1, 2024. AMC Theatres also pays percentage rent equal to 6.0% over a $15,300,000 ($765,000 per screen) sales breakpoint. AMC Theatres reported sales at the Katy Mills Property of $150,160 per screen ($39 per square foot) for the trailing-12 months ended March 31, 2022. Reported sales per screen were $150,160, $131,721 and $451,247 for 2021, 2020 and 2019, respectively. Reported sales per square foot were $39, $34 and $118 for 2021, 2020 and 2019, respectively.

Saks Fifth Avenue Off 5th (27,122 square feet, 2.3% of net rentable area, 0.7% of underwritten base rent). Saks Fifth Avenue Off 5th (“Saks”) (NYSE: SKS) is a retail operator in the United States offering fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Founded in 1924 and headquartered in New York City, Saks operates stores under the brand names Saks Fifth Avenue and Saks Fifth Avenue Off 5th. Saks operates as a Saks Fifth Avenue Off 5th at the Katy Mills Property under a lease expiring on October 31, 2024, with one, five-year extension options remaining. Saks has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. Saks is currently paying a base rent is $7.00 per square foot through the end of the term. Saks also pays percentage rent equal to 1.0% over a $6,780,500 ($250 per square foot) sales breakpoint. Saks reported sales at the Katy Mills Property of $229 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $204, $96 and $190 for 2021, 2020 and 2019, respectively.

The following table presents certain information relating to the tenancy at the Katy Mills Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRA	% of Total NRA	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)	March 2022 TTM Tenant Sales PSF / Occ. Cost

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	144,702	12.2%	$1.01	$146,199	0.6%	10/25/2024	5, 5-year	N	$258 / 0.4%
Burlington	NR/NR/BB+	100,083	8.5%	$7.05	$705,435	2.7%	1/31/2025	1, 5-year	N	$257 / 2.7%
AMC Theatres	NR/Caa2/CCC+	76,671	6.5%	$31.52	$2,416,983	9.1%	10/31/2029	3, 5-year	N	$39 / 80.5%
Saks Fifth Avenue Off 5th	NR/NR/NR	27,122	2.3%	$7.00	$189,854	0.7%	10/31/2024	1, 5-year	N	$229 / 3.1%
Total Collateral Anchor Tenants		348,578	29.5%	$9.92	$3,458,471	13.1%

Junior Anchor Tenants
Marshalls	NR/A2/A	32,126	2.7%	$11.60	$372,662	1.4%	1/31/2030	2, 5-year	N	$233 / 5.0%
Sun & Ski Sports	NR/NR/NR	30,002	2.5%	$17.60	$528,000	2.0%	3/31/2026	NAP	N	$176 / 10.0%
Ross Dress For Less	NR/A2/BBB+	27,061	2.3%	$11.09	$300,000	1.1%	1/31/2025	4, 5-year	N	NAV
Tilt	NR/NR/NR	25,140	2.1%	$8.95	$225,000	0.9%	1/31/2027	NAP	N	$53 / 16.8%
H&M	NR/NR/BBB	23,200	2.0%	$23.77	$551,525	2.1%	1/31/2025	NAP	N	$264 / 9.0%
XXI Forever	NR/NR/NR	20,921	1.8%	$54.55	$1,141,327	4.3%	6/30/2026	NAP	N	$241 / 22.6%
Off Broadway Shoes	NR/NR/NR	20,537	1.7%	$32.23	$661,993	2.5%	1/31/2023	NAP	N	$211 / 15.3%
Books-A-Million	NR/NR/NR	20,434	1.7%	$15.00	$306,510	1.2%	1/31/2025	NAP	N	$192 / 7.8%
Rainforest Cafe	NR/Caa2/NR	20,000	1.7%	$11.89	$237,717	0.9%	12/31/2023	NAP	N	$170 / 7.0%
Total Junior Anchor Tenants		219,421	18.6%	$19.71	$4,324,733	16.4%

Occupied In-Line Tenants(4)		452,008	38.2%	$41.29	$18,664,159	70.6%
Vacant Space		161,980	13.7%	$0.00	$0	0.0%
Collateral Total / Wtd. Avg.		1,181,987	100.0%	$25.93(5)	$26,447,363	100.0%

(1)	Information is based on the underwritten rent roll dated May 3, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes overage and percent in lieu rent as of trailing twelve months ended March 2022 sales for certain tenants.
(4)	Includes outlot tenants and cell tower leases that have no square footage associated.
(5)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

A-3-19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The following table presents certain information relating to the lease rollover schedule at the Katy Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring(3)	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring(3)
MTM / 2022	11	52,271	4.4%	52,271	4.4%	$2,302,157	8.7%	$44.04
2023	22	106,082	9.0%	158,353	13.4%	$3,099,469	11.7%	$29.22
2024	28	273,191	23.1%	431,544	36.5%	$4,419,221	16.7%	$16.18
2025	21	242,771	20.5%	674,315	57.0%	$4,779,395	18.1%	$19.69
2026	10	86,452	7.3%	760,767	64.4%	$2,951,446	11.2%	$34.14
2027	12	61,810	5.2%	822,577	69.6%	$1,784,402	6.7%	$28.87
2028	5	21,764	1.8%	844,341	71.4%	$881,797	3.3%	$40.52
2029	7	94,609	8.0%	938,950	79.4%	$3,512,325	13.3%	$37.12
2030	10	60,610	5.1%	999,560	84.6%	$1,949,224	7.4%	$32.16
2031	1	1,104	0.1%	1,000,664	84.7%	$0	0.0%	$0.00
2032	5	11,293	1.0%	1,011,957	85.6%	$565,873	2.1%	$50.11
Thereafter	3	8,050	0.7%	1,020,007	86.3%	$202,055	0.8%	$25.10
Vacant	0	161,980	13.7%	1,181,987	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	135	1,181,987	100.0%			$26,447,363	100.0%	$25.93	(4)
(1)	Information is based on the underwritten rent roll dated May 3, 2022 and includes outlot tenants and cell tower leases that have no square footage associated.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Annual U/W Base Rent Expiring and Annual U/W Base Rent PSF Expiring includes overage and percent in lieu rent as of trailing twelve months ended March 2022 sales for certain tenants.
(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

Historical occupancy including RDP tenants at the Katy Mills Property has averaged 95.2% over the last five years (2017-2021). The following table presents recent historical occupancy percentages at the Katy Mills Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/3/2022(2)
94.7%	91.9%	92.3%	86.3%

(1)	Information obtained from the borrower and is inclusive of RDP tenants.
(2)	Information obtained from the underwritten rent roll. As of May 3, 2022, the Katy Mills Property was 94.7% occupied inclusive of Retail RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

A-3-20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Katy Mills Property:

Cash Flow Analysis

	2018	2019	2020(1)	2021	TTM 3/31/2022	U/W	%(2)	U/W $ per SF
Base Rent(3)	$21,772,306	$22,030,004	$21,819,485	$20,112,356	$20,166,922	$22,109,830	48.3%	$18.71
Income from Vacant Units	0	0	0	0	0	6,855,048	15.0	5.80
Overage Rent(4)	1,144,902	840,454	247,538	1,753,032	2,149,529	2,300,076	5.0	1.95
Percent In Lieu(4)	653,139	827,079	1,152,539	2,276,774	2,412,745	2,037,457	4.4	1.72
Expense Reimbursement	15,026,043	15,308,612	15,034,456	14,066,341	13,930,857	12,509,222	27.3	10.58
Net Rental Income	$38,596,390	$39,006,149	$38,254,018	$38,208,503	$38,660,053	$45,811,633	100.0%	$38.76
Temp / Specialty Leasing Income	3,267,135	3,094,958	2,180,929	3,239,077	3,448,224	3,311,000	7.2	2.80
Other Income(5)	495,873	524,445	275,126	451,615	466,985	299,000	0.7	0.25
(Vacancy & Concessions)(6)	(22,262)	(208,876)	(3,840,290)	(962,574)	(845,315)	(6,906,055)	(15.1)	(5.84)
Effective Gross Income	$42,337,136	$42,416,676	$36,869,783	$40,936,621	$41,729,947	$42,515,577	92.8%	$35.97

Real Estate Taxes	$4,526,088	$4,411,750	$5,705,035	$5,546,690	$5,662,748	$5,337,099	12.6%	$4.52
Insurance	928,710	970,748	1,163,868	1,240,791	1,246,358	1,439,028	3.4	1.22
Other Operating Expenses	8,040,352	7,875,310	5,657,022	7,236,593	7,400,663	7,459,257	17.5	6.31
Total Operating Expenses	$13,495,150	$13,257,808	$12,525,925	$14,024,074	$14,309,769	$14,235,384	33.5%	$12.04

Net Operating Income	$28,841,986	$29,158,868	$24,343,858	$26,912,547	$27,420,178	$28,280,193	66.5%	$23.93
Replacement Reserves	0	0	0	0	0	552,091	1.3	0.47
TI/LC	0	0	0	0	0	1,181,987	2.8	1.00
Net Cash Flow	$28,841,986	$29,158,868	$24,343,858	$26,912,547	$27,420,178	$26,546,115	62.4%	$22.46

NOI DSCR(7)	3.16x	3.20x	2.67x	2.95x	3.01x	3.10x
NCF DSCR(7)	3.16x	3.20x	2.67x	2.95x	3.01x	2.91x
NOI Debt Yield(7)	22.2%	22.4%	18.7%	20.7%	21.1%	21.8%
NCF Debt Yield(7)	22.2%	22.4%	18.7%	20.7%	21.1%	20.4%

(1)	The Katy Mills Property was closed between March 18, 2020 and April 30, 2020 due to COVID-19 restrictions.
(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	U/W Base Rent is based on the underwritten rent roll dated May 3, 2022, with adjustments made for executed leases and tenants that have given notice to vacate. U/W Base Rent also includes contractual rent steps ($307,677) taken through September 2023.
(4)	U/W Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM March 2022 sales figures.
(5)	U/W Other Income includes income from local/miscellaneous media, Simon ad panels and other miscellaneous income.
(6)	Historical Vacancy & Credit Loss represents bad debt write-offs net of recoveries.
(7)	Debt service coverage ratios and debt yields are based on the Katy Mills Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Katy Mills Property of $394,000,000 as of May 17, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated May 24, 2022, there was no evidence of any recognized environmental conditions at the Katy Mills Property.

Market Overview and Competition. The Katy Mills Property is located in Katy, Harris County, Texas, in the Houston-The Woodlands-Sugar Land, Texas Metropolitan Statistical Area (“Houston MSA”). The Houston MSA is the fifth largest in the United States in terms of population and the fourth largest in terms of economic output. The Houston MSA is home to more than twenty major institutions of higher learning including Rice University, University of Houston, Texas Southern University, Prairie View A&M University, and University of St. Thomas. The city of Houston houses the Texas Medical Center, which comprises the largest concentration of expertise in medical treatment, research, and medical technology in the world. The Houston MSA’s energy industry has driven the local economy, encouraging population growth. According to the appraisal, the Houston MSA has a 2021 population of 7,246,553.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Katy Mills Property was 5,443, 91,802 and 240,077, respectively. The 2021 average household income within the same radii was $149,370, $131,968, and $136,494, respectively. Employment in the Houston MSA is concentrated in retail trade, government, health services and professional and business services, representing 13.4%, 9.9%, 9.8%, and 8.7%, respectively. Phillips 66, Sysco, Enterprise Partners, Hewlett Packard, Plaines GP Holdings and Baker Hughes are the six largest employers in the Houston MSA.

A-3-21

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The Katy Mills Property is located in Katy, Harris County, Texas, approximately 30 miles west of Downtown Houston in the Houston retail market and Far Katy South retail submarket. Per a third party market report, as of March 2022, the Houston retail market vacancy was 5.4% with average asking market rents of $21.39 per square foot and the Far Katy South submarket vacancy was 4.9% with average asking rents of $25.26 per square foot. The Katy Mills Property fronts Interstate 10, just east of the intersection with Grand Parkway (Highway 99). The Katy Mills Property’s primary trade area spans an area encompassing approximately 25 miles around the center.

The following table presents information regarding certain competitive properties to the Katy Mills Property:

Competitive Property Summary(1)

	Katy Mills	West Oaks Mall (TX)	Houston Premium Outlets	Memorial City	First Colony Mall	PlazAmericas
Year Built/ Renovated	1999 / 2019	1984 / 2012	2008 / NAP	1966 / 2002	1996 / 2006	1961 / NAP
Total GLA	1,181,987(2)	1,100,000	548,188	1,700,000	1,160,000	1,360,000
Ownership	Simon Property Group (63%) / Private Owner (37%)	Private Owner - 100%	Simon Property Group (SPG) - 100%	Metro National Corp - 100%	NYSCRF (50%) / Brookfield (45%) / Private Owner (5%)	Private Owner – 100%
Distance to Property	N/A	10 miles	15 miles	16 miles	17 miles	18 miles
Occupancy %	86.3%(2)	60.0%	99.0%	92.0%	100.0%	80.0%
Inline Sales PSF(3)	$515	$353	$757	$817	$762	$350
Anchors	AMC Theatres; Bass Pro Shops; Burlington Coat Factory; Marshalls; Ross Dress for Less; Saks Off 5th	Dillard's	Saks Off 5th	Apple; Cinemark; Dillard's; JCPenney; Macy's; Office Depot; Target	AMC Theatres; Dick's Sporting Goods; Dillard's; JCPenney; Macy's	Burlington Coat Factory
(1)	Source: Third party research report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 3, 2022. The Katy Mills Property was 94.7% occupied as of May 3, 2022 including RDP tenants.
(3)	Per third party research for the competitive properties, excluding Apple/Tesla as applicable. The Katy Mills Property sales information is based on borrower sponsor’s provided information for in-line tenants for TTM March 2022.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Katy Mills Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rent Increase Projection
Anchor	$6.00	10	10.0% in Year 6
Junior Anchor	$20.00	10	10.0% in Year 6
Major	$20.00	10	10.0% in Year 6
Over 10,000 SF	$30.00	7	3.0% per annum
5,000 -9,999 SF	$34.00	7	3.0% per annum
2,500-4,999 SF	$33.00	7	3.0% per annum
1,000-2,499 SF	$43.50	7	3.0% per annum
Less than 1,000 SF	$60.00	7	3.0% per annum
Jewelry	$100.00	7	3.0% per annum
Food Court	$100.00	7	3.0% per annum

A-3-22

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Escrows.

Real Estate Taxes – The Katy Mills Borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Control Event (as defined below), (ii) during a Lockbox Event Period (as defined below), or (iii) upon the Katy Mills Borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Insurance – The Katy Mills Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Control Event, (ii) during a Lockbox Event Period, or (iii) upon the Katy Mills Borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the Katy Mills Borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Replacement Reserve – On each payment date, the Katy Mills Borrower is required to deposit monthly approximately $46,008 to a reserve for replacements to the Katy Mills Property, subject to a cap of approximately $1,104,183 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the replacement reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

TI/LC Reserve – On each payment date, the Katy Mills Borrower is required to deposit monthly $98,487 for future tenant improvements and leasing commissions, subject to a cap of $2,363,678 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Outstanding TI/LC Reserve – The Katy Mills Mortgage Loan documents provide for an upfront reserve of $1,013,945 for outstanding landlord obligations.

A “Control Event” means if one or more of Simon Property Group, L.P. and Simon Property Group, Inc. does not own at least 62.5% of the direct or indirect interests in the Katy Mills Borrower or does not control the Katy Mills Borrower.

A “Lockbox Event Period” will commence during the occurrence of: (i) an event of default, (ii) a bankruptcy action of the Katy Mills Borrower or manager, (iii) a Debt Yield Trigger Event (as defined below), or (iv) a Major Tenant Trigger Event (as defined below).

A “Debt Yield Trigger Event” will commence when, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 15.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 15.0% or greater for two consecutive calendar quarters.

A “Major Tenant Trigger Event” will commence during any of a (i) Major Tenant Bankruptcy Event (as defined below), (ii) Major Tenant Operations Event (as defined below) or (iii) Major Tenant Renewal Event (as defined below).

A “Major Tenant” means (i) Bass Pro Shops Outdoor, (ii) Burlington, (iii) AMC Theaters and/or (iv) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of such tenants.

A “Major Tenant Bankruptcy Event” will commence upon a bankruptcy action of a Major Tenant and will expire on the date that the Major Tenant has assumed, and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and such Major Tenant is in occupancy of its full space.

A “Major Tenant Operations Event” will commence upon the date on which a Major Tenant goes dark or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently), its demised space at the Katy Mills Property; provided that none of the following will constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (d) a temporary closure related to COVID mandated stay-at-home closures, and will expire when the applicable Major Tenant continuously operates its business at the Katy Mills Property for a period of no less than 30 consecutive days during normal business hours and is paying full rent as is required under the Major Tenant lease.

A “Major Tenant Renewal Event” will commence upon the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of lease expiration, and will expire upon (a) the date on which the Major Tenant renews and/or extends its lease, (b) not less than 50% of the space demised by the Major Tenant lease being leased to one or more new tenants, or (c) the applicable Major Tenant Threshold Amount (as defined below) being deposited in the excess cash reserve account.

A “Major Tenant Threshold Amount” means with respect to (i) the space occupied by Bass Pro Shops Outdoor, the amount of $7,235,100, (ii) with respect to the space occupied by Burlington, the amount of $5,004,150 and (iii) with respect to the space occupied by AMC Theatres, the amount of $3,833,550.

A-3-23

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Lockbox and Cash Management. The Katy Mills Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Katy Mills Property are required to be deposited directly to the lockbox account and, so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the Katy Mills Borrower’s operating account. During a Lockbox Event Period, the Katy Mills Borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Katy Mills Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Katy Mills Whole Loan; provided that excess cash will be disbursed at the direction of the Katy Mills Borrower in the event of shortfalls in certain monthly expense items.

Property Management. The Katy Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the Katy Mills Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Katy Mills Borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the Katy Mills Borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Katy Mills Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the Katy Mills Borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the Katy Mills Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-24

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

A-3-25

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

A-3-26

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
National Theatre
Thumford Arnold Building
Ford Theatre
Smithsonian American Art Museum
Hotel Monaco
Capital One Arena
Terrell Place
Shakespeare Theatre Company
National Building Museum
FBI Field House
Judiciary Center
DC Superior Court
CWA Bldg.
Georgetown University Law Center
US Court of Military Appeals
Judiciary Square
US Tax Court
President's Park
Pennsylvania Ave NW
DC City Hall
J. Edgar Hoover FBI Bldg.
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
Judiciary Square
METRO
The Residences at Market Square
D St NW
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
Dept. of Justice
Superior Court of DC
DC Dept. of Moror Vehicles
Labor Department
Archives-Navy Memorial
C St NW
Federal Triangle
IRS
Natl. Records and Archives Administration
Federal Trade Commission
Embassy of Canada
US District Court
Louisiana Ave NW
Constitution Ave NW
Constitution Ave NW
Constitution Ave NW
Pennsylvania Ave NW
National Museum of African American History and Culture
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Blue, Orange, Silver Lines
Metro Yellow, Green Lines
Washington Monument
THE NATIONAL MALL
Capitol Reflecting Pool
Ulysses S. Grant Memorial
Sylvan Theater Stage
12th St Expwy
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
Smithsonian
Independence Ave SW
Independence Ave SW
USDA Forest Service
Agriculture Department
WASHINGTON D.C.
U. S. Department of Education
US Dept of Health & Human Services
Hancock Park
C St SW
United States Holocaust Memorial Museum
Bureau of Engraving
Aerospace Center
Dept. of Homeland Security
Amtrak
Holiday Inn
Food and Drug Administration
Metro Blue, Orange, Silver Lines
Federal Center SW
L'Enfant Plaza
Amtrak
Maryland Ave SW
Intl. Spy Museum
Constitution Center
400 7th Street Southwest
Washington, District of Columbia 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
Vietnam Women's Memorial
Benjamin Banneker Park
Jefferson Memorial
Francis Case Memorial Bridge
Ronald Reagan Washington Natl. Airport 3 miles
G St SW
G St SW
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Randall Jr. High School
Metro
Jefferson Jr. High School
Maine Ave SW
I St SW
Southwest Duck Pond
Southwest Washington
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Delaware Ave SW
Washington Channel
M St SW
Metro Green Line
Waterfront-SEU
Southwest Waterfront
King Greenleaf Recreation Center
Ohio Dr. SW
N St SW
East Potomac Park Golf Course
O St SW
P St SW
Canal St SW
First St SW
7th St SW
4th St SW
6th St SW
3rd St NW
4th St NW
14th St SW
12th St SW
15th St NW
14th St NW
13th St NW
12th St NW
11th St NW
10th St NW
9th St NW
8th St NW
7th St NW
F St NW
E St NW
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
College Park
Greenbelt
Langley
McLean
WASHINGTON D.C.
Tysons Corner
Falls Church
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Franconia
Mount Vernon
Clinton

A-3-27

No. 3 – Constitution Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
				Location:	Washington, DC
Original Principal Balance(1):		$84,000,000		Size:	1,410,049 SF
Cut-off Date Balance(1):		$84,000,000		Cut-off Date Balance Per SF(1):	$282
% of Initial Pool Balance:		7.7%		Maturity Date Balance Per SF(1):	$282
Loan Purpose:		Refinance		Year Built/Renovated:	1968/2010
Borrower Sponsor:		MetLife, Inc. and New York Common		Title Vesting:	Fee
		Retirement Fund		Property Manager:	Hines GS Properties, Inc.
Guarantor(2):		NAP		Current Occupancy (As of):	100.0% (12/1/2021)
Mortgage Rate(3):		3.0494%		12/31/2021 TTM Occupancy	100.0%
Note Date:		February 16, 2022		YE 2020 Occupancy:	100.0%
Seasoning:		5 months		YE 2019 Occupancy:	100.0%
Maturity Date:		March 9, 2032		YE 2018 Occupancy:	100.0%
IO Period:		120 months		Appraised Value(8):	$914,000,000
Loan Term (Original):		120 months		Appraised Value Per SF(8):	$648
Amortization Term (Original):		NAP		Appraisal Valuation Date(8):	December 29, 2021
Loan Amortization Type:		Interest Only
Call Protection(4):		L(24),YM1(5),DorYM1(84),O(7)
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information(7)
Additional Debt:		Yes		YE 2021 NOI:	$52,895,989
Additional Debt Type		Pari Passu ($314,000,000);		YE 2020 NOI:	$51,433,757
(Balance)(1)(5):		Subordinate ($52,000,000)		YE 2019 NOI:	$49,648,892
				YE 2018 NOI:	$47,828,079
				U/W Revenues:	$85,939,687
Escrows and Reserves(6)				U/W Expenses:	$29,664,589
	Initial	Monthly	Cap	U/W NOI:	$56,275,098
Taxes	$0	Springing	NAP	U/W NCF:	$52,916,001
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.57x / 4.30x
TI/LC Reserve	$416,036	Springing	(6)	U/W Debt Yield based on NOI/NCF(1):	14.1% / 13.3%
Free Rent Reserve	$14,343,252	$0	NAP	U/W Debt Yield at Maturity based on	14.1% / 13.3%
				NOI/NCF(1):
				Cut-off Date LTV Ratio(1)(8):	43.5%
				LTV Ratio at Maturity(1)(8):	43.5%

Sources and Uses
Sources			Uses
Senior loan amount	$398,000,000	88.4%	Loan payoff	$372,749,794	82.8%
Subordinate loan amount	52,000,000	11.6	Return of Equity	59,412,042	13.2
			Closing Costs	3,078,877	0.7
			Reserves:	14,759,288	3.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of eleven pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, UW NOI Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire Constitution Center Whole Loan are $319, $319, 4.30x/3.68x, 12.5%/11.8%, 12.5%/11.8%, 49.2% and 49.2%, respectively.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.
(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.
(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in August 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.
(5)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” for a discussion of additional indebtedness.
(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics

A-3-28

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of eleven pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the aggregate original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A-2-2 and Note A-4, with an aggregate original principal balance of $84,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK43 securitization trust. The non-controlling senior Note A-2-1, Note A-3, and Note A-8 have been contributed to the BANK 2022-BNK42 securitization trust. The non-controlling senior Note A-1 and Note A-7 have been contributed to the BANK 2022-BNK41 securitization trust. The non-controlling senior Note A-5 and Note A-9 have been contributed to the MSC 2022-L8 securitization trust. The remaining Constitution Center Senior Loans (together with Note A-1, Note A-2-1, Note A-3, Note A-5, Note A-7, Note A-8 and Note A-9 the “Constitution Center Non-Serviced Pari Passu Companion Loans”) are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A-2-1	$6,000,000	$6,000,000	BANK 2022-BNK42	No
A-2-2	$44,000,000	$44,000,000	BANK 2022-BNK43	No
A-2-3	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	BANK 2022-BNK42	No
A-4	$40,000,000	$40,000,000	BANK 2022-BNK43	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	BANK 2022-BNK42	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
Total Senior Notes	$398,000,000	$398,000,000

Subordinate Notes
B-1, B-2, B-3	$52,000,000	$52,000,000	Third Party Purchaser	Yes
Total (Whole Loan)	$450,000,000	$450,000,000

The Borrower and Borrower Sponsors. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

A-3-29

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016 to 2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

A-3-30

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to the tenancy at the Constitution Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent		% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
OCC	Aaa/AAA /AA+	471,499	33.4%	$57.13	$26,936,849	(3)	36.0%	10/31/2038	2x5 yr	N
FHFA	Aaa/AAA /AA+	377,092	26.7%	$54.18	$20,432,612		27.3%	1/31/2027	2x5 yr	N
GSA	Aaa/AAA /AA+	375,260	26.6%	$49.14	$18,439,068		24.7%	2/29/2024	1x5 yr	N
ASPR	Aaa/AAA /AA+	186,198	13.2%	$48.00	$8,938,069	(4)	12.0%	10/31/2037	None	N
Total Major Tenants		1,410,049	100.0%	$53.01	$74,746,598		100.0%
Non-Major Tenants		0	0.0%	$00.00	$0		0.0%
Occupied Collateral Total		1,410,049	100.0%	$53.01	$74,746,598		100.0%

Vacant Space		0	0.0%

Collateral Total		1,410,049	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.
(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.
(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information relating to the lease rollover schedule at the Constitution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	375,260	26.6%	375,260	26.6%	$18,439,068	24.7%	$49.14
2025	0	0	0.0%	375,260	26.6%	$0	0.0%	$0.00
2026	0	0	0.0%	375,260	26.6%	$0	0.0%	$0.00
2027	1	377,092	26.7%	752,352	53.4%	$20,432,612	27.3%	$54.18
2028	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2029	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2030	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2031	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2032	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
Thereafter	2	657,697	46.6%	1,410,049	100.0%	$35,874,918	48.0%	$54.55
Vacant	0	0	0.0%	1,410,049	100.0%	$0	0.0%	$0.00
Total/ Wtd. Avg.	4	1,410,049	100.0%			$74,746,598	100.0%	$53.01

(1)	Information obtained from the underwritten rent roll.

A-3-31

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

The following table presents historical occupancy percentages at the Constitution Center Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/1/2021(2)
100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the appraisal.
(2)	Based on Underwritten Rent Roll dated December 1, 2021

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Constitution Center Property:

Cash Flow Analysis

	2018	2019	2020	2021	U/W	%(1)	U/W $ per SF
Base Rent	$68,424,283	$70,158,070	$71,355,483	$72,427,586	$74,746,598(2)	84.5%	$53.01
Free Rent	(1,147)	(1,147)	(1,147)	(1,147)	0	0.0	0.00
Straight Line Rent(3)	0	0	0	0	4,468,440	5.0	3.17
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$68,423,136	$70,156,923	$71,354,336	$72,426,439	$79,215,037	89.5%	$56.18
Other Income(4)	4,079,598	4,046,891	4,062,096	4,393,495	5,451,525	6.2	3.87
Expense Reimbursements	2,037,839	2,840,701	2,244,245	3,152,519	3,820,656	4.3	2.71
Net Rental Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$88,487,218	100.0%	$62.75
(Vacancy & Credit Loss)	0	0	0	0	(2,547,531)	(3.2)	(1.81)
Effective Gross Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$85,939,687	97.1%	$60.95

Real Estate Taxes	14,499,868	14,856,597	14,927,387	14,463,167	13,549,234	15.8	9.61
Insurance	497,217	528,288	394,008	396,060	364,902	0.4	0.26
Management Fee	552,937	571,673	588,419	583,597	1,000,000	1.2	0.71
Other Operating Expenses	11,162,472	11,439,065	10,317,106	11,633,640	14,750,453	17.2	10.46
Total Operating Expenses	$26,712,494	$27,395,623	$26,226,920	$27,076,464	$29,664,589	34.5%	$21.04

Net Operating Income	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$56,275,098	65.5%	$39.91
Replacement Reserves	0	0	0	0	352,512	0.4	0.25
TI/LC	0	0	0	0	3,006,585	3.5	2.13
Net Cash Flow	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$52,916,001	61.6%	$37.53

NOI DSCR(5)	3.89x	4.03x	4.18x	4.30x	4.57x
NCF DSCR(5)	3.89x	4.03x	4.18x	4.30x	4.30x
NOI Debt Yield(5)	12.0%	12.5%	12.9%	13.3%	14.1%
NCF Debt Yield(5)	12.0%	12.5%	12.9%	13.3%	13.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Underwritten Base Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.
(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.
(4)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.
(5)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Appraisal. According to the appraisal, the Constitution Center Property had a “Hypothetical As Is” appraised value of $914,000,000 as of December 29, 2021, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The “As Is” appraised value is $900,000,000 as of December 29, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2022, there was no evidence of any recognized environmental conditions at the Constitution Center Property.

COVID-19 Update. As of July 27, 2022, the borrower sponsor has reported that the Constitution Center Property is open and operating. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 32% of the space is being utilized due to COVID restrictions.

A-3-32

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Market Overview and Competition. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 per SF and inventory of approximately 164.9 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary(1)

	GSA Space	Agency Space	Concourse Level Space	Storage Space
Market Rent (PSF)	$48.00	$55.00	$26.00	$18.00
Lease Term (Years)	10	10	10	10
Lease Type (Reimbursements)	GSA (FS)	Full Service	Full Service	None
Rent Increase Projection	None	2% per annum	None	None
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (2)	Washington, DC	1968/2010	1,410,049	OCC	471,499	May-2021	$57.13	GSA
Union Square – North Tower	Washington, DC	1972/2011	322,249	Department of Justice	164,000	Oct-2021	$46.75	GSA
National Place	Washington, DC	1984/NAP	691,200	US Commission on Civil Rights	24,139	Aug-2021	$45.00	GSA
L’Enfant Plaza North	Washington, DC	1969/2014	299,476	FAA	65,734	Jan-2021	$48.15	GSA
Aerospace Center	Washington, DC	1987/NAP	407,321	Internal Revenue Service	38,000	Jun-2020	$43.00	GSA
Potomac Center South	Washington, DC	1969/2003	429,256	Department of Education	290,000	Feb-2020	$46.90	GSA
International Trade Commission	Washington, DC	1987/NAP	262,959	International Trade Commission	29,092	Nov-2018	$49.75	GSA
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated and lease type.

A-3-33

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Escrows.

Tax Reserve - During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance Reserve - During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

TI/LC Reserve - On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Outstanding TI/LC Reserve – At origination the borrower deposited $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

Free Rent Reserve – At origination the borrower deposited $14,343,252 into a reserve for free rent for the tenant ASPR.

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end upon the occurrence of the following: with regard to clause (i) above, the cure of such event of default; or with regard to clause (ii) above, when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in

A-3-34

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Property Management. The Constitution Center Property is managed by Hines GS Properties, Inc., a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $314,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The following table presents certain information relating to the Constitution Center Whole Loan:

	B-Note Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Constitution Center Senior Notes	$398,000,000	3.0494%	120	0	120	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	120	0	120	3.68x	12.5%	49.2%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-35

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

A-3-36

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

MCDOWELL MOUNTAINS
Cave Creek
Carefree
Peoria
Surprise
El Mirage
Glendale
PHOENIX
Avondale
Goodyear
Tolleson
Liberty
Scottsdale
Paradise Valley
Tempe
MESA
Anthem
New River
Desert Ridge
MARICOPA COUNTY
The Boulders Resort
34631 North Tom Darlington Drive
Scottsdale, AZ 85266
E. Cave Creek Rd
Los Portales Mall
Desert Forest GC
Desert Mountain GC
Desert Mtn Club-Outlaw Course
Desert Mtn Club-Renegade Course
Mirabel GC
The Boulders
Legend Trail GC
Pima Rd
E. Carefree Hwy
Shops at Dove Valley
Dove Valley Ranch GC
Terravita GC
E. Westland Rd
The Summit at Scottsdale
Scottsdale Rd
Whisper Rock GC
N. Cave Creek Rd
E. Lone Mountain Rd
North Scottsdale
E. Sonoran Desert Dr
Tatum Ranch GC
Troon North GC
The Club at Scottsdale
Dynamite Blvd
Cave Buttes Recreation Area
MARICOPA COUNTY
The Estancia Club
Jomax Rd
Tatum Blvd
Pinnacle Reserve
Desert Highlands GC
Troon GC
E. Happy Valley Rd
Happy Valley Rd
Desert Village Shopping Center
Cave Creek Rd
PHOENIX
N. 56th St
Pinnacle of Scottsdale
Pinnacle Peak Rd
Pinnacle Peak CC
JW Marriott Phoenix
Desert Ridge
Scottsdale
West Reach 11 Sports Complex
Desert Ridge Marketplace
Hayden Rd
Grayhawk GC
Country Club at DC Ranch
Pima Frwy
LOOP 101
High Street
Scottsdale Grayhawk Center
Market Street
Sagewood
51
Horseshoe Canyon
Union Hills Dr
Paradise Valley Community College
American Express
Mayo Clinic Hospital
Scottsdale 101
Fairmont Scottsdale Princess
DC Ranch Crossing
McDowell Sonoran Preserve
Paradise Valley Park
Chauncey Ranch
Bell Rd
Downtown Phoenix 12 miles
Paradise Valley Hospital
Tournament Players Club GC
Scottsdale Liberty Hospital
Windgate Crossing

A-3-37

No. 4 – The Boulders Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(1):		$75,000,000		Location:	Scottsdale, AZ
Cut-off Date Balance(1):		$74,930,466		Size:	160 Rooms
% of Initial Pool Balance:		6.9%		Cut-off Date Balance Per Room(1):	$624,421
Loan Purpose:		Refinance		Maturity Date Balance Per Room(1):	$524,370
Borrower Sponsor:		William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung		Year Built/Renovated:	1985/2016
Guarantor:		CSC Holdings, LLC		Title Vesting:	Fee
Mortgage Rate:		5.5630%		Property Manager:	Crestview Management, LLC (borrower affiliate)
Note Date:		July 6, 2022		Current Occupancy (As of):	70.0% (4/30/2022)
Seasoning:		1 month		YE 2021 Occupancy(4):	68.8%
Maturity Date:		July 11, 2032		YE 2020 Occupancy(4):	46.3%
IO Period:		0 months		YE 2019 Occupancy(4):	69.4%
Loan Term (Original):		120 months		YE 2018 Occupancy:	71.1%
Amortization Term (Original):		360 months		As-Is Appraised Value:	$232,800,000
Loan Amortization Type:		Amortizing Balloon		As-Is Appraised Value Per Room:	$1,455,000
Call Protection(2):		L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	June 7, 2022
Lockbox Type:		Hard / In Place Cash Management		Underwriting and Financial Information(5)
Additional Debt(1):		Yes		TTM NOI (4/30/2022)(4):	$20,326,361
Additional Debt Type (Balance) (1):		Pari Passu ($24,976,822)		YE 2021 NOI(4):	$15,904,330
				YE 2020 NOI(4):	$7,698,759
				YE 2019 NOI:	$8,670,445
				U/W Revenues:	$50,961,864
				U/W Expenses:	$30,697,492
Escrows and Reserves(3)				U/W NOI:	$20,264,372
	Initial	Monthly	Cap	U/W NCF:	$18,225,898
Taxes	$187,374	$62,459	NAP	U/W DSCR based on NOI/NCF(1):	2.95x / 2.66x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	20.3% / 18.2%
FF&E Reserve	$0	$169,873	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 21.7%
Seasonality Reserve	$1,800,000	Springing	$1,800,000	Cut-off Date LTV Ratio(1):	42.9%
PIP Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	36.0%

Sources and Uses
Sources			Uses
Whole Loan amount	$100,000,000	100.0%	Loan payoff(6)	$68,398,713	68.4%
			Upfront Reserves	1,987,374	2.0
			Closing costs	562,039	0.6
			Return of Equity	29,051,874	29.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Boulders Resort Mortgage Loan (as defined below) is part of The Boulders Resort Whole Loan (as defined below) with an original aggregate principal balance of $100,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on The Boulders Resort Whole Loan.
(2)	At any time after the earlier of (i) August 11, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of The Boulders Resort Whole Loan to be securitized, the borrower has the right to defease The Boulders Resort Whole Loan in whole or in part, in connection with the release of the El Pedregal Property (see “Partial Release” section).
(3)	See “Escrows” section.
(4)	The decrease in Occupancy and NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The increase in NOI from 2020 to 2021 was also driven by an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in ADR to $385, and increases to F&B, Villa, and other revenue.
(5)	While The Boulders Resort Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Boulders Resort Whole Loan more severely than

A-3-38

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	The loan proceeds were used to repay existing CMBS debt securitized in CSAIL 2017-CX9 and CSAIL 2017-CX10.

The Mortgage Loan. The mortgage loan (the “The Boulders Resort Mortgage Loan”) is part of a whole loan (the “The Boulders Resort Whole Loan”) secured by first priority fee interests in a 160-room full-service hotel located in Scottsdale, Arizona (the “The Boulders Resort Property”). The Boulders Resort Whole Loan has an original aggregate principal balance of $100,000,000 and is comprised of two pari passu notes. The Boulders Resort Mortgage Loan, with an original principal balance of $75,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2 is held by Column Financial, Inc. The Boulders Resort Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Preliminary Prospectus.

The Boulders Resort Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$74,930,466	BANK 2022-BNK43	Yes
A-2	$25,000,000	$24,976,822	Column Financial, Inc.	No
Total	$100,000,000	$99,907,288

The Borrower and Borrower Sponsors. The borrower is CP Boulders, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Boulders Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 41 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The borrower owned property other than The Boulders Resort Property that it sold prior to origination of The Boulders Resort Whole Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Property Types – Hospitality Properties” in the Preliminary Prospectus.

CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Boulders Resort Property is a 160-room, full-service hotel located in Scottsdale, AZ. Built in 1985, the property is currently operated as a Curio by Hilton. The Boulders Resort Property was repositioned from its former Waldorf Astoria affiliation in 2016 after undergoing a $15.4 million ($96,250/room) renovation. The Boulders Resort Property amenities include five food and beverage outlets, a tennis center, four outdoor pools, a full-service spa with 24 treatment rooms, 24,101 square feet of indoor meeting space and 28,348 of outdoor meeting space. The Boulders Resort Property also features two, 18-hole golf courses (one of which is closed for renovations and expected to re-open in October 2022) and The Boulders Club, which is a golf club that has 400 memberships and features its own swimming pool and restaurant. The golf facilities include one of the top golf schools in the country, The Boulders Academy, according to Golf Magazine and Travel and Leisure Magazine. The collateral also includes an 81,000 square foot multi-tenant retail component (the “El Pedregal Property”). The El Pedregal Property is an open-air center situated around an interior courtyard area that hosts outdoor concerts and events. It has been less than 50% leased for several years and currently includes the resort’s bakery, largest ballroom and an additional food and beverage outlet that is hotel-operated. Situated on an approximately 353-acre site, The Boulders Resort Property is spread out, with paved walking and cart paths and 854 surface parking spaces. The Boulders Resort Property operates under a Hilton franchise agreement which expires in 2035.

The Boulders Resort Property guestroom configuration consists of 127 king rooms and 33 double queen rooms. The guestrooms feature flat-screen televisions, high-speed internet, walk-in closets, fireplaces, desks, and a private patio or balcony.

The Boulders Resort Property also includes 57, one-, two-, and three- bedroom privately owned, non-collateral, villas and haciendas that participate in a rental management program, with a net revenue split to The Boulder Resort Property of 52.5%. The villas have daily housekeeping and the guests have access to all the resort amenities. The Boulders Resort Property pays for the operation of the villas including housekeeping, and property management, while the private owners pay for all property related expenses including taxes, insurance and utilities.

A-3-39

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Boulders Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Boulders Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2020 TTM	61.1%	$287.29	$175.42	59.9%	$252.71	$151.45	98.2%	88.0%	86.3%
4/30/2021 TTM	30.5%	$352.98	$107.53	54.3%	$283.72	$154.06	178.2%	80.4%	143.3%
4/30/2022 TTM	58.7%	$404.99	$237.90	69.9%	$371.79	$259.89	119.0%	91.8%	109.2%

(1)	Source: Third-party research report.
(2)	According to a third party research report, the competitive set includes the Hyatt Regency Scottsdale Resort & Spa at Gainey, Fairmont Scottsdale Princess, The Phoenician, a Luxury Collection Resort, Scottsdale, Four Seasons Resort Scottsdale at Troon North, Westin Kierland Resort & Spa, and JW Marriott Phoenix Desert Ridge Resort & Spa.

The following table presents historical occupancy percentages at The Boulders Resort Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	4/30/2022
71.1%	69.4%	46.3%	68.8%	70.0%

(1)	Information obtained from the historical operating statements.

A-3-40

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Boulders Resort Property:

Cash Flow Analysis

	2019	2020	2021	TTM 4/30/2022	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	69.4%	46.3%	68.8%	70.0%	70.0%
ADR	$274.21	$281.15	$336.55	$385.14	$385.14
RevPAR	$190.35	$130.12	$231.59	$269.48	$269.48

Room Revenue	$11,116,714	$7,619,559	$13,524,783	$15,737,427	$15,737,427	30.9%	$98,359
Food & Beverage Revenue	12,720,349	6,993,092	10,597,997	13,150,500	13,150,500	25.8	82,191
Villa Revenue(2)	2,444,387	1,423,575	2,731,016	3,467,116	3,467,116	6.8	21,669
Other Revenue(3)	15,530,362	11,864,418	16,569,887	18,606,821	18,606,821	36.5	116,293
Total Revenue	$41,811,812	$27,900,644	$43,423,683	$50,961,864	$50,961,864	100.0%	$318,512

Room Expense	4,846,247	2,789,802	3,602,342	3,830,154	3,830,154	24.3	23,938
Food & Beverage Expense	8,532,686	4,136,470	5,999,655	7,128,558	7,128,558	54.2	44,553
Villa Expense(4)	440,583	273,443	373,929	460,587	460,587	13.3	2,879
Other Department Expense	7,963,709	4,988,089	6,789,126	7,285,178	7,285,178	39.2	45,532
Total Department Expenses	$21,783,225	$12,187,804	$16,765,052	$18,704,477	$18,704,477	36.7%	$116,903
Gross Operating Income	$20,028,587	$15,712,840	$26,658,631	$32,257,387	$32,257,387	63.3%	$201,609

Total Undistributed Expenses	10,211,838	7,033,240	9,586,650	10,771,490	10,833,479	21.3	67,709
Gross Operating Profit	$9,816,749	$8,679,600	$17,071,981	$21,485,897	$21,423,908	42.0%	$133,899

Property Taxes	710,545	723,208	720,782	720,783	720,783	1.4	4,505
Insurance	435,759	257,633	446,869	438,753	438,753	0.9	2,742
Total Operating Expenses	$33,141,367	$20,201,885	$27,519,353	$30,635,503	$30,697,492	60.2%	$191,859

Net Operating Income	$8,670,445	$7,698,759(5)	$15,904,330(5)	$20,326,361(5)	$20,264,372	39.8%	$126,652
FF&E	0	0	0	0	2,038,475	4.0	$12,740
Net Cash Flow	$8,670,445	$7,698,759	$15,904,330	$20,326,361	$18,225,898	35.8%	$113,912

NOI DSCR(6)	1.26x	1.12x	2.32x	2.96x	2.95x
NCF DSCR(6)	1.26x	1.12x	2.32x	2.96x	2.66x
NOI DY(6)	8.7%	7.7%	15.9%	20.3%	20.3%
NCF DY(6)	8.7%	7.7%	15.9%	20.3%	18.2%
(1)	% of U/W Total Revenue for Room Expense, F&B Expense, Villa Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Villa revenue represents the net rental income from the 57 villas and haciendas that participate in the rental management program.
(3)	Other revenue consists primarily of golf, spa, and resort fees.
(4)	Represents maid, minor maintenance service, and property management fees for the villas.
(5)	The decrease in NOI from 2019 to 2020 and increase in NOI from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021, as well as an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in ADR to $385, and increases to F&B, Villa, and other revenue.
(6)	The NOI and NCF DSCRs and the NOI and NCF debt yields are based on The Boulders Resort Whole Loan.

Appraisal. The appraised value of $232,800,000 is dated June 7, 2022 and represents the As-Is value of The Boulders Resort Property. The appraisal also provided a Prospective Market Value upon Stabilization of $254,800,000 as of June 7, 2024, representing a 39.2% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated June 3, 2022, there was no evidence of any recognized environmental conditions at The Boulders Resort Property.

Market Overview and Competition. The Boulders Resort Property is located in north Scottsdale, Arizona, approximately 33.3 miles north of Phoenix. The immediate area is characterized as a mix of residential, recreational, and commercial uses surrounded by rugged desert terrain. The Boulders Resort Property is within 27 miles of numerous regional recreational venues including Camelback Mountain, the Talking Stick Entertainment District, and downtown Scottsdale. Scottsdale offers a variety of shopping, nightlife, art shows and restaurant options, as well as being the second largest employment center in Arizona. The Talking Stick Entertainment District is a 1.1 million square foot entertainment district that includes a casino, the 1.3 million square foot Pavilions shopping Center, a 36-hole golf course, and Salt River Fields, a major league baseball spring training facility.

A-3-41

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

The Boulders Resort Property has access throughout the region via State Route 101 and Interstate 17, located approximately 12.8 miles and 12.4 miles away, respectively. Additionally, The Boulders Resort Property is located approximately 32.6 miles from Phoenix Sky Harbor International Airport.

According to the appraisal, the 2021 population within a three- and five-mile radius of The Boulders Resort Property was 21,817 and 51,807, respectively. The 2021 average household income within the same three- and five-mile radii was $181,340 and $172,927, respectively.

The appraisal identified a proposed luxury resort that will be 25% competitive with The Boulders Resort Property. The Ritz-Carlton: The Palmeraie, is currently under construction with a projected opening date of January 2023 and will have 215 rooms. The property is located approximately 19 miles south of The Boulders Resort Property and only deemed partially competitive due to the location and the smaller complement of amenities available.

The table below presents certain information relating to comparable sales pertaining to The Boulders Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Sanctuary on Camelback Mountain	5700 East McDonald Drive Paradise Valley, AZ	1970	109	1/2021	$1,201,835
Four Seasons Napa	400 Silverado Trail North Calistoga, CA	2021	85	12/2021	$2,088,235
Montage Healdsburg	100 Montage Way Healdsburg, CA	2020	130	4/2021	$2,038,462
Former Montage Beverly Hills	225 North Canon Drive Beverly Hills, CA	2008	204	12/2019	$2,524,510
JW Marriott Desert Ridge	5350 East Marriott Drive Phoenix, AZ	2002	950	9/2019	$633,684

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $187,374 and ongoing monthly deposits of $62,459 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days after to the expiration dates of said policies.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to 1/12th of the greater of (i) 4% of the operating income for the preceding fiscal year or (ii) the amount required to be reserved under the franchise agreement for FF&E, initially estimated at $169,873.

Seasonality Reserve – The loan documents require an upfront deposit of $1,800,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in July, August, September and October, to the extent that there is insufficient cash flow from The Boulders Resort Property to make the monthly debt service payment.

On each monthly payment date occurring in February, March, April, May, November, and December, the borrower is required to deposit $300,000 into the Seasonality Reserve, provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

PIP Reserve - The loan documents require that if, at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.

Lockbox and Cash Management. The Boulders Resort Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and manager are required to cause all rents and credit card receipts to be deposited directly into the lockbox account, and to deposit any rents otherwise received into such account within one business day after receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, provided no event of default under the loan documents has occurred, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the payment priorities set forth in The Boulders Resort Whole Loan documents will be transferred to the borrower. During a Cash Trap Event Period, any excess

A-3-42

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

cash flow remaining after satisfaction of the payment priorities outlined in The Boulders Resort Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for The Boulders Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio falling below 1.40x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.45x for three consecutive calendar months.

Property Management. The Boulders Resort Property is managed by Crestview Management, LLC, an affiliate of the borrower.

Partial Release. From and after the prepayment lockout date, in connection with the sale to an unaffiliated third party, the borrower may obtain the release of the El Pedregal Retail Property, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greatest of (a) 95% of the net proceeds of the sale, (b) $12,125,000, (c) an amount that would result in the debt yield following the release being no less than the greater of 14.0% and the debt yield immediately prior to the release, (d) an amount that would result in the loan to value ratio being not more than the lesser of 60.0% or the loan to value ratio prior to release, and (e) such greater amount as may be required to maintain REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Boulders Resort Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-43

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

NO
OUTLET
DOLLAR TREE

Dollar Tree – Toledo, OH

Dollar General – Jackson, MS

HOBBY LOBBY

Hobby Lobby – Jackson, TN

SCHEELS
SCHEELS

Scheel's All Sports – Great Falls, MT

FAMILY DOLLAR

Family Dollar – Glen Burnie, MD

DOLLAR GENERAL

Dollar General – Dacula, GA

A-3-44

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

WISCONSIN
MICHIGAN
ONTARIO
Lake Huron
Lake Michigan
Lake Erie
MILWAUKEE
CHICAGO
GRAND RAPIDS
Lansing
Redford
DETROIT
Ann Arbor
TOLEDO
CLEVELAND
Bedford
AKRON
FORT WAYNE
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
DAYTON
CINCINNATI
Springfield
Forsyth
Lincoln
Peoria
ILLINOIS
LOUISVILLE
LEXINGTON
KENTUCKY
New Boston
WV

BUFFALO
Rochester
Syracuse
NEW YORK
VT
NH
MA
BOSTON
Springfield
Worcester
Hartford
CT
Providence
PENNSYLVANIA
Scranton
Easton
Newark
NEW YORK
Harrisburg
Reading
Trenton
PHILADELPHIA
NJ
Atlantic City
BALTIMORE
Glen Burnie
WASHINGTON, D.C.
DE
Atlantic Ocean
Richmond
VIRGINIA
Norfolk
VIRGINIA BEACH

CALGARY
SASKATCHEWAN
BRITISH COLUMBIA
ALBERTA
Regina
Lethbridge
CANADA
U.S.
Kalispell
Great Falls
MONTANA
Williston
Missoula
Helena
Lewistown
Butte
Billings
Bozeman
IDAHO
BOISE
WYOMING
Casper
SD
ND
NE

ExchangeRight Net Leased Portfolio #56		
1	Scheel's All Sports – Great Falls, MT	Great Falls, MT
2	Woods Supermarket – Sunrise Beach, MO	Sunrise Beach, MO
3	Hobby Lobby – McAlester, OK	McAlester, OK
4	Hobby Lobby – Jackson, TN	Jackson, TN
5	CVS Pharmacy – Springfield, OH	Springfield, OH
6	Food Lion – Gastonia, NC	Gastonia, NC
7	Walgreens – Wichita, KS	Wichita, KS
8	CVS Pharmacy – Springfield, IL	Springfield, IL
9	Hobby Lobby – Forsyth, IL	Forsyth, IL
10	CVS Pharmacy – Easton, PA	Easton, PA
11	CVS Pharmacy – Christiansburg, VA	Christiansburg, VA
12	CVS Pharmacy – New Baltimore, MI	New Baltimore, MI
13	CVS Pharmacy – Silverton, OH	Cincinnati, OH
14	TJ-Maxx – McAlester, OK	McAlester, OK
15	CVS Pharmacy - Albertville, AL	Albertville, AL
16	CVS Pharmacy – New Boston, OH	New Boston, OH
17	Family Dollar – Springfield, MA	Springfield, MA
18	CVS Pharmacy – Bedford, OH	Bedford, OH
19	Family Dollar – Glen Burnie, MD	Glen Burnie, MD
20	Dollar General - Plainfield, CT	Moosup, CT
21	Family Dollar – Mesquite, TX	Mesquite, TX
22	O'Reilly Auto Parts – Decatur, GA	Decatur, GA
23	Family Dollar – Milledgeville, GA	Milledgeville, GA
24	Dollar General – Jackson, MS	Jackson, MS
25	Family Dollar – Port Arthur, TX	Port Arthur, TX
26	Dollar General – Dacula, GA	Dacula, GA
27	O'Reilly Auto Parts – Richmond, TX	Richmond, TX
28	PNC Bank – Lansing, MI	Lansing, MI
29	Family Dollar – Redford, MI	Redford, MI
30	Family Dollar - Little Rock, AR	Little Rock, AR
31	Dollar Tree – Toledo, OH	Toledo, OH
32	Sherwin Williams – Smyrna, TN	Smyrna, TN
33	Dollar General – Lincoln, IL	Lincoln, IL

KANSAS
Wichita
KANSAS CITY
Sunrise Beach
ST LOUIS
MISSOURI
OKLAHOMA
Tulsa
OKLAHOMA CITY
McAlester
Little Rock
ARKANSAS
MEMPHIS
FORT WORTH
DALLAS
Mesquite
Shreveport
LOUISIANA
Jackson
MS
TEXAS
AUSTIN
HOUSTON
Port Arthur
SAN ANTONIO
Richmond
NEW ORLEANS
Gulf of Mexico

KENTUCKY
Richmond
VA
Christiansburg
NASHVILLE
Smyrna
Knoxville
Jackson
MEMPHIS
TENNESSEE
NC
CHARLOTTE
RALEIGH
Gastonia
SC
Huntsville
Albertville
Dacula
Decatur
Birmingham
ATLANTA
Milledgeville
Augusta
ALABAMA
Montgomery
GEORGIA
Savannah
Atlantic Ocean
Tallahassee
JACKSONVILLE
FLORIDA
Gulf of Mexico
ORLANDO
TAMPA

A-3-45

No. 5 – ExchangeRight Net Leased Portfolio #56

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Retail – Single Tenant
Original Principal Balance:		$59,463,750		Location(2):	Various
Cut-off Date Balance:		$59,463,750		Size(2):	637,669 SF
% of Initial Pool Balance:		5.5%		Cut-off Date Balance Per SF:	$93.25
Loan Purpose:		Acquisition		Maturity Date Balance Per SF:	$93.25
Borrower Sponsor:		ExchangeRight Real Estate, LLC,		Year Built/Renovated(2):	Various / Various
		David Fisher, Joshua Ungerecht and Warren Thomas		Title Vesting:	Fee
Guarantors:		ExchangeRight Real Estate, LLC,		Property Manager:	NLP Management, LLC
		David Fisher, Joshua Ungerecht and			(borrower related)
		Warren Thomas		Current Occupancy (As of):	100.0% (8/1/2022)
Mortgage Rate:		5.3680%
Note Date:		June 21, 2022		YE 2021 Occupancy(3):	NAV
Seasoning:		1 month		YE 2020 Occupancy(3):	NAV
Maturity Date:		July 1, 2032		YE 2019 Occupancy(3):	NAV
IO Period:		120 months		YE 2018 Occupancy(3):	NAV
Loan Term (Original):		120 months		As-Is Appraised Value(4):	$117,750,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per SF:	$184.66
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date(4):	Various
Call Protection:		L(25),D(90),O(5)
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information(5)
Additional Debt:		None		YE 2021 NOI(3):	NAV
Additional Debt Type (Balance):		NAP		YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				U/W Revenues:	$6,381,569
				U/W Expenses:	$191,447
Escrows and Reserves(1)				U/W NOI:	$6,190,122
	Initial	Monthly	Cap	U/W NCF:	$5,799,609
Taxes	$229,379	$34,615	NAP	U/W DSCR based on NOI/NCF:	1.91x / 1.79x
Insurance	$806	$269	NAP	U/W Debt Yield based on NOI/NCF:	10.4% / 9.8%
Replacement Reserve	$1,209,561	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 9.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	50.5%
Free Rent	$16,656	$0	NAP	LTV Ratio at Maturity:	50.5%
Deferred Maintenance	$280,629	$0	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$59,463,750	49.4%	Purchase price	$116,615,539	96.9%
Borrower Equity	60,923,048	50.6	Reserves	2,237,031	1.9
			Closing Costs	1,534,229	1.3
Total Sources	$120,386,798	100.0%	Total Uses	$120,386,798	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between January 17, 2021 and April 25, 2022.
(4)	The individual appraisals are dated between March 1, 2022 and May 19, 2022.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (as defined below) more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #56 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $59,463,750 and secured by the fee interests in 33 net leased, retail properties located in nineteen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #56 Mortgage Loan is ExchangeRight Net-Leased Portfolio 56 DST (the “ExchangeRight Net Leased Portfolio #56 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight Net Leased Portfolio #56 Borrower delivered a non-consolidation

A-3-46

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC has more than 17 million square feet of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight Net Leased Portfolio #56 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #56 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #56 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #56 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #56 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #56 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #56 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #56 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #56 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #56 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #56 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 33 single-tenant retail properties totaling 637,669 square feet and located across nineteen states. The ExchangeRight Properties are located in the following states: Montana (one property, 15.6% of NRA and 10.8% of underwritten rent), Illinois (three properties, 12.4% of NRA and 8.9% of underwritten rent), Oklahoma (two properties, 11.9% of NRA and 9.2% of underwritten rent), Tennessee (two properties, 9.6% of NRA and 7.0% of underwritten rent), Missouri (one property, 8.9% of NRA and 7.0% of underwritten rent) and Ohio (five properties, 7.4% of NRA and 13.2% of underwritten rent), with the nineteen remaining ExchangeRight Properties located in North Carolina, Georgia, Texas, Michigan, Pennsylvania, Kansas, Arkansas, Virginia, Maryland, Alabama, Massachusetts, Connecticut and Mississippi. Built between 1958 and 2021, the ExchangeRight Properties range in size from 2,784 SF to 99,279 square feet.

The ExchangeRight Properties are leased to the following thirteen nationally recognized tenants operating in diverse retail segments: Family Dollar, Walgreens, Dollar General, Dollar Tree, O'Reilly Auto Parts, CVS Pharmacy, Food Lion, Hobby Lobby, PNC Bank N.A., Scheels All Sports, TJ Maxx, Woods Supermarket and Sherwin Williams. Leases representing 45.0% of NRA and 46.6% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. For the purposes of the preceding sentence, the Walgreens lease at the Walgreens - Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

A-3-47

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Scheels All Sports Great Falls, MT	1963	99,279	15.6%	1/31/2037	$12,600,000	10.7%	$724,819	$7.30	10.8%	4, 5 year
Woods Supermarket Sunrise Beach, MO	2013	56,509	8.9%	6/30/2033	$8,700,000	7.4%	$467,250	$8.27	7.0%	4, 5 year
Hobby Lobby McAlester, OK	2021	55,000	8.6%	4/30/2037	$7,500,000	6.4%	$412,500	$7.50	6.2%	4, 5 year
Hobby Lobby Jackson, TN	2005	56,447	8.9%	1/31/2031	$6,700,000	5.7%	$411,570	$7.29	6.2%	2, 5 year
CVS Pharmacy Springfield, OH	1999	9,908	1.6%	3/31/2037	$5,550,000	4.7%	$299,717	$30.25	4.5%	6, 5 year
Food Lion Gastonia, NC	2005	33,764	5.3%	11/15/2025	$5,250,000	4.5%	$340,000	$10.07	5.1%	4, 5 year
Walgreens Wichita, KS	2001	16,325	2.6%	12/31/2028(1)	$5,070,000	4.3%	$292,000	$17.89	4.4%	None
CVS Pharmacy Springfield, IL	2000	10,125	1.6%	3/31/2037	$4,760,000	4.0%	$250,000	$24.69	3.7%	6, 5 year
Hobby Lobby Forsyth, IL	1977	60,000	9.4%	1/31/2032	$4,670,000	4.0%	$290,468	$4.84	4.3%	2, 5 year
CVS Pharmacy Easton, PA	1958	17,380	2.7%	3/31/2037	$4,140,000	3.5%	$217,250	$12.50	3.2%	6, 5 year
CVS Pharmacy Christiansburg, VA	2000	11,455	1.8%	3/31/2037	$3,900,000	3.3%	$205,000	$17.90	3.1%	6, 5 year
CVS Pharmacy New Baltimore, MI	2000	10,870	1.7%	3/31/2032	$3,800,000	3.2%	$205,000	$18.86	3.1%	6, 5 year
CVS Pharmacy Cincinnati, OH	2000	9,562	1.5%	3/31/2037	$3,600,000	3.1%	$194,000	$20.29	2.9%	6, 5 year
TJ Maxx McAlester, OK	2021	21,000	3.3%	3/1/2032	$3,600,000	3.1%	$204,931	$9.76	3.1%	4, 5 year
CVS Pharmacy Albertville, AL	2000	10,336	1.6%	3/31/2032	$3,500,000	3.0%	$185,000	$17.90	2.8%	6, 5 year
CVS Pharmacy New Boston, OH	2000	8,200	1.3%	3/31/2037	$3,200,000	2.7%	$173,000	$21.10	2.6%	6, 5 year
Family Dollar Springfield, MA	2018	9,840	1.5%	9/30/2033	$3,050,000	2.6%	$174,607	$17.74	2.6%	6, 5 year
PNC Bank, N.A. Lansing, MI	1973	2,784	0.4%	9/30/2027	$2,550,000	2.2%	$122,496	$44.00	1.8%	2, 5 year
CVS Pharmacy Bedford, OH	1998	10,125	1.6%	1/31/2029	$2,400,000	2.0%	$131,984	$13.04	2.0%	5, 5 year
Family Dollar Glen Burnie, MD	1967	11,280	1.8%	1/31/2031	$2,400,000	2.0%	$145,512	$12.90	2.2%	2, 5 year
Dollar General Moosup, CT	2014	9,066	1.4%	4/30/2029	$2,180,000	1.9%	$131,350	$14.49	2.0%	5, 5 year
Family Dollar Mesquite, TX	2011	8,400	1.3%	6/30/2027	$2,030,000	1.7%	$121,600	$14.48	1.8%	5, 5 year
O'Reilly Auto Parts Decatur, GA	2009	6,955	1.1%	1/31/2029	$2,000,000	1.7%	$116,592	$16.76	1.7%	3, 5 year
Family Dollar Milledgeville, GA	1994	11,208	1.8%	6/30/2028	$1,930,000	1.6%	$119,500	$10.66	1.8%	4, 5 year
Dollar General Jackson, MS	2017	8,784	1.4%	4/30/2032	$1,850,000	1.6%	$101,988	$11.61	1.5%	5, 5 year
Family Dollar Port Arthur, TX	1993	8,640	1.4%	1/31/2029	$1,590,000	1.4%	$95,606	$11.07	1.4%	7, 5 year
Dollar General Dacula, GA	2013	9,352	1.5%	11/30/2028	$1,580,000	1.3%	$95,100	$10.17	1.4%	5, 5 year
O’Reilly Auto Parts Richmond, TX	2012	7,000	1.1%	6/22/2032	$1,560,000	1.3%	$84,270	$12.04	1.3%	4, 5 year
Family Dollar Redford, MI	2009	8,439	1.3%	6/30/2027	$1,500,000	1.3%	$102,850	$12.19	1.5%	2, 5 year
Family Dollar/Dollar Tree Little Rock, AR	2002	16,000	2.5%	4/30/2032	$1,350,000	1.1%	$80,000	$5.00	1.2%	6, 5 year
Dollar Tree Toledo, OH	1967	9,622	1.5%	9/30/2029	$1,230,000	1.0%	$81,787	$8.50	1.2%	4, 4 year
Sherwin Williams Smyrna, TN	1999	5,000	0.8%	12/31/2031	$1,100,000	0.9%	$59,904	$11.98	0.9%	3, 5 year
Dollar General Lincoln, IL	2005	9,014	1.4%	6/30/2030	$910,000	0.8%	$51,600	$5.72	0.8%	5, 5 year
Total/Weighted Average		637,669	100.0%		$117,750,000	100.0%	$6,689,253	$10.49	100.0%
(1)	For the purposes of the table and loan underwriting, the Walgreens lease at the Walgreens — Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date as of when the earliest termination right under such lease, if exercised, would be effective.

A-3-48

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Hobby Lobby	NR / NR/ NR	171,447	26.9%	$1,114,538	$6.50	16.7%
Scheels All Sports	NR / NR/ NR	99,279	15.6%	$724,819	$7.30	10.8%
CVS Pharmacy	BBB / Baa2/ NR	97,961	15.4%	$1,860,952	$19.00	27.8%
Family Dollar	NR / Baa2/ NR	57,807	9.1%	$759,675	$13.14	11.4%
Woods Supermarket	NR / NR/ NR	56,509	8.9%	$467,250	$8.27	7.0%
Dollar General	BBB / Baa2/ NR	36,216	5.7%	$380,038	$10.49	5.7%
Food Lion	BBB / Baa1/ NR	33,764	5.3%	$340,000	$10.07	5.1%
TJ Maxx	A / A2/ NR	21,000	3.3%	$204,931	$9.76	3.1%
Walgreens	BBB / Baa2/ NR	16,325	2.6%	$292,000	$17.89	4.4%
Family Dollar/ Dollar Tree	BBB / Baa2/ NR	16,000	2.5%	$80,000	$5.00	1.2%
O'Reilly Auto Parts	NR / Baa1/ NR	13,955	2.2%	$200,862	$14.39	3.0%
Dollar Tree	BBB / Baa2/ NR	9,622	1.5%	$81,787	$8.50	1.2%
Sherwin Williams	BBB / Baa2/ BBB	5,000	0.8%	$59,904	$11.98	0.9%
PNC Bank, N.A.	A- / A3 / A+	2,784	0.4%	$122,496	$44.00	1.8%
Total Major Tenants		637,669	100.0%	$6,689,253	$10.49	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		637,669	100.0%	$6,689,253	$10.49	100.0%

Vacant Space		0	0.0%

Collateral Total		637,669	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	1	33,764	5.3%	33,764	5.3%	$340,000	5.1%	$10.07
2026	0	0	0.0%	33,764	5.3%	$0	0.0%	$0.00
2027	3	19,623	3.1%	53,387	8.4%	$346,946	5.2%	$17.68
2028	3	36,885	5.8%	90,272	14.2%	$506,600	7.6%	$13.73
2029	5	44,408	7.0%	134,680	21.1%	$557,320	8.3%	$12.55
2030	1	9,014	1.4%	143,694	22.5%	$51,600	0.8%	$5.72
2031	3	72,727	11.4%	216,421	33.9%	$616,986	9.2%	$8.48
2032	7	133,990	21.0%	350,411	55.0%	$1,151,657	17.2%	$8.60
Thereafter	10	287,258	45.0%	637,669	100.0%	$3,118,144	46.6%	$10.85
Vacant	0	0	0.0%	637,669	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	33	637,669	100.0%			$6,689,253	100.0%	$10.49
(1)	Information is based on the underwritten rent roll.
(2)	For the purposes of the table and loan underwriting, the Walgreens lease at the Walgreens - Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date as of when the earliest termination right under such lease, if exercised, would be effective.

A-3-49

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	8/1/2022(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between January 17, 2021 and April 25, 2022. Historical occupancy for the portfolio of ExchangeRight Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$6,689,253	100.0%	$10.49
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$6,689,253	100.0%	$10.49
Less Vacancy & Credit Loss	(307,683)	(4.6)	(0.48)
Effective Gross Income	$6,381,569	95.4%	$10.01

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	191,447	3.0	0.30
Total Operating Expenses	$191,447	3.0%	$0.30

Net Operating Income	$6,190,122	97.0%	$9.71
Replacement Reserves	95,650	1.5	0.15
TI/LC	294,863	4.6	0.46
Net Cash Flow	$5,799,609	90.9%	$9.10

NOI DSCR	1.91x
NCF DSCR	1.79x
NOI Debt Yield	10.4%
NCF Debt Yield	9.8%
(1)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between January 17, 2021 and April 25, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The ExchangeRight Properties were valued individually between March 1, 2022 and May 19, 2022, with the individual values reflecting an aggregate “as-is” appraised value of $117,750,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from January 21, 2022 to May 19, 2022 identified recognized environmental conditions at the CVS Pharmacy—Christiansburg, VA property, the CVS Pharmacy —Springfield, OH property and the Walgreens—Wichita, KS property and identified a controlled recognized environmental condition at the CVS Pharmacy—Springfield, IL property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

COVID-19 Update. As of June 21, 2022, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

A-3-50

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $229,379 for real estate taxes. The ExchangeRight Net Leased Portfolio #56 Borrower will be required to make monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $34,615 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant (or the ExchangeRight Net Leased Portfolio #56 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) CVS Pharmacy – Albertville, AL; (ii) CVS Pharmacy – Bedford, OH; (iii) CVS Pharmacy – Christiansburg, VA; (iv) CVS Pharmacy – Easton, PA; (v) CVS Pharmacy – New Baltimore, MI; (vi) CVS Pharmacy – New Boston, OH; (vii) CVS Pharmacy – Silverton, OH; (viii) CVS Pharmacy – Springfield, IL; (ix) CVS Pharmacy – Springfield, OH; (x) Family Dollar – Springfield, MA; (xi) Hobby Lobby – McAlester, OK; (xii) O'Reilly Auto Parts – Decatur, GA; (xiii) O'Reilly Auto Parts – Richmond, TX; (xiv) PNC Bank – Lansing, MI; (xv) Scheel's All Sports – Great Falls, MT; (xvi) Walgreens – Wichita, KS; and (xvii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties.

Insurance – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $806 for insurance premiums related to flood insurance policies. In addition, the ExchangeRight Net Leased Portfolio #56 Borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $269 for flood insurance policies), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant (or the ExchangeRight Net Leased Portfolio #56 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. In addition, if the casualty and liability insurance with respect to the ExchangeRight Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, the ExchangeRight Net Leased Portfolio #56 Borrower will not be required to make monthly deposits into an insurance reserve. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Albertville, AL; (ii) CVS Pharmacy – Bedford, OH; (iii) CVS Pharmacy – Christiansburg, VA; (iv) CVS Pharmacy – Easton, PA; (v) CVS Pharmacy – New Baltimore, MI; (vi) CVS Pharmacy – New Boston, OH; (vii) CVS Pharmacy – Silverton, OH; (viii) CVS Pharmacy – Springfield, IL; (ix) CVS Pharmacy – Springfield, OH; (x) Dollar General – Jackson, MS; (xi) Dollar General – Lincoln, IL; (xii) Dollar General – Plainfield, CT; (xiii) O'Reilly Auto Parts – Decatur, GA; (xiv) O'Reilly Auto Parts – Richmond, TX; (xv) PNC Bank – Lansing, MI; (xvi) Scheel's All Sports – Great Falls, MT; (xvii) Walgreens – Wichita, KS; and (xviii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront deposit of approximately $280,629 into a reserve for required repairs, including repairs of roofing, pavement, drainage, and sidewalks, and compliance with accessibility requirements.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront deposit of approximately $1,209,561 into a reserve for approved capital expenses. If the lender determines in its reasonable judgement that the funds in such reserve will be insufficient to pay amounts due for approved capital expenses, the lender may require additional deposits to such reserve, provided that the borrower may not require deposits to be made with respect to the (i) CVS Pharmacy - Albertville, AL, (ii) CVS Pharmacy – Bedford, OH, (iii) CVS Pharmacy – Christiansburg, VA, (iv) CVS Pharmacy – Easton, PA, (v) CVS Pharmacy – New Baltimore, MI, (vi) CVS Pharmacy – New Boston, OH, (vii) CVS Pharmacy – Silverton, OH, (viii) CVS Pharmacy – Springfield, IL, (ix) CVS Pharmacy – Springfield, OH, (x) Dollar General – Jackson, MS, (xi) Dollar General – Plainfield, CT, (xi) PNC Bank – Lansing, MI, (xii) Scheel's All Sports – Great Falls, MT and (xii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties, in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized.

A-3-51

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period (as defined below), the ExchangeRight Net Leased Portfolio #56 Borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $37,197) for tenant improvements and leasing commissions.

Free Rent Reserve –The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $16,656 for free rent periods or other concessions to which the tenants at the Dollar Tree—Toledo, OH and Family Dollar—Port Arthur, TX ExchangeRight Properties are entitled.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #56 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #56 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #56 Borrower (or ExchangeRight Net Leased Portfolio #56 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #56 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #56 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #56 Borrower or ExchangeRight Net Leased Portfolio #56 Master Tenant.

A “Cash Management Period" means a period:

(i)	commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or
(ii)	commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or
(iii)	commencing on the payment date that occurs in July, 2029 (thirty-six months before the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan), unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following June 21, 2023, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #56 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #56 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #56 Borrower and ExchangeRight Net Leased Portfolio #56 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $500,000,000 and total assets of at least $1,000,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch

A-3-52

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following June 21, 2023, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #56 Borrower to an Approved REIT (as defined below) or a wholly owned subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 1% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $1,000,000,000 (excluding the ExchangeRight Properties) and at least $500,000,000 in shares of beneficial interest owned by investors; and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $1,000,000,000 (excluding the ExchangeRight Properties) and at least $500,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #56 Borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the ExchangeRight Net Leased Portfolio #56 Borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.79x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 9.75%, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) CVS Pharmacy – Albertville, AL; (ii) O’Reilly Auto Parts – Decatur, GA, (iii) CVS Pharmacy – Springfield, IL, (iv) Walgreens –Wichita, KS, (v) CVS Pharmacy – New Baltimore, MI, (vi) CVS Pharmacy –New Boston, OH, (vii) CVS Pharmacy –Silverton, OH, (viii) CVS Pharmacy – Springfield, OH, (ix) CVS Pharmacy –Easton, PA, (x) O’Reilly Auto Parts – Richmond, TX, and (xi) CVS Pharmacy – Christiansburg, VA. Such ROFRs will (except in the case of the Walgreens—Wichita, KS property) apply to a foreclosure or deed-in-lieu thereof, and in all cases will apply to any transfers following a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #56 Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365 day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-53

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

A-3-54

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

1 BRIDGE STREET

GROUND FLOOR
WEST MAIN STREET
3 WEST MAIN BUILDING
BURNHAM COURT
SLOANE STECKER PHYSICAL THERAPY, PC
EILEEN FISHER
BLUE WATER IRVINGTON, LLC
KGD STUDIO, LLC
RICHMAN LAW GROUP
STORAGE UNITS
RAILROAD WAY
PUDDY BLDG.
ARCHITECTURAL MINERALS
GIANFRANCO RICCIARDELLA, CPA
DESOLA GROUP, INC.
NETSOFT SOLUTIONS, INC.
RGTV, LLC
HUDSON RIVER
Concrete Bulkhead Wall
RED HAT BISTRO LLC
BRIDGE 140, INC.
GALLO, VITUCCI & KLAR
OWNER OCCUPIED
OWNER OCCUPIED
ROBERT SANBORN DEVELOPMENT LLC
WILDCRAFT BAKING COMPANY
PICOAPT NORTH AMERICA, INC.
CONSILIUM PARTNERS
ART COLLECTIONS MANAGEMENT CORP
ABYRX, INC
CHF INDUSTRIES, INC.
INFODESK, INC.
VACANT

Office
Retail
Vacant
Storage
N
SECOND FLOOR
WEST MAIN STREET
3 WEST MAIN BUILDING
BURNHAM COURT
FALCK RENEWABLE
SOUTHSIDE STRATEGY
GROTE PUBLIC RELATION
BLACK & COMPANY
SIMPLE MAGIC
MP
WALTER SEDOVIC ARCHITECTS
YOGA LOVE NY LLC
MEDIA2,INC.
NOVIS RENEWABLES LLC
RIVERTOWNS PSYCHOLOGY
DEB LUNDY DESIGN
STUDIO PPARK
GLASS LINK LLC
TIME LINE VIDEO
RAILROAD WAY
PUDDY BLDG.
MEDIA RECRUITING GROUP
TURN OF THE CENTURY MUSIC, INC
DR. JONATHAN A. SLATER
HUDSON RIVER
Concrete Bulkhead Wall
BOILER HOUSE
RED HAT BISTRO LLC
BRIDGE STREET CAPITAL MANAGEMENT CO. INC
JV COMMUNICATIONS INC.
ACCLARO, INC.
LEGEND PROUCTIONS, INC.
VERVE
EARL EVERETT FERGUSON ARCHITECT PLLC
ALIGNED WEATH REALTY CORP
CAST IRON MEDIA
CAST IRON MEDIA
SCARBOROUGH
WELEDA, INC.

A-3-55

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

2 BRIDGE STREET

GROUND FLOOR

EILEEN FISHER
EILEEN FISHER
EILEEN FISHER
HEALTH CARE NAVIGATOR, LLC
LOCKARD & WECHSLER, LLC
LOCKARD & WECHSLER, LLC
LOCKARD & WECHSLER, LLC
MECHANICAL ROOM
MECHANICAL ROOM
VACANT

Office
Retail
Vacant
Storage

SECOND FLOOR

EILEEN FISHER
OPEN BELOW
OPEN BELOW
UPPER MEZZANINE
OPEN OFFICES
OPEN BELOW
OFFICE
OFFICE
OFFICE
OPEN OFFICES
UPPER MEZZANINE
OPEN BELOW
OPEN BELOW
OPEN BELOW
OFFICE
OFFICE
OFFICE
STORAGE
STORAGE
CONF
OFFICE
OPEN OFFICES
OPEN BELOW
OPEN BELOW
OFFICE
OFFICE
OFFICE
OFFICE

A-3-56

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

3 WEST MAIN STREET

GROUND FLOOR

JOHN SELIGMAN
TOUCHY FEELY FILMS, LLC
GOSLING MEDIA LLC
WORLDWIDE CARGO INC.
ROCKPARK CONSTRUCTION
STORAGE
MANAGEMENT OFFICE
BUILDING LOBBY
X-CALIBER CAPITAL
SERVER RM
SCHONE DESIGN LLC
ARTHUR CHABON ARCHITECT
N

SECOND FLOOR

HUDSON RIVER CAPITAL PARTNERS, LLC
CARE INVESTMENTS
VOLCAFE SPECIALTY COFFEE CORP
IVANHOE PICTURES
D.H. HELLER
D.H. HELLER
THOMPSON ENTERPRISE
RECEPTION
RENAE COHEN ANTIQUES, INC.
CAMELOT COMMUNICATIONS GROUP
RENAE COHEN ANTIQUES, INC.
N

- Office
- Retail
- Vacant
- Storage

THIRD FLOOR

VACANT
ROTHERBERG-ROSENFIELD, INC
BLUE ELEPHANT CAPITAL MANAGEMENT
N

A-3-57

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

One Bridge Street
1 Bridge Street
Irvington, NY 10533
Hudson River
Tappan Zee Bridge
NY State Thruway
Tarrytown
Irvington
Sleepy Hollow
Briarcliff Manor
Rockefeller State Park Preserve
Phelps Hospital
New York Medical College
Saw Mill River Pkwy
Elmsford
Cross Westchester Expwy
Greenburgh
Secor Rd
Hartsdale
White Plains
Pace University
Galleria White Plains
The Westchester
NY-Presbyterian Hospital-Westchester
Anderson Hill Rd
Manhattanville College
Purchase College, SUNY
Westchester County Airport
Silver Lake Park
SUNY Westchester Comm. Coll.
Ardsley
Dobbs Ferry
Mercy College
Hastings-on-Hudson
Sprain Brook Pkwy
Bronx River Pkwy
WESTCHESTER COUNTY
Scarsdale
Mamaroneck Ave
North St
Rosedale Ave
Saxon Woods County Park
Harrison
Union Ave
Hutchinson River Pkwy
Quaker Ridge Rd
Weaver St
Griffen Ave
Ridge Hill Shopping Mall
Central Park Ave
White Plains Rd
Eastchester
Bronxville
Sarah Lawrence College
YONKERS
Cross County Pkwy
Cross Co. Shopping Center
Empire City Casino
Lincoln Ave
Mount Vernon
Pelham
New Rochelle
Iona University
Montefiore New Rochelle Hospital
New Roc City
New England Thruway
Boston Post Rd
Larchmont
Mamaroneck
Rye
Long Island Sound
NEW YORK CITY
College of Mount St. Vincent
Saw Mill R. Pkwy
New York State Thruway
N. Broadway
Broadway
HUDSON LINE
METRO NORTH
METRO NORTH NEW HAVEN LINE
New City
Rockland Lake
Rockland Lake State Park
Valley Cottage
Upper Nyack
ROCKLAND COUNTY
Nyack
Blauvelt State Park
Clausland Mountain State Park
Dominican University NY
St. Thomas Aquinas College
Piermont
Orangeburg
Tallman Mountain State Park
Tappan
NEW YORK
NEW JERSEY
Norwood
BERGEN COUNTY
Palisades Interstate Park
Palisades Interstate Pkwy
Alpine
Closter
Demarest
Tenafly
NEW YORK
CONN.
STAMFORD
NEW JERSEY
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
LONG ISLAND

A-3-58

No. 6 – One Bridge Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital		Single Asset/Portfolio:	Single Asset
		Holdings LLC		Property Type – Subtype:	Office – Suburban
				Location:	Irvington, NY
				Size:	200,397 SF
Original Principal Balance:		$52,000,000		Cut-off Date Balance Per SF:	$259.48
Cut-off Date Balance:		$52,000,000		Maturity Date Balance Per SF:	$259.48
% of Initial Pool Balance:		4.8%		Year Built/Renovated:	1912/2003
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		William J. Thompson and Jeffrey		Property Manager:	Cushman & Wakefield, Inc.
		P. Reich		Current Occupancy (As of):	92.8% (5/2/2022)
Guarantor:		William J. Thompson and Jeffrey		YE 2021 Occupancy:	97.0%
		P. Reich		YE 2020 Occupancy:	95.4%
Mortgage Rate:		4.7000%		YE 2019 Occupancy:	96.0%
Note Date:		June 1, 2022		YE 2018 Occupancy:	96.6%
Seasoning:		2 months		As-Is Appraised Value:	$100,000,000
Maturity Date:		June 1, 2032		As-Is Appraised Value Per SF:	$499.01
IO Period:		120 months		Appraisal Valuation Date:	April 27, 2022
Loan Term (Original):		120 months
Amortization Term (Original):		NAP
Loan Amortization Type:		Interest Only
Call Protection:		L(26),D(87),O(7)
Lockbox Type:		Hard/In Place Cash Management		Underwriting and Financial Information(2)
Additional Debt:		No		TTM NOI (3/30/2022):	$5,671,206
Additional Debt Type (Balance):		NAP		YE 2021 NOI:	$5,451,159
				YE 2020 NOI:	$5,164,692
				YE 2019 NOI:	$5,805,462
				YE 2018 NOI:	$6,011,165
				U/W Revenues:	$9,171,758
				U/W Expenses:	$3,308,726
Escrows and Reserves(1)				U/W NOI:	$5,863,032
	Initial	Monthly	Cap	U/W NCF:	$5,432,119
Taxes:	$382,192	$95,548	NAP	U/W DSCR based on NOI/NCF:	2.37x /2.19x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.4%
Replacement Reserve:	$0	$3,376	$40,510	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.4%
TI/LC Reserve:	$300,000	$25,319	$500,000	Cut-off Date LTV Ratio:	52.0%
				LTV Ratio at Maturity:	52.0%

Sources and Uses
Sources			Uses
Loan Amount	$52,000,000	100.0%	Refinance Existing Debt	$45,907,809	88.3%
			Reserves	$682,192	1.3
			Closing Costs	$1,109,172	2.1
			Return of Equity	$4,300,826	8.3
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the One Bridge Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the One Bridge Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “One Bridge Street Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $52,000,000 and secured by the fee interest in three low-rise office buildings in Irvington, New York (the “One Bridge Street Property”).

The Borrower and the Borrower Sponsors. The borrower is Bridge Street Commercial LLC (the “One Bridge Street Borrower”), a Delaware limited liability company with one independent director in its organizational structure. The One Bridge Street Borrower is indirectly owned by Jeffrey P. Reich, William J. Thompson and Bridge Street Capital Management Co., Inc., which is in turn owned by

A-3-59

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Matthew Callahan. Jeffrey P. Reich and William J. Thompson (together, the “Borrower Sponsor”) are the non-recourse carveout guarantors and environmental indemnitors with respect to the One Bridge Street Mortgage Loan.

Jeffrey P. Reich is the President, CEO and co-founder of Bridge Street Capital Management, a diversified investment management firm based in Irvington, New York. Prior to founding Bridge Street Capital in 1995, Mr. Reich worked on Wall Street in mortgage trading.

William J. Thompson is responsible for the day-to-day operations at the One Bridge Street Property, including management, construction and leasing.

The Property. The One Bridge Street Property is an office property, comprised of three 3-story buildings (known as the “One Bridge Street Building”, the “Two Bridge Street Building”, and the “Three West Main Building”), totaling 200,397 square feet located in Irvington, New York along the Hudson River waterfront. The two original buildings, constructed in 1912, were turn-of-the-century warehouses and were purchased by the Borrower Sponsor in 1995. Since then, the Borrower Sponsor has reportedly invested approximately $25 million in capital expenditures at the One Bridge Street Property, including a renovation in 2003, and the construction of a third building in 2005. The One Bridge Street Property is 92.8% leased as of May 2, 2022, by 66 office tenants and three retail tenants. Additional revenue is generated by storage space and two antenna leases. The One Bridge Street Property has 236 parking spaces, and also benefits from a parking easement for 252 spaces at a neighboring property owned by an affiliate of the borrower.

The One Bridge Street Property is located approximately 3.3 miles south of Tarrytown and 25 miles north of Midtown Manhattan. The

One Bridge Street Property is situated adjacent to the Metro North Irvington Station which provides both express and local railroad service into New York City’s Grand Central Terminal. The waterfront location provides many tenants direct unobstructed views of the Hudson River, the New Jersey Palisades, the Tappan Zee Bridge, and the Manhattan Skyline.

Major Tenants.

Eileen Fisher, Inc. (43,038 SF, 21.5% of NRA, 22.8% of underwritten rent). Eileen Fisher, Inc., a casual apparel brand, has been a tenant at the One Bridge Street Property since 1996. The One Bridge Street Property is home to part of the brand’s corporate headquarters. Over the years, Eileen Fisher, Inc. expanded its presence at the One Bridge Street Property, gradually increasing its footprint to 43,038 square feet. In February 2022, Eileen Fisher, Inc. leased an additional 5,800 square feet that expires on November 30, 2025, while the rest of its space expires on December 31, 2027. Eileen Fisher, Inc. also leases space at a Borrower Sponsor-owned building a few blocks from the One Bridge Street Property and at a third party owned building across the street from the One Bridge Street Property.

A-3-60

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the major tenants at the One Bridge Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Eileen Fisher, Inc.	NR/NR/NR	43,038	21.5%	$39.02	$1,679,408	22.8%	12/31/2027(3)	None	Y(3)
Lockard & Wechsler, LLC	NR/NR/NR	23,928	11.9%	$38.82	$928,858	12.6%	4/30/2028	1, 5-year	N(4)
Healthcare Navigator, LLC	NR/NR/NR	12,100	6.0%	$42.30	$511,879	6.9%	11/30/2030	1, 5-year	N
Weleda, Inc.	NR/NR/NR	8,700	4.3%	$28.44	$247,406	3.4%	6/30/2025	None	N
Novis Renewables LLC	NR/NR/NR	6,015	3.0%	$38.42	$231,126	3.1%	12/31/2023	None	N
Total Major Tenants		93,781	46.8%	$38.37	$3,598,678	48.8%

Non-Major Tenants		92,104	46.0%	$40.93	$3,769,459	51.2%

Occupied Collateral Total		185,885	92.8%	$39.64	$7,368,136	100.0%

Vacant Space		14,512	7.2%

Collateral Total		200,397	100.0%
(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Eileen Fisher, Inc. leases 37,238 square feet at the Two Bridge Street Building and 5,800 square feet at the One Bridge Street Building. The 37,238 square foot lease expires December 31, 2027, and the 5,800 square foot lease expires November 30, 2025. However, the tenant has the right to terminate its space at the One Bridge Street Building at any time upon 365 days’ prior written notice.
(4)	The landlord has the option to terminate the Lockard & Wechsler, LLC lease, which termination does not require the lender’s consent.

The following table presents certain information relating to the lease rollover schedule at the One Bridge Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	8	3,716	1.9%	3,716	1.9%	$133,608	1.8%	$35.95
2022	7	7,784	3.9%	11,500	5.7%	$295,177	4.0%	$37.92
2023	23	28,142	14.0%	39,642	19.8%	$1,109,896	15.1%	$39.44
2024	6	7,896	3.9%	47,538	23.7%	$250,827	3.4%	$31.77
2025	10	28,706	14.3%	76,244	38.0%	$1,051,167	14.3%	$36.62
2026	9	11,263	5.6%	87,507	43.7%	$365,173	5.0%	$32.42
2027	8	53,975	26.9%	141,482	70.6%	$2,407,790	32.7%	$44.61
2028	2	28,053	14.0%	169,535	84.6%	$1,087,365	14.8%	$38.76
2029	1	4,250	2.1%	173,785	86.7%	$155,254	2.1%	$36.53
2030	1	12,100	6.0%	185,885	92.8%	$511,879	6.9%	$42.30
2031	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
2032	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
Vacant	0	14,512	7.2%	200,397	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg. (2)	75	200,397	100.0%			$7,368,136	100.0%	$39.64
(1)	Information is based on the underwritten rent roll. Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

A-3-61

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

The following table presents historical occupancy percentages at the One Bridge Street Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/2/2022(2)
96.6%	96.0%	95.4%	97.0%	92.8%
(1)	Information obtained from the borrower sponsor.
(2)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Bridge Street Property:

Cash Flow Analysis

	2019	2020	2021	3/30/2022 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$6,795,022	$6,354,994	$6,700,502	$6,995,911	$7,901,297(2)	80.5%	$39.43
Reimbursements	1,637,597	1,530,398	1,562,102	1,608,983	1,724,186	17.6	8.60
Other Income(3)	384,127	182,101	257,629	279,016	194,956	2.0	0.97
Free Rent	(16,261)	(43,301)	(13,339)	(14,342)	0	0.0	0.00
Net Rental Income	$8,800,486	$8,024,192	$8,506,894	$8,869,569	$9,820,440	100.0%	$49.00
Less Vacancy & Credit Loss	0	0	0	0	(648,681)	(8.2)	(3.24)
Effective Gross Income	$8,800,486	$8,024,192	$8,506,894	$8,869,569	$9,171,758	93.4%	$45.77

Real Estate Taxes	$969,464	$983,032	$1,064,074	$1,097,061	$1,113,177	12.1%	$5.55
Insurance	154,947	163,288	171,867	174,160	180,563	2.0	0.90
Management Fee	131,310	123,552	140,421	143,986	275,153	3.0	1.37
Other Operating Expenses	1,739,303	1,589,627	1,679,373	1,783,154	1,739,833	19.0	8.68
Total Operating Expenses	$2,995,024	$2,859,499	$3,055,735	$3,198,362	$3,308,726	36.1%	$16.51

Net Operating Income(3)	$5,805,462	$5,164,692	$5,451,159	$5,671,206	$5,863,032	63.9%	$29.26
Replacement Reserves	0	0	0	0	40,079	0.4	0.20
TI/LC	0	0	0	0	390,834	4.3	1.95
Net Cash Flow	$5,805,462	$5,164,692	$5,451,159	$5,671,206	$5,432,119	59.2%	$27.11

NOI DSCR	2.34x	2.08x	2.20x	2.29x	2.37x
NCF DSCR	2.34x	2.08x	2.20x	2.29x	2.19x
NOI Debt Yield	11.2%	9.9%	10.5%	10.9%	11.3%
NCF Debt Yield	11.2%	9.9%	10.5%	10.9%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Gross Potential Rent is based on the rent roll as of May 2, 2022.
(3)	The decline in Net Operating Income in 2020 and 2021 compared to 2019 is primarily attributable to rent relief relating to the COVID-19 pandemic, which was provided to the tenants Eileen Fisher, Inc., Blue Water Irvington, LLC and Red Hat Bistro, LLC in the aggregate amounts of $354,648 in 2020 and $368,894 in 2021. There are currently no outstanding rent relief obligations. Other Income declined in 2020 primarily due to reduction in parking income as a result of the COVID-19 pandemic.

Appraisal. The appraisal concluded to an “as-is” value as of April 27, 2022 of $100,000,000.

Environmental Matters. According to the Phase I environmental report dated May 5, 2022, there was no evidence of any recognized environmental conditions at the One Bridge Street Property.

Market Overview and Competition. The One Bridge Street Property is located in Irvington, New York, within the Westchester County submarket of the New York City metropolitan statistical area market. Primary access to the neighborhood is provided by the Saw Mill River Parkway, US Route 9, Interstate 87, and the Metro North train system, which can get passengers from Midtown Manhattan to the adjacent Irvington Station in approximately 40 minutes during peak travel time. The One Bridge Street Property is situated 25 miles north of Midtown Manhattan. According to the appraisal, as of the first quarter of 2022, the vacancy rate for offices in the Westchester County submarket was approximately 11.2%, with an inventory of approximately 53,626,299 square feet, and a base rent of $28.00 per square foot. As of the same period, the vacancy rate in the village of Irvington was approximately 2.9%, with average asking rents of $44.40 per square foot and inventory of 649,294 square feet. According to the appraisal, the 2021 population within a one-mile radius of the One Bridge Street Property was approximately 4,861. The populations within a three-mile and a five-mile radius were approximately 49,159 and 158,308 respectively. The 2021 median household income within the same one, three, and five-mile radius was $203,047, $195,865, and $176,327 respectively.

A-3-62

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Bridge Street Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Free Rent (months) (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office	$40.00	Mod. Gross	3.0% per year	$15.00 / $0.00	1 / 0	7 Years	5.00%	2.50%
Storage	$15.00	None	3.0% per year	$0.00 / $0.00	0 / 0	7 Years	0.00%	0.00%
Antenna	$14.32	None	None	$0.00 / $0.00	0 / 0	5 Years	0.00%	0.00%
Retail	$60.00	Net	3.0% per year	$20.00 / $0.00	1 / 0	10 Years	5.00%	2.50%

Source: Appraisal.

The following table presents comparable office leases with respect to the One Bridge Street Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
One Bridge Street (subject)(1) Irvington, NY	1912	200,397	Various	Various	Various	Various	Various
81 Main Street White Plains, NY	1984	125,000	Worby Vecchio Edelman, LLP	4,385	Mar. 2022	$31.50	Mod. Gross
12 Greenridge Avenue White Plains, NY	1973	24,816	ELQ Industries	1,271	Oct. 2021	$32.00	Mod. Gross
2 Overhill Road Scarsdale, NY	1954	62,000	Pelvic Rehabilitation Medicine	1,817	Apr. 2021	$34.00	Mod. Gross
220-244 Westchester Avenue West Harrison, NY	1983	85,000	Northwell Health	4,761	Jan. 2021	$32.00	Mod. Gross
50 Main Street White Plains, NY	1980s	300,806	Luskin, Stern & Eisler, LLP	6,101	Oct. 2020	$40.50	Mod. Gross
120 White Plains Road Tarrytown, NY	1982	211,442	Allstate Insurance	14,890	Jul. 2019	$29.50	Mod. Gross

Source: Appraisal.

(1)	Information based on the underwritten rent roll other than year built.

Escrows.

Real Estate Taxes – At origination the One Bridge Street Borrower was required to deposit $382,192 into a reserve for real estate taxes. On each monthly payment date, the One Bridge Street Borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the One Bridge Street Property (currently approximately $95,548).

Insurance – On each monthly payment date, the One Bridge Street Borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the One Bridge Street Borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the One Bridge Street Mortgage Loan documents, (ii) the liability and casualty insurance coverage for the One Bridge Street Property is included in blanket policies approved by the lender in its reasonable discretion, and (iii) the One Bridge Street Borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration date of the policies.

Replacement Reserve – On each monthly payment date, the One Bridge Street Borrower is required to deposit approximately $3,376 into a reserve for capital expenditures. Notwithstanding the foregoing, so long as no event of default is then continuing, the One Bridge Street Borrower will not be required to make such monthly deposits at any time the amount of funds then on deposit in such reserve exceeds approximately $40,510.

TI/LC Reserve – The One Bridge Street Borrower (i) was required to deposit with the lender on the origination date the sum of $300,000 and (ii) is required on each monthly payment date to deposit approximately $25,319, in each case into a reserve for tenant improvements and leasing commissions (the “TI/LC Reserve”). Notwithstanding the foregoing, so long as no event of default is then continuing and the debt service coverage ratio equals or exceeds 2.05x, the One Bridge Street Borrower will not be required to make such monthly deposits at any time the amount of funds then on deposit in the TI/LC Reserve (after deduction of any pending disbursement requests) exceeds $500,000.

A-3-63

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Lockbox and Cash Management. The One Bridge Street Mortgage Loan is structured with a hard lockbox and in place cash management. All rents are required to be deposited into a lender-controlled lockbox account. The One Bridge Street Mortgage Loan requires that the One Bridge Street Borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the One Bridge Street Borrower or property manager receives rents from the One Bridge Street Property despite such direction, to deposit such rents into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied, provided no event of default is continuing under the One Bridge Street Mortgage Loan, (i) to make the monthly deposits into the tax and insurance reserve funds, as described above under “Escrows,” (ii) to pay debt service on the One Bridge Street Mortgage Loan, (iii) to make monthly deposits into the Replacement Reserve account and the TI/LC Reserve as described above under “Escrows,” (iv) if a Cash Sweep Event Period (as defined below) is continuing, to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to apply any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period exists, to be deposited into an excess cash flow reserve to be held as additional collateral for the One Bridge Street Mortgage Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the One Bridge Street Borrower.

A “Cash Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default, (ii) the interest only debt service coverage ratio on the One Bridge Street Mortgage Loan being less than 1.70x for any calendar quarter and (iii) the continuance of a Specified Tenant Trigger Event Period (as defined below).

A Cash Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, when the interest only debt service coverage ratio on the One Bridge Street Mortgage Loan is at least 1.70x for two consecutive calendar quarters; and with regard to clause (iii) above, when a Specified Tenant Trigger Event Period is no longer continuing.

“Specified Tenant Trigger Event Period” means a period: (A) commencing upon the first to occur of (i) any bankruptcy or similar insolvency of a Specified Tenant (as defined below); (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) or failing to be open for business and/or “going dark” in the Specified Tenant space (or applicable portion thereof); (iii) Specified Tenant giving notice that it intends to vacate, cancel or terminate its space or not renew its lease; and (iv) 12 months prior to a Specified Tenant’s lease expiration date in the event such Specified Tenant has failed to extend or renew its Specified Tenant lease on terms and conditions reasonably acceptable to the lender; provided, however, with respect to clauses (iii) and (iv) (collectively a “Specified Tenant Lease Expiration Event”) no Specified Tenant Trigger Event Period will commence if, at the time of each such event, the debt service coverage ratio is greater than 2.05x; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the One Bridge Street Borrower leasing the entire Specified Tenant space (or applicable portion thereof) to one or more replacement tenants in accordance with the applicable terms and conditions of the loan documents, and the applicable replacement tenant(s) being in actual, physical occupancy of their leased space and paying full, unabated rent. Notwithstanding the foregoing, a Specified Tenant Trigger Event Period with respect to a Specified Tenant Lease Expiration Event will cease if at any time the debt service coverage ratio is greater than 2.05x for two consecutive quarters. In addition, a Specified Tenant Lease Expiration Event may be cured by delivery to the lender of a letter of credit in an amount which, if applied to the outstanding principal amount of the One Bridge Street Mortgage Loan at the time of delivery of such letter of credit, would cause the debt service coverage ratio to be at least 2.05x.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant (x) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and did not reject its lease or (y) has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction; (ii) with respect to any Specified Tenant vacating or failing to be open for business or “going dark,” the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space, and not “dark” in the Specified Tenant space; and (iii) with respect to a Specified Tenant Lease Expiration Event, the applicable Specified Tenant (x)has renewed or extended its Specified Tenant lease on terms and conditions reasonably acceptable to the lender, (y) has revoked all notices to vacate, terminate or cancel the applicable Specified Tenant lease and (z) is paying full unabated rent due under its lease.

“Specified Tenant” means, (i) Eileen Fisher, Inc. – Two Bridge Street or any replacement tenant of its premises, and (ii) any other tenant which, individually or when aggregated with its affiliates, leases in excess of 37,000 square feet or more of the One Bridge Street Property’s gross leasable area. As of the origination date, Eileen Fisher Inc. – One Bridge Street, was not deemed to be a Specified Tenant. However, in the event Eileen Fisher, Inc. – One Bridge Street, individually or when aggregated with its affiliates (other than Eileen Fisher Inc. – Two Bridge Street), amends, restates, supplements or otherwise modifies its lease such that Eileen Fisher, Inc. – One Bridge Street, individually or when aggregated with its affiliates (other than Eileen Fisher, Inc. – Two Bridge Street) leases in excess of 5% or more of the One Bridge Street Property’s gross leasable area (excluding any retail space leased by Eileen Fisher, Inc. – One Bridge Street) as determined by the lender in the lender’s sole but reasonable discretion, Eileen Fisher, Inc. – One Bridge Street will become a Specified Tenant.

Property Management. The One Bridge Street Property is managed by Cushman & Wakefield, Inc., a third party property manager.

Partial Release. Not permitted.

A-3-64

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None; provided that a letter of credit may be delivered to cure a Specified Tenant Lease Expiration Event as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The One Bridge Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the One Bridge Street Property together with 18 months of business income insurance, plus an extended period of indemnity of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-65

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Burlington

amc

Party City

Applebee's

Chevys
FRESH MEX
Chevys
FRESH MEX

A-3-66

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

A-3-67

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Clifton Commons
405 Route 3
Clifton, NJ 07014
Clifton
Passaic
Allwood
Nutley
Avondale
Belleville
NEWARK
Montclair
Bloomfield
Woodland Park
Albion Place
Botany Village
Garfield
Wallington
Rutherford
East Rutherford
Carlstadt
Wood-Ridge
Lyndhurst
North Arlington
Arlington
Kearny
Secaucus
Silver Lake
PASSAIC COUNTY
BERGEN COUNTY
ESSEX COUNTY
HUDSON COUNTY
Garden State Pkwy.
New Jersey Turnpike
NJ TRANSIT MAIN LINE
Passaic River
Hackensack River
Richfield Shopping Center
Styertowne Shopping Center
The Promenade Shops at Clifton
Quest Diagnostics
Hackensack Meridian School of Medicine
Seton Hall Univ. College of Nursing
River Front Center
General Hospital Ctr. at Passaic
Boverini Stadium
Montclair State University
Yogi Berra Museum
Clifton Plaza
Botany Plaza
Upper Montclair CC
Brookdale Park
Glen Ridge CC
Bloomfield Shopping Center
Bloomfield College
Hendricks Field GC
Clara Maass Medical Center
Franklin Square Plaza
Lewandowski Commons
Bergen Community College at The Meadowlands
Meadowlands Racetrack
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
NY City 10 miles
Hudson Regional Hospital
Newark Liberty Intl. Airport 10 miles
NEW JERSEY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
STATEN ISLAND
Atlantic Ocean

A-3-68

No. 7 – Clifton Commons

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
Original Principal Balance:		$50,000,000		Location:	Clifton, NJ
Cut-off Date Balance:		$50,000,000		Size:	187,794 SF
% of Initial Pool Balance:		4.6%		Cut-off Date Balance Per SF:	$266.25
Loan Purpose:		Refinance		Maturity Date Balance Per SF:	$266.25
Borrower Sponsor:		The Related Companies, L.P.		Year Built/Renovated:	1999; 2003/NAP
Guarantor:		The Related Companies, L.P.		Title Vesting:	Fee/Leasehold
Mortgage Rate:		5.5690%		Property Manager:	Related Management Company, L.P. (borrower affiliate)
Note Date:		May 6, 2022		Current Occupancy (As of):	100.0% (5/5/2022)
Seasoning:		3 months		YE 2021 Occupancy:	100.0%
Maturity Date:		May 11, 2032		YE 2020 Occupancy:	100.0%
IO Period:		120 months		YE 2019 Occupancy:	100.0%
Loan Term (Original):		120 months		As-Is Appraised Value:	$72,200,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per SF:	$384.46
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date:	March 22, 2022
Call Protection:		L(27),D(89),O(4)
Lockbox Type:		Hard / Springing Cash Management		Underwriting and Financial Information(2)
Additional Debt:		None		TTM NOI (4/30/2022):	$4,473,150
Additional Debt Type (Balance):		NAP		YE 2021 NOI(3):	$4,141,100
				YE 2020 NOI(3):	$4,940,891
				YE 2019 NOI:	$4,769,430
				U/W Revenues:	$8,066,189
				U/W Expenses:	$3,498,397
Escrows and Reserves(1)				U/W NOI:	$4,567,792
	Initial	Monthly	Cap	U/W NCF:	$4,256,747
Taxes	$131,284	$131,284	NAP	U/W DSCR based on NOI/NCF:	1.62x / 1.51x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.1% / 8.5%
Replacement Reserves	$0	$3,130	$187,794	U/W Debt Yield at Maturity based on NOI/NCF:	9.1% / 8.5%
TI/LC	$0	$27,387	$328,640	Cut-off Date LTV Ratio:	69.3%
Existing TI/LC Obligations	$110,000	$0	NAP	LTV Ratio at Maturity:	69.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$50,000,000	98.4%	Loan payoff(4)	$49,973,817	98.4%
Cash equity	802,606	1.6	Closing costs	587,505	1.2
			Upfront reserves	241,284	0.4
Total Sources	$50,802,606	100.0%	Total Uses	$50,802,606	100.0%

(1)	See “Escrows” section.
(2)	While the Clifton Commons Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Clifton Commons Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	The decrease from YE 2020 NOI to YE 2021 NOI is primarily driven by a $176,014 collection loss in 2021 and increased repairs and maintenance expenses in 2021. Please see “Operating History and Underwritten Net Cash Flow” below for additional information.
(4)	The Loan payoff includes the payoff (and corresponding costs) of a prior loan secured by the Clifton Commons Property (as defined below) that was securitized in the UBSBB 2012-C4 securitization trust.

The Mortgage Loan. The seventh largest mortgage loan (the “Clifton Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 and secured by the first priority fee and leasehold interest in an anchored retail property located in Clifton, New Jersey (the “Clifton Commons Property”).

The Borrowers and Borrower Sponsor. The borrowers are Clifton Commons I, L.L.C. and Clifton II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation

A-3-69

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

opinion in connection with the origination of the Clifton Commons Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is The Related Companies, L.P., a New York limited partnership (“Related”).

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has over 45 years of experience and a real estate portfolio valued at over $60 billion. Related’s operating portfolio consists of a diversified mix of properties including 32 multifamily rental buildings with over 13,000 apartments, over 30 million square feet of commercial space, 5,500 luxury condominium residences and approximately 60,000 affordable and workforce housing units located throughout the United States. Related’s portfolio includes retail properties in New York City, Los Angeles, Chicago, San Francisco, Boston and West Palm Beach, Florida. Related has disclosed 12 prior foreclosures and defaults, primarily driven by the great recession. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Clifton Commons Property is an anchored retail center, located in Clifton, New Jersey consisting of eight, one-story buildings totaling 187,794 square feet, comprising Clifton Commons I and Clifton Commons II (defined below). The Clifton Commons Property is part of the larger Clifton Commons Shopping Center, and is anchored by a non-collateral Target and Stop & Shop. Built in 1999, Clifton Commons I is situated on a 21.8-acre site and consists of a freestanding 16-screen AMC Theaters, Barnes & Noble, Burlington and Party City, along with the outparcel tenants Wells Fargo, Chevy’s Fresh Mex and Applebee’s (“Clifton Commons I”). The outparcel tenants own their buildings situated on land pads leased from the borrowers. In addition to the improvements at Clifton Commons I, the borrowers ground lease a portion of the land from Target Corporation (“Clifton Commons II”) and sublease the land to two restaurant tenants (The Shannon Rose and Spuntino Wine Bar & Italian Tapas) that constructed their improvements on the premises (see the “Ground Lease” section below for additional details). Such improvements were originally constructed in 2003 and are situated on a 14.0-acre site (gross with Target). Collectively, the borrowers’ interest in Clifton Commons I and Clifton Commons II makes up the Clifton Commons Property. The Clifton Commons Property contains 2,164 surface parking spaces, resulting in a parking ratio of 11.5 spaces per 1,000 SF of rentable area.

As of May 5, 2022, the Clifton Commons Property was 100.0% leased to 9 tenants. It has been 100.0% leased since 2004, with the exception of 2016, when The Sports Authority, Inc. vacated and occupancy dropped to 77.0%. The space was subsequently backfilled by Burlington on a lease commencing in February 2017.

Major Tenants.

AMC Theaters (65,043 SF; 34.6% of NRA; 32.1% of underwritten base rent). AMC Theaters has been a tenant since 1999 and has a lease expiring in May 2024 with five, five-year renewal options remaining. The tenant may terminate its lease, with one year’s notice, if tenant’s cash flow is less than $500,000 for two consecutive years or negative for one year, with a termination fee equal to 80.0% of the remaining lease payments, discounted to present value at an interest rate equal to 2% over the rate of US Treasury obligations for a term equal to the period of time between termination and the end of the lease term. The entity on the lease is American Multi-Cinema, Inc.

Burlington (44,506 SF; 23.7% of NRA; 22.4% of underwritten base rent). Burlington has been a tenant since 2017 and has a lease expiring in February 2028 with three, five-year renewal options remaining. The entity on the lease is Burlington Coat Factory of New Jersey, LLC and the lease Guarantor is Burlington Coat Factory Warehouse Corporation.

Barnes & Noble (35,658 SF; 19.0% of NRA; 21.6% of underwritten base rent). Barnes & Noble has been a tenant since 1999 and has a lease expiring in May 2034 with no renewal options remaining. Barnes & Noble executed a 10-year renewal in May 2021, which extended the lease term from May 2024 to May 2034. The entity on the lease is Barnes & Noble Booksellers, Inc.

COVID-19 Update. As of May 6, 2022, the Clifton Commons Property was open and operational. Five tenants, representing 49.4% of the net rentable area and 45.8% of the underwritten rent, have outstanding rent deferrals in the approximate aggregate amount of $1.3 million that are expected to be paid back by July 2024. This includes AMC Theaters, which represents 34.6% of the net rentable area and 32.1% of the underwritten rent, which deferred $1.3 million of rent in 2020 which is expected to be repaid in 36 equal monthly installments from July 2021 to July 2024.

A-3-70

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

The following table presents certain information relating to the tenancy at the Clifton Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
AMC Theaters	NR/Caa2/CCC+	65,043	34.6%	$25.92	$1,685,915	32.1%	5/31/2024	5, 5-year	Y(3)
Burlington	NR/NR/BB+	44,506	23.7%	$26.40	$1,174,958	22.4%	2/29/2028	3, 5-year	N
Barnes & Noble	NR/NR/NR	35,658	19.0%	$31.78	$1,133,248	21.6%	5/31/2034	None	N
Party City	B-/NR/NR	11,071	5.9%	$35.00	$387,485	7.4%	4/30/2029	2, 5-year	N
		156,278	83.2%	$28.04	$4,381,606	83.4%

Non-Major Tenants(4)		31,516	16.8%	$27.72	$873,738	16.6%

Occupied Collateral Total		187,794	100.0%	$27.98	$5,255,344	100.0%

Vacant Space		0	0.0%

Collateral Total		187,794	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2023 totaling $123,562.
(3)	AMC Theaters may terminate its lease, with one year’s notice, if its cash flow is less than $500,000 for two consecutive years or negative for one year, with a termination fee equal to 80.0% of the remaining lease payments, discounted to present value at an interest rate equal to 2% over the rate on the date of termination of US Treasury obligations for a term equal to the period of time between termination and the end of the term.
(4)	Non-Major Tenants includes Chevy’s Fresh Mex, Applebee’s, Wells Fargo, Spuntino Wine Bar & Italian Tapas, and The Shannon Rose, each of which owns its respective building situated on such land pad leased from the borrowers.

The following table presents a summary of sales and occupancy costs for certain tenants at the Clifton Commons Property.

Tenant Sales(1)(2)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	Most Recent TTM Sales (PSF)	Occupancy Cost(3)
AMC Theaters(4)	$808,234	$919,792	$943,191	$300,017	$290,723	57.0%
Burlington(5)	$168	$408	$446	$292	$551	7.3%
Barnes & Noble(6)	NAV	$238	$246	$209	$198	16.0%

(1)	Information obtained from the borrowers.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost based on underwritten base rent and any applicable reimbursements divided by most recent reported sales.
(4)	AMC Theaters sales are shown on a per screen basis. Most Recent TTM Sales (PSF) are as of October 2021.
(5)	Most Recent TTM Sales (PSF) are as of December 2021.
(6)	Most Recent TTM Sales (PSF) are as of April 2021.

A-3-71

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

The following table presents certain information relating to the lease rollover schedule at the Clifton Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	68,855	36.7%	68,855	36.7%	$1,839,653	35.0%	$26.72
2025	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2026	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2027	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2028	1	44,506	23.7%	113,361	60.4%	$1,174,958	22.4%	$26.40
2029	3	24,353	13.0%	137,714	73.3%	$717,485	13.7%	$29.46
2030	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
2031	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
2032	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
Thereafter	3	50,080	26.7%	187,794	100.0%	$1,523,248	29.0%	$30.42
Vacant	0	0	0.0%	187,794	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	187,794	100.0%			$5,255,344	100.0%	$27.98

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The following table presents historical occupancy percentages at the Clifton Commons Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/5/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.

A-3-72

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Clifton Commons Property:

Cash Flow Analysis

	2019	2020	2021	TTM 4/30/2022	U/W	%(1)	U/W $ per SF
Base Rent	$4,759,153	$4,835,051	$4,705,757	$5,111,315	$5,131,782	61.6%	$27.33
Rent Steps(2)	0	0	0	0	123,562	1.5	0.66
Free Rent Adjustment & Collection Loss	0	0	(176,014)	(176,014)	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$4,759,153	$4,835,051	$4,529,743	$4,935,301	$5,255,344	63.1%	$27.98
Other Income	108,228	118,083	118,724	119,658	130,989	1.6	0.70
Percentage Rent	84,940	43,158	23,656	163,269	261,415	3.1	1.39
Total Recoveries	4,161,122	3,293,008	3,491,102	3,250,741	2,681,209	32.2	$14.28
Net Rental Income	$9,113,443	$8,289,300	$8,163,225	$8,468,969	$8,328,956	100.0%	$44.35
(Vacancy & Credit Loss)	0	0	0	0	(262,767)(3)	(5.0)	(1.40)
Effective Gross Income	$9,113,443	$8,289,300	$8,163,225	$8,468,969	$8,066,189	96.8%	$42.95

Real Estate Taxes	$1,945,609	$1,959,521	$1,953,100	$1,950,960	$1,624,601	20.1%	$8.65
Insurance	52,868	66,288	83,037	88,704	95,911	1.2	0.51
Management Fee	380,060	278,802	383,786	420,256	241,986	3.0	1.29
Other Operating Expenses	1,965,476	1,043,798	1,602,202	1,535,899	1,535,899	19.0	8.18
Total Operating Expenses	$4,344,013	$3,348,409	$4,022,125	$3,995,819	$3,498,397	43.4%	$18.63

Net Operating Income	$4,769,430	$4,940,891(4)	$4,141,100(4)	$4,473,150	$4,567,792	56.6%	$24.32
Replacement Reserves	0	0	0	0	37,559	0.5	0.20
TI/LC	0	0	0	0	273,487	3.4	1.46
Net Cash Flow	$4,769,430	$4,940,891	$4,141,100	$4,473,150	$4,256,747	52.8%	$22.67

NOI DSCR	1.69x	1.75x	1.47x	1.58x	1.62x
NCF DSCR	1.69x	1.75x	1.47x	1.58x	1.51x
NOI Debt Yield	9.5%	9.9%	8.3%	8.9%	9.1%
NCF Debt Yield	9.5%	9.9%	8.3%	8.9%	8.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through May 2023.
(3)	The underwritten economic vacancy is 5.0%. The Clifton Commons Property was 100.0% occupied as of May 5, 2022.
(4)	The decrease from YE 2020 NOI to YE 2021 NOI is primarily driven by a $176,014 collection loss in 2021 and increased repairs and maintenance expenses in 2021.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Clifton Commons Property of $72,200,000 as of March 22, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated March 14, 2022, there was no evidence of any recognized environmental conditions at the Clifton Commons Property. The environmental report identified a controlled recognized environmental condition relating to the property adjacent to the Clifton Commons Property being formerly equipped with 10 underground storage tanks which were reportedly removed between January 1957 and March 1990, with a No Further Action-A (Unrestricted Use) letter issued by the New Jersey Department of Environmental Protection on May 26, 1992. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

Market Overview and Competition. The Clifton Commons Property is located along State Route 3 in Clifton, Passaic County, New Jersey, approximately 12.9 miles west of Manhattan and 12.2 miles northwest of Jersey City, NJ. The Clifton Commons Property is situated along State Route 3, which provides access eastbound to New York. NJ State Route 21, which provides access southbound to Newark, NJ, is approximately 1.0 miles east of the Clifton Commons Property. According to the appraisal, State Route 3, is a heavily traveled roadway that contains a mixture of retail and commercial developments. Multifamily and single family residential homes are positioned along surrounding arterials. Additionally, the Clifton Commons Property is located approximately 11.1 miles northeast of Newark Liberty International Airport.

According to a third-party market research provider, the estimated April 2022 population within a three- and five-mile radius was approximately 245,493 and 605,233, respectively, and the average household income within the same radii was $107,702 and $105,174, respectively.

A-3-73

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

According to a third-party market research report, the Clifton Commons Property is located within the Route 3/GSP submarket of the New York - NY retail market. As of April 26, 2022, the submarket reported total inventory of approximately 8.2 million SF with a 2.2% vacancy rate and average asking rent of $22.58 PSF. Vacancy has averaged 3.8% from 2010 to 2021, with a high of 5.0% in 2016. Additionally, no new supply is under construction or expected to be delivered in the next eight calendar quarters. The appraiser concluded to market rents for the Clifton Commons Property ranging from $22.00 PSF for anchor space to $40.00 PSF for bank branch pad outparcel space (see table below).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Clifton Commons Property:

Market Rent Summary(1)

	Movie Theater	Retail > 25,000 SF	Retail < 25,000SF	Bank Branch Pad	Retail Pad
Market Rent (PSF)	$22.00	$25.00	$35.00	$40.00	$30.00
Lease Term (Years)	20	15	15	20	15
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	10.0%/5 year	2.0%/year	2.0%/year	10.0%/5 year	2.0%/year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Clifton Commons Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Clifton Commons	405 Route 3 Clifton, NJ	187,794(2)
Cortlandt Crossing Shopping Center	3144 E Main Street-US Route 6 Mohegan Lake, NY	122,225	2/2022	$65,882,735	$539.03
Midstate Mall	300 State Route 18 East Brunswick, NJ	380,000	12/21	$70,700,000	$186.05
Wegmans Shopping Center	34 Sylvan Way Parsippany, NJ	133,276	9/2021	$46,000,000	$345.15
Shops at Richmond Plaza	2505 and 2535 Richmond Avenue Staten Island, NY	76,140	3/2020	$31,500,000	$413.71
Kearny Square	160-196 Passaic Avenue Kearny, NJ	138,895	6/2018	$45,500,000	$327.59
Wall Towne Center	2433-2455 State Route 34 Manasquan, NJ	96,000	5/2018	$41,500,000	$432.29
(1)	Information obtained from the appraisal.
(2)	Per underwritten rent roll.

A-3-74

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $131,284 for real estate taxes and ongoing monthly deposits of $131,284.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies. Notwithstanding the above, the borrowers’ obligation to make insurance reserve payments will be waived so long as the insurance policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $3,130 ($0.20 per square foot per year) subject to a cap of $187,794.

Leasing Reserve – The loan documents require ongoing monthly reserves of $27,387 ($1.75 per square foot per year) for tenant improvements and leasing commissions, subject to a cap of $328,640.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $110,000 for outstanding tenant improvements and leasing commissions related to Barnes & Noble.

Lockbox and Cash Management. The Clifton Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrowers. During a Cash Trap Event Period, all excess funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the cash flow waterfall in the loan documents. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional cash collateral for the Clifton Commons Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.0%, tested quarterly;
(iii)	AMC Theaters failing to exercise its extension option by February 28, 2023 (or 15 months prior to the then-current expiration date) or the lease otherwise being terminated for any reason; or
(iv)	Burlington providing notice to the borrowers that it does not intend to exercise its renewal option or the lease otherwise being terminated for any reason.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DY being greater than or equal to 7.5% for two consecutive calendar quarters;
●	with regard to clause (iii), (a) AMC Theaters renewing or extending the term of its lease pursuant to the terms set forth in the lease or otherwise for at least the same period as it would have been if the applicable extension option had been exercised or (b) the lender having received reasonably satisfactory evidence via an estoppel certificate, that substantially all of the demised space pursuant to the AMC Theaters lease has been leased to one or more replacement tenants reasonably satisfactory to the lender, the tenant has taken occupancy of its entire premises and has commenced paying full, unabated rent and all tenant improvement costs and leasing commissions having been paid (or reserved for).
●	with regard to clause (iv), (a) Burlington renewing or extending the term of its lease pursuant to the terms set forth in the lease or otherwise for at least the same period as it would have been if the applicable extension option had been exercised or (b) the lender having received reasonably satisfactory evidence via an estoppel certificate, that substantially all of the demised space pursuant to the Burlington lease has been leased to one or more replacement tenants reasonably satisfactory to the lender, the tenant has taken occupancy of its entire premises and has commenced paying full, unabated rent and all tenant improvement costs and leasing commissions having been paid (or reserved for).

Property Management. The Clifton Commons Property is managed by Related Management Company, L.P., a New York limited partnership, an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrower sponsor has a leasehold interest from the abutting Target Corporation retail store (“Target”). The related ground lease expires in 2101, with a 98-year renewal option, and otherwise provides for de minimis rent (total rent of $10, which has been paid in advance). In addition, the borrowers pay their pro rata share of real estate taxes to Target, and pay their pro rata share of common area maintenance to Related Retail Management Corporation, as operator (which maintains the shopping center). The borrowers have entered into sub-ground leases with two restaurants, The Shannon Rose and Spuntino Wine Bar & Italian Tapas, each having constructed their respective improvements. Besides the two pad sites, the borrowers’ leasehold parcel also includes additional parking. The borrowers’ shared expenses with Target relating to the leasehold parcel have been included in loan underwriting.

A-3-75

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Clifton Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The Clifton Commons Mortgage Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer owned by The Related Companies, L.P., subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A-”/ A.M. Best “A-:VIII” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer shall not be subject to a bankruptcy or similar insolvency proceeding; (vi) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vii) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-76

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

A-3-77

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

One Campus Martius
1000 Woodward Avenue
Detroit, MI 48226
DETROIT
Downtown
Midtown
WAYNE COUNTY
Corktown
Greektown
Bricktown
EASTERN MARKET
West Side Industrial
Detroit Financial District
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Lafayette Plaisance Park
Lafayette Park
Comerica Park
Ford Field
Little Caesars Arena
Fox Theatre
Millennium Bell
Grand Circus Park
Circus Park
Music Hall Ctr. for the Performing Arts
Detroit Opera House
Frank Murphy Hall of Justice
National Automotive History Collection
Wayne County Administration
MGM Grand Detroit
DTE Energy
Times Sq.
Cadillac Ctr.
Cadillac Tower
Wayne County Building
Detroit Mercy Law
1001 Woodward
Campus Martius Park
Millender Center
Millender Ctr.
US District Court
Penobscot Building
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Michigan Ave.
Batch Brewing Company
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Coleman A. Young Mun. Center
Monument to Joe Louis
Renaissance Center
600 Renaissance Center
GM Renaissance Center
Michigan Labor Legacy Monument
Hart Plaza
Dodge Fountain
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Joe Louis Arena
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75
375
10
12
3
1
85
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Windsor Airport

A-3-78

No. 8 – One Campus Martius

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
Original Principal Balance(1):		$46,200,000		Location:	Detroit, MI
Cut-off Date Balance(1):		$46,200,000		Size:	1,356,325 SF
% of Initial Pool Balance:		4.2%		Cut-off Date Balance Per SF(1):	$160.73
Loan Purpose:		Refinance		Maturity Date Balance Per SF(1):	$160.73
Borrower Sponsor:		Bedrock Detroit		Year Built/Renovated:	2003/2019-2020
Guarantor:		Rock Backer LLC		Title Vesting:	Fee
Mortgage Rate:		6.0200%		Property Manager(5):	Bedrock Management Services LLC (borrower affiliated)
Note Date:		June 28, 2022		Current Occupancy (As of):	86.8% (6/27/2022)
Seasoning:		1 month		TTM 3/31/2022 Occupancy:	90.0%
Maturity Date:		July 1, 2032		YE 2021 Occupancy(6):	89.3%
IO Period:		120 months		YE 2020 Occupancy(6):	76.5%
Loan Term (Original):		120 months		YE 2019 Occupancy(6):	97.4%
Amortization Term (Original):		NAP		As-Is Appraised Value(7):	$362,500,000
Loan Amortization Type:		Interest Only		As-Is Appraised Value Per SF(7):	$267.27
Call Protection(2):		L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	May 4, 2022
Lockbox Type(3):		Hard/Springing Cash Management
Additional Debt(1):		Yes		Underwriting and Financial Information(8)
Additional Debt Type (Balance)(1):		Pari Passu ($171,800,000)		TTM NOI (3/31/2022):	$25,554,085
				YE 2021 NOI(9):	$25,025,321
				YE 2020 NOI(9):	$18,537,846
				YE 2019 NOI:	$19,338,306
				U/W Revenues:	$46,224,574
				U/W Expenses:	$21,145,889
Escrows and Reserves(4)				U/W NOI:	$25,078,685
	Initial	Monthly	Cap	U/W NCF:	$23,186,453
Taxes:	$3,926,163	$560,880	NAP	U/W DSCR based on NOI/NCF(1):	1.88x / 1.74x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.5% / 10.6%
Replacement Reserve:	$28,230	$28,230	$677,530	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.5% / 10.6%
TI/LC:	$1,500,000	$169,541	$4,000,000	Cut-off Date LTV Ratio(1):	60.1%
Outstanding TI/LC:	$3,851,373	$0	NAP	LTV Ratio at Maturity(1):	60.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$218,000,000	100.0%	Payoff of Existing Debt	$187,609,949	86.1%
			Return of Equity	19,720,871	9.0
			Reserves	9,305,766	4.3
			Closing Costs	1,363,413	0.6
Total Sources	$218,000,000	100.0%	Total Uses	$218,000,000	100.0%
(1)	The One Campus Martius Mortgage Loan (as defined below) is part of the One Campus Martius Whole Loan (as defined below), with an aggregate original principal amount of $218,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One Campus Martius Whole Loan.
(2)	Defeasance of the One Campus Martius Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note of the One Campus Martius Whole Loan to be securitized (the “Permitted Defeasance Date”). If the Permitted Defeasance Date has not occurred by September 1, 2024, the One Campus Martius Whole Loan may be prepaid in whole at any time prior to the Permitted Defeasance Date with the payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2022.
(3)	The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property (as defined below) other than with respect to the Parking Garage Portion (as defined below), the income from which is not required to be deposited into the lockbox account until the occurrence of a Cash Sweep Event (as defined below).
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	The Parking Garage Portion is sub-managed by Ultimate Parking Management LLC, a third-party management company.
(6)	In 2020, the One Campus Martius Property completed a 398,215 square foot expansion at an estimated cost of approximately $93.0 million, which resulted in a drop in occupancy from 2019 to 2020. The increase in occupancy from 2020 to 2021 is a result of the subsequent lease up of the expansion space.
(7)	The appraised value is based on the extraordinary assumption that all outstanding tenant improvements and leasing commissions have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.
(8)	The novel coronavirus pandemic is an evolving situation and could impact the One Campus Martius Whole Loan more severely than assumed in the underwriting of the One Campus Martius Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(9)	The increase from 2020 NOI to 2021 NOI is primarily attributable to the delivery of the 398,215 square foot expansion space, and subsequent lease up.

A-3-79

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The eighth largest mortgage loan (the “One Campus Martius Mortgage Loan”) is part of a whole loan (the “One Campus Martius Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $218,000,000. The One Campus Martius Whole Loan was co-originated on June 28, 2022, by JPMorgan Chase Bank, National Association (“JPCMB”) and Morgan Stanley Bank, N.A. The One Campus Martius Whole Loan is secured by a first priority fee mortgage encumbering a 1,356,325 square foot office property located in Detroit, Michigan (the “One Campus Martius Property”). The One Campus Martius Mortgage Loan is evidenced by the non-controlling Note A-6 with an original principal balance of $46,200,000. The remaining notes comprising the One Campus Martius Whole Loan are summarized in the table below. The One Campus Martius Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCB	Y
A-2	$30,000,000	$30,000,000	JPMCB	N
A-3	$25,000,000	$25,000,000	JPMCB	N
A-4	$15,800,000	$15,800,000	JPMCB	N
A-5	$10,000,000	$10,000,000	JPMCB	N
A-6	$46,200,000	$46,200,000	BANK 2022-BNK43	N
A-7	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	N
A-8	$16,000,000	$16,000,000	Morgan Stanley Bank, N.A.	N
Total	$218,000,000	$218,000,000

The Borrower and the Borrower Sponsors. The borrower for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Campus Martius Whole Loan. The borrower sponsor for the One Campus Martius Whole Loan is Bedrock Detroit, which is owned and controlled by Daniel (“Dan”) Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Backer LLC, which is owned and controlled by Dan Gilbert and affiliates. Bedrock Detroit, a full service commercial real estate firm, specializing in the development of urban core areas, is one of the largest real estate companies in downtown Detroit. Since being founded in 2011, Bedrock Detroit and its affiliates have invested and committed to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland totaling more than 20 million square feet. Bedrock Detroit’s real estate personnel provide a range of services with in-house teams for leasing, acquisition, finance, construction, architecture, historic rehabilitation, and property management. Bedrock Detroit’s tenants include technology companies and startups, restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Dan Gilbert and Rocket Companies Inc. and Rock Holdings Inc, each of which is controlled by Dan Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021, alleging, among other things, violations by the defendants of securities laws relating to alleged misstatements made during earnings calls and insider trading with respect to the sale of Rocket Companies Inc. stock in March 2021 by Rock Holdings Inc. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The One Campus Martius Property is a Class A, 16-story, 1,356,325 square foot office building that is located in Detroit’s financial district. Built in 2003 and renovated between 2019-2020, the One Campus Martius Property contains an atrium, onsite retail and restaurants, a fitness and wellness center, a second-floor cafeteria, a day care facility led by Bright Horizons, along with a 12-story parking garage with 2,667 parking spaces, resulting in a parking ratio of approximately 2.0 spaces per 1,000 square feet of net rentable area. The One Campus Martius Property includes 40,538 square feet of ground floor retail space (approximately 3.0% of NRA and 2.8% of underwritten base rent), featuring tenants including Sugar Factory, Tohme Brothers XXXII LLC (Jimmy Johns), and Detroit Water Ice Factory, Inc. The borrower sponsor acquired the One Campus Martius Property in 2014 for approximately $142.0 million and has since invested approximately $120.5 million into capital improvements. More recently, between 2019 and 2020, the One Campus Martius Property completed a 398,215 square foot expansion at an estimated cost of approximately $93.0 million. The recent expansion added office space, event space and new amenity space to the One Campus Martius Property. From 2015 through 2019, prior to the expansion, average occupancy at the One Campus Martius Property was approximately 97.5%. As of June 27, 2022, the One Campus Martius Property was 86.8% leased, as the One Campus Martius Property continues to lease up following the addition of 398,215 square feet (approximately 29.4% of NRA) in 2020.

The One Campus Martius Property is subject to a condominium structure which is wholly owned and controlled by the borrower. Under the One Campus Martius Whole Loan documents, at all times during the term of the One Campus Martius Whole Loan, the condominium is required to be controlled by the borrower.

As of June 27, 2022, the One Campus Martius Property was 86.8% leased to 28 tenants. Approximately 22.9% of net rentable area and 27.8% of underwritten rent are attributable to investment grade rated tenants including Microsoft Corporation, Meridian Health, Huntington National Bank, and BMC Software Inc. The tenant roster at the One Campus Martius Property is predominately comprised of tenants in the financial and healthcare sector. The One Campus Martius Property benefits from long-term tenancy and a weighted

A-3-80

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

average remaining lease term of approximately 4.5 years as of the Cut-off Date. Borrower sponsor affiliated tenants, including Rocket Mortgage, Rock Ventures, StockX LLC, Building Amenities Wellness Center LLC, Building Amenities Cafeteria LLC, and Building Amenities Day Care LLC account for approximately 55.7% of the One Campus Martius Property’s net rentable area and 63.1% of occupied underwritten rent.

The One Campus Martius Property is one of four properties (the “Transformational Project Sites”) developed or re-developed by Bedrock Management Services, LLC (the “Developer”), a borrower sponsor affiliate, which has entered into a reimbursement agreement (the “Reimbursement Agreement”), with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The borrower does not benefit from such reimbursements. The lender’s underwriting and all metrics shown herein are exclusive of the benefits afforded to the Developer pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

Major Tenants.

Rocket Mortgage (570,214 square feet, 42.0% of net rentable area, 47.4% of underwritten rent). Rocket Mortgage (NYSE: RKT) is a large mortgage lending company in the United States which operates its corporate headquarters out of the One Campus Martius Property. Rocket Mortgage was formerly known as Quicken Loans prior to changing its name in 2021. Rocket Mortgage was founded by Dan Gilbert in 1985 and is affiliated with the borrower sponsor. In 2010, Dan Gilbert moved Rocket Mortgage’s headquarters from Livonia, Michigan to downtown Detroit. Rocket Mortgage operates a number of subsidiary companies such as Amrock, Rocket Auto, Core Digital Media, Rock Ventures and Rock Connections, among others. In 2021, Rocket Mortgage reportedly generated approximately $12.9 billion in revenue and posted net income of approximately $6.1 billion. Rocket Mortgage has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

Meridian Health (266,001 square feet, 19.6% of net rentable area, 21.5% of underwritten rent). Meridian Health (NYSE: CNC) provides government-based health plans (Medicare, Medicaid and the Health Insurance Marketplace) in Michigan, Illinois and Ohio. Meridian Health was purchased by WellCare Health Plans in 2018. WellCare Health Plans later merged with Centene Corporation in 2020 allowing Centene Corporation to expand its footprint to reach over 24 million members in all 50 states. Centene Corporation is headquartered in St. Louis, Missouri, while its subsidiary Meridian Health is headquartered at the One Campus Martius Property. Meridian Health has been at the One Campus Martius Property since December 2014. Centene Corporation reported that in 2021 it generated over $125.9 billion in revenue and posted net income of approximately $1.3 billion. Meridian Health has a lease expiration date occurring on December 31, 2024, with four, five-year renewal options remaining.

Rock Ventures (66,059 square feet, 4.9% of net rentable area, 6.0% of underwritten rent). Rock Ventures is a borrower sponsor affiliated holding company for Dan Gilbert’s portfolio of companies (which includes, but is not limited to, companies such as the Cleveland Cavaliers, Rocket Mortgage, StockX and Vroom) and operates its headquarters out of the One Campus Martius Property. The companies owned by Rock Ventures span various industries including fintech, professional services, charitable/community relations, sports/media/entertainment, hotels, and venture capital/private equity. Rock Ventures was founded in 1985 and since then has committed to over 103 investments. Rock Ventures has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

A-3-81

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the major tenants at the One Campus Martius Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Rocket Mortgage(3)(4)	Ba1/BB+/BB+	570,214	42.0%	$28.81	$16,427,828	47.4%	12/31/2028	Y(8)	N
Meridian Health(5)	Ba1/BBB-/BBB-	266,001	19.6%	$28.00	$7,448,028	21.5%	12/31/2024	Y(9)	N
Rock Ventures(4)	NR/NR/NR	66,059	4.9%	$31.50	$2,080,859	6.0%	12/31/2028	Y(10)	N
Building Amenities Wellness Center LLC(6)	NR/NR/NR	50,116	3.7%	$28.00	$1,403,248	4.0%	12/31/2035	N	N
Microsoft Corporation	Aaa/AAA/AAA	43,795	3.2%	$28.56	$1,250,759	3.6%	7/31/2025	Y(11)	N
Total Major Tenants		996,185	73.4%	$28.72	$28,610,722	82.5%

Non-Major Tenants(6)(7)		181,611	13.4%	$33.32	$6,052,080	17.5%

Occupied Collateral Total		1,177,796	86.8%	$29.43	$34,662,802	100.0%

Vacant Space		178,529	13.2%

Collateral Total		1,356,325	100.0%

(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Rocket Mortgage currently subleases approximately 29,684 square feet of office space to StockX LLC, an affiliate, through December 31, 2024 at $27.50 per square foot. Such space was underwritten based on the prime lease rent.
(4)	Borrower sponsor affiliated.
(5)	Meridian Health U/W Base Rent PSF is inclusive of an approximately $700,000 per year data rack usage fees.
(6)	Amenity space is associated with affiliates of the borrower sponsor.
(7)	Includes signage space leased to StockX LLC and a data rack leased to BMC Software, Inc. with no attributable net rentable area.
(8)	Rocket Mortgage may elect to renew its lease for four, five-year periods.
(9)	Meridian Health may elect to renew its lease for four, five-year periods.
(10)	Rock Ventures may elect to renew its lease for four, five-year periods.
(11)	Microsoft Corporation may elect to renew its lease for two, five-year periods.

The following table presents certain information relating to the lease rollover schedule at the One Campus Martius Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(2)(3)
MTM	1	0	0.0%	0	0.0%	$10,000	0.0%	$0.00
2022	3	5,853	0.4%	5,853	0.4%	$114,904	0.3%	$19.63
2023	4	33,991	2.5%	39,844	2.9%	$1,169,437	3.4%	$34.40
2024	5	272,016	20.1%	311,860	23.0%	$8,268,942	23.9%	$30.40
2025	1	43795	3.2%	355,655	26.2%	$1,250,759	3.6%	$28.56
2026	7	25,650	1.9%	381,305	28.1%	$831,819	2.4%	$32.43
2027	1	4,189	0.3%	385,494	28.4%	$119,638	0.3%	$28.56
2028	2	636,273	46.9%	1,021,767	75.3%	$18,508,687	53.4%	$29.09
2029	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2030	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2031	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2032	1	7,617	0.6%	1,029,384	75.9%	$233,080	0.7%	$30.60
Thereafter(4)	4	148,412	10.9%	1,177,796	86.8%	$4,155,536	12.0%	$28.00
Vacant	0	178,529	13.2%	1,356,325	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	29	1,356,325	100.0%			$34,662,802	100.0%	$29.43
(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total Annual U/W Base Rent per square foot excludes vacant space.
(4)	Includes 148,412 square feet of cafeteria, wellness, day care and event amenity space that is associated with affiliates of the borrower sponsor. All amenity space is set to expire in 2035.

A-3-82

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents historical occupancy percentages at the One Campus Martius Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)(2)	12/31/2021(1)	3/31/2022(1)	6/27/2022(3)
97.4%	76.5%	89.3%	90.0%	86.8%
(1)	Information obtained from the borrower sponsor.
(2)	Expansion space was delivered in 2020, which increased vacancy.
(3)	Information based on the underwritten rent roll dated June 27, 2022.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Campus Martius Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$34,662,802	65.0%	$25.56
Vacant Income	0	0	0	0	5,355,870	10.0	3.95
Gross Potential Rent	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$40,018,672	75.0%	$29.51
Reimbursements	5,028,329	3,377,400	2,912,952	2,944,892	3,992,858	7.5	2.94
Parking and Storage Income	8,241,523	7,637,983	7,824,181	8,071,735	9,336,660	17.5	6.88
Other Income(3)	80,135	6,164	7,646	1,015	16,200	0.0	0.01
Net Rental Income	$39,530,062	$36,956,967	$44,116,961	$45,443,132	$53,364,390	100.0%	$39.34
Less Vacancy & Credit Loss	(141,202)	(111,036)	82,000	176,768	(7,139,816)	-17.8	(5.26)
Effective Gross Income	$39,388,859	$36,845,931	$44,198,961	$45,619,900	$46,224,574	86.6%	$34.08

Real Estate Taxes	4,891,776	4,979,934	5,014,462	5,452,043	6,730,563	14.6	4.96
Insurance	246,268	301,191	404,944	495,711	556,839	1.2	0.41
Management Fee	2,060,694	1,936,199	2,357,489	2,551,552	1,000,000	2.2	0.74
Other Operating Expenses	12,851,815	11,090,761	11,396,744	11,566,510	12,858,487	27.8	9.48
Total Operating Expenses	$20,050,553	$18,308,085	$19,173,640	$20,065,815	$21,145,889	45.7%	$15.59

Net Operating Income	$19,338,306	$18,537,846(4)	$25,025,321(4)	$25,554,085	$25,078,685	54.3%	$18.49
Replacement Reserves	0	0	0	0	188,765	0.4	0.14
TI/LC	0	0	0	0	1,703,467	3.7	1.26
Net Cash Flow	$19,338,306	$18,537,846	$25,025,321	$25,554,085	$23,186,453	50.2%	$17.10

NOI DSCR	1.45x	1.39x	1.88x	1.92x	1.88x
NCF DSCR	1.45x	1.39x	1.88x	1.92x	1.74x
NOI Debt Yield	8.9%	8.5%	11.5%	11.7%	11.5%
NCF Debt Yield	8.9%	8.5%	11.5%	11.7%	10.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	UW Base Rent is inclusive of (i) the underwritten rent roll dated June 27, 2022 with contractual rent steps of $586,880 through June 1, 2023, (ii) vacant spaces underwritten to market rent and (iii) straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.
(3)	Other Income is inclusive of miscellaneous income, tenant extras, late fees and NSF fees.
(4)	The increase from 2020 NOI to 2021 NOI is primarily attributable to the delivery of the 398,215 square foot expansion space, and subsequent lease up.

Appraisal. The appraisal concluded to an “as-is” value as of May 4, 2022, of $362,500,000, based on the extraordinary assumption that all outstanding tenant improvements and leasing commissions have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

Environmental Matters. The Phase I environmental report dated May 27, 2022, identified a recognized environmental condition at the One Campus Martius Property relating to historic onsite activities of various commercial purposes. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The One Campus Martius Property is located in the Detroit central business district (“CBD”) submarket within the Detroit-Dearborn-Livonia metropolitan statistical area (“Detroit MSA”). The One Campus Martius Property is located in the Campus Martius Park neighborhood which is commonly considered to be the financial district of the city of Detroit. The boundaries of the immediate area are Gratiot Avenue to the north, Jefferson Avenue to the south, Randolph Street to the east and Cass Avenue to the west.

A-3-83

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

Detroit’s MSA has recovered in the months following the pandemic, restoring about 90% of jobs lost during the pandemic, compared to the overall Midwest region of the United States, which has recovered approximately 75% of jobs lost. As of November 2021, the largest employment sectors in the Detroit MSA were services (46.2%), manufacturing (18.9%) and retail trade (10.1%) and the unemployment rate in the Detroit MSA was 4.2%. The largest employers in the area include The General Motors Co. (52,113 employees), Ford Motor Co. (48,000 employees), and the University of Michigan (34,904 employees).

As of first quarter 2022, the Detroit CBD office submarket had a total office inventory of approximately 15 million square feet, with 513,000 additional square feet under construction. The Detroit CBD had an overall vacancy rate of 14.7%, which is below the Detroit suburban area vacancy rate of 19.2%. The Class A office asking rents in the Detroit CBD were $28.87 per square foot, compared to the Detroit suburban area class A office asking rents of $22.05.

Between 2011 and 2019, the Detroit CBD averaged over 370,000 square feet of net absorption per year. Despite the pandemic, absorption in 2020 was 72,000 square feet. The global internet technology and customer services company, Majorel, announced that the firm is looking for up to 50,000 square feet in the Detroit CBD, and Ally Financial Inc. recently relocated hundreds of employees into the Detroit CBD.

Furthermore, the appraisal analyzed the Detroit MSA and Detroit CBD submarket, along with a specific subset of properties in Detroit’s financial district that are comparable to the One Campus Martius Property (“Comparable Properties”) (i.e., larger properties within the financial district that have associated parking structures). In the first quarter of 2022, vacancy rates were 11.3%, 9.3% and 5.8% for the Detroit MSA, Detroit CBD and Comparable Properties, respectively, with rents per square foot of $28.31 for the Detroit CBD. Generally, properties with associated parking decks (One Campus Martius included) tend to outperform the Detroit CBD as a whole, as parking is a major consideration for businesses to locate in downtown Detroit.

The appraisal identified eight comparable office leases with rents ranging from $28.65 to $39.78 per square foot, which factor in adjustments for expense structure, location, age/condition, and parking, among other factors to normalize various lease types for a comparison under a modified gross lease basis. According to the appraisal, the concluded market rent is $33.00 per square foot on a modified gross basis, which is higher than the average underwritten base rents across the office component of the One Campus Martius Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Campus Martius Property:

Market Rent Summary

Category	Office	Retail
Market Rent (PSF)	$30.00	$30.00
Lease Term (Years)	5	5
Lease Type (Reimbursements)	MG	NNN
Source: Appraisal.

A-3-84

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents comparable office leases with respect to the One Campus Martius Property:

Comparable Office Lease Summary

Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF(1)	Lease Type
One Campus Martius (subject)(1) Detroit, MI	2003 / 2019-2020	1,356,325	Various	988,846(2)	Various	$28.96(2)	Various
Ally Detroit Center(3) Detroit, MI	1993 / NAP	1,000,000	Confidential	10,571	Mar. 2019	$29.00	MG
500 Woodward Avenue Detroit, MI	1911 / 2017	57,592	Confidential	7,156	Dec. 2021	$25.00	NNN
Marquette Building Detroit, MI	1899 / 2020	170,000	Confidential	138,000	Jan. 2021	$29.00	NNN
First National Building(3) Detroit, MI	1924 / 2015	840,436	Confidential	1,945	Mar. 2020	$29.50	MG
150 West Jefferson Detroit, MI	1989 / NAP	489,601	Confidential	20,465	Jul. 2017	$25.50	MG
220 Congress Detroit, MI	1920 / 2020	41,000	Confidential	22,000	May 2020	$23.50	MG
Grand Park Centre Detroit, MI	1921 / 2004	150,000	Confidential	2,438	Nov. 2019	$24.00	MG
The 607 Detroit, MI	1925 / 2018	47,500	Confidential	4,263	May 2019	$23.50	MG

Source: Appraisal.

(1)	Rent PSF for comparable properties has been normalized by the appraiser to represent modified gross leases due to the variety of comparable lease structures.
(2)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating. Tenant Size (SF) and Rent PSF for the One Campus Martius Property are solely based on the occupied office tenants.
(3)	Ally Detroit Center and First National Building are both owned by the borrower sponsor.

Escrows.

Real Estate Taxes – At origination, the borrower was required to deposit $3,926,163 into an upfront reserve for real estate taxes, and the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the One Campus Martius Property (currently, $560,880).

Insurance – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket insurance policy in accordance with the One Campus Martius Whole Loan documents.

Replacement Reserve – At loan origination, the borrower deposited $28,230 into a replacement reserve. On each monthly due date, the borrower is required to deposit $28,230 into a replacement reserve, subject to a cap of $677,530.

TI/LC Reserve — At loan origination, the borrower deposited $1,500,000 into a reserve for tenant improvements and leasing commissions. On each monthly due date, the borrower is required to deposit $169,541 into such reserve, subject to a cap of $4,000,000.

Outstanding TI/LC Reserve — At loan origination, the borrower deposited $3,851,373 into a reserve for tenant improvements and leasing commissions owed to existing tenants.

Meridian/Rocket Reserve – On each monthly due date during the continuance of a Cash Sweep Event caused by a Meridian Health Trigger Event (as defined below) and/or a Rocket Mortgage Trigger Event (as defined below), all Excess Cash (as defined below) must be deposited with and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable leased space by Meridian Health and/or Rocket Mortgage.

Lockbox and Cash Management. The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property except with respect to the parking garage portion (the “Parking Garage Portion”), for which the borrower is required to establish and maintain a lockbox account during the continuance of a Cash Sweep Event, and springing cash management. Upon the establishment of a lockbox account, the borrower is required to, or cause the property manager to, deliver tenant direction letters to all tenants under leases (other than parking passes relating to the Parking Garage Portion) at the One Campus Martius Property to deliver all rents payable directly to the applicable lockbox account. The borrower is required to, or to cause the property manager to, (i) at all times during the term of the One Campus Martius Whole Loan, deposit all amounts received by the borrower or the property manager constituting rents (other than rents from the Parking Garage Portion) into the lockbox account within one business day after receipt thereof and (ii) during the continuance of a Cash Sweep Event, deposit all amounts received by the borrower or the property manager constituting rents from the Parking Garage Portion into the lockbox account within seven days after receipt. If no Cash Sweep

A-3-85

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

Event exists, all funds in the lockbox account are required to be disbursed to the borrower. During a Cash Sweep Event, the borrower is required to establish and maintain a lender-controlled cash management account, and on each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the One Campus Martius Whole Loan, required reserves, budgeted operating expenses and approved non-budgeted operating expenses (“Excess Cash”) are required to be deposited into an excess cash flow reserve account as additional collateral for the One Campus Martius Whole Loan, except that during a Cash Sweep Event caused by a Meridian Health Trigger Event and/or a Rocket Mortgage Trigger Event, Excess Cash is required to be deposited into the Meridian/Rocket Reserve and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable space leased by Meridian Health and/or Rocket Mortgage.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the borrower, (c) any bankruptcy action of the property manager, (d) the debt coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.15x, (e) a Meridian Health Trigger Event and/or (f) a Rocket Mortgage Trigger Event.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default (provided, however, if the lender has applied for the appointment of a receiver for the One Campus Martius Property, declared the debt to be immediately due and payable or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion), (ii) with respect to clause (b) above, if the bankruptcy action is due to a person or persons filing an involuntary petition against the borrower and the borrower has not colluded with, or otherwise assisted, such person or persons, and has not solicited creditors for any involuntary petition against the borrower from any person, the dismissal of the bankruptcy action within 90 days from the filing of such bankruptcy action, (iii) with respect to clause (c) above, the borrower replacing such property manager with a qualified manager under a replacement management agreement acceptable to the lender in accordance with the One Campus Martius Whole Loan documents, (iv) with respect to clause (d) above, the achievement of a debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination for two consecutive quarters of not less than 1.15x, (v) with respect to clause (e) above, the achievement of a Meridian Health Trigger Cure (as defined below), and (vi) with respect to clause (f) above, the achievement of a Rocket Mortgage Trigger Cure (as defined below).

“Meridian Health Trigger Event” means (i) a bankruptcy action of Meridian Health, (ii) Meridian Health failing to enter into a new lease or renew its then-existing lease, in either case, on substantially similar terms to its then-existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years, or (iii) Meridian Health “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Meridian Health Trigger Cure” means either (i) the amount on deposit in the Meridian/Rocket Reserve being equal to or greater than $6,650,025, including any amounts deposited directly by the borrower from any source, or (ii) the Meridian Health leased space (or an alternative space that either (x) has substantially the same square footage as the Meridian Health leased space or (y) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Meridian Health lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel certificate satisfactory to the lender in accordance with the One Campus Martius Whole Loan documents.

“Rocket Mortgage Trigger Event” means (i) a bankruptcy action of Rocket Mortgage or (ii) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.15x and (x) Rocket Mortgage has not entered into a new lease or renewal of its existing lease (a “Rocket Mortgage Lease Extension”), in either case, on substantially similar terms to its existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years and/or (y) Rocket Mortgage “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Rocket Mortgage Trigger Cure” means the Rocket Mortgage leased space (or an alternative space that either (i) has substantially the same square footage as the Rocket Mortgage leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Rocket Mortgage lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel satisfactory to the lender in accordance with the One Campus Martius Whole Loan documents.

Property Management. The One Campus Martius Property (other than the Parking Garage Portion) is managed by Bedrock Management Services LLC, an affiliate of the borrower, and the parking garage is managed by Ultimate Parking Management LLC, a third-party management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

A-3-86

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the One Campus Martius Property, together with business income insurance covering the 24-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization, extension thereof (“TRIPRA”), is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts within the meaning of TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. However, if TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the One Campus Martius Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and windstorm components of such property and flood loss insurance), See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-87

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

A-3-88

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

Okaloosa County
Northwest Florida State College
College Blvd.
Eglin AFB Golf Course
Rocky Bayou Country Club
John Sims Pkwy.
Valparaiso
Niceville
Destin-Fort Walton Beach Airport
Boggy Bayou
Rocky Bayou
Fred Gannon Rocky Bayou State Park
Bluewater Bay Resort
Eglin Air Force Base
Choctaw Beach
Tallahassee 140 miles
Mid-Bay Bridge
Choctawhatchee Bay
Destin
Destin Executive Airport
Indian Bayou Golf and Country Club
Regatta Bay Golf Course
Harbor Blvd.
Pensacola 48 miles
Paradise Key at Kelly Plantation
Destin Commons
Emerald Bay Golf Club
Henderson State Park
Emerald Coast Pkwy.
Old Highway 98
Holiday Plaza
Silver Sands Premium Outlets
Miramar Beach
Sandestin Resort
Sandestin Golf and Beach Resort
Walton County
Panama City 41 miles
Topsail Hill Preserve State Park
Hilton Sandestin Beach Resort
4000 South Sandestin Boulevard
Miramar Beach, FL 32550
Gulf of Mexico
Nashville
Memphis
Tennessee
Knoxville
Charlotte
Chattanooga
Huntsville
Birmingham
Atlanta
Columbia
Mississippi
Alabama
Georgia
Augusta
Jackson
Montgomery
Macon
Columbus
Savannah
Mobile
Tallahassee
Jacksonville
Baton Rouge
New Orleans
Pensacola
Panama City
Florida
Orlando
Tampa
St. Petersburg
Gulf of Mexico

A-3-89

No. 9 – Hilton Sandestin Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(1):		$44,000,000		Location:	Miramar Beach, FL
Cut-off Date Balance(1):		$44,000,000		Size:	590 Rooms
% of Initial Pool Balance:		4.0%		Cut-off Date Balance Per Room(1):	$203,390
Loan Purpose:		Refinance		Maturity Date Balance Per Room(1):	$203,390
Borrower Sponsor:		SH General Partner, Inc.		Year Built/Renovated:	1984/2021
Guarantor:		SH General Partner, Inc.		Title Vesting:	Fee
Mortgage Rate:		4.6200%		Property Manager:	Sandcastle Resort of Sandestin, Inc. (borrower affiliate)
Note Date:		April 22, 2022		Current Occupancy (As of):	67.8% (3/31/2022)
Seasoning:		3 months		YE 2021 Occupancy(4):	65.1%
Maturity Date:		May 11, 2032		YE 2020 Occupancy(4):	45.0%
IO Period:		120 months		YE 2019 Occupancy(4):	66.5%
Loan Term (Original):		120 months		YE 2018 Occupancy:	69.9%
Amortization Term (Original):		NAP		Appraised Value(5):	$331,000,000
Loan Amortization Type:		Interest Only		Appraised Value Per Room(5):	$561,017
Call Protection(2):		L(27),D(89),O(4)		Appraisal Valuation Date(5):	March 8, 2022
Lockbox Type:		Springing		Underwriting and Financial Information(6)
Additional Debt(1):		Yes		TTM NOI (3/31/2022):	$22,283,807
Additional Debt Type (Balance) (1):		Pari Passu ($76,000,000)		YE 2021 NOI(4):	$21,441,665
				YE 2020 NOI(4):	$2,222,403
				YE 2019 NOI(4):	$19,859,428
				U/W Revenues:	$75,104,831
				U/W Expenses:	$51,506,519
Escrows and Reserves(3)				U/W NOI:	$23,598,313
	Initial	Monthly	Cap	U/W NCF:	$20,594,119
Real Estate Taxes	$148,475	$49,489	NAP	U/W DSCR based on NOI/NCF(1):	4.20x / 3.66x
Insurance	$286,032	$286,038	NAP	U/W Debt Yield based on NOI/NCF(1):	19.7% / 17.2%
FF&E Reserve	$0	$239,176	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	19.7% / 17.2%
PIP Reserve	$25,189,000	$0	NAP	Cut-off Date LTV Ratio(1):	36.3%
				LTV Ratio at Maturity(1):	36.3%

Sources and Uses
Sources			Uses
Whole Loan amount	$120,000,000	100.0%	Loan payoff(7)	$82,341,405	68.6%
			Upfront reserves	25,623,507	21.4
			Closing costs	1,933,692	1.6
			Return of equity	10,101,396	8.4
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Hilton Sandestin Beach Resort Mortgage Loan (as defined below) is part of the Hilton Sandestin Beach Resort Whole Loan (as defined below) with an original aggregate principal balance of $120,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Hilton Sandestin Beach Resort Whole Loan.
(2)	At any time after two years from the closing date of this securitization, the borrower has the right to defease the Hilton Sandestin Beach Resort Whole Loan in whole, but not in part. Additionally, the borrower may prepay the Hilton Sandestin Beach Resort Whole Loan with 30 days’ notice on or after February 11, 2032.
(3)	See “Escrows and Reserves” below.
(4)	The drop in NOI and Occupancy from 2019 to 2020 was due to the effect of the novel coronavirus on the hospitality industry in 2020 and the increase in NOI and Occupancy from 2020 to 2021 was due to the subsequent recovery in 2021.
(5)	The appraised value represents the hypothetical As if Renovated/Stabilized, assuming the Hilton Sandestin Beach Resort Property (defined below) property improvement plan (“PIP’) has been completed and is operating at a stabilized capacity as of the date of the value. The PIP is required to be completed by June 30, 2024 and all costs are reserved upfront. The appraisal also provided an As-Is Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-off Date LTV Ratio, and an Upon Completion / Stabilization value of $352,000,000 as of March 8, 2024, representing a 34.1% Cut-off Date LTV Ratio.
(6)	While the Hilton Sandestin Beach Resort Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Hilton Sandestin Beach Resort Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	The loan proceeds were used to repay existing CMBS debt securitized in WFRBS 2013-C17, and a junior loan of $4,528,340.

A-3-90

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

The Mortgage Loan. The mortgage loan (the “Hilton Sandestin Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Sandestin Beach Resort Whole Loan”) secured by first priority fee interest in a 590 room full service hotel located in Miramar Beach, Florida (the “Hilton Sandestin Beach Resort Property”). The Hilton Sandestin Beach Resort Whole Loan has an original aggregate principal balance of $120,000,000 and is comprised of three pari passu notes. The Hilton Sandestin Beach Resort Mortgage Loan, with an original principal balance of $44,000,000 is evidenced by the non-controlling Notes A-2 and A-3. The controlling Note A-1, with an original principal balance of $76,000,000, was contributed to the BANK 2022-BNK42 securitization trust. The Hilton Sandestin Beach Resort Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Hilton Sandestin Beach Resort Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$76,000,000	$76,000,000	BANK 2022-BNK42	Yes
A-2	$20,000,000	$20,000,000	BANK 2022-BNK43	No
A-3	$24,000,000	$24,000,000	BANK 2022-BNK43	No
Total	$120,000,000	$120,000,000

The Borrower and Borrower Sponsor. The borrower is Sandestin Beach Hotel, Ltd., a single-purpose, Florida limited partnership with a Delaware limited liability company with one independent director as its general partner.

The borrower sponsor and non-recourse carveout guarantor is SH General Partner, Inc., which owns 1.1% of the borrower, with the remaining 98.9% owned by 271 limited partnership units, held by 212 separate parties (the “Limited Partners”). The non-recourse carveout guarantor does not have material assets other than its ownership interest in the SPE borrower. SH General Partner, Inc., is owned by the Limited Partners with each Limited Partner owning one share. The sponsor is controlled by a seven-member board of directors, which makes all decisions on behalf of the borrower and is elected on an annual basis.

The borrower is one of several landowner parties in litigation with Walton County, Florida regarding public access to beach areas that are currently privately owned. The closest proposed public access to the Hilton Sandestin Beach Resort Property is more than two miles away. See “Litigation and Other Considerations” in the prospectus.

The Property. The Hilton Sandestin Beach Resort Property is a 590-room, full service hotel located in Miramar Beach, FL, built in 1984, and located on the Gulf of Mexico. The Hilton Sandestin Beach Resort Property consists of three primary structures: The Emerald Tower, The Lobby Building, and The Spa Tower. The Hilton Sandestin Beach Resort Property is situated on an 18.7-acre site and amenities include four restaurants, a coffee shop, a tiki bar, 34,682 SF of indoor meeting space, more than 20,000 SF of outdoor venues, a 14,500 SF spa and health club with 20 treatment rooms, access to four golf courses, three swimming pools including 2 indoor, a kids’ program for children 5-12 year old, tennis courts and beach cabanas. The property includes 788 surface and garage parking spaces, equating to a parking ratio of 1.3 spaces per room. According to the appraisal, the demand segmentation at the Hilton Sandestin Beach Resort Property is 80% leisure and 20% group.

The Hilton Sandestin Beach Resort Property guestroom configuration consists of 265 standard double queen rooms, 288 standard king rooms, 22 king suites, and 15 ADA compliant rooms. The sponsor has invested in renovations at the property, with over $50 million spent between 2003 and 2014, equating to $84,746 per room. The guestrooms were extensively renovated in 2014, as well as an expansion of the meeting space and spa, and the lobby and food and beverage outlets were renovated and repositioned. Between 2017 and 2021, the sponsor invested an additional $20 million ($33,898 per room), to replace the soft goods in guestrooms, upgrade guest bathrooms, expand and renovate the pool deck, replace the chiller and elevator cabs, and replace the banquet equipment.

In conjunction with the origination of the Hilton Sandestin Beach Resort Whole Loan, the sponsor executed a renewal of the franchise agreement that extends through December 31, 2044. The franchise agreement renewal requires the completion of a PIP estimated to cost $25,189,000, equating to $42,693 per room. The plan includes comprehensive renovation of the guestrooms and hallways in the Emerald Tower, a soft goods refresh for the units in the Spa Tower and a refresh/minor upgrades for meeting rooms, spa, lobby and the food and beverage outlets. The franchise agreement requires the work to be completed by June 30, 2024, and all costs are reserved upfront.

A-3-91

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Sandestin Beach Resort Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Sandestin Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2020 TTM	45.9%	$217.35	$99.76	65.8%	$258.01	$169.84	143.4%	118.7%	170.2%
1/31/2021 TTM	33.6%	$203.01	$68.21	46.3%	$263.23	$121.75	137.7%	129.7%	178.5%
1/31/2022 TTM	53.0%	$272.85	$144.55	65.3%	$316.83	$207.02	123.3%	116.1%	143.2%
(1)	According to a third party research report, the competitive set includes the Autograph Collection The Grand Hotel Golf Resort, Omni Hilton Head Oceanfront Resort, Sandestin Golf & Beach Resort, Sheraton Panama City Beach Golf & Spa Resort, Embassy Suites by Hilton Destin Miramar Beach, and Hotel Effie Sandestin.

The following table presents historical occupancy percentages at the Hilton Sandestin Beach Resort Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	3/31/2022
69.9%	66.5%	45.0%	65.1%	67.8%

(1)	Information obtained from the underwritten rent roll.

A-3-92

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Sandestin Beach Resort Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	66.5%(5)	45.0%(5)	65.1%(5)	67.8%	67.8%
ADR	$257.69	$259.31	$317.20	$315.11	$315.11
RevPAR	$171.39	$116.60	$206.45	$213.76	$213.76

Room Revenue	$37,659,759	$23,503,238	$44,457,540	$46,032,664	$46,033,159	61.3%	$78,022
Food & Beverage Revenue	18,544,868	9,586,465	17,966,845	19,396,191	19,396,191	25.8	32,875
Other Revenue(2)	8,848,012	6,130,918	9,328,503	9,675,481	9,675,481	12.9	16,399
Total Revenue	$65,052,639	$39,220,621	$71,752,888	$75,104,336	$75,104,831	100.0%	$127,296

Room Expense	8,765,076	6,621,290	10,344,490	10,907,606	10,907,723	23.7	18,488
Food & Beverage Expense	10,227,736	8,245,191	11,656,578	12,421,690	11,249,791	58.0	19,067
Other Department Expense	3,810,210	2,481,556	3,540,634	3,784,780	3,784,780	39.1	6,415
Total Department Expenses	$22,803,022	$17,348,037	$25,541,702	$27,114,076	$25,942,294	34.5	$43,970
Gross Operating Income	$42,249,617	$21,872,584	$46,211,186	$47,990,260	$49,162,537	65.5%	$83,326

Total Undistributed Expenses	19,971,368	17,069,018	21,529,922	22,450,170	20,883,631	27.8	35,396
Gross Operating Profit	$22,278,249	$4,803,566	$24,681,264	$25,540,090	$28,278,907	37.7%	$47,930

Property Taxes	653,027	640,078	610,207	602,707	648,694	0.9	1,099
Insurance	1,063,663	1,162,521	1,849,606	1,855,789	3,227,321(3)	4.3	5,470
Other Fixed Expense	702,131	778,564	779,786	797,787	804,579(4)	1.1	1,364
Total Operating Expenses	$45,193,211	$36,998,218	$50,311,223	$52,820,529	$51,506,519	68.6%	$87,299

Net Operating Income	$19,859,428(5)	$2,222,403(5)	$21,441,665(5)	$22,283,807	$23,598,313	31.4%	$39,997
FF&E	0	0	0	0	(3,004,193)	(4.0)	(5,092)
Net Cash Flow	$19,859,428	$2,222,403	$21,441,665	$22,283,807	$20,594,119	27.4%	$34,905

NOI DSCR(5)	3.53x	0.40x	3.81x	3.96x	4.20x
NCF DSCR(5)	3.53x	0.40x	3.81x	3.96x	3.66x
NOI Debt Yield(5)	16.5%	1.9%	17.9%	18.6%	19.7%
NCF Debt Yield(5)	16.5%	1.9%	17.9%	18.6%	17.2%

(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other revenue consists primarily of spa income, resort fees, and miscellaneous income from laundry, valet, self-parking, and the gift shop.
(3)	The insurance is underwritten to the final premium of $2,852,320.83. Additionally, the sponsor is paying to buy down the named storm deductible from 5% to 3%. That expense is estimated at $300,000, with the final number not yet available. The underwritten insurance expense includes 125% of the $300,000 estimate.
(4)	The Other Fixed Expense represents the Sandestin HOA Fees based on year 1 of the Appraisal.
(5)	The drop in NOI and Occupancy from 2019 to 2020 was due to the effect of the novel coronavirus on the hospitality industry in 2020 and the increase in NOI and Occupancy from 2020 to 2021 was due to the subsequent recovery in 2021.
(6)	The debt service coverage ratios and the debt yields shown are based on the Hilton Sandestin Beach Resort Whole Loan.

Appraisal. The appraised value is dated March 8, 2022 and represents the hypothetical As-if Renovated/Stabilized, assuming the Hilton Sandestin Beach Resort Property PIP has been completed and is operating at a stabilized capacity as of the date of the value. The PIP is required to be completed by June 30, 2024 and all costs are reserved upfront. The appraisal also provided an As-Is Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-off Date LTV Ratio, and an Upon Completion / Stabilization value of $352,000,000 as of March 8, 2024, representing a 34.1% Cut-off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated March 8, 2022, there was no evidence of any recognized environmental conditions at the Hilton Sandestin Beach Resort Property.

Market Overview and Competition. The Hilton Sandestin Beach Resort Property is located in Miramar Beach, Florida, on the Gulf of Mexico. The property is located within the mixed-use resort known as the Sandestin Golf and Beach Resort which is a 2,400-acre resort with more than 1,400 rental accommodations, four golf courses, 30 specialty market shops, 14 tennis courts, four swimming pools and a 98-slip marina. The area is heavily influenced by tourism, and as a result, most of the development and retail is geared

A-3-93

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

toward tourists with the residential properties also oriented towards seasonal residents. Main attractions in the area include the beaches, Okaloosa Island, many shopping centers and restaurants, and cultural venues including Eden State Garden, Florida Cavern State Park, US. Air Force Armament Museum, Emerald Coast Science Center and Big Kahuna’s Water Park.

The Hilton Sandestin Beach Resort Property is located approximately 0.8 miles from U.S. Highway 98, which is the primary east/west thoroughfare, connecting with Pensacola to the west and Tallahassee to the east. Access to the mainland is provided via the Mid Bay Bridge and the US 331 Bridge, located 8.2 and 10.1 miles from the Hilton Sandestin Beach Resort Property, respectively. The closest airport to the Hilton Sandestin Beach Resort Property is the Destin-Fort Walton Beach airport located approximately 23.8 miles away, and the Pensacola International Airport is located approximately 62.0 miles to the west.

According to the appraisal, the 2021 population within a three- and five-mile radius of the Hilton Sandestin Beach Resort Property was 6,202 and 12,078, respectively. The 2021 average household income within the same three- and five-mile radii was $101,720 and $101,587, respectively.

The appraisal did not identify any competitive properties either under construction or proposed. It did identify nine hospitality properties, totaling 930 rooms, that were in the construction or planning phase, that were deemed non-competitive.

The table below presents certain information relating to comparable sales pertaining to the Hilton Sandestin Beach Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
Henderson Beach Resort	200 Henderson Resort Way Destin, FL	2016 / NAP	170	12/2021	$661,765
Baker’s Cay Resort	97000 South Overseas Highway Key Largo, FL	1985 / NAP	200	7/2021	$1,000,000
Margaritaville Beach Resort	1111 North Ocean Drive Hollywood, FL	2015 / NAP	349	9/2021	$773,639
Zota Beach Resort	4711 Gulf of Mexico Drive Longboat Key, FL	1972 / 2017	187	1/2020	$534,759
PGA National Resort & Spa	400 Avenue of the Champions Palm Beach Gardens, FL	1981 / NAP	339	12/2018	$684,366

Source: Appraisal

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $148,475 and ongoing monthly deposits of $49,489 for real estate taxes.

Insurance – The loan documents require an upfront deposit of $286,032, and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $286,038.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to 1/12th of the greater of (i) 4% of the operating income for the preceding calendar year and (ii) the amount required to be reserved under the franchise agreement for FF&E, initially estimated at $239,176.

PIP Reserve - The loan documents require an upfront deposit of $25,189,000, which represents the total estimated cost of the PIP required in connection with the franchise agreement renewal. Provided no event of default is continuing, the lender will make disbursements from the PIP reserve as requested by the borrower for actual, out-of-pocket expenses incurred with the performance of the PIP in connection with the annual approved budget by the lender, and provided that the borrower has delivered a standard draw request and proof that the work funded by the request has been completed.

A-3-94

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

Lockbox and Cash Management. The Hilton Sandestin Beach Resort Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (defined below), the borrower is required to establish a deposit account for the benefit of the lender into which the borrower will deposit all rents. Upon the occurrence of a Cash Trap Event Period (defined below), the lender will establish a cash management account. During a Cash Trap Event Period, all funds in the deposit account will be swept into a lender controlled cash management account. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the loan.

A “Trigger Event” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt yield falling below 10.5% for two consecutive quarters.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt yield falling below 8.5% for two consecutive quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), the net operating income debt yield being equal to or greater than 9.5% for two consecutive calendar quarters.

Property Management. The Hilton Sandestin Beach Resort Property is managed by Sandcastle Resort of Sandestin, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Sandestin Beach Resort Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. The in-place insurance provides for a 12-month extended period.

A-3-95

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

GOLF GALAXY

ULTA

THE
PLAZA
ON RICHMOND

CHIPOTLE

A-3-96

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

A-3-97

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

George Bush Intcl. Airport 23 Miles
Memorial Dr
Memorial Park Golf Course
Woodway Dr
Houston Arboretum & Nature Center
Tanglewood
IBM
Memorial Park
West Loop
Tanglewood Rd
Uptown Park
Consulate General of Germany
Consulate General of Italy
Consulate General of Russia
Sage Rd
Four Oaks Place
BHP Petroleum
Willowick Rd
San Felipe St
Four Leaf Towers
Post Oak Plaza
Marathon Oil Tower
Sage Plaza Shopping Center
3D/Intl. Tower
San Felipe St
Apache Corp.
Parsons Corp.
River Oaks
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Rd
Consulate General of Brazil
Westheimer Rd
Uptown
Uptown Plaza
Voss Rd
Briargrove Plaza
Fountain View Dr
Bering Dr
The Galleria
Westheimer Rd
Alabama St
Chimney Rock Rd
Williams Tower
Afton Oaks
Waterwall Park
Weslayan St
Hidalgo St
Bechtel Corp.
Richmond Ave
Plaza on Richmond
5070-5176 Richmond Avenue and 3307 Sage Road
Houston, TX 77056
Richmond Ave
Richmond Square
Downtown Houston 5 miles
Hillcroft Ave
Skyline Dr
Woodlake/ Briar Meadow
HOUSTON
Southwest Frwy
Houston Chronicle Corp. Office
Westpark Dr
Windswept Ln
Southwest Frwy
Westpark Tollway
Memorial Hermann Orthopedic and Spine Hospital
Houston Community College-West Loop Center
Weslayan Plaza
Hillcroft Shopping Center
Glenmont Dr
Glenmont Dr
Bissonnet St
West University Place
Gulfton St
Royalton St
Rice Ave
Gulfton St
Gulfton
Burnett Bayland Park
HARRIS COUNTY
University Blvd
Elm St
Elm St
Newcastle Dr
Southside Place
Bissonnet St
Hillcroft Ave
Rampart St
Renwick Dr
Alder Dr
West U Marketplace
Bellaire Blvd
Bellaire Blvd
Bellaire Blvd
Holcombe Blvd
Bellaire
Braes Heights
Nature Discovery Center
Bissonnet St
Bayland Park
Renwick Dr
Chimney Rock Rd
Rice Ave
West Loop
Newcastle St
Stella Link Rd
610
69
59
The Woodlands
Spring
Atascocita
HOUSTON
Katy
Downtown
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City

A-3-98

No. 10 – Plaza on Richmond

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
Original Principal Balance:		$44,000,000		Location:	Houston, TX
Cut-off Date Balance:		$44,000,000		Size:	191,532 SF
% of Initial Pool Balance:		4.0%		Cut-off Date Balance Per SF:	$229.73
Loan Purpose:		Refinance		Maturity Date Balance Per SF:	$229.73
Borrower Sponsor:		Anwar Barbouti		Year Built/Renovated:	1960/2005; 2010
Guarantor:		Anwar Barbouti		Title Vesting:	Fee
Mortgage Rate:		5.595%		Property Manager:	Greenwich Management Co., Inc.
Note Date:		July 15, 2022		Current Occupancy (As of):	98.0% (7/1/2022)
Seasoning:		0 months		YE 2021 Occupancy:	93.0%
Maturity Date:		August 11, 2032		YE 2020 Occupancy:	92.0%
IO Period:		120 months		YE 2019 Occupancy:	92.0%
Loan Term (Original):		120 months		As-Is Appraised Value(2):	$102,900,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per SF:	$537.25
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date:	February 10, 2022
Call Protection:		L(24),DorYM1(92),O(4)
Lockbox Type:		Soft / Springing Cash Management		Underwriting and Financial Information(3)
Additional Debt:		None		TTM NOI (5/31/2022):	$3,833,918
Additional Debt Type (Balance):		NAP		YE 2021 NOI(4):	$3,896,313
				YE 2020 NOI:	$3,779,390
				YE 2019 NOI:	$4,205,486
				U/W Revenues:	$7,977,526
				U/W Expenses:	$3,177,842
Escrows and Reserves(1)				U/W NOI(4):	$4,799,684
	Initial	Monthly	Cap	U/W NCF:	$4,707,030
Taxes	$996,960	$124,620	NAP	U/W DSCR based on NOI/NCF:	1.92x / 1.89x
Insurance	$147,952	$36,988	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 10.7%
Replacement Reserves	$0	$3,192	$114,915	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 10.7%
TI/LC	$2,250,000	Springing	$1,000,000	Cut-off Date LTV Ratio:	42.8%
Existing TI/LC Obligations	$430,000	$0	NAP	LTV Ratio at Maturity:	42.8%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$44,000,000	100.0%	Loan payoff(5)	$38,002,740	86.4%
			Upfront Reserves	3,824,912	8.7
			Closing Costs	795,350	1.8
			Return of equity	1,376,998	3.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	See “Escrows” section.
(2)	The appraisal concluded to a fee simple land value of $103,200,000. The appraisal concluded to the land value based on the as-is vacant land value for comparable tracts in the Houston market, less the estimated cost of demolishing the existing improvements.
(3)	While the Plaza on Richmond Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Plaza on Richmond Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The increase from YE 2021 NOI to U/W NOI is primarily due to three new leases commencing between February 2022 and January 2023 (anticipated) totaling approximately 10.9% of net rentable area and 12.5% underwritten base rent.
(5)	The Loan payoff includes the payoff (and corresponding costs) of a prior loan secured by the Plaza on Richmond Property (as defined below) that was securitized in the WFRBS 2012-C8 securitization trust.

The Mortgage Loan. The tenth largest mortgage loan (the “Plaza on Richmond Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 and secured by a first priority fee interest in an anchored retail property located in Houston, Texas (the “Plaza on Richmond Property”).

A-3-99

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

The Borrower and Borrower Sponsor. The borrower is POR LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza on Richmond Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Anwar Barbouti.

Anwar Barbouti has 15 years of real estate experience, currently serving as the President of Greenwich Management Inc. (“Greenwich”). Greenwich focuses on development, management and leasing of commercial real estate properties in the Houston, Texas area.

The Property. The Plaza on Richmond Property is an anchored retail center located in Houston, Texas consisting of four buildings totaling 191,532 square feet. Built in 1960, the Plaza on Richmond Property is situated on a 12.6-acre site and is anchored by 24 Hour Fitness, T.J. Maxx and Office Depot. The Plaza on Richmond Property contains 918 surface parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 SF of rentable area. The borrower sponsor renovated the Plaza on Richmond Property in 2005 and 2009-2010, which included a $3.8 million expansion of 24 Hour Fitness. Recent capital expenditures include parking lot repairs in 2019 and 2021, totaling approximately $212,000, and a partial roof replacement in 2021, totaling approximately $325,000.

As of July 1, 2022, the Plaza on Richmond Property was 98.0% leased to 21 tenants, including primarily fitness, apparel, beauty and wellness, personal services, and food and beverage tenants. The Plaza on Richmond Property has averaged 90.9% occupancy over the past 10 years. Additionally, the six largest tenants (comprising 63.9% of the net rentable area) have each been in occupancy at the center for at least 16 years. Only two tenants, 24 Hour Fitness and T.J. Maxx make up more than 9.2% net rentable area or 7.4% underwritten base rent.

Major Tenants.

Largest Tenant by UW Base Rent: 24 Hour Fitness (S&P: CCC-; 36,937 SF; 19.3% of NRA; 18.7% of underwritten base rent). 24 Hour Fitness has been a tenant since 1998 and has a lease expiring in October 2024 with one, five-year renewal option remaining. 24 Hour Fitness filed for bankruptcy protections at the corporate level in the second quarter of 2020. Ultimately, the company closed 134 gyms in the 2020 reorganization and exited bankruptcy in the fourth quarter of 2020. The entity on the lease is 24 Hour Fitness USA, Inc.

2nd Largest Tenant by UW Base Rent: T.J. Maxx (M/S: A2/A; 29,273 SF; 15.3% of NRA; 12.9% of underwritten base rent). T.J. Maxx has been a tenant since 1992 and has a lease expiring in January 2028 with one, five-year renewal option remaining. The entity on the lease is MarMaxx Operating Corp. and the lease guarantor is The TJX Companies, Inc.

3rd Largest Tenant by UW Base Rent: Golf Galaxy (M/S: Baa3/BBB (parent company); 15,078 SF; 7.9% of NRA; 7.4% of underwritten base rent). Founded in 1997, Golf Galaxy offers golf equipment, apparel, accessories and golf technology (including fitting bays, course simulators and on-site putting greens). Golf Galaxy has been a tenant since 2005 and has a lease expiring in May 2025 with one, five-year renewal option remaining. The entity on the lease is Golf Galaxy, LLC.

A-3-100

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

The following table presents certain information relating to the tenancy at the Plaza on Richmond Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
24 Hour Fitness	NR/NR/CCC-	36,937	19.3%	$26.38	$974,436	18.7%	10/31/2024	1, 5-year	N
T.J. Maxx	NR/A2/A	29,273	15.3%	$22.99	$672,986	12.9%	1/31/2028	1, 5-year	N
Golf Galaxy	NR/Baa3/BBB	15,078	7.9%	$25.75	$388,259	7.4%	5/31/2025	1, 5-year	N
Office Depot	NR/NR/NR	17,566	9.2%	$18.16	$318,999	6.1%	8/31/2024	2, 5-year	N
Ulta Salon	NR/NR/NR	11,871	6.2%	$25.85	$306,865	5.9%	1/31/2026	2, 5-year	N
		110,725	57.8%	$24.04	$2,661,545	51.0%

Non-Major Tenants(3)		76,932	40.2%	$33.18	$2,552,583	49.0%

Occupied Collateral Total		187,657	98.0%	$27.79	$5,214,128	100.0%

Vacant Space		3,875	2.0%

Collateral Total		191,532	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2023 totaling $177,539.
(3)	Non-Major Tenants includes two tenants that have signed leases but have not taken occupancy. The lease with Smashburger is expected to commence in September 2022 and the lease with Nails of America is expected to commence in January 2023.

The following table presents a summary of sales and occupancy costs for certain tenants at the Plaza on Richmond Property.

Tenant Sales(1)(2)

	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	TTM March 2022 Sales (PSF)	Occupancy Cost(3)
24 Hour Fitness	$100	$96	$55	$76	$75	55.6%
T.J. Maxx	$622	$613	$416	$683	NAV	5.5%
Golf Galaxy	$319	$311	$306	$415	NAV	10.0%
Ulta Salon	$662	$656	$417	$568	$588	7.1%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Major Tenants table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost based on underwritten base rent and any applicable reimbursements, divided by most recent reported sales.

A-3-101

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

The following table presents certain information relating to the lease rollover schedule at the Plaza on Richmond Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	2	9,434	4.9%	9,434	4.9%	$331,926	6.4%	$35.18
2024	2	54,503	28.5%	63,937	33.4%	$1,293,435	24.8%	$23.73
2025	9	42,539	22.2%	106,476	55.6%	$1,245,921	23.9%	$29.29
2026	2	14,871	7.8%	121,347	63.4%	$432,265	8.3%	$29.07
2027	1	9,672	5.0%	131,019	68.4%	$260,660	5.0%	$26.95
2028	3	35,800	18.7%	166,819	87.1%	$999,093	19.2%	$27.91
2029	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2030	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2031	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2032	3	20,838	10.9%	187,657	98.0%	$650,828	12.5%	$31.23
Thereafter	0	0	0.0%	187,657	98.0%	$0	0.0%	$0.00
Vacant	0	3,875	2.0%	191,532	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	191,532	100.0%			$5,214,128	100.0%	$27.79(3)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Plaza on Richmond Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	7/1/2022(2)
92.0%	92.0%	93.0%	98.0%

(1)	Information obtained from a third party servicing report.
(2)	Information obtained from the underwritten rent roll.

A-3-102

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Plaza on Richmond Property:

Cash Flow Analysis

	2019	2020	2021	TTM 5/31/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$4,582,833	$4,295,477	$4,388,522	$4,448,732	$5,036,588	61.1%	$26.30
Rent Steps(3)	0	0	0	0	177,539	2.2	0.93
Grossed Up Vacant Space	0	0	0	0	155,000	1.9	0.81
Gross Potential Rent	$4,582,833	$4,295,477	$4,388,522	$4,448,732	$5,369,128	65.1%	$28.03
Other Income(4)	0	0	33,137	7,447	0	0.0	0.00
Total Recoveries	2,682,307	2,542,033	2,678,173	2,631,467	2,876,855	34.9	$15.02
Net Rental Income	$7,265,139	$6,837,510	$7,099,832	$7,087,646	$8,245,982	100.0%	$43.05
(Vacancy & Credit Loss)	0	0	0	0	(268,456)(5)	(5.0)	(1.40)
Effective Gross Income	$7,265,139	$6,837,510	$7,099,832	$7,087,646	$7,977,526	96.7%	$41.65

Real Estate Taxes	$1,438,490	$1,412,329	$1,424,226	$1,434,722	$1,424,226	17.9%	$7.44
Insurance	328,827	380,056	426,278	435,557	422,722	5.3	2.21
Management Fee	293,849	288,594	277,024	291,881	239,326	3.0	1.25
Other Operating Expenses	998,488	977,141	1,075,990	1,091,568	1,091,568	13.7	5.70
Total Operating Expenses	$3,059,653	$3,058,120	$3,203,518	$3,253,728	$3,177,842	39.8%	$16.59

Net Operating Income	$4,205,486	$3,779,390	$3,896,313	$3,833,918(6)	$4,799,684(6)	60.2%	$25.06
Replacement Reserves	0	0	0	0	38,306	0.5	0.20
TI/LC	0	0	0	0	54,347(7)	0.7	0.28
Net Cash Flow	$4,205,486	$3,779,390	$3,896,313	$3,833,918	$4,707,030	59.0%	$24.58

NOI DSCR	1.68x	1.51x	1.56x	1.54x	1.92x
NCF DSCR	1.68x	1.51x	1.56x	1.54x	1.89x
NOI Debt Yield	9.6%	8.6%	8.9%	8.7%	10.9%
NCF Debt Yield	9.6%	8.6%	8.9%	8.7%	10.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Base Rent includes two tenants that have signed leases but have not taken occupancy. The lease with Smashburger is expected to commence in September 2022 and the lease with Nails of America is expected to commence in January 2023.
(3)	Represents contractual rent steps through June 2023.
(4)	The Other Income in 2021 and TTM 5/31/2022 is comprised of two non-recurring items relating to reimbursed legal expenses for negotiating a shared easement with the adjacent property owner and a worker's compensation rebate.
(5)	The underwritten economic vacancy is 5.0%. The Plaza on Richmond Property was 98.0% occupied as of July 1, 2022.
(6)	The increase in Net Operating Income from TTM 5/31/2022 to U/W is primarily due to three new leases commencing between February 2022 and January 2023 (anticipated) totaling approximately 10.9% of net rentable area and 12.5% underwritten base rent.
(7)	The TI/LC line item includes a $225,000 credit for upfront reserves. Excluding such credit the TI/LC’s equate to $1.46 per square foot and 3.5% of the Effective Gross Income.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Plaza on Richmond Property of $102,900,000 as of February 10, 2022. The appraisal also concluded to a fee simple land value of $103,200,000. The appraisal concluded to the land value based on the as-is vacant land value for comparable tracts in the Houston market, less the estimated cost of demolishing the existing improvements.

Environmental Matters. According to the Phase I environmental site assessment dated February 9, 2022, there was no evidence of any recognized environmental conditions at the Plaza on Richmond Property.

Market Overview and Competition. The Plaza on Richmond Property is located in Houston, Texas, approximately 7.1 miles southwest of downtown Houston. The Plaza on Richmond Property has access throughout the Houston area via Interstate 601 and Interstate 69, located 0.2 miles and 0.6 miles from the property, respectively. The immediate surrounding area contains significant residential development including single-family homes, apartments and condominiums. Notable commercial development in the area includes The Galleria shopping mall, a Simon owned mall, located approximately 0.5 miles north of the Plaza on Richmond Property. The 2.4 million square foot mall features 400 stores including Chanel, Gucci, Louis Vuitton, Neiman Marcus, Nordstrom and Saks Fifth Avenue and many dining options including The Cheesecake Factory, Del Frisco’s Double Eagle Steak House, the Daily Grill, and a food court. The Galleria development also features over 1.1 million square feet of adjoining office space. There are four hotels within 0.8 miles of the Plaza on Richmond Property including the Courtyard by Marriott Houston by the Galleria, Hyatt House Houston/Galleria,

A-3-103

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

and Home2 Suites by Hilton at the Galleria. Directly east of the Plaza on Richmond Property the proposed Rosewood development is expected to cost $500 million and include a 150-room Rosewood Hotel, 80 condominium units and 30,000 square feet of retail space.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was approximately 25,330, 216,233, and 529,451, respectively, and the average household income within the same radii was $128,078, $131,326, and $126,821, respectively.

According to a third-party market research report, the Plaza on Richmond Property is located within the Uptown/Galleria retail submarket of the greater Houston retail market. As of July 19, 2022, the submarket reported total inventory of approximately 4.4 million square feet with a 3.2% vacancy rate and average asking rent of $42.83 per square foot. Vacancy in the retail submarket peaked in the second quarter of 2012 at 5.4%. Additionally, according to a third-party market research provider, there is nothing under construction in the retail submarket. The appraiser concluded to market rents for the Plaza on Richmond Property, ranging from $24.00 per square foot for junior anchor space, to $65.00 per square foot for pad outparcel space (see table below).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Plaza on Richmond Property:

Market Rent Summary(1)

	Jr. Anchor	Inline	Pad	Storage
Market Rent (PSF)	$24.00	$40.00	$65.00	$28.00
Lease Term (Years)	10	5	10	5
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	2.0%/year	2.0%/year	2.0%/year	2.0%/year
Tenant Improvements (New / Renewal)	$40.00 / $0.00	$45.00 / $0.00	$75.00 / $0.00	$0.00 / $0.00
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent Months (New / Renewal)	0 / 0	0 / 0	0 / 0	0 / 0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Plaza on Richmond Property, as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Plaza on Richmond	5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX	1960/2005	191,532	98.0%(2)
Ella Oaks	3323 Ella Houston, TX	1950/2020	27,042	100.0%	12/2021	$19,030,000	$704
Alec Center	3200-3298 South Loop West Houston, TX	1980/2003	34,091	100.0%	12/2021	$8,500,000	$249
Retail Center	5201-5223 West Lovers Lane Dallas, TX	1986/2002	50,306	100.0%	12/2020	$26,500,000	$527
Preston Forest Shopping Center	11700 Preston Road Dallas, TX	1960/NAP	195,554	95.0%	1/2020	$64,000,000	$327
Lakewood Shopping Center	1904 Abrams Road Dallas, TX	1946/NAP	66,629	93.0%	12/2019	$40,000,000	$600
The Mix at Midtown	3201 Louisiana Street Houston, TX	2008/NAP	72,901	100.0%	9/2019	$34,300,000	$471
(1)	Information obtained from the appraisal.
(2)	Per underwritten rent roll.

A-3-104

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $996,960 for real estate taxes and ongoing monthly deposits of $124,620.

Insurance – The loan documents require an upfront deposit of $147,952 for insurance premiums and ongoing monthly deposits of $36,988. Notwithstanding the above, the borrower’s obligation to make monthly insurance reserve payments will be waived if (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender paid receipts for the payment of the insurance premiums no later than 10 business days prior to policy expiration. For the avoidance of doubt, as of the time of loan origination, the policies maintained by the borrower covering the Plaza on Richmond Property are not part of a blanket or umbrella policy and the monthly reserve is active.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $3,192 ($0.20 per square foot per year) subject to a cap of $114,915.

Leasing Reserve – The loan documents require an upfront deposit of $2,250,000 and upon the reserve balance falling below $1,000,000, ongoing monthly reserves of $11,970 ($0.75 per square foot per year) for tenant improvements and leasing commissions, subject to a cap of $1,000,000.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $430,000 for outstanding tenant improvements and leasing commissions related to the tenant Floor & Decor.

Lockbox and Cash Management. The Plaza on Richmond Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents into an established deposit account with two business days of receipt. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the hypothetical 30-year amortizing net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x, tested quarterly;
(iii)	either 24 Hour Fitness or T.J. Maxx (individually or collectively, as the context may require, “Major Tenant”) failing to exercise its respective extension option 6 months prior to the then-current expiration date;
(iv)	either Major Tenant going dark, vacating, or otherwise failing to occupy all or substantially all of its space (other than temporary cessation of operations in connection with remodelling, renovation, alteration, repair or restoration of the premises or a portion thereof, in each case, performed in accordance with the lease);
(v)	either Major Tenant filing as a debtor, bankruptcy or similar insolvency proceeding; or
(vi)	either Major Tenant surrendering, cancelling or terminating its lease prior to its then-scheduled expiration date (or giving notice thereof).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), (x) the hypothetical 30-year amortizing NCF DSCR being greater than or equal to 1.15x for two consecutive calendar quarters or (y) the borrower sponsor having deposited the amount, posted as cash or an acceptable letter of credit, required to remain above the 1.15x threshold for the following 12 months (as estimated by the lender) with such amount being required to be trued-up after said 12 month period (“DSCR Trigger Avoidance Deposit”);
●	with regard to clauses (iii) through (vi), (x) the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or (y) the borrower sponsor having made the applicable Major Tenant Event Avoidance Deposit (as defined below);
●	with regard to clause (iii), such Major Tenant having exercised its renewal or extension option pursuant to the terms of its lease or otherwise on terms and conditions reasonably satisfactory to the lender for a period not less than three years;
●	with regard to clause (iv), such Major Tenant having resumed its normal business operations in 80% of its space for 30 consecutive calendar days;
●	with regard to clause (v), such Major Tenant having its lease affirmed in the applicable bankruptcy proceeding, provided that such Major Tenant is required to be actually paying all rents and other amounts due under its lease; or
●	with regard to clause (vi), such Major Tenant revoking such notice of any termination, cancellation or surrender of its lease and delivering to the lender a tenant estoppel certificate certifying that such lease is in full force and effect and that there are no existing circumstances that could reasonably be expected to give such Major Tenant the right to terminate, cancel or surrender its lease.

“Major Tenant Re-Tenanting Event” means that the lender has received evidence in form and substance reasonably satisfactory (including delivery of an estoppel certificate) that either (i) at least 80% of the Major Tenant space has been leased to one or more satisfactory replacement tenants or (ii) the Major Tenant assigns its lease pursuant to an unilateral assignment right of Major Tenant thereunder or to an assignee pursuant to an assignment, and in either case (i) or (ii), such assignee is in occupancy of the space and

A-3-105

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

is then paying full, unabated rent pursuant to the terms of its lease, and open for business (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

“Major Tenant Event Avoidance Deposit” shall mean an amount equal to (a) $40.00 per rentable square foot, multiplied by the total amount of the applicable Major Tenant space less (b) the amount of funds then on deposit in the Cash Trap reserve applicable to such Major Tenant, posted as cash or an acceptable letter of credit.

Property Management. The Plaza on Richmond Property is managed by Greenwich Management Co, Inc., which is affiliated with the borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Plaza on Richmond Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

A-3-106

No. 11 – Cerritos Center Court

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office - Suburban
Original Principal Balance:		$34,000,000		Location:	Cerritos, CA
Cut-off Date Balance:		$34,000,000		Size:	169,762 SF
% of Initial Pool Balance:		3.1%		Cut-off Date Balance Per SF:	$200.28
Loan Purpose:		Refinance		Maturity Date Balance Per SF:	$185.90
Borrower Sponsors:		Rohit Kumar and Jayaprasad Vejendla		Year Built/Renovated:	2002/2018
Guarantors:		Rohit Kumar and Jayaprasad Vejendla		Title Vesting:	Leasehold
Mortgage Rate:		5.3140%		Property Manager:	G&E Real Estate Management Services, Inc.
Note Date:		June 30, 2022		Current Occupancy (As of):	100.0% (6/28/2022)
Seasoning:		1 month		YE 2021 Occupancy:	97.4%
Maturity Date:		July 11, 2032		YE 2020 Occupancy:	97.4%
IO Period:		60 months		YE 2019 Occupancy:	83.0%
Loan Term (Original):		120 months		YE 2018 Occupancy:	94.1%
Amortization Term (Original):		360 months		As-Is Appraised Value:	$50,400,000
Loan Amortization Type:		Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF:	$296.89
Call Protection:		L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	May 3, 2022
Lockbox Type:		Soft/Springing Cash Management		Underwriting and Financial Information(3)
Additional Debt:		None		TTM NOI (4/30/2022):	$3,585,124
Additional Debt Type (Balance):		NAP		YE 2021 NOI:	$3,647,112
				YE 2020 NOI(4)(5):	$3,893,639
				YE 2019 NOI(5):	$1,900,924
				U/W Revenues:	$6,397,288
				U/W Expenses:	$2,703,413
Escrows and Reserves				U/W NOI:	$3,693,875
	Initial	Monthly	Cap	U/W NCF:	$3,645,068
Taxes	$221,600	$55,401	NAP	U/W DSCR based on NOI/NCF:	1.63x / 1.61x
Insurance(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 10.7%
Replacement Reserve	$0	$3,254	$117,136	U/W Debt Yield at Maturity based on NOI/NCF:	11.7% / 11.6%
TI/LC Reserve(2)	$1,600,000	Springing	$1,600,000	Cut-off Date LTV Ratio:	67.5%
Existing TI/LC Reserve	$1,469,740	$0	NAP	LTV Ratio at Maturity:	62.6%
Rent Concession Reserve	$942,532	$0	NAP
Ground Rent Reserve	$41,000	$41,000	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$34,000,000	100.0%	Loan payoff	$26,259,661	77.2%
			Upfront reserves	4,274,872	12.6
			Closing costs	407,729	1.2
			Return of Equity	3,057,739	9.0
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Ongoing monthly insurance reserve deposits in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing (b) the policy maintained by the borrower is under one or more blanket policies reasonably acceptable to the lender, and (c) the lender has received evidence of the renewal of such policies no later than 10 business days prior to the expiration of the policies.
(2)	So long as the balance of the TI/LC Reserve is equal to or greater than $1,000,000, the monthly deposit will not be required.
(3)	While the Cerritos Center Court Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Cerritos Center Court Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	YE 2020 NOI represents the period from July 2020 through December, annualized, as the Cerritos Center Court Property (as defined below) was acquired by the borrower in July 2020 and operating history from 2020 is not available.
(5)	The increase from YE 2019 NOI to YE 2020 NOI was driven in part by the $970,215 free rent adjustment and two new leases with commencement dates in July 2019 and April 2020, collectively representing 16.7% of net rentable area and 17.6% of underwritten base rent.

A-3-107

Office - Suburban	Loan #11	Cut-off Date Balance:	$34,000,000
17777 Center Court Drive North Cerritos, CA 90703	Cerritos Center Court	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.5% 1.61x 10.9%

The Mortgage Loan. The mortgage loan (the “Cerritos Center Court Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and secured by the first priority leasehold interest encumbering a multi-tenant office property totaling 169,762 square feet located in Cerritos, California (the “Cerritos Center Court Property”).

The Borrower and Borrower Sponsor. The borrower is Nome Cerritos Center Court LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cerritos Center Court Mortgage Loan. The borrower sponsors and nonrecourse carveout guarantors are Rohit Kumar and Jayaprasad Vejendla.

Mr. Kumar is the Chief Executive Officer and one of the founders of Nome Capital Partners, a real estate investment management firm founded in 2014. Based in the San Francisco bay area, the firm invests in and manages a current portfolio totaling $768 million.

The Property. The Cerritos Center Court Property consists of an 8-story, 169,762 square foot, Class A, multi-tenant office building, located in Cerritos, Los Angeles County, California. Built in 2002, renovated in 2018 and situated on a 3.5-acre site, the Cerritos Center Court Property is immediately adjacent to the 203-room Sheraton Cerritos Hotel. The Cerritos Center Court Property is part of a 125-acre master planned central business district in Cerritos, including approximately 1MM SF of Class A office development, per the appraisal.

The borrower sponsor acquired the leasehold title to the Cerritos Center Court Property from Blackstone in July 2020. Prior to the sale, the seller spent approximately $2.2 million on renovations in 2018, including upgrades to the lobby, multi-tenant corridors, elevator lobbies, shared restrooms and mechanical systems. The borrower sponsor further spent approximately $2.5 million on interior improvements.

The Cerritos Center Court Property has access to 678 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet. As of June 28, 2022, the Cerritos Center Court Property is 100.0% occupied by 15 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Spectrum Pacific West, LLC (“Spectrum”; 52,506 square feet; 30.9% of net rentable area; 31.8% of underwritten base rent; 3/31/2024 lease expiration). Spectrum Business is a division of Charter Communications dedicated to providing internet, phone, and TV services to small businesses across 41 states. Spectrum has been a tenant at the Cerritos Center Court Property since 2010 and expanded its space by 21,813 square feet in 2012 and by 21,480 square feet in 2013. The tenant has one remaining 5-year extension option and no termination options.

2nd Largest Tenant by UW Base Rent: Kabafusion (42,416 square feet; 25.0% of net rentable area; 23.1% of underwritten base rent; 2/28/2030 lease expiration). Founded in 2010, Kabafusion is a home infusion company specializing in intravenous immunoglobulin, subcutaneous immune globulin and acute home-infusion IV therapies. Kabafusion has service capabilities in over 40 states. Kabafusion has one of its two corporate headquarters at the Cerritos Center Court Property (the other its east-coast headquarters in Lexington, Massachusetts). The tenant has two remaining 5-year extension options. Kabafusion has a one-time termination option effective as of January 1, 2028, with notice required by February 1, 2027 and the payment of a $500,000 termination fee.

3rd Largest Tenant by UW Base Rent: CCC Information Services, Inc. (“CCC”; 22,031 square feet; 13.0% of net rentable area; 13.6% of underwritten base rent; 12/31/2027 lease expiration). CCC is a provider of software and services to help insurance companies, collision repair shops, and independent appraisers evaluate and settle automobile claims. The tenant has been at the Cerritos Center Court Property since April 2020 and has one remaining 5-year extension option and no termination options

A-3-108

Office - Suburban	Loan #11	Cut-off Date Balance:	$34,000,000
17777 Center Court Drive North Cerritos, CA 90703	Cerritos Center Court	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.5% 1.61x 10.9%

The following table presents certain information relating to the tenancy at the Cerritos Center Court Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Spectrum Pacific West, LLC	NR/Ba2/BB+	52,506	30.9%	$39.84	$2,091,839	31.8%	3/31/2024	1, 5-year	N
Kabafusion	NR/NR/NR	42,416	25.0%	$35.84	$1,520,189	23.1%	2/28/2030	2, 5-year	Y(3)
CCC Information Services, Inc.	NR/NR/NR	22,031	13.0%	$40.65	$895,560	13.6%	12/31/2027	1, 5-year	N
RGN-Cerritos I, LLC	NR/NR/NR	14,830	8.7%	$35.40	$524,982	8.0%	9/30/2025	1, 43-month	N
Prologis, L.P.	NR/Baa1/A-	10,668	6.3%	$40.65	$433,648	6.6%	5/31/2025	1, 5-year	Y(4)
		142,451	83.9%	$38.37	$5,466,219	83.0%

Non-Major Tenants		27,311	16.1%	$40.99	$1,119,344	17.0%

Occupied Collateral Total		169,762	100.0%	$38.79	$6,585,563	100.0%

Vacant Space		0	0.0%

Collateral Total		169,762	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2023 totaling $161,531 and straight-line rent averaging credit over the remaining lease term for investment grade tenants Prologis, L.P., Western & Southern Life Insurance and Comptroller of Public Accounts totaling $54,647.
(3)	Kabafusion has a one-time termination option effective as of January 1, 2028, with notice required by February 1, 2027 and the payment of a $500,000 termination fee.
(4)	Prologis, L.P. has a one-time termination option effective as of March 31, 2023 with notice on or before August 31, 2022 with a termination fee of $274,204.45. The tenant may reduce said termination fee by $513.35 for every $1,000 of the refurbishment allowance that remains unused.

The following table presents certain information relating to the lease rollover schedule at the Cerritos Center Court Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	3,584	2.1%	3,584	2.1%	$139,794	2.1%	$39.00
2023	3	6,783	4.0%	10,367	6.1%	$265,688	4.0%	$39.17
2024	5	55,845	32.9%	66,212	39.0%	$2,231,373	33.9%	$39.96
2025	3	29,422	17.3%	95,634	56.3%	$1,108,880	16.8%	$37.69
2026	0	0	0.0%	95,634	56.3%	$0	0.0%	$0.00
2027	2	28,391	16.7%	124,025	73.1%	$1,158,740	17.6%	$40.81
2028	1	3,092	1.8%	127,117	74.9%	$160,898	2.4%	$52.04
2029	0	0	0.0%	127,117	74.9%	$0	0.0%	$0.00
2030	4	42,416	25.0%	169,533	99.9%	$1,520,189	23.1%	$35.84
2031	0	0	0.0%	169,533	99.9%	$0	0.0%	$0.00
2032	0	0	0.0%	169,533	99.9%	$0	0.0%	$0.00
Thereafter(3)	2	229	0.1%	169,762	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	169,762	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	169,762	100.0%			$6,585,563	100.0%	$38.79

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Thereafter includes two spaces attributable to engineering and janitorial, neither of which has a distinct lease agreement or any attributable Annual U/W Base Rent.

A-3-109

Office - Suburban	Loan #11	Cut-off Date Balance:	$34,000,000
17777 Center Court Drive North Cerritos, CA 90703	Cerritos Center Court	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.5% 1.61x 10.9%

The following table presents historical occupancy percentages at the Cerritos Center Court Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	6/28/2022(2)
94.1%	83.0%	97.4%	97.4%	100.0%

(1)	Information obtained from a third party research provider.
(2)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Cerritos Center Court Property is located in Cerritos, California. The Cerritos Center Court Property is situated approximately 19.5 miles southeast of the Los Angeles central business district (“CBD”), 9.8 miles northwest of the Anaheim CBD and 23.5 miles southeast of the Los Angeles International Airport. The Cerritos Center Court Property is part of a 125-acre master planned central business district in Cerritos, including approximately 1MM SF of Class A office development, per the appraisal. The 600,000 square foot open-air Cerritos Towne Center is located approximately 0.2 miles northeast of the Cerritos Center Court Property and includes a Regal Edwards Cinema, Kohl’s, Planet Fitness, Trade Joe’s, PetSmart and Ulta Beauty.

According to a third-party market research provider, within a 1-, 3- and 5- mile radius of the Cerritos Center Court Property, the estimated 2022 population is 23,818, 202,066 and 613,613, respectively, and the 2022 average household income is $131,623, $110,200 and $105,356, respectively. According to a third-party market research report, the property is situated within the Mid-Cities office submarket of the greater Los Angeles office market. As of July 12, 2022, the submarket reported total inventory of approximately 11.9 million square feet with a 5.5% vacancy rate and average market rents of $31.27 per square foot. There is currently approximately 90,000 square feet under construction in the submarket. The appraiser identified five lease comparables with rents ranging from $35.40 to $36.00 per square foot, and concluded to a market rent of $35.40 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Cerritos Center Court Property:

Market Rent Summary(1)

Market Rent (PSF)	$35.40
Lease Term (Years)	5
Lease Type	Full Service Gross
Rent Increase Projection	3.0%/Year
TI (New/Renewal)	$25.00 / $15.00
LC (New/Renewal)	6.0% / 3.0%
Free Rent (New/Renewal)	5 months / 0 months
(1)	Information obtained from the appraisal.

A-3-110

Office - Suburban	Loan #11	Cut-off Date Balance:	$34,000,000
17777 Center Court Drive North Cerritos, CA 90703	Cerritos Center Court	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.5% 1.61x 10.9%

The table below presents certain information relating to comparable sales pertaining to the Cerritos Center Court Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Stadium Crossings 2125 E Katella Avenue	Anaheim, CA	2000/NAP	106,068	Mar-2022	$31,500,000	$297
MacArthur Place 2 MacArthur Place	Santa Ana, CA	2001/NAP	208,142	Sep-2021	$99,000,000	$476
Westlake Park 2915, 2931, 2945, 3011 & 3027 Townsgate Road	Westlake Village, CA	2008/NAP	239,003	Jul-2021	$80,800,000	$338
Gramercy Plaza 2050 West 190th Street	Torrance, CA	1991/NAP	158,367	Jun-2021	$45,000,000	$284
The Park Calabasas 4500 Park Granada	Calabasas, CA	1986/2018	222,524	Apr-2021	$79,000,000	$355
Summit IV 15 & 25 Enterprise	Aliso Viejo, CA	2001/NAP	297,277	Mar-2021	$92,000,000	$309
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Cerritos Center Court Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Cerritos Center Court (Subject) 17777 Center Court Drive North Cerritos, CA	2002/2018	169,762(2)
Cerritos Towne Center II 12750 Center Court Dr., Ste 290 Cerritos, CA	1988/NAP	142,119	KT America	2,527	Sept-2022 (Anticipated)	6.0 Yrs.	$36.00	FSG
Plaza Tower 18000 Studebaker Rd., Ste 670 Cerritos, CA	1986/2013	191,940	Oncology Group	1,439	Jun-2022	3.0 Yrs.	$35.40	FSG
Cerritos Towne Center III 17785 Center Court Dr., Ste 660 Cerritos, CA	1989/NAP	137,711	Resare Marketing	2,012	Feb-2022	3.3 Yrs.	$35.40	FSG
Centerpointe La Palma – Bldg A 4 Centerpointe Dr. La Palma, CA	1986/NAP	82,662	BP Corporation	14,892	Jan-2022	1.0 Yrs.	$35.40	FSG
Cerritos Towne Center 12800 Center Court Dr., Ste 575 Cerritos, CA	2009/NAP	105,454	Listing	2,743	May-2022	NAV	$35.40	FSG
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-111

Office - Suburban	Loan #11	Cut-off Date Balance:	$34,000,000
17777 Center Court Drive North Cerritos, CA 90703	Cerritos Center Court	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.5% 1.61x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cerritos Center Court Property:

Cash Flow Analysis

	2019(1)	July 2020-December 2020 Annualized(1)	2021	TTM 4/30/2022	U/W	%(2)	U/W $ per SF
Base Rent	$5,354,579	$6,001,451	$6,046,411	$6,108,340	$6,585,563(3)	97.9%	$38.79(3)
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,354,579	$6,001,451	$6,046,411	$6,108,340	$6,585,563	97.9%	$38.79
Other Income	7,541	7,401	8,007	8,623	8,623	0.1	0.05
Less: Free Rent Adjustment	(970,215)	(0)	(0)	(0)	(0)	0.0	0.00
Total Recoveries	56,747	91,602	130,026	132,381	132,381	2.0	$0.78
Net Rental Income	$4,448,652	$6,100,453	$6,184,444	$6,249,344	$6,726,567	100.0%	$39.62
(Vacancy & Credit Loss)	0	0	0	0	(329,278)(4)	5.0	(1.94)
Effective Gross Income	$4,448,652	$6,100,453	$6,184,444	$6,249,344	$6,397,288	95.1%	$37.68

Real Estate Taxes	$579,335	$614,212	$627,423	$630,617	$633,150	9.9%	$3.73
Insurance	114,097	37,874	42,487	45,240	48,559	0.8	0.29
Ground Rent	359,596	359,596	359,596	423,512	450,936	7.0	2.66
Management Fee	177,946	200,916	247,378	249,973	255,892	4.0	1.51
Other Operating Expenses	1,316,754	994,217	1,260,448	1,314,877	1,314,877	20.6	7.75
Total Operating Expenses	$2,547,728	$2,206,814	$2,537,331	$2,664,220	$2,703,413	42.3%	$15.92

Net Operating Income	$1,900,924	$3,893,639	$3,647,112	$3,585,124	$3,693,875	57.7%	$21.76
Replacement Reserves	0	0	0	0	39,045	0.6	0.23
TI/LC	0	0	0	0	9,762(5)	0.2(5)	0.06(5)
Net Cash Flow	$1,900,924	$3,893,639	$3,647,112	$3,585,124	$3,645,068	57.0%	$21.47

NOI DSCR	0.84x	1.72x	1.61x	1.58x	1.63x
NCF DSCR	0.84x	1.72x	1.61x	1.58x	1.61x
NOI Debt Yield	5.6%	11.5%	10.7%	10.5%	10.9%
NCF Debt Yield	5.6%	11.5%	10.7%	10.5%	10.7%
(1)	The increase in Net Operating Income from 2019 to July 2020-December 2020 Annualized was driven in part by the $970,215 free rent adjustment and two new leases with commencement dates in July 2019 and April 2020, collectively representing 16.7% of net rentable area and 17.6% of underwritten base rent.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	The U/W Base Rent PSF and U/W Base Rent include contractual rent steps through August 2023 totaling $161,531 and straight-line rent averaging credit over the remaining lease term for investment grade tenants Prologis, L.P., Western & Southern Life Insurance and Comptroller of Public Accounts totaling $54,647.
(4)	The underwritten economic vacancy is 5.0%. The Cerritos Center Court Property was 100.0% physically occupied as of June 28, 2022.
(5)	The underwritten TI/LC reserve is $169,762, however, $160,000 credit was netted out for the upfront reserve resulting in the $9,762 shown. The full $169,792 equates to 2.7% of Effective Gross Income and $1.00 U/W $ per SF.

A-3-112

No. 12 – City Brewery

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Industrial – Light Manufacturing
	Original Principal Balance:	$33,000,000		Location:	La Crosse, WI
	Cut-off Date Balance:	$33,000,000		Size:	730,584 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF:	$45.17
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$45.17
	Borrower Sponsor:	GIC Private Limited, Ancora Investors, Blue Owl Capital and Oak Street Real Estate Capital		Year Built/Renovated:	1914 / 2002
	Guarantors:	Blue Owl Capital Holdings LP and		Title Vesting:	Fee
		Blue Owl Capital Carry LP		Property Manager:	Self-managed
	Mortgage Rate:	5.3900%		Current Occupancy (As of):	100.0% (8/1/2022)
	Note Date:	July 26, 2022		YE 2021 Occupancy:	100.0%
	Seasoning:	0 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	August 1, 2027		YE 2019 Occupancy:	100.0%
	IO Period:	60 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$59,600,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$81.58
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	June 21, 2022
	Call Protection:	YM1(24), DorYM1(29), O(7)		Underwriting and Financial Information(2)
	Lockbox Type:	Hard/In Place Cash Management		YE 2020 NOI(3):	NAV
	Additional Debt:	None		YE 2019 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$3,642,432
				U/W Expenses:	$109,437
Escrows and Reserves(1)				U/W NOI:	$3,532,995
	Initial	Monthly	Cap	U/W NCF:	$3,322,791
Taxes	$0	$0	NAP	U/W DSCR based on NOI/NCF:	1.96x / 1.84x
Insurance	$0	$0	NAP	U/W Debt Yield based on NOI/NCF:	10.7% / 10.1%
				U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.1%
				Cut-off Date LTV Ratio:	55.4%
				LTV Ratio at Maturity:	55.4%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$33,000,000	54.8%	Purchase price(4)	$58,656,720	97.3%
Borrower Equity	27,257,243	45.2	Closing Costs	1,600,523	2.7

Total Sources	$60,257,243	100.0%	Total Uses	$60,257,243	100.0%
(1)	On each monthly payment date following (i) an event of default under the City Brewing Company, LLC lease, (ii) City Brewing Company, LLC has failed to pay applicable taxes pursuant to its lease, or (iii) the borrower fails to furnish to the lender receipts for the payment of taxes, the borrower is required to reserve with the lender an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months. On each monthly payment date following (i) an event of default under the City Brewing Company, LLC lease, (ii) City Brewing Company, LLC has failed to pay applicable insurance premiums pursuant to its lease, or (iii) the borrower fails to furnish to the lender receipts for the payment of insurance premiums, the borrower is required to reserve with the lender an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies maintained by the borrower upon the expiration thereof. Notwithstanding the foregoing, the borrower will not be required to reserve for insurance premiums if (i) no event of default is continuing under the City Brewery Mortgage Loan (as defined below), (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender evidence of renewal of the insurance policies and paid receipts for the insurance premiums no later than 10 days prior to the expiration date of the insurance policies..
(2)	The novel coronavirus pandemic is an evolving situation and could impact the City Brewery Mortgage Loan more severely than assumed in the underwriting of the City Brewery Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(3)	The City Brewery Property (as defined below) was acquired from the related tenant in a sale-leaseback transaction on April 8, 2022. Prior to the sale-leaseback transaction the related tenant both owned and occupied the City Brewery Property, and accordingly historical financial information is not available.
(4)	The related sale-leaseback transaction took place in April 2022, and accordingly the City Brewery Mortgage Loan recapitalized the borrower following such transaction.

The Mortgage Loan. The mortgage loan (the “City Brewery Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $33,000,000 and secured by a first priority fee mortgage encumbering an industrial light manufacturing property totaling 730,584 square feet and located in La Crosse, Wisconsin (the “City Brewery Property”).

A-3-113

Industrial – Light Manufacturing	Loan # 12	Cut-off Date Balance:	$33,000,000
925 3rd Street South	City Brewery	Cut-off Date LTV:	55.4%
La Crosse, WI 54601		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.7%

The Borrower and the Borrower Sponsors. The borrower of the City Brewery Mortgage Loan is CBLCWI001 LLC, a single-purpose Delaware limited liability company with one independent director in its organization structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the City Brewery Mortgage Loan. The borrower sponsors GIC Private Limited, Ancora Investors,Blue Owl Capital and Oak Street Real Estate Capital. The borrower is owned by a joint venture that is managed and controlled by Blue Owl Capital and Oak Street Real Estate Capital and in which GIC Private Limited and Ancora Investors own approximately 92.0% of the equity, with other parties owning the remainder. GIC Private Limited is Singapore’s sovereign wealth fund that was established in 1981. Ancora Investors is an asset management firm based in Cleveland that was founded in 2003. Blue Owl Capital acquired Oak Street Real Estate Capital in December 2021. The City Brewery Mortgage Loan non-recourse carveout guarantors are Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP, which are affiliated with Blue Owl Capital and Oak Street Real Estate Capital.

The Property. The City Brewery Property is a 730,584 square foot industrial brewery complex located in La Crosse, Wisconsin. The City Brewery Property was built in 1858, on a 20.6-acre site that has been utilized as a brewery for over 150 years. The City Brewery Property consists of 10, one to four-story buildings featuring three drive-in doors, 24 dock high doors, two rail doors, and 184 parking spaces. The sole tenant at the City Brewery Property, City Brewing Company, LLC, has occupied the City Brewery Property for over 20 years. The tenant invested in its space over the years. The City Brewery Property has an estimated replacement cost of over $580 million and is equipped with approximately $119 million worth of specialized equipment and machinery across three can lines, three bottle lines, and one keg line. Since 2019, City Brewing Company, LLC has also completed approximately $4.2 million in capital improvements. The City Brewery Property was sold to the borrower by the tenant on April 8, 2022 in a sale-leaseback transaction at a price of $58,656,720.

Major Tenants.

City Brewing Company, LLC (730,584 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). City Brewing Company, LLC is a full-service contract manufacturer of alcoholic and non-alcoholic beverages including hard seltzers, flavored malt beverages, spirit-based ready-to-drink cocktails, craft beer, soft drinks, teas and energy drinks. City Brewing Company, LLC was founded in 2000, carries a rating of “B” by S&P and “B2” by Moody’s and is backed by a consortium of institutional investors consisting of Blue Ribbon Partners (53%), Charlesbank Capital Partners (35%) and Oaktree Capital Management (12%). City Brewing Company, LLC currently produces approximately 40 different recipes for contract brewing customers. City Brewing Company, LLC operates out of the City Brewery Property as its headquarters, encompassing the company’s full spectrum of operations including brewing, aging, bottling, packaging, storage, and shipping functions. City Brewing Company, LLC operates out of three additional plants in Latrobe, PA, Memphis, TN and Irwindale CA, providing co-packaging and supply chain services. City Brewing Company, LLC has occupied the City Brewery Property since 2000. In connection with the sale-leaseback transaction with the borrower in April 2022, the tenant entered into a new lease with a lease expiration date of April 30, 2047 and five, five-year renewal options remaining. City Brewing Company, LLC currently pays rent of $5.10 per square foot, with annual 2.0% increases throughout the duration of the lease.

City Brewing Company, LLC has an ongoing option to repurchase the City Brewery Property from the borrower, with a purchase price equal to (i) if a repurchase notice is delivered prior to April 8, 2027, a price calculated using a 4.85% capitalization rate applied to the following 12 months’ then current rate of base rent as of the date of the repurchase notice and (ii) if a repurchase notice is delivered thereafter, a price calculated using a 5.35% capitalization rate applied to the following 12 months’ then-current rate of base rent as of the date of the repurchase notice. City Brewery’s repurchase option terminates on the later of (i) April 8, 2024, or (ii) the date on which there is (a) a change in control of the related borrower, (b) one or more persons or entities that are not affiliates of the related borrower acquire, in the aggregate, 49% or more of the direct or indirect beneficial interests in the related borrower, or (c) a sale of the leased premises to a third party that is not an affiliate of the related borrower, subject in certain cases to a 30 day extension to allow repurchase. In addition, City Brewing Company, LLC has both a right of first refusal and a right of first offer to purchase all or any material portion of the related borrower’s interest in the City Brewery Property. The sole tenant’s lease prohibits a sale of the City Brewery Property prior to April 8, 2024.

A-3-114

Industrial – Light Manufacturing	Loan # 12	Cut-off Date Balance:	$33,000,000
925 3rd Street South	City Brewery	Cut-off Date LTV:	55.4%
La Crosse, WI 54601		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the sole tenant at the City Brewery Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
City Brewing Company, LLC	NR/B2/B	730,584	100.0%	$5.10	$3,724,702	100.0%	4/30/2047	Y(2)	N
Total Major Tenants		730,584	100.0%	$5.10	$3,724,702	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		730,584	100.0%	$5.10	$3,724,702	100.0%

Vacant Space		0	0.0%

Collateral Total		730,584	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	City Brewing Company, LLC may elect to renew its lease for five, five-year periods at a 2.0% annual escalation.

The following table presents certain information relating to the lease rollover schedule at the City Brewery Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	730,584	100.0%	730,584	100.0%	$3,724,702	100.0%	$5.10
Vacant	0	0	0.0%	730,584	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	730,584	100.0%			$3,724,702	100.0%	$5.10
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the City Brewery Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	8/1/2022(2)
100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the appraisal.
(2)	Information based on the underwritten rent roll.

A-3-115

Industrial – Light Manufacturing	Loan # 12	Cut-off Date Balance:	$33,000,000
925 3rd Street South	City Brewery	Cut-off Date LTV:	55.4%
La Crosse, WI 54601		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the City Brewery Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$3,724,702	97.1%	$5.10
Recoveries	109,437	2.9	0.15
Net Rental Income	$3,834,139	100.0%	$5.25
Less Vacancy & Credit Loss	(191,707)	(5.1)	(0.26)
Effective Gross Income	$3,642,432	95.0%	$4.99

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	109,437	3.0	0.15
Total Operating Expenses	$109,437	3.0%	$0.15

Net Operating Income	$3,532,995	97.0%	$4.84
Replacement Reserves	73,058	2.0	0.10
TI/LC	137,145	3.8	0.19
Net Cash Flow	$3,322,791	91.2%	$4.55

NOI DSCR	1.96x
NCF DSCR	1.84x
NOI Debt Yield	10.7%
NCF Debt Yield	10.1%
(1)	The City Brewery Property was acquired from the related tenant in a sale-leaseback transaction on April 8, 2022. Prior to the sale-leaseback transaction the related tenant both owned and occupied the City Brewery Property, and accordingly historical financial information is not available.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraiser concluded to an “as is” Appraised Value for the City Brewery Property of $59,600,000 as of June 21, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated February 24, 2022, there was no evidence of any recognized environmental conditions at the City Brewery Property. The assessment identified a controlled recognized environmental condition at the City Brewery Property related to releases from underground storage tanks previously located at the City Brewery Property.

Market Overview and Competition. The City Brewery Property is located in La Crosse, Wisconsin, within the La Crosse County submarket of the La Crosse-Onalaska industrial market. Primary access to the City Brewery Property is provided by Interstate 90. The City Brewery Property is located in an established mixed-use corridor situated on the southwest side of the City of La Crosse and is bound by the east shore of the Mississippi River. Surrounding land uses consist primarily of single-tenant industrial properties and other commercially oriented spaces including auto dealerships, retail buildings and restaurants. The University of Wisconsin – La Crosse campus is located approximately one mile northeast of the City Brewery Property, and the City of La Crosse is also home to Viterbo University and Western Technical College, with over 17,000 students in the city. The City Brewery Property is approximately one mile northwest of the Gundersen Medical Center campus. La Crosse is the largest city on Wisconsin’s western border, with major employers in the area including Gundersen Health system, Ashley Furniture Industries Inc., Mayo Clinic Health System, Trane and Fort McCoy.

According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the La Crosse County industrial submarket was approximately 1.0%, with average asking rents of $5.38 per square foot and inventory of approximately 8.99 million square feet. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the La Crosse-Onalaska industrial market was 0.9%, with average asking rents of $4.88 per square foot and inventory of approximately 9.14 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 12,908, 46,730 and 67,830, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $50,103, $66,207 and $73,695, respectively.

A-3-116

Industrial – Light Manufacturing	Loan # 12	Cut-off Date Balance:	$33,000,000
925 3rd Street South	City Brewery	Cut-off Date LTV:	55.4%
La Crosse, WI 54601		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the appraisal’s market rent conclusions for the City Brewery Property:

Market Rent Summary(1)

Category	Market Rent (PSF)	Lease Term (Yrs)	Lease type	Rent Increase Projections
MLA 1 Space	$5.10	20	NNN	2.0% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable industrial leases to the City Brewery Property:

Comparable Industrial Leases(1)

Property Name / Location	Year Built / Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
City Brewery (Subject Property)(2) La Crosse, WI	1914 / 2002	730,584	City Brewing Company, LLC	730,584	April-2022	300 mos.	$5.10	NNN
Magna Industrial Holland, MI	1987 / 2022	406,120	Magna	406,120	Sep-2022	120 mos.	$4.98	NNN
4110 Northwest Helena Riverside, MO	2013 / NAP	336,383	Yanfeng USA	336,383	Dec-2021	60 mos.	$5.75	Net
Whirlpool, Amana IA Middle Amana, IA	1940 / 1995	1,572,343	Whirlpool	1,572,343	Nov-2020	168 mos.	$4.13	Absolute Net
Food Grade Industrial Facility Manteno, IL	1980 / NAP	570,028	McKesson Corporation	570,028	Oct-2020	24 mos.	$4.56	NNN
Ford Motor Company Warehouse Frenchtown Detroit, MI	2020 / NAP	1,026,513	Ford Motor Company	1,026,513	Oct-2021	120 mos.	$5.75	Absolute Net
(1)	Information obtained from the appraisal.
(2)	Other than Year Built / Renovated, information obtained from the underwritten rent roll.

A-3-117

No. 13 – Tisch Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office - Suburban
	Original Principal Balance:	$30,000,000		Location:	San Jose, CA
	Cut-off Date Balance:	$30,000,000		Size:	173,064 SF
	% of Initial Pool Balance:	2.8%		Cut-off Date Balance Per SF:	$173.35
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$173.35
	Borrower Sponsor:	Jon M. Muller, Stephen J. Muller		Year Built/Renovated:	1970/2004
	Guarantor:	Jon M. Muller, Stephen J. Muller		Title Vesting:	Fee
	Mortgage Rate:	5.0350%		Property Manager:	The Muller Company, LLC (borrower affiliate)
	Note Date:	June 3, 2022		Current Occupancy (As of)(4):	77.3% (6/1/2022)
	Seasoning:	2 months		YE 2021 Occupancy(5):	75.0%
	Maturity Date:	June 11, 2032		YE 2020 Occupancy(5):	86.0%
	IO Period:	120 months		YE 2019 Occupancy(5):	84.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy(5):	94.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(6):	$76,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$440.30
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	April 27, 2022
	Lockbox Type:	Springing		Underwriting and Financial Information(7)
	Additional Debt:	None		TTM NOI (4/30/2022)(8):	$4,998,192
	Additional Debt Type (Balance):	NAP		YE 2021 NOI:	$5,032,645
				YE 2020 NOI:	$5,580,267
				YE 2019 NOI:	$5,117,593
				U/W Revenues:	$7,006,564
				U/W Expenses:	$2,612,645
Escrows and Reserves				U/W NOI(8):	$4,393,919
	Initial	Monthly	Cap	U/W NCF:	$4,022,591
Taxes(1)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.87x / 2.63x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	14.6% / 13.4%
Balbix Reserve(3)	$254,034	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.6% / 13.4%
				Cut-off Date LTV Ratio:	39.4%
				LTV Ratio at Maturity:	39.4%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$30,000,000	100.0%	Loan Payoff(9)	$22,957,970	76.5%
			Upfront Reserves	254,034	0.8
			Closing costs	523,982	1.7
			Return of Equity	6,264,015	20.9
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Ongoing monthly tax reserve deposits in an amount equal to 1/12th of the estimated taxes payable during the next 12 months will not be required as long as (a) no event of default is continuing, (b) the borrower pays all taxes prior to delinquency, and (c) the borrower provides the lender with evidence of such payments no later than five business days following the payment date.
(2)	Ongoing monthly insurance reserve deposits in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing (b) the policy maintained by the borrower satisfies the insurance requirements under the loan agreement, and (c) the lender has received evidence of the renewal of such policies no later than 10 business days prior to the expiration of the policies.
(3)	The Balbix Reserve represents the future rent credits and tenant improvement allowances under the proposed renewal lease with the tenant known as Balbix. Provided no event of default is continuing, the funds will be released upon receipt of satisfactory evidence that all of the 11,547 square feet currently leased to Balbix has been leased to one or more new leases with Balbix and/or a reasonably satisfactory replacement tenant and that the lease (a) has no early termination options, (b) has a minimum term of three years, (c) has a minimum net effective rent of $28.00, full service gross, in the first year, and (d) is otherwise reasonably satisfactory to the lender.
(4)	Includes 890 square feet of space leased on a month to month basis.
(5)	Information obtained from the borrower. The drop in occupancy from 2018 to 2019 was primarily caused by National University reducing its footprint by 10,481 square feet, approximately 6.0% of NRA. The further drop in occupancy from 2020 to 2021 was primarily due to the effects of the COVID-19 pandemic.
(6)	The appraisal also included an As-Stabilized value of $83,400,000 as of May 1, 2024, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 36.0%.
(7)	While the Tisch Tower Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Tisch Tower Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(8)	The U/W NOI is lower than the TTM NOI, primarily due to the underwritten rent for tenants with above market rents being rolled down to the high end of the appraisal market rent range of $51.60 per square foot. As of June 1, 2022, the in-place rent was $55.73 per square foot, versus the underwritten rent of $50.71 per square foot.
(9)	The Tisch Tower Mortgage Loan was used to pay off an existing CMBS loan securitized in UBSBB 2013-C5.

A-3-118

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

The Mortgage Loan. The mortgage loan (the “Tisch Tower Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by a first priority fee interest encumbering a multi-tenant office property totaling 173,064 square feet located in San Jose, California (the “Tisch Tower Property”).

The Borrower and Borrower Sponsors. The borrower is Muller-Sbot, LLC a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and nonrecourse carveout guarantors are Jon M. Muller and Stephen J. Muller.

Jon M. Muller and Stephen J. Muller are principals of The Muller Company, an opportunistic real-estate investment, development and management firm founded by Stephen J. Muller in 1979. Since its inception, The Muller Company has acquired, developed and operated over 30 million square feet of office, industrial and retail space across Northern and Southern California, Arizona and Utah.

The borrower sponsors were involved in a prior maturity default on the Tisch Tower Property in 2010 as well as several other foreclosures and discounted payoffs. For additional information on the borrower sponsors and guarantors please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The Property. The Tisch Tower Property consists of a 12-story, 173,064 square foot, Class B, multi-tenant office building, located in San Jose, California. Built in 1970 and renovated in 2004, the Tisch Tower Property is situated on a 2.6-acre site. There are 562 surface and garage parking spaces providing a parking ratio of 3.25 space per 1,000 square feet. The borrower has invested $5.4 million on capital improvements since 2012, including $1.3 million since 2017, which included a redesign of the lobby, addition of new lobby furniture, replacement of entry doors, and replacement of the cooling tower. Additionally, the borrower is planning to spend an additional $5.2 million on the property by 2024 on projects including the modernization of the elevators, the addition of a security desk in the lobby and refurbishment of the elevator lobbies, and making several of the vacant suites market ready. As of June 1, 2022, the Tisch Tower Property was 77.3% occupied by 40 tenants, including two month to month leases.

The Tisch Tower Property was subject to a maturity default in 2010. It was subsequently securitized in UBSBB 2013-C5, and performed throughout the term until pay off by the related borrower. For more information please see “Description of Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings.”

Major Tenants.

Largest Tenant by UW Base Rent: RGN-San Jose V, LLC (“Regus”) (29,456 square feet; 17.0% of net rentable area; 22.4% of underwritten base rent; 5/24/2027 lease expiration) – Regus is a coworking company that was founded in 1989 and has been known as IWG plc (“IWG”) since 2011. IWG is located in over 120 countries, with over 3,300 locations, 8 million users, and more than 10,000 team members. IWG operates several brands, with the Tisch Tower Property location operating under the Spaces brand. Spaces has over 200 city center locations, ranging from 20,000 to 100,000 square feet. The Spaces concept provides different options including private office space, coworking membership, dedicated desk, virtual office or meeting rooms. Regus has been a tenant at the Tisch Tower Property since 2016 and has two, 5-year renewal options.

2nd Largest Tenant by UW Base Rent: William Jessup University (11,955 square feet; 6.9% of net rentable area; 9.1% of underwritten base rent; 8/31/2026 lease expiration) – William Jessup University is a Christian University with two locations, one in Rocklin, California and the other at the Tisch Tower Property. Founded in 1939 as San Jose Bible College, the university now offers approximately 60 programs on campus and online, with a student enrollment of 1,289 for fall 2020. The Tisch Tower Property campus offers a Master of Arts in Teaching and Master of Business Administration. William Jessup University has been a tenant at the Tisch Tower Property since 2019 and has one, 5-year renewal option.

3rd Largest Tenant by UW Base Rent: Balbix, Inc. (11,547 square feet; 6.7% of net rentable area; 8.7% of underwritten base rent; 5/14/2028 lease expiration) – Balbix, Inc. (“Balbix”) is a private cybersecurity which has an automated cyber risk quantification solution designed to provide organizations with real-time visibility into cyber risks within their environment, in order to identify and mitigate risks using AI before an attacker has an opportunity to exploit the risk. Balbix recently raised $70MM in Series C funding. The company is headquartered at the Tisch Tower Property and has expanded since its original occupancy in 2016.

The tenant’s lease expires January 14, 2023, however, it is negotiating a 64-month renewal with the borrower, which is anticipated to have an expiration date of May 14, 2028, with one, 3-year renewal option. The contemplated free rent and leasing costs were reserved at loan closing.

COVID-19 Update. One tenant, TAPCLICKS, representing 4.5% of the net rentable area and 6.0% of the underwritten rent, is paying $8,060 per month in additional rent through the end of its lease term to repay delinquent rent from the pandemic. The tenant is current on the full rent payment and the additional rent payment.

A-3-119

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

The following table presents certain information relating to the tenancy at the Tisch Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Regus	NR/NR/NR	29,456	17.0%	$51.60	$1,519,930	22.4%	5/24/2027	2, 5-year	N
William Jessup University	NR/NR/NR	11,955	6.9%	$51.60	$616,878	9.1%	8/31/2026	1, 5-year	N
Balbix(2)	NR/NR/NR	11,547	6.7%	$51.00	$588,897	8.7%	5/14/2028	1, 3-year	N
TAPCLICKS(3)	NR/NR/NR	7,865	4.5%	$51.60	$405,834	6.0%	1/31/2024	N	N
Deep Valley Labs, LLC	NR/NR/NR	5,216	3.0%	$51.60	$269,146	4.0%	5/31/2024	2, 2-year	N
		66,039	38.2%	$51.50	$3,400,684	50.1%

Non-Major Tenants(4)		67,696	39.1%	$50.12	$3,393,020	49.9%

Occupied Collateral Total		133,735	77.3%	$50.80	$6,793,704	100.0%

Vacant Space		39,329	22.7%

Collateral Total		173,064	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes rent steps through August 2023, and adjusts above market rents down to the high end of the appraisal market rent of $51.60 per square foot.
(2)	Balbix current lease expires January 14, 2023. A lease renewal, extending the lease to May 14, 2028, is in process with a rental rate of $51.00 per square foot. The free rent and tenant improvement allowance associated with the renewal is reserved upfront.
(3)	TAPCLICKS leases a 4,941 square foot suite and a 2,924 square foot suite. The tenant is currently subleasing the smaller suite to Lumina Communications, co-terminus with the main lease.
(4)	Includes 890 square feet of space leased on a month to month basis.

A-3-120

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

The following table presents certain information relating to the lease rollover schedule at the Tisch Tower Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	2	890	0.5%	890	0.5%	$148,642	2.2%	$167.01
2022	1	2,831	1.6%	3,721	2.2%	$146,080	2.2%	$51.60
2023	9	12,725	7.4%	16,446	9.5%	$656,226	9.7%	$51.57
2024	14	34,599	20.0%	51,045	29.5%	$1,781,378	26.2%	$51.49
2025	5	10,890	6.3%	61,935	35.8%	$551,033	8.1%	$50.60
2026	4	17,272	10.0%	79,207	45.8%	$883,553	13.0%	$51.16
2027	6	40,036	23.1%	119,243	68.9%	$2,037,895	30.0%	$50.90
2028	1	11,547	6.7%	130,790	75.6%	$588,897	8.7%	$51.00
2029	0	0	0.0%	130,790	75.6%	$0	0.0%	$0.00
2030	0	0	0.0%	130,790	75.6%	$0	0.0%	$0.00
2031	0	0	0.0%	130,790	75.6%	$0	0.0%	$0.00
2032	0	0	0.0%	130,790	75.6%	$0	0.0%	$0.00
Thereafter(3)	3	2,945	1.7%	133,735	77.3%	$0	0.0%	$0.00
Vacant	0	39,329	22.7%	173,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	45	173,064	100.0%			$6,793,704	100.0%	$50.80
(1)	Information obtained from the underwritten rent roll.
(2)	The Total Annual U/W Base Rent PSF excludes vacant space.
(3)	Includes 2,945 square feet of amenity space with no rent or lease expiration date, including a management office, conference center and an engineering office.

The following table presents historical occupancy percentages at the Tisch Tower Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	6/1/2022(2)
94.0%	84.0%	86.0%	75.0%	77.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll, including 890 square feet of space leased on a month to month basis.

Market Overview and Competition. The Tisch Tower Property is located in San Jose, California, approximately 4.9 miles west of downtown. Located approximately 0.2 miles from Interstate 280 and 0.4 miles to Interstate 880, the Tisch Tower Property has access throughout the region. The surrounding area is nearly 100% developed with primary uses being commercial developments and new development reflecting redevelopment of older properties. Santana Row, a mixed-use, lifestyle development, is located approximately 0.2 miles north of the Tisch Tower Property. Santana Row includes 575,000 square feet of ground floor retail space, office space and 450 apartment and condominium units. Major retail tenants include, Best Buy, Crate & Barrel, H&M, Gucci, Sur La Table, and Urban Outfitters. In addition, the development includes a 213-room luxury hotel and multiple dining options. The Westfield Valley Fair Mall is also located approximately 1.1 miles north of the Tish Tower Property. It is one of the highest grossing malls in the country by sales volume and is anchored by Nordstrom and Macy’s. According to a third party report, within a 1-, 3- and 5- mile radius of the Tisch Tower Property, the estimated 2022 population is 22,805, 255,477, and 593,673, respectively, and the 2022 average household income is $147,833, $148,733, and $157,225, respectively.

According to a third party research report, the Tisch Tower Property is situated within the West San Jose office submarket. As of July 18, 2022, the submarket reported total inventory of approximately 3.5 million square feet with an 18.2% vacancy rate and average market rents of $54.44 per square foot. There is no office space currently under construction. The appraisal identified eight lease comparables with rents ranging from $42.00 to $57.00 per square foot. The appraisal concluded to a market rent ranging from $49.20 to $51.60 per square foot, with an average of $50.40.

A-3-121

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Tisch Tower Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$50.40
Lease Term (Years)	5.25
Lease Type	Full Service Gross
Rent Increase Projection	3.0%/Year
TI (New/Renewal)	$30.00 / $5.00
LC (New/Renewal)	8.0% / 4.0%
Free Rent (New/Renewal)	3 mths / 1 mth
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Tisch Tower Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
America Center I & II 6001 America Center Drive	San Jose, CA	2009/NAP	430,852	98.0%	Aug-2021	$210,000,000	$487
One Sixty West 160 West Santa Clara Street	San Jose, CA	1987/2019	213,341	85.4%	Jun-2020	$135,000,000	$633
237@First 4353 North First Street	San Jose, CA	2016/2019	368,702	64.5%	Jun-2020	$226,000,000	$613
Lakeside Atrium 2880 Lakeside Drive	Santa Clara, CA	1986/NAP	98,619	75.0%	Feb-2020	$48,250,000	$489
Santa Clara Towers 3945-3965 Freedom Circle	Santa Clara, CA	1986/2012	417,876	65.0%	Feb-2020	$225,200,000	$539
(1)	Information obtained from the appraisal.

A-3-122

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Tisch Tower Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Tisch Tower Property (Subject) 3031 Tisch Way San Jose, CA	1970/2004(2)	173,064(2)
10 South Almaden Boulevard San Jose, CA	1988/2010	311,482	Comcast	3,237	Mar-2022	5.4 Yrs.	$57.00	FSG
2953 Bunker Hill Lane Santa Clara, CA	1985/2016	120,096	Deepsight Technology	4,027	Jan-2022	4.3 Yrs.	$53.52	FSG
2880 Lakeside Drive Santa Clara, CA	1986/NAP	98,619	Artec Group	4,586	Oct-2021	4.3 Yrs.	$55.20	FSG
333 West Santa Clara Street San Jose, CA	1983/NAP	213,500	Ropers Majeski	3,972	Sep-2021	3.3 Yrs.	$48.48	FSG
60 South Market Street San Jose, CA	1986/NAP	234,835	LPA	6,486	Aug-2021	6.3 Yrs.	$57.00	FSG
2880 Stevens Creek Boulevard San Jose, CA	2001/NAP	57,579	Panzura	10,778	Jan-2021	5.0 Yrs.	$42.00	FSG
2105 South Bascom Avenue Campbell, CA	1985/NAP	123,529	Nomi & Takaichi	3,011	Dec-2020	5.0 Yrs.	$52.80	FSG
5201 Great American Parkway Santa Clara, CA	1986/NAP	284,440	Far East Trade Service	3,166	Nov-2020	3.3 Yrs.	$54.00	FSG
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-123

Office - Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
3031 Tisch Way San Jose, CA 95128	Tisch Tower	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 2.63x 14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Tisch Tower Property:

Cash Flow Analysis

	2019	2020	2021	TTM (4/30/2022)	U/W	%(1)	U/W $ per SF
Base Rent	$7,347,827	$7,832,544	$7,336,386	$7,291,762	$6,793,704(2)	75.6%	$39.26
Grossed Up Vacant Space	0	0	0	0	1,982,182	22.1%	11.45
Gross Potential Rent	$7,347,827	$7,832,544	$7,336,386	$7,291,762	$8,775,886	97.6%	$50.71
Other Income	46,625	52,008	57,301	61,744	61,744	0.7	0.36
Parking Garage/Other	5,000	1,250	0	0	0	0.0	0.00
Total Recoveries	229,750	215,249	261,379	254,631	151,116	1.7	$0.87
Net Rental Income	$7,629,202	$8,101,051	$7,655,066	$7,608,136	$8,988,746	100.0%	$51.94
(Vacancy & Credit Loss)	0	0	0	0	(1,982,182)(3)	22.6	(11.45)
Effective Gross Income	$7,629,202	$8,101,051	$7,655,066	$7,608,136	$7,006,564	77.9%	$40.49

Real Estate Taxes	$439,609	$446,788	$457,910	$461,778	$463,712	6.6%	$2.68
Insurance	56,678	76,251	64,968	66,042	65,359	0.9	0.38
Management Fee	236,145	239,295	225,287	208,747	210,197	3.0	1.21
Other Operating Expenses	1,779,177	1,758,450	1,874,256	1,873,378	1,873,377	26.7	10.82
Total Operating Expenses	$2,511,609	$2,520,784	$2,622,421	$2,609,945	$2,612,645	37.3%	$15.10

Net Operating Income	$5,117,593	$5,580,267	$5,032,645	$4,998,192(4)	$4,393,919(4)	62.7%	$25.39
Replacement Reserves	0	0	0	0	49,225	0.7	0.28
TI/LC	0	0	0	0	322,103	4.6	1.86
Net Cash Flow	$5,117,593	$5,580,267	$5,032,645	$4,998,192	$4,022,591	57.4%	$23.24

NOI DSCR	3.34x	3.64x	3.29x	3.26x	2.87x
NCF DSCR	3.34x	3.64x	3.29x	3.26x	2.63x
NOI Debt Yield	17.1%	18.6%	16.8%	16.7%	14.6%
NCF Debt Yield	17.1%	18.6%	16.8%	16.7%	13.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent PSF and U/W Base Rent includes rent steps through August 2023, and adjusts above market rents down to the high end of the appraisal market rent of $51.60 per square foot.
(3)	The underwritten economic vacancy is 22.6%. The Tisch Tower Property was 77.3% physically occupied as of June 1, 2022, including 890 square feet of space leased on a month to month basis.
(4)	The U/W NOI is lower than the TTM NOI primarily due to the underwritten rent for tenants with above market rents being rolled down to the high end of the appraisal market rent range of $51.60 per square foot. As of June 1, 2022, the in-place rent was $55.73 per square foot, versus the underwritten rent of $50.71 per square foot.

A-3-124

No. 14 – Homewood Suites – Oxnard, CA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Extended Stay
Original Principal Balance:		$27,850,000		Location:	Oxnard, CA
Cut-off Date Balance:		$27,850,000		Size:	129 Rooms
% of Initial Pool Balance:		2.6%		Cut-off Date Balance Per Room:	$215,891
Loan Purpose:		Refinance		Maturity Date Balance Per Room:	$215,891
Borrower Sponsor:		T.M. Mian		Year Built/Renovated:	2010/2020
Guarantor:		T.M. Mian		Title Vesting:	Fee
Mortgage Rate:		5.8400%		Property Manager:	T.M. Mian & Associates, Inc.
Note Date:		July 15, 2022			(borrower-related)
Seasoning:		0 months		Current Occupancy (As of):	86.8% (5/31/2022)
Maturity Date:		August 1, 2032		YE 2021 Occupancy:	85.6%
IO Period:		120 months		YE 2020 Occupancy(4):	64.5%
Loan Term (Original):		120 months		YE 2019 Occupancy:	84.4%
Amortization Term (Original):		NAP		As Is Appraised Value(5)(6):	$50,400,000
Loan Amortization Type:		Interest Only		As Is Appraised Value Per Room:	$390,698
Call Protection:		L(24),YM1(91),O(5)		As Is Appraisal Valuation Date:	April 21, 2022
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information(6)
Additional Debt:		None		TTM NOI (5/31/2022):	$6,391,542
Additional Debt Type (Balance):		NAP		YE 2021 NOI:	$5,175,476
				YE 2020 NOI(4):	$2,685,796
				YE 2019 NOI:	$4,661,653
				U/W Revenues:	$8,964,735
				U/W Expenses:	$4,302,865
				U/W NOI:	$4,661,870
Escrows and Reserves				U/W NCF:	$4,303,281
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.83x / 2.61x
Taxes:	$66,813	$16,703	NAP	U/W Debt Yield based on NOI/NCF:	16.7% / 15.5%
Insurance(1):	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	16.7% / 15.5%
FF&E Reserve(2):	$0	$43,611	NAP	Cut-off Date LTV Ratio:	55.3%
PIP Reserve(3):	$460,710	$0	NAP	LTV Ratio at Maturity:	55.3%

Sources and Uses
Sources			Uses
Loan Amount	$27,850,000	100.0%	Return of Equity(7)	$18,288,156	65.7%
			Loan Payoff	8,828,124	31.7
			Upfront Reserves	527,523	1.9
			Closing Costs	206,197	0.7
Total Sources	$27,850,000	100.0%	Total Uses	$27,850,000	100.0%

(1)	Monthly deposits for insurance are suspended as long as the Homewood Suites - Oxnard, CA Property (as defined below) is covered by a blanket insurance policy.
(2)	Represents 4% of revenues for general FF&E and an additional 1% of revenues unless the franchise agreement is renewed twelve months prior to expiration.
(3)	Represents 125% of a Hilton required refresh which includes renovating the front desk station, lobby lounge, restaurant seating, pantry shop, refrigeration and business center. The total projected costs are $368,568.
(4)	The decrease in occupancy and NOI in 2020 and the subsequent increase in 2021 was due to the impacts of the novel coronavirus pandemic. The Homewood Suites - Oxnard, CA Property has since improved and is performing in line with historical occupancy and financials.
(5)	The banquet hall at the Homewood Suites - Oxnard, CA Property does not feature a kitchen, and currently the food is prepared at the kitchen of the adjacent borrower sponsor-owned Hilton Garden Inn Oxnard Camarillo or provided by a caterer. There is an easement agreement in place dated December 17, 2012 between the Homewood Suites - Oxnard, CA Property and the Hilton Garden Inn Oxnard Camarillo that states that the Homewood Suites - Oxnard, CA Property has the right of access and use of the Hilton Garden Inn Oxnard Camarillo's kitchen and all surrounding areas, including ingress and egress of staff and permitted use of all equipment. The appraised value makes an extraordinary assumption that the access easement to the Hilton Garden Inn Oxnard Camarillo's kitchen facilities is transferrable to a new owner upon sale.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the Homewood Suites - Oxnard, CA Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Homewood Suites - Oxnard, CA Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(7)	The Homewood Suites - Oxnard, CA Borrower (as defined below) developed the Homewood Suites - Oxnard, CA Property in 2010 and has a total cost basis of $22.8 million.

The Mortgage Loan. The mortgage loan (the “Homewood Suites - Oxnard, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,850,000. The Homewood Suites - Oxnard, CA Mortgage Loan is secured by a first priority fee mortgage on a 129-room extended stay hotel located in Oxnard, California (the “Homewood Suites - Oxnard, CA Property”).

A-3-125

Hospitality – Extended Stay	Loan #14	Cut-off Date Balance:	$27,850,000
1950 and 1975 Solar Drive	Homewood Suites - Oxnard, CA	Cut-off Date LTV:	55.3%
Oxnard, CA 93036		UW NCF DSCR:	2.61x
		UW NOI Debt Yield:	16.7%

The Borrower and the Borrower Sponsors. The borrower is Mian Extended Stay, Inc. (the “Homewood Suites - Oxnard, CA Borrower”), a single-purpose Texas corporation with one independent director.

The non-recourse carveout guarantor is T.M. Mian, who is the founder and principal of The Mian Companies. Founded in 1984, The Mian Companies, consisting of Mian Development Corporation and T.M. Mian & Associates, Inc., are full-service real estate firms specializing in property management, partnership ventures and residential and commercial real estate brokerage and development. T.M. Mian & Associates, Inc. currently owns and/or manages three office buildings totaling 340,000 square feet and four hotels with 857 rooms.

The Property. The Homewood Suites - Oxnard, CA Property is a four-story 129-room, extended-stay hotel that contains approximately 103,289 square feet of gross building area and is located on a 3.76-acre site at the southwest corner of the intersection of the Ventura Freeway (101) and Highway 1. The Homewood Suites - Oxnard, CA Property was developed by the sponsor in 2010 and was renovated in 2020. The 2020 renovations included an approximate $1.56 million ($12,118 per room) guestroom upgrade. Additionally approximately $161,387 was invested in 2021 and approximately $240,741 was invested in 2022 in brand upgrades, and $460,710 has been reserved by the lender for an upcoming brand required refresh. In 2017, the Homewood Suites - Oxnard, CA Property received Hilton’s Connie Pride Award, which is awarded to the top 5% of properties within the brand excelling in all requirements.

The Homewood Suites - Oxnard, CA Property consists of 56 studio suites, 54 one-bedroom suites, 11 two-bedroom suites and 8 queen/queen suites. Each guestroom includes a sleeper sofa, flat screen television, kitchenette with full refrigerator, two-burner stovetop, microwave, coffeemaker, toaster and standard utensils, and free WiFi. Hotel amenities include an outdoor swimming pool, outdoor whirlpool, fitness room, guest laundry facilities, business center, sundry shop, sport court, daily complimentary breakfast and once weekly complimentary dinner. The Homewood Suites - Oxnard, CA Property also offers 129 parking spaces (1.0 spaces per room).

Additionally, the Homewood Suites - Oxnard, CA Property includes 950 square feet of meeting space and a 3,500 square feet of banquet space in a separate stand-alone building known as Adagio Bella Gardens. The banquet hall at the Homewood Suites - Oxnard, CA Property does not feature a kitchen, and currently the food is prepared at the kitchen of the adjacent borrower sponsor-owned Hilton Garden Inn Oxnard Camarillo or provided by a caterer. There is an easement agreement in place dated December 17, 2012 between the Homewood Suites - Oxnard, CA Property and the Hilton Garden Inn Oxnard Camarillo that states that the Homewood Suites - Oxnard, CA Property has the right of access and use of the Hilton Garden Inn Oxnard Camarillo's kitchen and all surrounding areas, including ingress and egress of staff and permitted use of all equipment.

Demand segmentation is 80% commercial/government, 10% meeting/group and 10% leisure. The top five accounts in 2021 included SnapNurse (1,916 room nights), DynCorp International (163 room nights), CleanSwitch (150 room nights), Northrup Grumman (103 room nights) and United Technologies (65 room nights).

The Homewood Suites - Oxnard, CA Property operates under a 22-year franchise agreement with Promus Hotels, Inc., a subsidiary of Hilton Hotels, through May 17, 2027. The Homewood Suites-Oxnard, CA Mortgage Loan is structured with a cash flow sweep twelve months prior to the franchise agreement expiration date or during any default under the franchise agreement.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Homewood Suites - Oxnard, CA Property:

Historical Occupancy, ADR, RevPAR(1)
	Homewood Suites - Oxnard, CA Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2019	84.4%	$180.92	$152.61	76.4%	$169.50	$129.45	110.5%	106.7%	117.9%
12/31/2020	64.5%	$165.69	$106.88	53.3%	$159.14	$84.77	121.1%	104.1%	126.1%
12/31/2021	85.5%	$184.74	$158.02	67.7%	$187.07	$126.57	126.4%	98.8%	124.8%
TTM 4/30/2022	87.2%	$191.44	$166.86	70.3%	$191.01	$134.28	124.0%	100.2%	124.3%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites - Oxnard, CA Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Crowne Plaza Ventura Beach, Embassy Suites by Hilton Mandalay Beach Resort, Courtyard Oxnard Ventura, Residence Inn Oxnard River Ridge, Holiday Inn Express Port Hueneme and Hampton by Hilton Inn & Suites Camarillo.

A-3-126

Hospitality – Extended Stay	Loan #14	Cut-off Date Balance:	$27,850,000
1950 and 1975 Solar Drive	Homewood Suites - Oxnard, CA	Cut-off Date LTV:	55.3%
Oxnard, CA 93036		UW NCF DSCR:	2.61x
		UW NOI Debt Yield:	16.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Homewood Suites - Oxnard, CA Property:

Cash Flow Analysis

	2019	2020(1)	2021(1)	TTM 5/31/2022	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	84.4%	64.5%	85.6%	86.8%	86.8%
ADR	$182.69	$165.17	$184.70	$192.43	$192.43
RevPAR	$154.12	$106.58	$158.08	$167.03	$167.01

Room Revenue	$7,256,569	$5,031,930	$7,443,196	$7,863,187	$7,863,187	87.7%	$60,955
Food & Beverage Revenue	825,867	468,864	706,800	2,548,359	1,046,467	11.7	8,112
Other Revenue(3)	38,994	39,094	49,469	55,081	55,081	0.6	427
Total Revenue	$8,121,430	$5,539,888	$8,199,465	$10,466,627	$8,964,735	100.0%	$69,494

Room Expense	$1,551,375	$1,141,181	$1,131,413	$1,197,282	$1,457,178	18.5%	$11,296
Food & Beverage Expense	337,630	170,503	233,650	840,958	393,301	37.6	3,049
Other Department Expense	15,051	5,831	7,587	11,672	13,976	25.4	108
Total Department Expenses	$1,904,056	$1,317,515	$1,372,650	$2,049,912	$1,864,455	20.8%	14,453
Gross Operating Income	$6,217,374	$4,222,373	$6,826,815	$8,416,715	$7,100,280	79.2%	$55,041

Total Undistributed Expenses	1,417,202	1,409,081	1,380,739	1,827,764	2,060,369	23.0	15,972
Gross Operating Profit	$4,800,172	$2,813,292	$5,446,076	$6,588,951	$5,039,911	56.2%	$39,069

Total Fixed Charges	138,519	127,496	270,600	197,409	378,041	4.2	2,931
Total Operating Expenses	$3,459,777	$2,854,092	$3,023,989	$4,075,085	$4,302,865	48.0%	$33,356

Net Operating Income	$4,661,653	$2,685,796	$5,175,476	$6,391,542	$4,661,870	52.0%	$36,139
FF&E	213,075	271,986	234,431	203,427	358,589	4.0	2,780
Net Cash Flow	$4,448,578	$2,413,810	$4,941,045	$6,188,115	$4,303,281	48.0%	$33,359

NOI DSCR	2.83x	1.63x	3.14x	3.88x	2.83x
NCF DSCR	2.70x	1.46x	3.00x	3.75x	2.61x
NOI DY	16.7%	9.6%	18.6%	22.9%	16.7%
NCF DY	16.0%	8.7%	17.7%	22.2%	15.5%
(1)	The decrease in occupancy and revenues in 2020 and the subsequent increase in 2021 was due to the impacts of the novel coronavirus pandemic. The Homewood Suites - Oxnard, CA Property has since improved and is performing in line with historical occupancy and financials.
(2)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Other Revenue includes parking income, telephone, valet, coin laundry, vending, gift shop and other miscellaneous items.

The Market. The Homewood Suites - Oxnard, CA Property is located in the greater Ventura County market and the Oxnard submarket and is located in the Los Angeles-Long Beach, CA combined statistical area (“CSA”). According to the appraisal, the greater Ventura County submarket comprises a total of 8.2 million SF of office space. The Los Angeles-Long Beach, CA CSA is home to major employers including United States Naval Base (19,000 employees), County of Ventura (9,146 employees), Amgen, Inc. (5,400), Bank of America (3,000 employees), and Blue Cross of California (2,500 employees). The Homewood Suites – Oxnard, CA Property is in close proximity to State Highway 101 to the north, and State Highway 1 to the east of the Homewood Suites – Oxnard, CA Property while providing convenient access to office buildings, retail shopping centers, hotels, and restaurants.

Primary commercial demand generators for the market include Southern California Edison, Community Memorial Hospital, Haas Automation, Patagonia, Amgen and Seminis Vegetable Seeds. Naval Base of Ventura County in Port Heuneme and Point Mugu serve as anchors for government demand. Additional government demand is generated by contractors such as Northrop Grumman and Lockheed Martin. Leisure demand generators include Ventura Pier Beach, Mission San Buenaventura, Ventura County Fairground and Channel Islands National Park.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Homewood Suites - Oxnard, CA Property was 22,287, 134,370 and 262,823, respectively. The 2022 average household income within the same radii is $114,520, $113,210, and $113,215, respectively.

According to the appraisal, there are three hotels including the Residence Inn Ventura Beach (125 rooms), Camarillo Conference Center Home 2 Suites by Hilton (122 rooms) and Camarillo Conference Center Embassy Suites by Hilton (155 rooms) that are under construction and which are anticipated to compete with the Homewood Suites - Oxnard, CA Property.

A-3-127

Hospitality – Extended Stay	Loan #14	Cut-off Date Balance:	$27,850,000
1950 and 1975 Solar Drive	Homewood Suites - Oxnard, CA	Cut-off Date LTV:	55.3%
Oxnard, CA 93036		UW NCF DSCR:	2.61x
		UW NOI Debt Yield:	16.7%

The following table presents certain information relating to the primary competitive properties to the Homewood Suites - Oxnard, CA Property:

Competitive Property Summary(1)
Property Name	No. of Rooms	Year Built	Commercial	Meeting & Group	Leisure	Estimated 2021 Occupancy	Estimated 2021 ADR	Estimated 2021 RevPAR
Homewood Suites – Oxnard, CA	129	2010	80%	10%	10%	85.6%	$184.70	$158.08
Residence Inn by Marriott Oxnard River Ridge	252	1987	50%	15%	35%	65%-70%	$170-$180	$115-$120
Residence Inn by Marriott Camarillo	128	2009	55%	10%	35%	70%-75%	$170-$180	$125-$130
Embassy Suites by Hilton Mandalay Beach Resort	250	1986	45%	25%	30%	55%-60%	$230-$240	$130-$140
Crowne Plaza Ventura Beach	235	1972	40%	25%	35%	60%-65%	$210-$220	$130-$140
Marriott Ventura Beach	286	1986	40%	25%	35%	60%-65%	$170-$180	$110-$115
Hilton Garden Inn Oxnard Camarillo(2)	170	2005	55%	20%	25%	65%-70%	$160-$170	$110-$115
Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table above with respect to Occupancy, ADR and RevPAR at the Homewood Suites - Oxnard, CA Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Hilton Garden Inn Oxnard Camarillo is owned by the borrower sponsor.

A-3-128

No. 15 – 79 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
Original Principal Balance(1):		$25,000,000		Location:	New York, NY
Cut-off Date Balance(1):		$25,000,000		Size:	345,751 SF
% of Initial Pool Balance:		2.3%		Cut-off Date Balance Per SF(1):	$694.14
Loan Purpose:		Recapitalization		Maturity Date Balance Per SF(1):	$694.14
Borrower Sponsor:		Albert Kalimian		Year Built/Renovated:	1906/2016
Guarantor:		Albert Kalimian		Title Vesting:	Fee
Mortgage Rate:		4.9200%		Property Manager:	AMK Holdings Inc.
Note Date:		April 29, 2022		Current Occupancy (As of):	100.0% (2/15/2022)
Seasoning:		3 months		YE 2021 Occupancy(4):	100.0%
Maturity Date:		May 6, 2032		YE 2020 Occupancy(4):	99.4%
IO Period:		120 months		YE 2019 Occupancy(4):	100.0%
Loan Term (Original):		120 months		YE 2018 Occupancy:	NAV
Amortization Term (Original):		NAP		As-Is Appraised Value:	$395,000,000
Loan Amortization Type:		Interest Only		As-Is Appraised Value Per SF:	$1,142.44
Call Protection(2):		L(27),D(88),O(5)		As-Is Appraisal Valuation Date:	February 24, 2022
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information(5)
Additional Debt(1):		Yes		YE 2021 NOI:	$18,362,181
Additional Debt Type (Balance) (1):		Pari Passu ($215,000,000)		YE 2020 NOI:	$17,160,810
				YE 2019 NOI:	$17,085,519
				YE 2018 NOI:	NAV
				U/W Revenues:	$29,320,118
				U/W Expenses:	$9,216,627
				U/W NOI:	$20,103,491
				U/W NCF:	$19,331,988
Escrows and Reserves				U/W DSCR based on NOI/NCF(1):	1.68x / 1.61x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	8.4% / 8.1%
Taxes	$2,815,969	$469,328	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.4% / 8.1%
Insurance	$0	Springing(3)	NAP	Cut-off Date LTV Ratio(1):	60.8%
Replacement Reserves	$0	$5,763	$207,468	LTV Ratio at Maturity(1):	60.8%
TI/LC Reserves	$1,000,000	$57,760	$3,500,000

Sources and Uses
Sources			Uses
Whole loan amount	$240,000,000	63.1%	Recapitalization price(7)	$369,000,000	97.0%
Sponsor equity(6)	140,421,540	36.9	Upfront Reserves	3,815,969	1.0
			Closing costs	7,605,571	2.0
Total Sources	$380,421,540	100.0%	Total Uses	$380,421,540	100.0%

(1)	The 79 Fifth Avenue Mortgage Loan (as defined below) is part of the 79 Fifth Avenue Whole Loan (as defined below) with an original aggregate principal balance of $240,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield based on NOI/NCF at Maturity, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 79 Fifth Avenue Whole Loan.
(2)	At any time after the earlier of (i) April 29, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 79 Fifth Avenue Whole Loan to be securitized, the borrower has the right to defease the 79 Fifth Avenue Whole Loan in whole, but not in part. Additionally, the borrower may prepay the 79 Fifth Avenue Whole Loan with 30 days’ notice on or after January 6, 2032.
(3)	The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing and (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion.
(4)	Information based on a third party market research report.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the 79 Fifth Avenue Whole Loan more severely than assumed in the underwriting of the 79 Fifth Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.
(6)	Sponsor equity is reflective of the prior equity members’ buyout of the borrower sponsor’s ownership interest in 10 other properties in the portfolio.
(7)	The 79 Fifth Avenue Property (as defined below) was recapitalized at a price of $369,000,000. At origination, the borrower sponsor bought out the equity partners’ 75% interest and paid off prior debt of $62,053,414.

The Mortgage Loan. The mortgage loan (the “79 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “79 Fifth Avenue Whole Loan”) that is evidenced by ten pari passu promissory notes in the aggregate original principal amount of $240,000,000. The 79 Fifth Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 345,751 SF office property, which includes 28,345 SF of ground floor retail, in New York, New York (the “79 Fifth Avenue Property”). The 79 Fifth Avenue Whole Loan was co-originated by

A-3-129

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”) and JPMorgan Chase Bank, National Association (“JPM”). The 79 Fifth Avenue Mortgage Loan is evidenced by the non-controlling promissory Notes A-2-2 and A-2-3-1, collectively in the original principal amount of $25,000,000. The controlling promissory Note A-1-1, in the original principal amount of $50,000,000, was contributed to the CGCMT 2022-GC48 securitization trust. The non-controlling promissory Notes A-2-1 and A-2-3-2, in the original principal amount of $71,000,000, were contributed to the BANK 2022-BNK42 securitization trust. The remaining promissory Notes A-1-3, A-3-1, A-3-2 and A-3-3 are expected to be contributed to one or more future securitizations. The 79 Fifth Avenue Whole Loan is serviced pursuant to the pooling and servicing agreement for the CGCMT 2022-GC48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2022-GC48	Yes
A-2-1, A-2-3-2	$71,000,000	$71,000,000	BANK 2022-BNK42	No
A-1-2	$23,000,000	$23,000,000	BMO 2022-C2	No
A-2-2	$13,000,000	$13,000,000	BANK 2022-BNK43	No
A-2-3-1	$12,000,000	$12,000,000	BANK 2022-BNK43	No
A-1-3	$23,000,000	$23,000,000	CREFI	No
A-3-1, A-3-2, A-3-3	$48,000,000	$48,000,000	JPMCB	No
Total (Whole Loan)	$240,000,000	$240,000,000

The Borrower and Borrower Sponsors. The borrowers comprise three tenants in common, AK 79 Fifth LLC, SAK 79 Fifth LLC, and DAK 79 Fifth LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and nonrecourse carveout guarantor is Albert Kalimian.

Albert Kalimian owns Kalimian Properties, a fully integrated privately held real estate investment firm with ownership interests in 10 commercial and multifamily properties in Manhattan, New York. Albert Kalimian had a 25% ownership stake in the property and is using the loan proceeds to buy out his equity partners to increase his ownership share to 100%.

The Property. The 79 Fifth Avenue Property consists of an 18-story office building totaling 345,751 SF, which includes 28,345 SF of ground floor retail space located in New York, New York. The property, which sits on 0.4 acre parcel of land, was built in 1906 and renovated in 2016. According to the appraisal, the borrower provided a $9.4 million capital improvement budget, which included landlord work on floors 2 through 4, new lot line windows on floors 2 through 4, sidewalk vault repairs, and general base building enhancements. As of February 24, 2022, there was $3.3 million of outstanding renovation costs. The 79 Fifth Avenue Property features a lobby with marble finishes and vaulted ceilings, functional, rectangular shaped floor plates and views of the surrounding Manhattan skyline. The retail units have frontage and visibility along Fifth Avenue with floor to ceiling glass storefronts. Five of the tenants (or their parent company), comprising 98.1% NRA and 96.6% of underwritten base rent, are investment grade rated. As of February 15, 2022, the property is 100% leased to six tenants and, according to a third party market research report, has averaged 96.3% occupancy over the past 10 years.

Major Tenants.

The New School (212,800 square feet, 61.5% of net rentable area; 51.7% of underwritten base rent; 9/30/2030 lease expiration) The New School (Fitch/Moody’s/S&P: NR/A3/NR) is a private research university in New York City. Founded in 1919, the university has grown to five colleges with courses in emerging social sciences, international affairs, liberal arts, history, and philosophy as well as art, design, management and performing arts. In 2021, The New School generated $319.1 million in operating revenue and, similar to other private universities, did not receive significant funding from the federal or state government. According to a third party report, The New School achieved record enrollment with 10,168 students in 2021. The New School has been at the property since 2004, has expanded multiple times and currently occupies 12 floors (5 through 12, 16 through 18, and ground floor and basement space). The tenant has two, 10-year renewal options and no termination options.

There is currently ongoing arbitration between The New School and the borrower. Between 2017 and 2021, an administrative error occurred whereby The New School was not charged its contractual rental increases. The landlord and tenant are expected to attend mediation over the back rent and rent escalations in Spring 2022. Underwritten base rent is based on the lower amount currently being paid by The New School. In the event the borrower wins the arbitration, the tenant’s current base rent would increase by approximately $1.3 million annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

CapGemini America, Inc. (64,500 square feet, 18.7% of net rentable area; 20.7% of underwritten base rent; various lease expirations) CapGemini America, Inc. (“CapGemini”; Fitch/Moody’s/S&P: NR/NR/BBB) is a French multinational information technology services and consulting company. Headquartered in Paris, France, the company was founded in 1967 as an enterprise management and data processing company and launched US operations in 1981 following the acquisition of DASD Corporation. Today, CapGemini operates in 42 countries and reported 2021 revenues of €18,160 million, a 14.6% increase over 2020. CapGemini has been at the property since 2016 and currently occupies floors 2 through 4. The lease for the second and third floor space (collectively 43,000 SF) expires on September 30, 2027, and the lease on the fourth floor (21,500 SF) expires on January 31, 2027. The tenant has one, 5-year renewal option on all of their space. CapGemini may terminate the second and third floors any time after October 13, 2024, with at least 12 months’ notice and by paying a termination fee of $3,065,866.

A-3-130

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

Hulu, LLC (40,106 square feet, 11.6% of net rentable area; 12.9% of underwritten base rent; 5/31/2025 lease expiration) Hulu, LLC (“Hulu”) is an American streaming platform that launched in 2007 and offers a library of films and television series. Hulu is majority owned by The Walt Disney Company (Fitch/Moody’s/S&P: A-/A2/BBB+) with NBCUniversal holding a minority stake. For the year ended September 2021, Hulu reported $2.1 billion in ad revenue. Hulu has been at the property since 2014, doubled its space in 2018 and currently occupies the 14th and 15th floors. The tenant does not have any renewal options or termination options.

The following table presents certain information relating to the tenancy at the 79 Fifth Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
The New School	NR/A3/NR	212,800(3)	61.5%	$64.02	$13,622,601	51.7%	6/30/2030	2, 10-year	N
CapGemini	NR/NR/BBB	64,500	18.7%	$84.65	$5,460,117	20.7%	Various(4)	1, 5-year	Y(5)
Hulu	A-/A2/BBB+	40,106	11.6%	$85.00	$3,408,977	12.9%	5/31/2025	N/A	N
Citibank, N.A.	A+/Aa3/A+	14,872	4.3%	$50.43	$750,000	2.8%	4/30/2028	N/A	N
Coach Inc	NR/Baa2/BBB-	7,073	2.0%	$311.76	$2,205,067	8.4%	1/31/2024(6)	N/A	N
Free People	NR/NR/NR	6,400	1.9%	$140.69	$900,407	3.4%	4/30/2023	N/A	N
		345,751	100.0%	$76.20	$26,347,169	100.0%

Vacant Space		0	0.0%

Collateral Total		345,751	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294. See “Cash Flow Analysis” below.
(3)	The New School currently subleases a portion of the 18th floor totaling 8,820 SF (2.6% of NRA; 4.1% of The New School NRA) to Gene Kaufman Architect, P.C.
(4)	CapGemini’s lease with respect to the fourth floor (21,500 SF) expires on January 31, 2027, and with respect to the second and third floors (43,000 SF) expires on September 30, 2027.
(5)	CapGemini may terminate its lease with respect to the second and third floors any time after October 13, 2024, with at least 12 months’ notice and by paying a termination fee of $3,065,866.
(6)	Coach Inc is expected to vacate at lease expiration.

A-3-131

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

The following table presents certain information relating to the lease rollover schedule at the 79 Fifth Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	1	6,400	1.9%	6,400	1.9%	$900,407	3.4%	$140.69
2024	1	7,073	2.0%	13,473	3.9%	$2,205,067	8.4%	$311.76
2025	2	40,106	11.6%	53,579	15.5%	$3,408,977	12.9%	$85.00
2026	0	0	0.0%	53,579	15.5%	$0	0.0%	$0.00
2027	2	64,500	18.7%	118,079	34.2%	$5,460,117	20.7%	$84.65
2028	1	14,872	4.3%	132,951	38.5%	$750,000	2.8%	$50.43
2029	0	0	0.0%	132,951	38.5%	$0	0.0%	$0.00
2030	12	212,800	61.5%	345,751	100.0%	$13,622,601	51.7%	$64.02
2031	0	0	0.0%	345,751	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	345,751	100.0%	$0	0.0%	$0.00
Thereafter(3)	0	0	0.0%	345,751	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	345,751	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	345,751	100.0%			$26,347,169	100.0%	$76.20
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include straight line rent averaging for investment grade tenants totaling $2,450,889 and contractual rent steps of $157,294 for various tenants through February 2023 and straight line rent.

The following table presents historical occupancy percentages at the 79 Fifth Avenue Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	2/15/2022(2)
100.0%	99.4%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The 79 Fifth Avenue Property is situated in the Flatiron neighborhood of New York, New York and is bordered by Park Avenue South to the east, Sixth Avenue to the west, 25th Street to the north and 13th Street to the south. The property is located directly west of Union Square and is three blocks northwest of the Union Square Subway station, which services the L, N, Q, R, W, 4, 5, and 6 lines.

According to a third party market research report, the property is located in the Gramercy Park office submarket of the New York City market. As of April 2022, the Gramercy Park submarket reported total inventory of approximately 28.5 million SF with a 10.3% vacancy rate and average asking rent of $72.08 PSF. The appraiser concluded to a market rent for the office space at the 79 Fifth Avenue Property of $80.00 PSF for floors 2 to 10, $85.00 PSF for floors 11 to 15, and $90.00 PSF for floors 16 to 18, all on a modified gross basis.

A-3-132

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 79 Fifth Avenue Property:

Market Rent Summary(1)

	Office Floors 2-10	Office Floors 11-15	Office Floors 16-18	Retail Corner	Retail Fifth Avenue Large	Retail Fifth Avenue Small	Retail Lower Level & Mezzanine
Market Rent (PSF)	$80.00	$85.00	$90.00	$275.00	$175.00	$225.00	$50.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
Rent Increase Projection	2%/annually $5 PSF in year 5	2%/annually $5 PSF in year 5	2%/annually $5 PSF in year 5	3%/annually	3%/annually	3%/annually	3%/annually
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 79 Fifth Avenue Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
79 Fifth Avenue	New York, NY	1906/2016	345,751(2)	100.0%(2)	Aug-2021	$369,000,000(3)	$1,067(3)
475 Fifth Avenue	New York, NY	1965/2017	276,000	97.0%	Dec-2021	$299,460,000	$1,085
375 West Broadway	New York, NY	1863/2014	76,605	100.0%	Feb-2022	$130,000,000	$1,697
11 Madison Park North	New York, NY	1913/NAP	260,140	90.0%	Apr-2021	$275,000,000	$1,057
315 Park Avenue South	New York, NY	1910/2016	332,614	97.0%	Dec-2021	$361,700,000	$1,087
245-249 West 17th Street	New York, NY	1902-1909/2016	281,253	99.0%	Dec-2021	$389,200,000	$1,384
218 West 18th Street	New York, NY	1912/2009	165,255	100.0%	Dec-2021	$170,000,000	$1,029
635-641 Avenue of the Americas	New York, NY	1902/2015	273,983	94.0%	Jun-2021	$325,000,000	$1,186
1375 Broadway	New York, NY	1927/NAP	518,578	100.0%	Jul-2020	$435,000,000	$839
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	The 79 Fifth Avenue Property was recapitalized at a price of $369,000,000.

A-3-133

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 79 Fifth Avenue Property:

Comparable Office Properties(1)

Property Name/Location	Total GLA (SF)	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
79 Fifth Avenue New York, NY	345,751(2)	1906/2016	18	-	100.0%(2)	$76.20(2)(3)
55 Fifth Avenue New York, NY	270,685	1926/NAP	19	0	94.1%	$90.00
71 Fifth Avenue New York, NY	165,000	1907/NAP	11	0	91.0%	$90.00
80 Fifth Avenue New York, NY	132,000	1908/NAP	18	0	100.0%	NAP
90 Fifth Avenue New York, NY	138,211	1903/NAP	11	0	100.0%	NAP
91 Fifth Avenue New York, NY	61,500	1894/NAP	8	0	87.0%	$68.00
100-104 Fifth Avenue New York, NY	305,000	1905/NAP	20	42,807	93.7%	$75.00
110 Fifth Avenue New York, NY	200,378	1890/NAP	11	0	100.0%	NAP
111 Fifth Avenue New York, NY	234,700	1877/NAP	13	0	100.0%	NAP
114-116 Fifth Avenue New York, NY	351,666	1910/NAP	19	0	100.0%	NAP
122 Fifth Avenue New York NY	294,730	1900/NAP	10	0	75.0%	$100.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Represents Annual UW Base Rent PSF.

A-3-134

Office – CBD	Loan #15	Cut-off Date Balance:	$25,000,000
79 Fifth Avenue New York, NY 10003	79 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.8% 1.61x 8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 79 Fifth Avenue Property:

Cash Flow Analysis

	2019	2020	2021	U/W	%(1)	U/W $ per SF
Gross Potential Base Rent	$21,523,248	$21,892,938	$22,660,998	$23,738,986	81.0%	$68.66
Rent Average Benefit	0	0	0	2,450,889(2)	8.4	7.09
Rent Steps	0	0	0	157,294(3)	0.5	0.45
Total Recoveries	3,688,603	3,730,411	4,273,141	4,516,113	15.4	13.06
Other Income	158,823	54,402	0	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	(1,543,164)(4)	(6.5)	(4.46)
Effective Gross Income	$25,370,674	$25,677,751	$26,934,139	$29,320,118	100.0%	$84.80

Real Estate Taxes	$5,138,406	$5,634,523	$5,363,749	$6,027,230	20.6%	$17.43
Insurance	196,714	206,760	255,873	250,673	0.9	0.73
Management Fee	761,120	770,333	808,024	879,604	3.0	2.54
Other Operating Expenses	2,188,915	1,905,325	2,144,312	2,059,120	7.0	5.96
Total Operating Expenses	$8,285,155	$8,516,941	$8,571,958	$9,216,627	31.4%	$26.66

Net Operating Income	$17,085,519	$17,160,810	$18,362,181	$20,103,491	68.6%	$58.14
Replacement Reserves	0	0	0	78,388	0.3	0.23
TI/LC	0	0	0	693,116	2.4	2.00
Net Cash Flow	$17,085,519	$17,160,810	$18,362,181	$19,331,988	65.9%	$55.91

NOI DSCR(5)	1.43x	1.43x	1.53x	1.68x
NCF DSCR(5)	1.43x	1.43x	1.53x	1.61x
NOI Debt Yield(5)	7.1%	7.2%	7.7%	8.4%
NCF Debt Yield(5)	7.1%	7.2%	7.7%	8.1%
(1)	Represents (i) percent of Gross Potential Base Rent for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(2)	Represents straight-line rent averaging through each tenant’s lease expiration due to the investment-grade nature of the tenants.
(3)	Represents contractual rent steps through February 2023.
(4)	The underwritten economic vacancy is 5.0%. The 79 Fifth Avenue Property was 100.0% leased as of February 15, 2022.
(5)	The NOI and NCF DSCR and NOI and NCF Debt Yields are based on the 79 Fifth Avenue Whole Loan.

A-3-135

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: Investor Relations	(704) 374-6161
301 South College Street | Charlotte, NC 28202-0901 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attention: Commercial Servicing		commercial.servicing@wellsfargo.com
MAC D1086-23A, 550 South Tryon Street | Charlotte, NC 28202 | United States
NCB Master Servicer & NCB Special Servicer	National Cooperative Bank, N.A.
	Kathleen Luzik, Chief Operating Officer		kluzik@ncb.coop
2011 Crystal Drive, Suite 800 | Arlington, VA 22202 | United States
Special Servicer	Greystone Servicing Company LLC
	Barry Davis		Barry.Davis@greyco.com
5221 N. O'Connor Blvd., Suite 800 | Irving, TX 75039 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100
375 North French Road, Suite 100 | Amherst, NY 14228 | United States
Trustee	Wilmington Trust, National Association
	Attention: CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Modified Loan Detail

		Pre-Modification		Post-Modification		Modification	Modification Booking	Modification Closing	Modification Effective
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Code¹	Date	Date	Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	09/16/22	BANK 2022-BNK43
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT[1]

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2022 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2022-BNK43,
Commercial Mortgage Pass-Through Certificates,
Series 2022-BNK43
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, [____]: [Greystone Servicing Company LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: Greystone Investment Capital LLC or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[1] This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculations, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions
C-2

of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
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7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or

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occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted

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by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s

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misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of

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cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein,

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or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is

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required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”)

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meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

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48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
None.	None.	None.	None.
D-1-19

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
None.	None.	None.	None.

D-1-20

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
None.	None.	None.	None.

D-1-21

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
Melville Corporate Plaza (Loan No. 24) Omega Self Storage – Mineola (Loan No. 25) Omega Self Storage Island Park (Loan No. 40)	Quality Plus Self Storage (Loan No. 45) Pioneer Stor N Lok (Loan No. 51)	None.	None.

Kensington Suites (Loan No. 22) Aviator Suites (Loan No. 23)
D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance.	Alcoa Crossing Shopping Center (Loan No. 20)	Brinker Arkansas, Inc d/b/a Chili’s (an outparcel tenant) has a Right of First Refusal (“ROFR”) to purchase its outparcel if borrower is otherwise prepared to convey the outparcel premises as a separate subdivided parcel separate and apart from the rest of the shopping center. The ROFR is not extinguished by foreclosure; however, the loan documents require the lender’s consent to any separate subdivision and/or conveyance of the related outparcel.
(8) Permitted Liens; Title Insurance.	Melville Corporate Plaza (Loan No. 24)	The Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) associated with land use restrictions affecting the property from residual contamination. The property was in use by a drill bit manufacturer from 1966 to 1984 (including the cutting, milling, degreasing and washing of metal rods), and dense nonaqueous phase liquids (DNAPL) were identified at southeastern portions of the property. Soil gas samples were found to have elevated levels of solvents, and a vapor control system (sub-slab depressurization system) has been installed to eliminate vapor pathways. The former property owner has entered into a Voluntary Remediation Agreement with governmental authorities, including DNAPL recovery in response to the solvent plume and monitoring of groundwater, soil vapor and indoor air. The NY State Department of Environmental Conservation issued a No Further Investigation or Additional Remediation determination as to the property on October 29, 2013. The property is subject to a Site Management Plan that imposes response requirements, as well as engineering and institutional controls, including the property’s being restricted to commercial and industrial uses, and a prohibition on groundwater’s being used as a potable water source. The loan documents provide for springing recourse to the borrower and guarantor for breaches of covenants requiring ongoing compliance with the Site Management Plan.
(15) Actions Concerning Mortgage Loan.	Hilton Sandestin Beach Resort (Loan No. 9)	The borrower is one of several landowner parties in litigation with Walton County, Florida regarding public access to beach areas that are currently privately owned. The County claims that, beyond access to “wet sand areas” and the water in front of privately owned areas, the public should have access for recreation to adjacent “dry sand areas” for recreational purposes. Based on the County’s claims, the borrower would continue to retain title to the beach property, and to restrict the public from using private beach access. The closest proposed public access to the subject property is approximately one mile away. The case is not yet set for trial.
(15) Actions Concerning Mortgage Loan.	79 Fifth Avenue (Loan No. 15)	The borrower and The New School (#1 tenant) are in process of mediation concerning the required rent under the related lease. The borrower alleges that, between 2017 and 2021, an administrative error by the property’s prior bookkeeper resulted in The New School’s not being charged its contractual rental increases for several years; and, as a result, that The New School was underbilled approximately $4.5 million in rent between 2017 and 2021. The New School is taking the position that future rent escalations be based on the rents actually paid, rather than as expressly stipulated by the lease. The New School has been paying full rent each
D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
month on everything other than compounded prior escalations, which unpaid amount is approximately $1.6 million/ year for 2021 and 2022. Mediation between the parties concerning the back rent and rent escalations in expected to commence within the next two months. For loan underwriting purposes, the lender included the rent actually paid by The New School, rather than the amount the borrower alleges is required by the lease.
(18) Insurance.	The Boulders Resort (Loan No. 4)	The loan documents permit a property insurance deductible up to $100,000. The in-place property coverage provides for a $100,000 deductible.
(18) Insurance.	Clifton Commons (Loan No. 7)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(18) Insurance.	79 Fifth Avenue (Loan No. 15)	The mortgaged property is security for 10 pari passu notes aggregating $240,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(18) Insurance.	Alcoa Crossing Shopping Center (Loan No. 20)	The loan documents permit a property insurance deductible up to $100,000 in connection with blanket insurance claims covering multiple properties, including the subject property. The in-place coverage provides for a $25,000 deductible for separate policy claims covering the property only, and up to $100,000 for blanket insurance claims.
(18) Insurance.	Omega Self Storage Island Park (Loan No. 40)	In-place flood insurance is equal to NFIP maximum coverage ($500,000 per building); however, excess flood insurance was waived for Buildings B (appraised value of $1,172,804) and E (appraised value of $1,066,186), each of which is a two-story self-storage building. The loan documents provide for springing recourse to borrower and guarantor in amount up to $2,064,458 in event of flood-related casualty if in-place flood insurance does not include 12 months’ BI or full replacement cost, as applicable.
(19) Access; Utilities; Separate Tax Parcels.	Clifton Commons (Loan No. 7)	The mortgaged property is comprised of one co-borrower’s fee interest (approximately 21.9 acres), and another co-borrower’s leasehold interest (approximately 1.9 acres). There are 2 restaurant pads on the ground leased property. The leasehold portion of the mortgaged property is not a separate tax parcel; rather it is part of a larger tax parcel covering the ground lessor’s (Target’s) fee parcel (the Target Parcel). Pursuant to the terms of the ground lease, the borrower is required to pay its proportionate share of the taxes and the ground lessor (Target) is responsible for paying the taxes. There is a recourse carveout in the loan documents for any loss incurred as a result of the failure by the borrower or ground lessor to pay all or any portion of the real estate taxes and assessments levied or assessed or imposed against the Target Parcel.
(28) Recourse Obligations.	All Wells Fargo Mortgage Loans (Loan Nos. 1, 4, 7, 9, 10, 11, 13, 15, 16, 17, 20, 21,	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties
D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	22, 23, 24, 25, 32, 33, 39, 40 and 42)	are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations.	Hilton Sandestin Beach Resort (Loan No. 9)	The mortgaged property is security for 3 pari passu notes aggregating $120,000,000. The guarantor (SH General Partner, Inc.) does not have material assets other than its ownership interest in the SPE borrower. The borrower and guarantor otherwise have personal liability as prescribed by the subject representation and qualified above. The loan has a Cut-off Date LTV of 36.3%.
(31) Acts of Terrorism Exclusion.	All Wells Fargo Mortgage Loans (Loan Nos. 1, 4, 7, 9, 10, 11, 13, 15, 16, 17, 20, 21, 22, 23, 24, 25, 32, 33, 39, 40 and 42)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	The Boulders Resort (Loan No. 4)	The borrower is a recycled SPE that previously owned property other than the mortgaged property. The mortgaged property is a full-service hotel. The two, prior-owned properties were proximate, undeveloped parcels that were out-conveyed in 2017 and 2022, (the Prior Owned Properties). A database review did not indicate any adverse information related to the prior owned property out-conveyed in 2017, and the Phase I environmental site assessment was obtained at loan origination as to the prior-owned property out-conveyed in 2022 indicated no recognized environmental conditions. The loan documents provide for personal liability to the borrower and guarantor for losses related to the Prior Owned Properties.
(33) Single-Purpose Entity	Tisch Tower (Loan No. 13)	A non-consolidation opinion was not required in connection with the loan origination.
(36) Ground Leases.	High Street (Loan No. 1)	The mortgaged property is comprised of borrower’s leasehold interest pursuant to two ground leases with the State of Arizona (one for the main parcel and one for the parking garage). The ground lease expires July 6, 2092 (July 11, 2032 loan maturity). Variations: (A) Upon each assignment of the leasehold mortgage, the Leasehold Mortgagee (or the Lessee) shall promptly deliver to Lessor a true copy of such assignment thereof and shall notify Lessor of the address of the leasehold mortgage to which notices may be sent. (E) If the leasehold mortgagee forecloses upon the leasehold, the leasehold mortgagee’s initial assignment of its interest does not require the ground lessor’s consent; however, any subsequent transfers of the leasehold interest require the ground lessor’s consent. (L) While there is no blanket new lease right upon termination of the Ground Lease for any reason, Leasehold Mortgagee has the right to enter into new lease with Ground Lessor upon rejection of the Ground Lease by Lessee
D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
under the bankruptcy code, provided Leasehold Mortgagee cures defaults that are susceptible of being cured. Furthermore, the Ground Lease provides that a rejection of the Ground Lease by the Lessee under the bankruptcy code shall not terminate the Ground Lease and Leasehold Mortgagee shall have the right to the issuance of an assignment of the Ground Lease, whereupon Leasehold Mortgagee shall immediately become and remain liable under the Ground Lease to the same extent as Lessee. There are limited non-monetary obligations under the Ground Leases. The Ground Lessor is the State of Arizona, and lease cancellation is subject to procedures with lender protections: in the event of an uncured default where Ground Lessor issues a cancellation order, the order will not become final if, within 60 days of issuance, Leasehold Mortgagee files notice of its intent to proceed with a foreclosure action (including possession by a receiver), and if within 120 days of the date of the issuance of a cancellation order, Leasehold Mortgagee has commenced a foreclosure action in court (unless precluded by a court order) and has provided Ground Lessor with a certified copy of the complaint.

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment; and (8) Permitted Liens; Title Insurance.	ExchangeRight Net Leased Portfolio #56 (Loan No. 5)

The related single tenant at each of the following Mortgaged Properties has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property: (i) CVS Pharmacy- Springfield, IL; (ii) Walgreens - Wichita, KS; (iii) CVS Pharmacy - Springfield, OH; (iv) CVS Pharmacy - Easton, PA; (v) CVS Pharmacy - Christiansburg, VA; (vi) CVS Pharmacy - New Baltimore, MI; (vii) CVS Pharmacy - Silverton, OH; (viii) CVS Pharmacy - Albertville, AL; (ix) CVS Pharmacy - New Boston, OH; (x) O’Reilly Auto Parts - Decatur, GA; and (xi) O’Reilly Auto Parts- Richmond, TX. Such ROFRs will apply to a foreclosure or deed-in-lieu thereof and will also apply to any subsequent transfers thereafter.

(7) Lien; Valid Assignment; and (8) Permitted Liens; Title Insurance.	One Bridge Street (Loan No. 6)

The title policy for the Mortgaged Property contains an exception for the right of the federal government to establish harbor, bulkhead or pierhead lines or to change or alter any such existing lines, and to remove, or complete the removal of fill and improvements thereon (including buildings or other structures) from land comprising the Mortgaged Property that now is or formerly was lying below the high-water mark of the Hudson River (as shown on the survey of the Mortgaged Property) without compensation to the Mortgagor.

(7) Lien; Valid Assignment; and (8) Permitted Liens; Title Insurance.	City Brewery (Loan No. 12)

Pursuant to a letter agreement, (the “Repurchase Right Letter”), the sole tenant at the Mortgaged Property, City Brewing Company, LLC, which sold the Mortgaged Property to the Mortgagor in 2022, has an ongoing right to repurchase the Mortgaged Property (the “Repurchase Right”) at a price equal to (i) if a repurchase notice is delivered prior to April 8, 2027, a price calculated using a 4.85% capitalization rate applied to the following 12 months’ then current rate of base rent as of the date of the repurchase notice and (ii) if a repurchase notice is delivered thereafter, a price calculated using a 5.35% capitalization rate applied to the following 12 months’ then current rate of base rent as of the date of the repurchase notice. The Repurchase Right terminates on the later of (i) April 8, 2024, and (ii) the date on which there is either (a) a change in control of the landlord under the lease or (b) one or more persons or entities that are not affiliates of the landlord acquire, in the aggregate, 49% or more of the direct or indirect beneficial interests in the landlord (each of the foregoing clauses (a) and (b), an “Oak Street Control Trigger”), or (c) a sale of the leased premises to a third party that is not an affiliate of the landlord (such date, the “Repurchase Expiration Date”).

Notwithstanding the foregoing, in the event a Repurchase Expiration Date occurs solely as a result of an Oak Street Control Trigger (a “Minimum Ownership Event”), then the Repurchase Right will not terminate unless and until the landlord gives the tenant written notice that (i) a Minimum Ownership Event has occurred or (ii) the landlord intends to effectuate a Minimum Ownership Event (each, a “Landlord Ownership Event Notice”) and the tenant does not deliver a repurchase notice within 30 days after receipt of a Landlord Ownership Event Notice, and if the Repurchase Expiration Date would otherwise occur, the Repurchase Expiration Date will be deemed to be extended until the expiration of such 30 day period.

The Repurchase Right Letter requires that a Purchase Contract be entered into if the tenant sends notice of exercise of its Repurchase Right. A “Purchase Contract” is defined as being a contract of sale for the Mortgaged Property substantially in the form set forth in an exhibit to the

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

lease. Such form includes a provision requiring the seller to sell the Mortgaged Property free and clear of Prohibited Encumbrances. “Prohibited Encumbrances” is defined as monetary liens, mortgages, encumbrances or other monetary liens encumbering or recorded against the Mortgaged Property (or any portion thereof or interest therein) in which case were placed by, on, behalf of, through or under the seller of the Mortgaged Property under the Purchase Contract.

The tenant executed a subordination, non-disturbance and attornment agreement (the “SNDA”) pursuant to which it agreed that in connection with exercise of the Repurchase Right the tenant will not waive or modify, without the consent of the lender, any requirement set forth in any Purchase Contract that the landlord cause all Prohibited Encumbrances to be removed of record in accordance with the Purchase Contract.

In addition, pursuant to its lease, the sole tenant has both a right of first refusal and a right of first offer to purchase all or any material portion of the landlord’s interest in the Mortgaged Property.

In addition, the sole tenant’s lease prohibits the landlord from selling the Mortgaged Property until April 8, 2024 (unless the landlord agrees to reduce base rent by 50% and that the tenant’s Repurchase Right will survive such sale) (such restriction, the “Sale Restriction”).

The tenant agreed in the SNDA that a foreclosure, or deed in lieu of foreclosure, and the first subsequent transfer immediately following a foreclosure or deed in lieu of foreclosure, will not constitute an offer to purchase the Mortgaged Property for purposes of the tenant’s right of first offer, right of first refusal, or Sale Restriction; however, the right of first offer, right of first refusal and Sale Restriction will survive any such foreclosure, deed in lieu of foreclosure or immediately subsequent transfer.

(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	2355 and 2383 Utah Ave (Loan No. 19)

The sole tenant at the Mortgaged Property, Kite Pharma, Inc., has a right of first offer to purchase the Mortgaged Property. Such right may apply to a foreclosure or deed-in-lieu thereof and will also apply to any subsequent transfers thereafter.

(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	Flatlands Shopping Center (Loan No. 29)	The lessee under the master lease for the Mortgaged Property, Flatlands Shopping Center Associates, a New York partnership, has a right of first refusal to purchase the Mortgaged Property or the entire direct or indirect equity interest in the Mortgagor. Pursuant to an estoppel certificate executed by the tenant, the tenant agreed that such right will be inapplicable to a foreclosure or deed-in-lieu thereof or a sale by lender or its designee to a third party purchaser, but will apply to any subsequent transfers thereafter.
(9) Junior Liens.	5500 South Hattie (Loan No. 26)

The Mortgaged Property is encumbered by a subordinate mortgage that secures a subordinate A note in the original principal amount of $3,590,000 and a subordinate B note in the original principal amount of $1,410,000, each related to a New Markets Tax Credit financing on the Mortgaged Property. The subordinate notes have an annual interest rate of

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
1.4745%, payable quarterly, and a maturity date in November 4048. Additionally, a $50,000 payment is due on the subordinate B note in September 2025, which amount was reserved with the junior lender at origination of the subordinate mortgage. Quarterly principal payments based on a 23 year amortization schedule are due on both subordinate notes commencing in December 2025.
(15) Actions Concerning the Mortgage Loan.	One Campus Martius (Loan No. 8)	Daniel Gilbert, the borrower sponsor’s controlling member, and Rocket Companies Inc. and Rock Holdings Inc, each of which is controlled by Daniel Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021. The consolidated lawsuit alleges, among other things, violations by the defendants of securities laws relating to alleged misstatements made during earnings calls, and were amended in 2022 to further allege insider trading by Daniel Gilbert and Rock Holdings, Inc. in connection with the sale by Rock Holdings Inc. of 20,200,000 shares of Rocket Companies Inc. Class A Common Stock in March 2021 for alleged proceeds of approximately $500 million. The plaintiffs are seeking, among other things, the following: (i) the defendants to pay damages sustained by the plaintiffs, (ii) awarding the plaintiffs prejudgment and post-judgment interest, as well as their attorneys’ fees, expert fees, and other costs; and (iii) compensatory damages for all damages sustained as a result of defendants’ wrongdoing in an amount to be proven at trial. Daniel Gilbert is also a named defendant in a complaint in a shareholder derivative action filed in Michigan state court on August 19, 2021, raising similar allegations and seeking, among other things, the amount of damages sustained by Rocket Companies, Inc. as a result of the defendants’ breaches.
(18) Insurance.	One Campus Martius (Loan No. 8)	The Mortgage Loan documents permit the Mortgagor to rely on the insurance provided by the condominium association to the extent that the Mortgagor maintains a “master” or “blanket” policy (the “Condominium Policy”) on the improvements relating to the condominium units and/or the condominium common elements which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in the Mortgage Loan documents, including fire and hazards included within the term “extended coverage”, and is otherwise in form and substance reasonably satisfactory to the lender, in which case, the Mortgagor’s obligation under the Mortgage Loan documents to maintain hazard insurance coverage on the condominium units (including, but not limited to, all condominium common elements) will be deemed satisfied to the extent that the required coverage is provided by the Condominium Policy.
(18) Insurance.	City Brewery (Loan No. 12)	At origination, the insurance for the equipment at the Mortgaged Property did not name the Mortgagor as an additional insured and did not name the lender as a mortgagee and loss payee. Pursuant to a post-closing agreement, the Mortgagor is required, within five business days of the origination date, to deliver an updated certificate of insurance for the equipment breakdown policy listing the Mortgagor as additional insured and the lender as mortgagee and loss payee.

(18) Insurance.	All MSMCH Mortgage Loans (Loan Nos. 3, 5, 6, 8, 12, 18, 19, 26, 27, 28, 29, 31, 34, 35, 37, 41, 45 and 51)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(19) Access; Utilities; Separate Tax Parcels.	ExchangeRight Net Leased Portfolio #56 (Loan No. 5)

With respect to the Hobby Lobby-Forsyth, IL Mortgaged Property, such Mortgaged Property is part of a larger tax parcel. An application to make the Mortgaged Property a separate tax parcel has been filed, but is not currently reflected in the tax bills for the Mortgaged Property. The loan documents do not require the Mortgagor to escrow for the larger tax parcel.

(26) Local Law Compliance and (27) Licenses and Permits.	Constitution Center (Loan No. 3)

A final municipal violations report delivered after origination of the Mortgage Loan indicated that the property owner had not posted required building and trade permits in the required location with respect to certain tenant improvements, and was missing a required identification card at the time of the inspection. A Post-Closing Agreement executed by the Mortgagor at origination requires that the Mortgagor address any municipal violation that has not already been cured.

(26) Local Law Compliance and (27) Licenses and Permits.	ExchangeRight Net Leased Portfolio #56 (Loan No. 5)	The uses of the CVS Pharmacy - Easton, PA Mortgaged Property and the Family Dollar - Mesquite, TX Mortgaged Property are legal non-conforming uses. With respect to the CVS Pharmacy – Easton, PA Mortgaged Property, the related zoning ordinance provides that if a structure containing a non-conforming use is wholly or partially destroyed by fire, explosion, flood or other phenomenon, or needing to be replaced or reconstructed for any reason, then a permit for its restoration may be not be obtained unless such application is filed within 12 months of the initial damage or destruction and restoration is completed within 24 months of the issuance of the permit. With respect to the Family Dollar-Mesquite, TX Mortgaged Property, the related zoning ordinance provides that a major reconstruction of a property with a non-conforming use is not permitted. A major reconstruction is defined in such ordinance as, when damage due to fire, wind or other cause has occurred, work estimated to cost in excess of 60% of the appraised value of the property.

(26) Local Law Compliance and (27) Licenses and Permits.	4520 S Drexel (Loan No. 18)	Pursuant to the Mortgage Loan documents, after origination, a final zoning report was delivered for the Mortgaged Property on August 1, 2022 and disclosed numerous open fire code, building code and health code violations. The Mortgagor is obligated to (a) engage the services of a zoning and building code compliance expeditor at the Mortgagor’s sole cost and expense promptly following the date of the issuance of the zoning report, (b) obtain clearance from the applicable governmental authority in the City of Chicago with respect to each of the open code violations applicable to the Mortgaged Property, and (c) provide the lender with documentary evidence of clearance for each such code violation that is corrected or resolved to the satisfaction of such governmental authority within (i) 30 days of the date that the zoning report is delivered to the lender for all building code or zoning code violations that are determined by the zoning consultant or the lender to affect life, health, safety or similar conditions and/or compliance with the Americans with Disabilities Act and (ii) 90 days of the date that the zoning report is delivered to the

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender for any other building code or zoning code violations, in each case subject to extension by the lender in certain circumstances.
(26) Local Law Compliance and (27) Licenses and Permits.	Titan Self Storage Portfolio (Loan No. 28)

The uses of the Titan Self Storage Portfolio— Yorkville SS (Yorkville, IL) Mortgaged Property and Titan Self Storage Portfolio— Wright Storage (Hiawatha, IA) Mortgaged Property are legal non-conforming uses. With respect to the Titan Self Storage Portfolio— Yorkville SS (Yorkville, IL), the related zoning ordinance states that in the event of damage or destruction to the improvements, a non-conforming use may not be resumed unless (x) the cost of restoration to the condition of the improvements before the event of damage or destruction is less than or equal to 50% of the fair market value of the improvements before such event of damage or destruction and (y) restoration or repair of the improvements begins within six months from the date of the event of damage or destruction and is completed within twenty-four months of the date of the event of damage or destruction. With respect to the Titan Self Storage Portfolio— Wright Storage (Hiawatha, IA) Mortgaged Property, the related zoning ordinance states that in the event of damage or destruction to the improvements, a non-conforming use may not be resumed unless (x) rebuild or reconstruction is commenced within twelve months from the date of the event of damage or destruction and diligently prosecuted to completion, and (y) the cost of restoration of the improvements to the condition before the event of damage or destruction is less than or equal to 65% of the fair market value of the improvements before damage. Additionally, if a non-conforming use is discontinued or vacated for a continuous period of twelve months, it cannot be resumed unless it can be established that a delay in reoccupying the Mortgaged Property has been caused by (x) the action of governmental or judicial authorities or (y) other extenuating circumstances that are clearly beyond control of the owner of the Mortgaged Property. An application for extension must be received by the local zoning authority before the expiration of the twelve month discontinuance or vacation. If approved, the time period to resume a non-conforming use may be extended to twenty-four months.

A permit previously issued to the former owner of the Titan Self Storage Portfolio—Yorkville SS (Yorkville, IL) Mortgaged Property on March 11, 2021 to install temporary mobile storage units at the Mortgaged Property was reinstated on January 31, 2022. The permit was approved with conditions that the temporary mobile storage units were permitted for six months after issuance of the building permit, which time period was scheduled to expire on July 31, 2022. A variance application to extend the amount of time that the temporary mobile storage units are permitted to remain at the Mortgaged Property was submitted to the local municipality in May 2022. Such variance application was assigned to the Mortgagor. Pursuant to the Mortgage Loan Documents, the Mortgagor is required to obtain either (x) approval of the variance application referenced or (y) a permit for the continued use of the portable storage units at the Mortgaged Property within 120 days of the origination date, with the possibility of an additional fifteen business day extension if the Mortgagor provides the lender with reasonably satisfactory evidence that it is using its best efforts to obtain either (x) approval of the variance application referenced or (y) a permit for the continued use of the portable storage units at the Mortgaged Property.

(26) Local Law Compliance and (27) Licenses and Permits.	241-11 Linden Blvd (Loan No. 35)	The use of the 241-11 Linden Blvd Mortgaged Property is a legal non-conforming use. The related zoning ordinance states that in the event of damage or destruction to the improvements, a non-conforming use may not be resumed unless (x) the damage to the improvements is less than or equal to 50% of the replacement value of the improvements, exclusive
D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of foundations, (y) the Mortgagor files and actually obtains a building permit application that seeks authorization to conduct such repairs or renovations necessary to restore the improvements to an undamaged outward structural appearance in accordance with the related zoning ordinance and (z) completes the repairs or renovations of the improvements in accordance with the specifications of such permit within (i) 60 days of the effective date of such permit or (ii) 180 days of the date that the local zoning authority determines that the improvements are subject to damage repair review, whichever is later. The local zoning authority may grant up to three successive 90 day extensions of the time to complete repairs or reconstruction if it is satisfied that the Mortgagor is endeavoring in a good faith and nondilatory manner to complete the repairs. If such conditions are not satisfied, the use may not be resumed.
(26) Local Law Compliance and (27) Licenses and Permits	Prestige Storage Portfolio (Loan No. 34)	The use of the North Huron Self Storage Mortgaged Property for vehicle rental and storage use is legal non-conforming in that it requires a special use permit under the current zoning code, and such a use permit has not been obtained. The zoning code provides that if a building or structure in which a nonconforming use is being conducted is removed, destroyed, or severely damaged to the extent that the cost of restoration of the structure exceeds 100 percent of the state equalized value (SEV) or 50 percent of a higher value established by the most recent appraisal of the structure exclusive of the foundation and land, the nonconforming use shall not be renewed, and any subsequent use of the premises must conform to the use regulations of the district in which the premises are located. In addition, the actual cash value insurable value of such Mortgaged Property is significantly lower than the allocated loan amount of such Mortgaged Property, even if the land value of such Mortgaged Property is added thereto.
(28) Recourse Obligations.	Constitution Center (Loan No. 3)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.

(28) Recourse Obligations.	One Campus Martius (Loan No. 8)

The loss recourse carveout with respect to the Mortgagor’s fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation to disclose a material fact by or on behalf of Mortgagor in connection with the Mortgage Loan, provided, however, with respect to such intentional misrepresentation, so long as the lender has no reasonable basis to suspect that such agent or representative was not authorized to provide such information.

With respect to the loss recourse carveouts associated with rents, a misappropriation will be limited to (x) the Mortgagor’s or its representative’s failure to deposit any rent received by the Mortgagor or the property manager into the lockbox account or the Mortgagor’s interference with the tenants’ deposit of their rent into the lockbox account or (y) the Mortgagor’s failure to apply any funds which are disbursed to the Mortgagor for a specified purpose (such as the payment of approved operating expenses) following the occurrence and during the continuance of a cash sweep period for such purpose, with the understanding that any rent disbursed to the Mortgagor by the lender other than as provided in (y) above will not be subject to a misappropriation claim by the lender.

The Mortgagor’s failure to obtain the lender’s prior consent to any transfer of the Mortgaged Property or any interest therein or any transfer of any direct or indirect interest in the Mortgagor constitutes a loss recourse carveout instead of a full recourse carveout.

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Indemnification against losses arising from the breach of environmental representations, warranties or covenants are limited to any intentional misrepresentation or inaccuracy in any representation or warranty or material breach or failure of Mortgagor and/or the applicable guarantor to perform any covenants or other obligations related to environmental matters beyond any applicable notice and cure period.
(28) Recourse Obligations.	Teaneck Gardens (Loan No. 37)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan.
(28) Recourse Obligations.	Prestige Storage Portfolio (Loan No. 34)	Recourse for transfers is limited to transfers of the Mortgaged Property and does not cover transfers of controlling equity interests in the Mortgagor.
(28) Recourse Obligations.	All MSMCH Mortgage Loans (Loan Nos. 3, 5, 6, 8, 12, 18, 19, 26, 27, 28, 29, 31, 34, 35, 37, 41, 45 and 51)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(31) Acts of Terrorism Exclusion.	All MSMCH Mortgage Loans (Loan Nos. 3, 5, 6, 8, 12, 18, 19, 26, 27, 28, 29, 31, 34, 35, 37, 41, 45 and 51)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.
(31) Acts of Terrorism Exclusion.	City Brewery (Loan No. 12)	Terrorism insurance for the Mortgaged Property was not in place at origination. Pursuant to a post-closing agreement, the Mortgagor is required to deliver, within 15 business days of the origination date, evidence satisfactory to the lender that terrorism insurance has been obtained in accordance with the loan agreement.
(32) Due on Sale or Encumbrance.	Teaneck Gardens (Loan No. 37)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan Documents permit the Mortgagor to obtain future subordinate financing secured by the Mortgaged Property, provided that certain conditions are satisfied, including, but not limited to (i) the subordinate financing must be in a maximum principal amount not exceeding the lesser of (A) $1,000,000 and (B) an amount which will not result in an aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing in excess of 25% (as determined by the lender based upon an updated appraisal of the Mortgaged Property in form and substance and prepared by an appraiser acceptable to the lender in its reasonable discretion); (ii) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender under the Mortgage Loan; and (iii) if requested by the lender or any rating agency, the Mortgagor will deliver to the lender prior to entering into any subordinate financing a rating agency confirmation.

(33) Single-Purpose Entity.	ExchangeRight Net Leased Portfolio #56 (Loan No. 5)

The related Mortgagor previously owned an approximately 7.3 acre improved real property, other than the Mortgaged Properties, located at 1700 West Park Square, Xenia, Greene County, Ohio 45385. Prior to origination of the Mortgage Loan such property was transferred to an affiliate of the Mortgagor.

(33) Single-Purpose Entity.	Teaneck Gardens (Loan No. 37)	The Mortgagor is a New Jersey residential cooperative housing corporation and its organizational documents do not require the Mortgagor to have a special member.
(40) No Material Default; Payment Record.	All MSMCH Mortgage Loans (Loan Nos. 3, 5, 6, 8, 12, 18, 19, 26, 27, 28, 29, 31, 34, 35, 37, 41, 45 and 51)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	Katy Mills (Loan No. 2)	The related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
(7) Lien; Valid Assignment.	4330 Miraloma Avenue Medical Office (Loan No. 46)	The related sole tenant, Kaiser Foundation Health Plan, Inc., has a right of first offer (ROFO) to purchase the related Mortgaged Property if the borrower intends to offer such Mortgaged Property for sale, to accept an offer to purchase such Mortgaged Property to a third party or to include such Mortgaged Property is certain tax deferred exchanges or affiliate transfers. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance.	Katy Mills (Loan No. 2) 4330 Miraloma Avenue Medical Office (Loan No. 46)	See exception to Representation 7.
(18) Insurance.	All Bank of America Mortgage Loans (Loan Nos. 2, 14, 30, 36, 38, 43 and 46)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
(18) Insurance.	Katy Mills (Loan No. 2)	The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.
(18) Insurance.	Katy Mills (Loan No. 2)	The related Whole Loan agreement permits an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance.	Katy Mills (Loan No. 2)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:X or better in the current A.M. Best insurance reports.
(18) Insurance.	All Climate Storage Center (Loan No. 30)	The lender has agreed at the related Mortgage Loan origination to accept the then-current umbrella carrier, StarStone National Insurance Company until renewal. As of the related Mortgage Loan origination date, StarStone National Insurance Company was rated A-:XII by AM Best.
(28) Recourse Obligations.	All Bank of America Mortgage Loans (Loan Nos. 2, 14, 30, 36, 38, 43 and 46)	The related loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(28) Recourse Obligations.	Katy Mills (Loan No. 2)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower.

For so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a Simon “Key Principal” or an affiliate of Simon “Key Principal”, the non-recourse carveout guarantor’s liability is limited to 20% of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	Katy Mills (Loan No. 2)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.
(28) Recourse Obligations.	Katy Mills (Loan No. 2)	The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.
(28) Recourse Obligations.	Heber Self Storage (Loan No. 38)

The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation excludes certain misrepresentations if such misrepresentation was non-recurring and was not knowingly or intentionally made, did not cause the lender an unreimbursed material loss or material adverse effect and such misrepresentation is can be and has been cured.

The full recourse carveout for voluntary transfers is limited to the occurrence of (A) a transfer of the Mortgaged Property (or any portion thereof) by deed (or similar conveyance) from the borrower, (B) a change of control in the borrower or guarantor (unless otherwise consented to by the lender), (C) a transfer that results in the guarantor owning less than 51% of the direct or indirect equity interests in the borrower, or (D) dissolution of the guarantor or borrower.

The occurrence of any prohibited transfer that does not constitute a prohibited transfer resulting in full recourse liability will instead give rise to liability for losses incurred by the lender.

(31) Acts of Terrorism Exclusion.	Katy Mills (Loan No. 2)	If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
(32) Due on Sale or Encumbrance.	Katy Mills (Loan No. 2)

The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Whole Loan documents permit transfers of equity interests that result in a change in control of the borrower as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls the borrower following such transfer.

(33) Single-Purpose Entity.

Katy Mills
(Loan No. 2)

Homewood Suites – Oxnard, CA
(Loan No. 14)

Best Western – Laredo, TX
(Loan No. 36)

Heber Self Storage
(Loan No. 38)

Comfort Suites – Dunnellon, FL
(Loan No. 43)

4330 Miraloma Avenue Medical Office
(Loan No. 46)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(34) Defeasance.	Katy Mills (Loan No. 2)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.

D-2-16

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	71 East 77th Inc. A/K/A 71 East 77th, Inc. (Loan No. 59)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	Corner View Association, Inc. (Loan No. 60)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	145 Upper Corp. (Loan No. 58)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens

Michelangelo Apts.,
Inc. (Loan No. 44)

Fontaine Apartment Owners Corp.
(Loan No. 47)

Georgian House Owners Corp.
(Loan No. 48)

1175-85 East Broadway Owners, Inc.
(Loan No. 55)

244-246 East 90th Street Residents, Inc.
(Loan No. 56)

Cragswold, Inc.
(Loan No. 61)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(9) Junior Liens	57 East 72nd Corporation (Loan No. 49)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $600,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	255 Fieldston Buyers Corp. (Loan No. 52) 23830 Owners Corp. (Loan No. 53)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
D-2-17

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Ironclad Artists, Inc. (Loan No. 50)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(18) Insurance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
(28) Recourse Obligations	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).

All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.

(30) Financial Reporting and Rent Rolls	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
(31) Acts of Terrorism Exclusion	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(32) Due on Sale or Encumbrance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A.	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other

D-2-18

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).	persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
(33) Single Purpose Entity	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 44, 47, 48, 49, 50, 52, 53, 54, 55, 56, 57, 58, 59, 60 and 61).	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
(47) Cross Collateralization	71 East 77th Inc. A/K/A 71 East 77th, Inc. (Loan No. 59)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross Collateralization	Corner View Association, Inc. (Loan No. 60)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross Collateralization	145 Upper Corp. (Loan No. 58)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross Collateralization

Michelangelo Apts.,
Inc. (Loan No. 44)

Fontaine Apartment Owners Corp.
(Loan No. 47)

Georgian House Owners Corp.
(Loan No. 48)

1175-85 East Broadway Owners, Inc.
(Loan No. 55)

244-246 East 90th Street Residents, Inc.
(Loan No. 56)

Cragswold, Inc.
(Loan No. 61)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
D-2-19

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(47) Cross Collateralization	57 East 72nd Corporation (Loan No. 49)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $600,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross Collateralization	255 Fieldston Buyers Corp. (Loan No. 52) 23830 Owners Corp. (Loan No. 53)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross Collateralization	Ironclad Artists, Inc. (Loan No. 50)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2022	23,908,000.00
October 2022	23,908,000.00
November 2022	23,908,000.00
December 2022	23,908,000.00
January 2023	23,908,000.00
February 2023	23,908,000.00
March 2023	23,908,000.00
April 2023	23,908,000.00
May 2023	23,908,000.00
June 2023	23,908,000.00
July 2023	23,908,000.00
August 2023	23,908,000.00
September 2023	23,908,000.00
October 2023	23,908,000.00
November 2023	23,908,000.00
December 2023	23,908,000.00
January 2024	23,908,000.00
February 2024	23,908,000.00
March 2024	23,908,000.00
April 2024	23,908,000.00
May 2024	23,908,000.00
June 2024	23,908,000.00
July 2024	23,908,000.00
August 2024	23,908,000.00
September 2024	23,908,000.00
October 2024	23,908,000.00
November 2024	23,908,000.00
December 2024	23,908,000.00
January 2025	23,908,000.00
February 2025	23,908,000.00
March 2025	23,908,000.00
April 2025	23,908,000.00
May 2025	23,908,000.00
June 2025	23,908,000.00
July 2025	23,908,000.00
August 2025	23,908,000.00
September 2025	23,908,000.00
October 2025	23,908,000.00
November 2025	23,908,000.00
December 2025	23,908,000.00
January 2026	23,908,000.00
February 2026	23,908,000.00
March 2026	23,908,000.00
April 2026	23,908,000.00
May 2026	23,908,000.00
June 2026	23,908,000.00
July 2026	23,908,000.00
August 2026	23,908,000.00
September 2026	23,908,000.00
October 2026	23,908,000.00
November 2026	23,908,000.00
December 2026	23,908,000.00
January 2027	23,908,000.00
February 2027	23,908,000.00
March 2027	23,908,000.00
April 2027	23,908,000.00
May 2027	23,908,000.00
June 2027	23,908,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
July 2027	23,908,000.00
August 2027	23,907,598.10
September 2027	23,536,186.09
October 2027	23,118,727.15
November 2027	22,743,570.68
December 2027	22,322,470.78
January 2028	21,943,534.63
February 2028	21,562,800.59
March 2028	21,092,294.51
April 2028	20,707,517.72
May 2028	20,277,063.42
June 2028	19,888,416.44
July 2028	19,454,198.93
August 2028	19,061,645.35
September 2028	18,667,228.93
October 2028	18,227,401.47
November 2028	17,829,024.19
December 2028	17,385,345.34
January 2029	16,982,969.93
February 2029	16,578,684.82
March 2029	16,042,822.55
April 2029	15,634,069.79
May 2029	15,180,302.26
June 2029	14,767,453.72
July 2029	14,309,233.62
August 2029	13,901,146.07
September 2029	13,491,119.58
October 2029	13,036,903.57
November 2029	12,622,768.96
December 2029	12,164,558.36
January 2030	11,746,276.94
February 2030	11,326,007.88
March 2030	10,778,013.71
April 2030	10,353,138.40
May 2030	9,884,483.92
June 2030	9,455,360.59
July 2030	8,982,575.48
August 2030	8,549,164.11
September 2030	8,113,692.82
October 2030	7,634,735.20
November 2030	7,194,916.07
December 2030	6,711,730.76
January 2031	6,267,522.81
February 2031	5,821,203.39
March 2031	5,249,567.46
April 2031	4,798,404.39
May 2031	4,304,188.62
June 2031	3,848,529.82
July 2031	3,349,942.56
August 2031	2,889,745.67
September 2031	2,427,360.90
October 2031	1,922,233.53
November 2031	1,455,247.30
December 2031	945,645.61
January 2032	474,014.53
February 2032	140.94
March 2032 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented
in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	176
Transaction Parties	270
Credit Risk Retention	343
Description of the Certificates	347
Description of the Mortgage Loan Purchase Agreements	398
Pooling and Servicing Agreement	408
Certain Legal Aspects of Mortgage Loans	536
Certain Affiliations, Relationships and
Related Transactions Involving
Transaction Parties	557
Pending Legal Proceedings Involving
Transaction Parties	560
Use of Proceeds	560
Yield and Maturity Considerations	560
Material Federal Income Tax Considerations	579
Certain State and Local Tax Considerations	595
Method of Distribution (Conflicts
of Interest)	595
Incorporation of Certain Information by
Reference	599
Where You Can Find More Information	599
Financial Information	599
Certain ERISA Considerations	600
Legal Investment	604
Legal Matters	605
Ratings	606
Index of Defined Terms	608

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$920,089,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2022-BNK43
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2022-BNK43

Class A-1	$16,160,000	Class A-S	$100,938,000
Class A-2	$46,018,000	Class A-S-1	$0
Class A-3	$3,443,000	Class A-S-2	$0
Class A-SB	$23,908,000	Class A-S-X1	$0
Class A-4	$0 – $ 315,000,000	Class A-S-X2	$0
Class A-4-1	$0	Class B	$50,469,000
Class A-4-2	$0	Class B-1	$0
Class A-4-X1	$0	Class B-2	$0
Class A-4-X2	$0	Class B-X1 Class B-X2	$0 $ 0
Class A-5	$320,154,000 – $ 635,154,000	Class C	$43,999,000
Class A-5-1	$0	Class C-1	$0
Class A-5-2	$0	Class C-2	$0
Class A-5-X1	$0	Class C-X1	$0
Class A-5-X2	$0	Class C-X2	$0
Class X-A	$724,683,000
Class X-B	$195,406,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

August[_], 2022